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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SendGrid, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(2)	Form, Schedule or Registration Statement No.:
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MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

          Dear stockholders of Twilio Inc. and stockholders of SendGrid, Inc.:

          As previously announced, the board of directors of Twilio Inc., which we refer to as Twilio, and the board of directors of SendGrid, Inc., which we refer to as SendGrid, have approved an acquisition of SendGrid by Twilio. Twilio, SendGrid, and Topaz Merger Subsidiary, Inc., which we refer to as Merger Sub, entered into an Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, as amended on December 13, 2018 and as may be further amended from time to time, pursuant to which Merger Sub will merge with and into SendGrid, with SendGrid continuing as a direct wholly owned subsidiary of Twilio.

          If the transaction is completed, SendGrid stockholders will have the right to receive 0.485 of a share, which we refer to as the exchange ratio, of Twilio Class A common stock for each share of SendGrid common stock they own at the closing, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger. Based on the closing price of Twilio Class A common stock on the New York Stock Exchange, or NYSE, of $76.13 on October 15, 2018, the last trading day before public announcement of the merger, the merger consideration represented approximately $36.92 of aggregate value for each share of SendGrid common stock. Based on the Twilio closing price of $95.97 on December 13, 2018, the latest practicable date before the date of this document, the merger consideration represented approximately $46.55 of aggregate value for each share of SendGrid common stock. Twilio stockholders will continue to own their existing shares of Twilio Class A common stock. We encourage you to obtain current market quotations of Twilio Class A common stock and SendGrid common stock before voting.

          Twilio estimates that it may issue up to approximately 23,114,713 million shares of its Class A common stock to SendGrid stockholders in the merger pursuant to the merger agreement. Upon completion of the merger, we estimate that current Twilio stockholders will own approximately 81.2% of the combined company and former SendGrid stockholders will own approximately 18.8% of the combined company. Twilio Class A common stock and SendGrid common stock are both traded on the NYSE under the symbols "TWLO" and "SEND", respectively. Upon completion of the merger, SendGrid common stock will cease to be traded on the NYSE.

          At the special meeting of Twilio stockholders to be held on January 30, 2019, Twilio stockholders will be asked to vote on (i) a proposal to approve the issuance of shares of Twilio Class A common stock to SendGrid stockholders, which is a condition to completion of the merger, which we refer to as the Twilio stock issuance proposal, and (ii) a proposal to approve adjournments of the Twilio special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of Twilio Class A common stock in the merger, which we refer to as the Twilio adjournment proposal. At the special meeting of SendGrid stockholders to be held on January 30, 2019, SendGrid stockholders will be asked to vote on (i) a proposal to adopt the merger agreement, which we refer to as the SendGrid merger proposal, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SendGrid's named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement, which we refer to as the SendGrid compensation proposal, and (iii) a proposal to approve adjournments of the SendGrid special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement, which we refer to as the SendGrid adjournment proposal.

          We cannot complete the merger unless the SendGrid stockholders and the Twilio stockholders approve the respective proposals related to the merger. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Twilio special meeting or SendGrid special meeting, as applicable, in person, please vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card, or (3) signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the Twilio or the SendGrid special meeting, as applicable. If you are a SendGrid stockholder, please note that a failure to vote your shares is the equivalent of a vote against the merger. If you are a Twilio stockholder, please note that a failure to vote your shares may result in a failure to establish a quorum for the Twilio special meeting.

          The Twilio board of directors, which we refer to as the Twilio Board, recommends that Twilio stockholders vote "FOR" the Twilio stock issuance proposal and, if necessary, "FOR" the Twilio adjournment proposal. The SendGrid board of directors, which we refer to as the SendGrid Board, recommends that SendGrid stockholders vote "FOR" the SendGrid merger proposal, "FOR" the SendGrid compensation proposal and, if necessary, "FOR" the SendGrid adjournment proposal.

          The obligations of Twilio and SendGrid to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. More information about Twilio, SendGrid and the merger is contained in this joint proxy statement/prospectus. Twilio and SendGrid encourage you to read this entire joint proxy statement/prospectus carefully, including the section entitled "Risk Factors" beginning on page 36.

          We look forward to the successful merger of Twilio and SendGrid.

Sincerely,	Sincerely,
Jeff Lawson Chief Executive Officer, Director and Chairman Twilio Inc.	Sameer Dholakia President, Chief Executive Officer, Director and Chairman SendGrid, Inc.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          This joint proxy statement/prospectus is dated December 18, 2018 and is first being mailed to the stockholders of Twilio and stockholders of SendGrid on or about December 18, 2018.

Twilio Inc.
375 Beale Street, Suite 300
San Francisco, California 94105
(415) 390-2337

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2019

Dear Twilio stockholders:

        We are pleased to invite you to attend the special meeting of the Twilio stockholders, which will be held at the offices of Goodwin Procter LLP, located at Three Embarcadero Center, 28th Floor, San Francisco, California 94111, on January 30, 2019, at 8:00 a.m., local time, which we refer to as the Twilio special meeting, for the following purposes:

  •
  To vote on a proposal to approve the issuance of Twilio Class A common stock to SendGrid stockholders in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated October 15, 2018, as amended on December 13, 2018 and as may be further amended from time to time, among Twilio Inc., Topaz Merger Subsidiary, Inc. and SendGrid, Inc., which we refer to as the merger agreement and which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice. We refer to this proposal as the Twilio stock issuance proposal.

  •
  To vote on a proposal to approve adjournments of the Twilio special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the Twilio stock issuance proposal. We refer to this proposal as the Twilio adjournment proposal.

        Twilio will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the Twilio special meeting.

        At a meeting of the Twilio Board held on October 15, 2018, the Twilio Board determined that the merger agreement and the transactions contemplated thereby, including the issuance of Twilio Class A common stock to the SendGrid stockholders in connection with the merger, are in the best interests of Twilio and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby.

        The Twilio Board recommends that Twilio stockholders vote "FOR" the Twilio stock issuance proposal and "FOR" the Twilio adjournment proposal.

        Holders of record of shares of Twilio Class A common stock and Twilio Class B common stock, at the close of business on December 13, 2018, which we refer to as the Twilio record date, are entitled to notice of, and may vote at, the Twilio special meeting and any adjournment of the special meeting. A list of Twilio stockholders entitled to vote at the Twilio special meeting will be available for inspection at Twilio's principal executive offices, located at 375 Beale Street, Suite 300, San Francisco, California 94105, at least 10 days prior to the date of the Twilio special meeting and continuing through the date thereof for any purpose germane to the Twilio special meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time. The list will also be available at the Twilio special meeting for inspection by any Twilio stockholder present at the Twilio special meeting.

        Approval of the Twilio stock issuance proposal requires the affirmative vote of a majority in combined voting power of the holders of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class, present in person or by proxy entitled to vote on such matter at the Twilio special meeting (provided that a quorum exists). Approval of the Twilio adjournment proposal requires the affirmative vote of a majority of votes cast at the Twilio special meeting by the holders of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class, present in person or by proxy at the Twilio special meeting (whether or not a quorum is present).

        Your vote is important. Whether or not you expect to attend the Twilio special meeting in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Twilio special meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

        If you have any questions or need assistance voting your shares, please call Twilio's proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

By Order of the Board of Directors,

Jeff Lawson Chief Executive Officer
San Francisco, California
December 18, 2018

SendGrid, Inc.
1801 California Street, Suite 500
Denver, Colorado 80202
(888) 985-7363

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2019

Dear SendGrid stockholders:

        We are pleased to invite you to attend the special meeting of the SendGrid stockholders, which will be held at the offices of SendGrid located at 1801 California Street, Suite 500, Denver, Colorado 80202, on January 30, 2019, at 9:00 a.m., local time, which we refer to as the SendGrid special meeting, for the following purposes:

  •
  To vote on a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated October 15, 2018, among Twilio Inc., Topaz Merger Subsidiary, Inc., and SendGrid, Inc., as amended on December 13, 2018 and as such agreement may be further amended from time to time. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;

  •
  To vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SendGrid's named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement; and

  •
  To vote on a proposal to approve adjournments of the SendGrid special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the SendGrid merger proposal.

        SendGrid will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the SendGrid special meeting.

        At a meeting of the SendGrid Board held on October 15, 2018, the SendGrid Board determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SendGrid and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby and declared advisable and recommended that SendGrid's stockholders adopt the merger agreement.

        The SendGrid Board recommends that SendGrid stockholders vote "FOR" the SendGrid merger proposal, "FOR" the SendGrid compensation proposal and "FOR" the SendGrid adjournment proposal.

        Holders of record of shares of SendGrid common stock, at the close of business on December 13, 2018, which we refer to as the SendGrid record date, are entitled to notice of, and may vote at, the special meeting and any adjournment of the special meeting. A list of SendGrid stockholders entitled to vote at the SendGrid special meeting will be available for inspection at SendGrid's principal executive offices, located at 1801 California Street, Suite 500, Denver, Colorado 80202, at least 10 days prior to the date of the SendGrid special meeting and continuing through the date thereof for any purpose germane to the SendGrid special meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time. The list will also be available at the SendGrid special meeting for inspection by any SendGrid stockholder present at the SendGrid special meeting.

        Approval of the SendGrid merger proposal requires the affirmative vote of a majority of the outstanding shares of SendGrid's common stock. Approval, on an advisory (non-binding) basis, of the

SendGrid compensation proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy. Approval of the SendGrid adjournment proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy.

        Your vote is important. Whether or not you expect to attend the SendGrid special meeting in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the SendGrid special meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

        If you have any questions or need assistance voting your shares, please call SendGrid's proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

By Order of the Board of Directors,

Sameer Dholakia President, Chief Executive Officer, Director and Chairman
Denver, Colorado
December 18, 2018

ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about Twilio and SendGrid from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of documents incorporated by reference into this joint proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 199 of this joint proxy statement/prospectus. This information is available to you without charge upon your request.

        You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Twilio Inc.	SendGrid, Inc.
375 Beale Street, Suite 300 San Francisco, California 94105 (415) 390-2337 Attn: Investor Relations	1801 California Street, Suite 500 Denver, CO 80202 (888) 985-7363 Attn: Investor Relations

        Investors may also consult Twilio's or SendGrid's website for more information concerning the merger described in this joint proxy statement/prospectus. Twilio's website is www.twilio.com. SendGrid's website is www.sendgrid.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

        In addition, if you have questions about the merger or the accompanying joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please call Innisfree M&A Incorporated, the proxy solicitor for Twilio, toll-free at (888) 750-5834, or MacKenzie Partners, Inc., the proxy solicitor for SendGrid, toll-free at (800) 322-2885. You will not be charged for any of these documents that you request.

        If you would like to request any documents, please do so no later than five business days before the date of the relevant special meeting in order to receive timely delivery of such documents before such special meeting. Therefore, if you would like to request documents from Twilio, please do so by January 23, 2019 and if you would like to request documents from SendGrid, please do so by January 23, 2019 in order to receive such documents before the Twilio and SendGrid special meetings, respectively.

 ABOUT THIS DOCUMENT

        This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission, which we refer to as the SEC, by Twilio (File No. 333-228522), constitutes a prospectus of Twilio under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of Twilio Class A common stock proposed to be issued to SendGrid stockholders pursuant to the merger agreement. This document also constitutes a joint proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also includes a notice of meeting with respect to the special meeting of Twilio stockholders, at which Twilio stockholders will be asked to vote upon the Twilio stock issuance proposal, and a notice of meeting with respect to the special meeting of SendGrid stockholders, at which SendGrid stockholders will be asked to vote upon a proposal to adopt the merger agreement.

        Twilio has supplied all information contained in this joint proxy statement/prospectus-information statement relating to Twilio and Merger Sub. SendGrid has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus-information statement relating to SendGrid. Twilio and SendGrid have both contributed information relating to the proposed transactions.

        Before casting your vote, you should carefully review all the information contained or incorporated by reference into this joint proxy statement/prospectus. Neither Twilio nor SendGrid has authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated December 18, 2018. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than the date on the front cover of those documents. Neither the mailing of this joint proxy statement/prospectus to Twilio stockholders or SendGrid stockholders nor the issuance by Twilio of common stock in connection with the merger will create any implication to the contrary.

        In deciding how to vote with respect to any of the proposals discussed herein, you must make your own independent examination of the merits and risks of the proposal. You should not construe anything included in this joint proxy statement/prospectus as investment, legal, business or tax advice, and should consult with your own advisors if you have questions concerning any of the matters described herein.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. As permitted by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in Twilio's registration statement or its exhibits. For further information pertaining to Twilio and the shares of Twilio Class A common stock to be issued in connection with the merger, reference is made to that registration statement and its exhibits. Statements contained in this document or in any document incorporated into this document by reference as to the contents of any contract or other document referred to in this document or in other documents that are incorporated by reference into this document are not necessarily complete and, in each instance, reference is made to the copy of the applicable contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement contained in this document is qualified in its entirety by reference to the underlying documents. You are encouraged to read the entire registration statement. You may obtain copies of the Form S-4 including documents incorporated by reference into the Form S-4 (and any amendments to those documents) by following the instructions under "Where You Can Find More Information."

        All references in this joint proxy statement/prospectus to "SendGrid" refer to SendGrid, Inc., a Delaware corporation (except that in connection with the description of its operations or business under the headings "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors," such term refers to the consolidated operations of SendGrid and its subsidiaries); all references in this joint proxy statement/prospectus to "Twilio" refer to Twilio Inc., a Delaware corporation (except that in connection with the description of its operations or business under the headings "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors," such term refers to the consolidated operations of Twilio and its subsidiaries); and all references to "Merger Sub" refer to Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Twilio, formed for the purpose of effecting the merger. Unless otherwise indicated or as the context requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, among Twilio, SendGrid and Merger Sub, as amended on December 13, 2018 and as may be further amended from time to time, a copy of which is included as Annex A to this joint proxy statement/prospectus.

TRADEMARKS AND SERVICE MARKS

        Twilio and SendGrid own or have rights to various trademarks, logos, service marks and trade names that each uses in connection with the operation of its business. Twilio and SendGrid each also own or have the rights to copyrights that protect the content of their respective products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this joint proxy statement/prospectus-information statement are listed without the ™, ® and © symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this joint proxy statement/prospectus-information statement.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following are brief answers to certain questions that Twilio stockholders and SendGrid stockholders may have regarding the merger, the merger agreement, the issuance of shares of Twilio Class A common stock in connection with the merger, the Twilio special meeting, the SendGrid special meeting, and other matters to be considered at the Twilio special meeting and at the SendGrid special meeting. Twilio and SendGrid urge you to read carefully the remainder of this joint proxy statement/prospectus and additional important information contained in the annexes and exhibits to, and the documents incorporated by reference into, this joint proxy statement/prospectus because the information in this section may not provide all of the information that might be important to you in determining how to vote. See "Where You Can Find More Information" beginning on page 199 in this joint proxy statement/prospectus.

Q:
What is the proposed transaction?

A:
On October 15, 2018, Twilio, SendGrid, and Topaz Merger Subsidiary, Inc., a direct, wholly owned subsidiary of Twilio, which we refer to as Merger Sub, entered into an Agreement and Plan of Merger and Reorganization, which we refer to as the merger agreement. A copy of the merger agreement as amended on December 13, 2018, is attached to this joint proxy statement/prospectus as Annex A.

  Under the terms of the merger agreement, Merger Sub will merge with and into SendGrid, with SendGrid continuing as a wholly owned subsidiary of Twilio, which we refer to as the merger. If the merger is completed, holders of SendGrid common stock, which we refer to as SendGrid stockholders, will have the right to receive 0.485, which we refer to as the exchange ratio, of a share of Twilio Class A common stock for each share of SendGrid common stock they own at closing of the merger, with cash to be paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger. Holders of Twilio common stock, which we refer to as Twilio stockholders, will not receive any merger consideration and will continue to hold their shares of Twilio Class A common stock and/or Twilio Class B common stock.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
In order to complete the merger, among other things:

•
Twilio stockholders must vote to approve the issuance of shares of Twilio Class A common stock to SendGrid stockholders in connection with the merger, which we refer to as the Twilio stock issuance proposal; and

•
SendGrid stockholders must vote to adopt the merger agreement, which we refer to as the SendGrid merger proposal.

  Twilio is holding a special meeting of stockholders, in order to obtain the stockholder approval necessary to approve the Twilio stock issuance proposal. Twilio stockholders will also be asked to approve adjournments of the Twilio special meeting if necessary and appropriate to solicit additional proxies if there are not sufficient votes at the time of the Twilio special meeting, or any adjournment or postponement thereof, to approve the stock issuance, which we refer to as the Twilio adjournment proposal. It is important that Twilio stockholders vote their Twilio Class A common stock and Twilio Class B common stock on each of these matters, regardless of the number of shares owned.

  SendGrid is holding a special meeting of stockholders to obtain their approval to adopt the merger agreement. In addition, SendGrid stockholders will also be asked to approve adjournments of the SendGrid special meeting if necessary and appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the SendGrid special meeting or any adjournment or postponement thereof, which we refer to as the SendGrid adjournment proposal, and to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SendGrid's named executive officers, who are referred to as the named executive officers, in connection with the merger, which we refer to as the SendGrid compensation proposal. It is important that SendGrid stockholders vote their SendGrid common stock on each of these matters, regardless of the number of shares owned.

  Your vote is important. We encourage you to vote as soon as possible.

Q:
Who is soliciting my proxy?

A:
Proxies in the form enclosed with this joint proxy statement/prospectus are being solicited from the Twilio stockholders by the Twilio board. Proxies in the form enclosed with this joint proxy statement/prospectus are being solicited from the SendGrid stockholders by the SendGrid Board.

Q:
When and where will the meetings be held?

A:
The Twilio special meeting will be held at the offices of Goodwin Procter LLP, located at Three Embarcadero Center, 28th Floor, San Francisco, California 94111, on January 30, 2019, at 8:00 a.m., local time.

  The SendGrid special meeting will be held at the offices of SendGrid, located at 1801 California Street, Suite 500, Denver, Colorado 80202, on January 30, 2019, at 9:00 a.m., local time.

Q:
What will SendGrid stockholders receive in the merger?

A:
Because Twilio has agreed to issue 0.485 of a share of Twilio Class A common stock in exchange for each share of SendGrid common stock, the value of the merger consideration that SendGrid stockholders will receive will depend on the price per share of Twilio Class A common stock at the effective time of the merger. That price may be more or less than the current price or the price on the last trading day before public announcement of the merger. The exchange ratio will not be adjusted for changes in the market price of either Twilio Class A common stock or SendGrid common stock between the date of signing the merger agreement and completion of the merger.

  Based on the closing price of Twilio Class A common stock on the NYSE of $76.13 on October 15, 2018, the last trading day before public announcement of the merger, the merger consideration represented approximately $36.92 of aggregate value for each share of SendGrid common stock. Based on the Twilio closing price of $95.97 on December 13, 2018, the latest practicable date before the date of this joint proxy statement/prospectus, the merger consideration represented approximately $46.55 of aggregate value for each share of SendGrid common stock.

  Twilio stockholders will continue to own their existing shares of Twilio Class A common stock and/or Twilio Class B common stock. Twilio Class A common stock is currently traded on the NYSE under the symbol "TWLO," and SendGrid common stock is currently traded on the NYSE under the symbol "SEND."

  We encourage you to obtain current market quotations of Twilio Class A common stock and SendGrid common stock before voting.

Q:
How does the stock exchange ratio affect the ownership of Twilio after completion of the merger?

A:
Because the stock exchange ratio is fixed, to the extent that the number of shares of outstanding Twilio Class A common stock or SendGrid common stock changes prior to completion of the merger, whether due to any new issuance of shares of Twilio Class A common stock or SendGrid common stock, any exercise of any outstanding options or other rights to purchase shares of Twilio

  Class A common stock or SendGrid common stock or otherwise, there will automatically occur a corresponding change in the relative ownership percentages of the current Twilio stockholders and the current SendGrid stockholders of the combined company.

  In the event of any reclassification, stock split, reverse stock split, stock dividend, stock distribution, recapitalization, subdivision or other similar transaction with respect to the shares of SendGrid common stock or shares of Twilio Class A common stock prior to the effective time of the merger, the merger consideration will be equitably adjusted to eliminate the effects of such event on the merger consideration as contemplated by the merger agreement.

Q:
How do I vote?

A:
If you are a stockholder of record of Twilio as of the record date for the Twilio special meeting or a stockholder of record of SendGrid as of the record date for the SendGrid special meeting, you may vote in person by attending the Twilio special meeting or, to ensure your shares are represented at the meeting, you may vote by:

•
accessing the Internet website specified on your proxy card;

•
calling the toll-free number specified on your proxy card; or

•
signing and returning the enclosed proxy card in the postage-paid envelope provided.

  If you hold shares of Twilio Class A common stock and/or Twilio Class B common stock or shares of SendGrid common stock in the name of a broker or nominee, please follow the voting instructions provided by your broker or nominee to ensure that your shares are represented at the Twilio special meeting.

Q:
What are the voting deadlines?

A:
If you are a Twilio stockholder, the deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern time on January 29, 2019. If you received your special meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. All holders of Twilio Class A common stock and Twilio Class B common stock as of the close of business on the record date for the Twilio special meeting may vote in person at the Twilio special meeting. For detailed information, see the section entitled "The Twilio Special Meeting."

  If you are a SendGrid stockholder, the deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern time on January 29, 2019. If you received your special meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. All holders of SendGrid common stock as of the close of business on the record date may vote in person at the SendGrid special meeting. For detailed information, see the section entitled "The SendGrid Special Meeting."

Q:
What vote is required to approve each proposal at the Twilio special meeting?

A:
Twilio Stock Issuance Proposal.    Approval of the Twilio stock issuance proposal requires the affirmative vote of a majority in combined voting power of the holders of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class, present in person or by proxy entitled to vote on such matter at the Twilio special meeting (provided that a quorum exists). For the Twilio stock issuance proposal, an abstention will have the effect of a vote against the proposal. Broker "non-votes" will have no effect on the outcome of the proposal. Shares of Twilio Class A common stock and Twilio Class B common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon.

  If you are a Twilio stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Twilio Class A common stock and Twilio Class B common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Twilio special meeting and will be voted "FOR" that proposal.

  Twilio Adjournment Proposal.    Approval of the Twilio adjournment proposal requires the affirmative vote of a majority of the votes cast at the Twilio special meeting by holders of shares of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class (whether or not a quorum is present). For the Twilio adjournment proposal, an abstention will have the effect of a vote against the proposal. Broker "non-votes" will have no effect on the outcome of the proposal. Shares of Twilio Class A common stock and Twilio Class B common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a Twilio stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Twilio Class A common stock and Twilio Class B common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Twilio special meeting and will be voted "FOR" that proposal.

Q:
What vote is required to approve each proposal at the SendGrid special meeting?

A:
SendGrid Merger Proposal.    Approval of the SendGrid merger proposal requires the affirmative vote of a majority of the outstanding shares of SendGrid's common stock. Failure to vote in person or by proxy at the special meeting, abstentions, and broker non-votes (if any) will have the same effect as a vote against the SendGrid merger proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a SendGrid stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of SendGrid common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and will be voted "FOR" that proposal.

  SendGrid Compensation Proposal.    Approval, on an advisory (non-binding) basis, of the SendGrid compensation proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the SendGrid special meeting will have no effect on the outcome of the SendGrid compensation proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the SendGrid compensation proposal and (iii) broker "non-votes" (if any) will have no effect on the outcome of the SendGrid compensation proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a SendGrid stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of SendGrid common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and will be voted "FOR" that proposal.

  SendGrid Adjournment Proposal.    Approval of the SendGrid adjournment proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the SendGrid special meeting will have no effect on the outcome of the SendGrid adjournment proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the SendGrid adjournment proposal and (iii) broker "non-votes" (if any) will have no effect on the outcome of the SendGrid adjournment proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a SendGrid stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of SendGrid common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and will be voted "FOR" that proposal.

Q:
Are there any voting agreements with existing stockholders?

A:
Yes. On October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain stockholders and certain directors and executive officers of SendGrid, in their respective capacities as stockholders of SendGrid, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with Twilio, pursuant to which such stockholders and individuals have agreed, among other things, to vote their respective shares of SendGrid common stock for the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement. As of the public announcement of the merger, the stockholders who signed the SendGrid voting agreements owned an aggregate of approximately 6.4% of the outstanding shares of SendGrid common stock. As of the record date for the SendGrid special meeting, the stockholders who signed the SendGrid voting agreements owned an aggregate of approximately 6.7% of the outstanding shares of SendGrid common stock. The forms of SendGrid voting agreement are attached to this joint proxy statement/prospectus as Annexes D and E.

  Similarly, on October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain directors and executive officers of Twilio, in their respective capacities as stockholders of Twilio, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with SendGrid, pursuant to which such stockholders have agreed, among other things, to vote their respective shares of Twilio Class A common stock in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. In connection with the execution and delivery of the merger agreement, certain persons, including such directors and officers, who hold Twilio Class B common stock granted an irrevocable proxy to an independent director of Twilio, pursuant to which such shares of Twilio Class B common stock will, among other things, be voted in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. As of the public announcement of the merger, the stockholders who signed the Twilio voting agreements and/or granted the irrevocable proxy owned an aggregate of approximately 33.2% of the voting power of the outstanding Twilio Class A common stock and Twilio Class B common stock calculated in the aggregate. As of the record date for the Twilio special meeting, the stockholders who signed the Twilio voting agreements and/or granted the irrevocable proxy owned an aggregate of approximately 33.1% of the voting power of the outstanding Twilio Class A common stock and Twilio Class B common stock calculated in the aggregate. The forms of Twilio voting agreement are attached to this joint proxy statement/prospectus as Annexes F and G.

Q:
How does the SendGrid Board recommend that SendGrid stockholders vote?

A:
At a meeting of the SendGrid Board held on October 15, 2018, the SendGrid Board determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SendGrid and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby and declared advisable and recommended that SendGrid's stockholders adopt the merger agreement. Such determination, approval and recommendation were made unanimously by the SendGrid Board with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of Twilio. The SendGrid Board recommends that SendGrid stockholders vote "FOR" the SendGrid merger proposal, "FOR" the SendGrid compensation proposal and "FOR" the SendGrid adjournment proposal.

Q:
How does the Twilio Board recommend that Twilio stockholders vote?

A:
At a meeting of the Twilio Board held on October 15, 2018, the Twilio Board determined that the merger agreement and the transactions contemplated thereby, including the issuance of Twilio Class A common stock to the SendGrid stockholders in connection with the merger, are in the best interests of Twilio and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby. Such determination, approval and recommendation were made unanimously by the Twilio Board with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of SendGrid and his position as a partner of Bessemer, and Jeffrey Epstein who recused himself from all deliberations due to his position as an operating partner of Bessemer and stockholder of SendGrid. The Twilio Board recommends that Twilio stockholders vote "FOR" the Twilio stock issuance proposal and "FOR" the Twilio adjournment proposal.

Q:
How many votes do I have?

A:
Twilio.    You are entitled to one vote for each share of Twilio Class A common stock that you owned as of the Twilio record date and 10 votes for each share of Twilio Class B common stock that you owned as of the Twilio record date. As of the close of business on December 13, 2018, there were 80,667,248 outstanding shares of Twilio Class A common stock and 19,349,115 outstanding shares of Twilio Class B common stock. As of that date, 0.6% of the outstanding shares of Twilio Class A common stock and 68.8% of the outstanding shares of Twilio Class B common stock were beneficially owned by the directors and executive officers of Twilio, representing 48.8% of the total Twilio voting power.

  SendGrid.    You are entitled to one vote for each share of SendGrid common stock that you owned as of the SendGrid record date. As of the close of business on December 13, 2018, there were 47,659,204 outstanding shares of SendGrid common stock. As of that date, 20% of the outstanding shares of SendGrid common stock were beneficially owned by the directors and executive officers of SendGrid.

Q:
What will happen if I fail to vote or I abstain from voting?

A:
Twilio.    If you are a Twilio stockholder, abstentions have the effect of a vote against the Twilio stock issuance proposal and, if necessary, the Twilio adjournment proposal. Broker "non-votes" have no effect on the outcome of the Twilio stock issuance proposal or the Twilio adjournment proposal. Shares of Twilio Class A common stock and Twilio Class B common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a Twilio stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Twilio Class A common stock and Twilio Class B common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Twilio special meeting and will be voted "FOR" that proposal.

  SendGrid.    If you are a SendGrid stockholder, failure to vote in person or by proxy at the SendGrid special meeting, abstentions, and broker non-votes (if any) will have the same effect as a vote against the SendGrid merger proposal. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the SendGrid special meeting will have no effect on the outcome of the SendGrid compensation proposal and the SendGrid adjournment proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the SendGrid compensation proposal and the SendGrid adjournment proposal, and (iii) broker "non-votes" (if any) will have no effect on the outcome of the SendGrid compensation proposal and SendGrid adjournment proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a SendGrid stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of SendGrid common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and will be voted "FOR" that proposal.

Q:
What constitutes a quorum?

A:
Twilio.    The holders of a majority in voting power of the total number shares of Twilio Class A common stock and Twilio Class B common stock issued and outstanding and entitled to vote as of the close of business on the Twilio record date must be present or represented by proxy to constitute a quorum to conduct the Twilio special meeting. All shares of Twilio Class A common stock and Twilio Class B common stock represented at the Twilio special meeting, including abstentions and broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal), will be treated as present for purposes of determining the presence or absence of a quorum to conduct the Twilio special meeting.

  SendGrid.    The holders of a majority of the voting power of SendGrid's outstanding shares of common stock entitled to vote as of the close of business on the SendGrid record date must be present or represented by proxy to constitute a quorum to conduct the SendGrid special meeting. All shares of SendGrid common stock represented at the SendGrid special meeting, including abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum to conduct the SendGrid special meeting.

  A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders' meeting or is not permitted to vote those shares on a non-routine matter. None of the SendGrid merger proposal, the SendGrid compensation proposal or the SendGrid adjournment proposal is a routine matter. As a result, if you fail to give voting instructions to your broker, bank or other holder of record, your broker, bank or other holder record may not submit or vote your shares for any purpose at the special meeting and, therefore, your shares will not be considered present for purposes of determining a quorum to transact business at the special meeting.

  If a SendGrid stockholder submits a proxy card and affirmatively elects to abstain from voting, the shares will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting.

  If a SendGrid stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of SendGrid common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting.

Q:
What is the difference between a stockholder of record and a "street name" holder?

A:
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank,

  trust company or other nominee, then the broker, bank, trust company or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In the latter case, your shares are said to be held in "street name."

Q:
If I am a beneficial owner of shares held in street name, how do I vote?

A:
If you are not a stockholder of record but instead hold your shares in a stock brokerage account, or if your shares are held by a bank, trust company or other nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares. If you are a Twilio stockholder but not a stockholder of record and you do not instruct your broker on how to vote your shares, your broker may not vote your shares on the Twilio stock issuance proposal or any adjournment proposal, which will have no effect on the vote on this proposal, assuming a quorum is present. If you are a SendGrid stockholder but not a stockholder of record and you do not instruct your broker on how to vote your shares, your broker may not vote your shares, which will have the same effect as a vote against the SendGrid merger proposal and, assuming a quorum is present, will have no effect on the outcome of the SendGrid compensation proposal and the SendGrid adjournment proposal.

  Please follow the voting instructions provided by your broker or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Twilio or SendGrid or by voting in person at your special meeting. Further, brokers who hold shares of Twilio Class A common stock and/or Twilio Class B common stock or SendGrid common stock on behalf of their customers may not give a proxy to Twilio or SendGrid to vote those shares without specific instructions from their customers.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you are a Twilio stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Twilio Class A common stock and Twilio Class B common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Twilio special meeting and will be voted "FOR" that proposal.

  If you are a SendGrid stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of SendGrid common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and will be voted "FOR" that proposal.

Q:
Can I change my vote after I have returned a proxy or voting instruction card?

A:
Yes. You can change your vote at any time before your proxy is voted at the Twilio special meeting or the SendGrid special meeting, as applicable. You can do this in one of four ways:

•
you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date;

•
you can vote again by telephone or the Internet at a later time; or

•
if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

  If you choose either of the first two methods, you must provide your notice of revocation or your new proxy to the Secretary of Twilio or Secretary of SendGrid, as applicable, prior to your shares being voted. If your shares are held in street name by your broker or nominee, you should contact them to change your vote.

Q:
What should I do if I receive more than one set of voting materials?

A:
Please vote each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held. If shares are held in more than one name, stockholders will receive more than one proxy or voting instruction card. In addition, if you are a stockholder of both Twilio and SendGrid, you may receive one or more proxy cards or voting instruction cards for Twilio and one or more proxy cards or voting instruction cards for SendGrid. If you are a stockholder of both Twilio and SendGrid, please note that a vote for the issuance of shares of Twilio Class A common stock in the merger pursuant to the terms of the merger agreement for the Twilio special meeting will not constitute a vote for the proposal to adopt the merger agreement for the SendGrid special meeting, and vice versa. Therefore, please vote each proxy and voting instruction card you receive, whether from Twilio or SendGrid.

Q:
Is there a list of stockholders entitled to vote at the Twilio and SendGrid special meetings?

A:
The names of stockholders of record entitled to vote at the Twilio special meeting will be available at the Twilio special meeting and for 10 days prior to the Twilio special meeting for any purpose germane to the special meeting, between the hours of 9:00 a.m. and 4:30 p.m., at Twilio's principal executive offices located at 375 Beale Street, Suite 300, San Francisco, California 94105, or by contacting Twilio's corporate secretary.

  The names of stockholders of record entitled to vote at the SendGrid special meeting will be available at the SendGrid special meeting and for 10 days prior to the SendGrid special meeting for any purpose germane to the special meeting, between the hours of 9:00 a.m. and 4:30 p.m., at SendGrid's principal executive offices located at 1801 California Street, Suite 500, Denver, Colorado 80202, or by contacting SendGrid's corporate secretary.

Q:
What happens if I am a SendGrid stockholder who sells my shares of SendGrid common stock before the SendGrid special meeting?

A:
The record date for the SendGrid special meeting is earlier than the SendGrid special meeting. If you transfer your shares of SendGrid common stock after the SendGrid record date but before the SendGrid special meeting, you will retain your right to vote at the SendGrid special meeting, but will have transferred the right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares through the effective time of the merger.

Q:
What happens if I am a Twilio stockholder who sells my shares of Twilio Class A common stock and/or Twilio Class B common stock before the Twilio special meeting?

A:
The record date for the Twilio special meeting is earlier than the Twilio special meeting. If you transfer your shares of Twilio Class A common stock and/or Twilio Class B common stock after the Twilio record date but before the Twilio special meeting, you will retain your right to vote at the Twilio special meeting.

Q:
What will happen to my SendGrid stock options and/or restricted stock units at the time of the merger?

A:
Treatment of Restricted Stock Unit Awards.    At the effective time of the merger, each SendGrid restricted stock unit outstanding immediately prior to such time, which we refer to as a SendGrid RSU, whether vested or issuable, other than those held by a current or former non-employee director of SendGrid, will be assumed by Twilio and converted into a restricted stock unit for a number of shares of Twilio Class A common stock which we refer to as an assumed RSU equal to the product of (i) the number of shares of SendGrid common stock subject to such SendGrid RSU and (ii) the exchange ratio (rounded down to the nearest whole share). Except for the change to the number and type of shares, each assumed RSU will be subject to the same terms and conditions, including vesting, as were applicable to such SendGrid RSU prior to the merger. At the effective time of the merger, each outstanding SendGrid RSU held by a current or former non-employee director of SendGrid will be cancelled and converted into a right to receive a number of fully-vested shares of Twilio Class A common stock equal to the product of (a) the number of shares of SendGrid common stock subject to such SendGrid RSU and (b) the exchange ratio (rounded down to the nearest whole share).

  Treatment of Stock Options.    At the effective time of the merger, each option to purchase SendGrid common stock that is outstanding and unexercised immediately prior to such time, which we refer to as a SendGrid option, whether vested or unvested (other than (i) any SendGrid option held by a former employee or former service provider of SendGrid, or subsidiary of SendGrid and (ii) any SendGrid option granted to certain holders in the UK, which we refer to as a SendGrid UK option) will be assumed by Twilio and converted into an option to acquire a number of shares of Twilio Class A Common Stock, which we refer to as an adjusted option, equal to the product of (a) the number of shares of SendGrid common stock subject to such SendGrid option and (b) the exchange ratio (rounded down to the nearest whole share). The per share exercise price of each adjusted option will be equal to (1) the per share exercise price of such SendGrid option immediately prior to the merger divided by (2) the exchange ratio (with the resulting price per share rounded up to the nearest whole cent). Except for the changes made to the number and type of shares and the exercise price, each adjusted option will be subject to the same terms and conditions, including vesting, as were applicable to such SendGrid option immediately prior to the merger. At the effective time of the merger, (A) each unvested SendGrid option that is outstanding and unexercised as of immediately prior to such time and held by a former employee or former service provider of SendGrid or a subsidiary of SendGrid will be cancelled without the payment of any consideration, and (B) each vested SendGrid option that is outstanding and unexercised as of immediately prior to such time and held by a former employee or former service provider of SendGrid or a subsidiary of SendGrid together with all outstanding and unexercised SendGrid UK options (provided the holder of such SendGrid options agrees) will be cancelled and converted into a right to receive a number of shares of Twilio Class A common stock equal to the product of (x) the number of shares of SendGrid common stock subject to such SendGrid option multiplied by the excess, if any, of (I) the SendGrid Share Value over (II) the per share exercise price for shares subject to such SendGrid option, divided by (y) the SendGrid Share Value, multiplied by (z) the exchange ratio (rounded down to the nearest whole share). The "SendGrid Share Value" means the volume weighted average closing sale price of one share of SendGrid common stock as reported on the NYSE for the 5 consecutive trading days ending on the trading day immediately preceding the effective time of the merger (as adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

  Treatment of ESPP.    Following the date of the merger agreement, SendGrid has taken actions with respect to SendGrid's 2017 Employee Stock Purchase Plan, which we refer to as the ESPP, to provide that with respect to any offering periods in effect as of the date of the merger agreement, which we refer to as the current purchase period, (i) no employee who is not a participant in the ESPP as of the date of the merger agreement may become a participant in the ESPP, and (ii) no employee participating in the current purchase period may increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of the merger agreement, except as required by applicable law. In addition, (a) the current purchase period will end on March 4, 2019, provided that if the effective time of the merger is prior to March 4, 2019, SendGrid will end the current purchase period on a specified trading day occurring at least 10 days prior to the date on which the effective time of the merger is expected to occur; (b) there will be no offering periods following the current purchase period and (c) in all events, SendGrid shall terminate the ESPP prior to the effective time of the merger.

Q:
How will the rights of SendGrid stockholders change after the merger?

A:
SendGrid stockholders will receive shares of Twilio Class A common stock in connection with the merger and will no longer be stockholders of SendGrid following the merger. Their rights as holders of Twilio Class A common stock will be governed by the amended and restated certificate of incorporation of Twilio and Twilio's amended and restated bylaws. For additional information on stockholder rights, see "Comparison of Rights of Twilio Stockholders and SendGrid Stockholders" beginning on page 185 of this joint proxy statement/prospectus.

  The rights of Twilio stockholders will remain the same as prior to the merger.

Q:
What are the material U.S. federal income tax consequences of the merger to U.S. holders of SendGrid common stock?

A:
It is intended that, for U.S. federal income tax purposes, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code. If the merger qualifies for such intended tax treatment, a U.S. holder of SendGrid common stock will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of such holder's shares of SendGrid common stock for shares of Twilio Class A common stock in the merger, except that such holder of SendGrid common stock may recognize gain or loss with respect to cash received in lieu of a fractional share of Twilio Class A common stock.

  As further described in the section entitled "The Merger Agreement—Conditions to Completion of the Merger", (i) SendGrid's obligation to effect the merger is subject to the satisfaction, or waiver by SendGrid, at or prior to the effective time of the merger, of the condition that SendGrid receive a written tax opinion from Cooley LLP, legal counsel to SendGrid, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Twilio's obligation to effect the merger is subject to the satisfaction, or waiver by Twilio, at or prior to the effective time of the merger, of the condition that Twilio receive a written tax opinion from Goodwin Procter LLP, legal counsel to Twilio, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In the event that Cooley LLP does not render such tax opinion, and SendGrid does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by Twilio and that is reasonably acceptable to SendGrid renders such tax opinion. In the event that Goodwin Procter LLP does not render such tax opinion, and Twilio does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by SendGrid and that is reasonably acceptable to Twilio renders such tax opinion.

  You should read the section entitled "Material U.S. Federal Income Tax Consequences" beginning on page 149 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:
Are there any risks that I should consider in deciding how to vote?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled "Risk Factors" beginning on page 36 of this joint proxy statement/prospectus. You also should read and carefully consider the risk factors of Twilio and SendGrid contained in the documents that are incorporated by reference into this joint proxy statement/prospectus.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed for any reason, SendGrid stockholders will not receive the merger consideration payable or issuable under the merger agreement. Instead, Twilio and SendGrid will remain separate public companies, and SendGrid expects that its common stock will continue to be registered under the Exchange Act and traded on the NYSE. In specified circumstances, either Twilio or SendGrid may be required to pay to the other party a termination fee or reimburse the other party's transaction expenses, as described below.

Q:
Does SendGrid have to pay anything to Twilio if the SendGrid merger proposal is not approved by the SendGrid stockholders or if the merger agreement is otherwise terminated?

A:
If the SendGrid stockholders do not adopt the merger agreement at the SendGrid special meeting and the merger agreement is terminated by Twilio, SendGrid must reimburse Twilio's reasonable and documented out-of-pocket expenses up to $5 million.

  In certain circumstances, depending on the reasons for termination of the merger agreement, SendGrid may have to pay Twilio a termination fee of $69 million. For a discussion of the circumstances under which a termination fee is payable by SendGrid or the requirement to reimburse expenses applies, see "The Merger Agreement—Termination Fees and Expenses; Liability for Breach."

Q:
Does Twilio have to pay anything to SendGrid if the Twilio stock issuance proposal is not approved by the Twilio stockholders or if the merger agreement is otherwise terminated?

A:
If the Twilio stockholders do not approve the issuance of the shares of Twilio Class A common stock to be issued to SendGrid stockholders in the merger at the Twilio special meeting and the merger agreement is terminated by SendGrid, Twilio must reimburse SendGrid's reasonable and documented out-of-pocket expenses up to $5 million. Further, if the merger agreement is terminated for failure to obtain the approval of the Twilio stockholders of the Twilio stock issuance proposal and the shares of Twilio Class B common stock subject to irrevocable proxies fail to be voted in favor of the issuance of the Twilio stock issuance proposal, Twilio will be required to pay a termination fee of $120 million.

  In other specified circumstances, depending on the reasons for termination of the merger agreement, Twilio may have to pay SendGrid a termination fee of $120 million. For a discussion of the circumstances under which a termination fee is payable by Twilio or the requirement to reimburse expenses applies, see "The Merger Agreement—Termination Fees and Expenses; Liability for Breach"

Q:
When do you expect the merger to be completed?

A:
SendGrid and Twilio intend to complete the merger as soon as reasonably practicable and currently anticipate the closing of the merger to occur in the first half of 2019, following the satisfaction of all the conditions to completion of the merger. However, the merger is subject to various regulatory clearances and the satisfaction or waiver of other conditions and it is possible that factors outside the control of SendGrid and Twilio could result in the merger being completed at a later time or not at all. There can be no assurances as to when or if the merger will close. See "The Merger Agreement—Conditions to Completion of the Merger."

Q:
What do I need to do now?

A:
You should carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including its annexes. Even if you plan to attend the Twilio special meeting or the SendGrid special meeting in person, after carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the Twilio special meeting or the SendGrid special meeting, as applicable.

Q:
Do I need to do anything with my SendGrid common stock certificates now?

A:
No. After the merger is completed, if you held certificates representing shares of SendGrid common stock prior to the merger, Twilio's exchange agent, which we refer to as the exchange agent, will send you a letter of transmittal and instructions for exchanging your shares of SendGrid common stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, a SendGrid stockholder will receive the merger consideration. The shares of Twilio Class A common stock you receive in the merger will be issued in book-entry form.

  If you are a Twilio stockholder, you are not required to take any action with respect to your Twilio stock certificates.

Q:
Do I need to do anything with my SendGrid common stock held in book-entry form now?

A:
No. After the merger is completed, if you held shares of SendGrid common stock in book-entry form prior to the merger, Twilio's exchange agent will send you a letter of transmittal and instructions for exchanging your shares of SendGrid common stock for the merger consideration. Upon receipt of an agent's message in customary form (or such other evidence, if any, as the exchange agent may reasonably request), along with the executed letter of transmittal and other required documents described in the instructions, a SendGrid stockholder will receive the merger consideration. The shares of Twilio Class A common stock you receive in the merger will be issued in book-entry form.

Q:
Do I need identification to attend the Twilio or SendGrid special meeting in person?

A:
Yes. Please bring proper identification, together with proof that you are a record owner of Twilio common stock or SendGrid common stock, as applicable. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of Twilio or SendGrid stock, as applicable, on the record date for the applicable special meeting.

Q:
Why are SendGrid stockholders being asked to cast an advisory (non-binding) vote to approve the SendGrid compensation proposal?

A:
The Exchange Act and applicable SEC rules thereunder require SendGrid to seek an advisory (non-binding) vote with respect to certain payments that could become payable to its named executive officers in connection with the merger.

Q:
What will happen if the SendGrid stockholders do not approve the SendGrid compensation proposal at the SendGrid special meeting?

A:
Approval of the SendGrid compensation proposal is not a condition to completion of the merger. The vote with respect to the SendGrid compensation proposal is an advisory vote and will not be binding on either Twilio or SendGrid. Therefore, if the other requisite stockholder approvals are obtained and the merger is completed, the amounts payable under the SendGrid compensation proposal will continue to be payable to SendGrid's named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:
Are stockholders entitled to appraisal rights?

A:
Under Delaware law, the SendGrid stockholders are not entitled to appraisal rights in connection with the SendGrid merger proposal.

  Under Delaware law, the Twilio stockholders are not entitled to appraisal rights in connection with the Twilio stock issuance proposal.

Q:
How can I contact Twilio's or SendGrid's transfer agent?

A:
You may contact Twilio's transfer agent by writing Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021, by telephoning (800) 736-3001, or via its Investor Centre at www.computershare.com/investor.

  You may contact SendGrid's transfer agent by writing Broadridge Corporate Issuer Solutions, Inc., 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103, by telephoning (877) 830-4936, or (720) 378-5591.

Q:
Who should I contact if I have any questions about the proxy materials or about voting?

A:
If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should, if you are a Twilio stockholder, contact Twilio's proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, banks and brokers call collect: (212) 750-5833, stockholders call toll free: (888) 750-5834, and, if you are a SendGrid stockholder, contact MacKenzie Partners, Inc., SendGrid's proxy solicitor, by telephone toll-free at (800) 322-2885, by email at proxy@mackenziepartners.com, or by mail at MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, New York 10018.

Q:
Who is the exchange agent in the merger?

A:
Computershare Trust Company, N.A. will be the exchange agent for the merger.

Q:
Where can I find more information about Twilio and SendGrid?

A:
You can find more information about Twilio and SendGrid from the various sources described under "Where You Can Find More Information" beginning on page 199 of this joint proxy statement/prospectus.

SUMMARY

        This summary highlights selected information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that is important to you with respect to the merger and the related matters being considered at the applicable special meeting. Twilio and SendGrid urge you to read carefully the remainder of this joint proxy statement/prospectus, including the annexes and exhibits attached to and the documents incorporated by reference into this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see "Where You Can Find More Information" beginning on page 199 of this joint proxy statement/prospectus. Certain items in this summary include a page reference directing you to a more complete description of that item.

Parties to the Merger

Twilio Inc.

  375 Beale Street, Suite 300
  San Francisco, California 94105
  (415) 390-2337

        Twilio was incorporated in the state of Delaware on March 13, 2008. It is the leader in the Cloud Communications Platform category and enables developers to build, scale, and operate real-time communications within their software applications via simple-to-use Application Programming Interfaces, which we refer to as API. The power, flexibility, and reliability offered by Twilio's software building blocks empower companies of virtually every shape and size to build world-class engagement into their customer experience.

        Twilio's platform consists of three layers: the Engagement Cloud, Programmable Communications Cloud and Super Network. The Engagement Cloud software is a set of APIs that handles the higher level communication logic needed for nearly every type of customer engagement. These APIs are focused on the business challenges that a developer is looking to address, allowing Twilio's customers to more quickly and easily build better ways to engage with their customers throughout their journey. Twilio's Programmable Communications Cloud software is a set of APIs that enables developers to embed voice, messaging and video capabilities into their applications. The Programmable Communications Cloud is designed to support almost all the fundamental ways humans communicate, unlocking innovators to address just about any communication market. The Super Network is Twilio's software layer that allows its customers' software to communicate with connected devices globally. It interconnects with communications networks around the world and continually analyzes data to optimize the quality and cost of communications that flow through Twilio's platform. The Super Network also contains a set of APIs that gives Twilio's customers access to more foundational components of its platform, like phone numbers.

        As of September 30, 2018, Twilio's customers' applications that are embedded with Twilio products could reach users via voice, messaging and video in nearly every country in the world, and its platform offered customers local telephone numbers in over 100 countries and text-to-speech functionality in 26 languages. Twilio supports its global business through 27 cloud data centers in nine regions around the world and has developed contractual relationships with network service providers globally.

        Its business model is primarily focused on reaching and serving the needs of software developers, who Twilio believes are becoming increasingly influential in technology decisions in a wide variety of companies. Twilio calls this approach its Business Model for Innovators, which empowers developers by reducing friction and upfront costs, encouraging experimentation, and enabling developers to grow as customers as their ideas succeed. Twilio established and maintains its leadership position by engaging directly with, and cultivating, its developer community, which has led to the rapid adoption of the Twilio platform. Twilio reaches developers through community events and conferences, including its

SIGNAL developer conferences, to demonstrate how every developer can create differentiated applications incorporating communications using Twilio products.

        This joint proxy statement/prospectus incorporates important business and financial information about Twilio from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see "Where You Can Find More Information" beginning on page 199 of this joint proxy statement/prospectus.

Topaz Merger Subsidiary, Inc.

  Topaz Merger Subsidiary, Inc.
  375 Beale Street, Suite 300
  San Francisco, California 94105
  (415) 390-2337

        Topaz Merger Subsidiary, Inc., a direct wholly owned subsidiary of Twilio, is a Delaware corporation formed on October 12, 2018 for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will be merged with and into SendGrid, with SendGrid continuing as a direct wholly owned subsidiary of Twilio.

        Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

SendGrid, Inc.

  1801 California Street, Suite 500
  Denver, CO 80202
  (888) 985-7363

        SendGrid is a leading digital communication platform, enabling businesses to engage with their customers via email reliably, effectively and at scale. Its cloud-based platform allows for frictionless adoption and immediate value creation for businesses, providing their developers and marketers with the tools to seamlessly and effectively reach their customers using email. Since its inception, SendGrid has processed more than one trillion emails.

        SendGrid offers its customers three services: Email API; Marketing Campaigns; and Expert Services. Its Email API service allows developers to use its API in their preferred development framework to leverage its platform to add email functionality to their applications within minutes. This service enables businesses to send thousands or billions of emails, all with the same high level of service and reliability, and incorporates proprietary technology and domain expertise to significantly improve deliverability rates. Its Marketing Campaigns service allows marketers to upload and manage customer contact lists, create and test email templates, and then execute and analyze multi-faceted email campaigns that engage customers and drive growth. Its Expert Services help businesses further optimize their email delivery. With SendGrid's platform, businesses can achieve industry leading email deliverability that translates into higher brand engagement with their customers.

        SendGrid's category leadership, self-service model and company culture have enabled it to attract and retain customers and employees, and continue to develop innovative solutions for email delivery. It delivers its services through a self-service cloud-based subscription model, where businesses primarily sign up for its services through its website. SendGrid offers transparent and affordable pricing, generally on a per month basis by volume of email and typically paid by credit card. In addition, it has robust documentation for onboarding and ongoing usage. This self-service delivery model has enabled it to rapidly attract customers while operating its business efficiently.

        This joint proxy statement/prospectus incorporates important business and financial information about SendGrid from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see "Where You Can Find More Information" beginning on page 199 of this joint proxy statement/prospectus.

Risk Factors

        Before voting at the Twilio special meeting or the SendGrid special meeting, you should carefully consider all of the information contained in or as incorporated by reference into this joint proxy statement/prospectus, as well as the specific factors under the heading "Risk Factors" beginning on page 36 of this joint proxy statement/prospectus.

The Merger and the Merger Agreement

        A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Twilio and SendGrid encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled "The Merger Agreement" beginning on page 68 of this joint proxy statement/prospectus.

  Effects of the Merger; Merger Consideration

        If the conditions set forth in the merger agreement are satisfied or waived, Merger Sub will merge with and into SendGrid. SendGrid will survive the merger and will continue as a direct wholly owned subsidiary of Twilio.

        In the merger, each share of SendGrid common stock issued and outstanding immediately prior to the effective time of the merger will be automatically converted at the effective time into the right to receive 0.485 of a share of Twilio Class A common stock, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger. Twilio stockholders will not receive any merger consideration and will continue to hold their existing shares of Twilio Class A common stock and/or Twilio Class B common stock.

  Treatment of SendGrid Equity Awards (See page 83)

        Treatment of Restricted Stock Unit Awards.    At the effective time of the merger, each SendGrid RSU outstanding immediately prior to such time, whether vested or issuable, other than those held by a current or former non-employee director of SendGrid, will be assumed by Twilio and converted into an assumed RSU equal to the product of (i) the number of shares of SendGrid common stock subject to such SendGrid RSU and (ii) the exchange ratio (rounded down to the nearest whole share). Except for the change to the number and type of shares, each assumed RSU will be subject to the same terms and conditions, including vesting, as were applicable to such SendGrid RSU prior to the merger. At the effective time of the merger, each outstanding SendGrid RSU held by a current or former non-employee director of SendGrid will be cancelled and converted into a right to receive a number of fully-vested shares of Twilio Class A common stock equal to the product of (a) the number of shares of SendGrid common stock subject to such SendGrid RSU and (b) the exchange ratio (rounded down to the nearest whole share).

        Treatment of Stock Options.    At the effective time of the merger, each SendGrid option, whether vested or unvested (other than (i) any SendGrid option held by a former employee or former service provider of SendGrid, or subsidiary of SendGrid and (ii) any SendGrid UK option) will be assumed by Twilio and converted into an adjusted option equal to the product of (a) the number of shares of SendGrid common stock subject to such SendGrid option and (b) the exchange ratio (rounded down to the nearest whole share). The per share exercise price of each adjusted option will be equal to (1) the per share exercise price of such SendGrid option immediately prior to the merger divided by (2) the exchange ratio (with the resulting price per share rounded up to the nearest whole cent). Except for the changes made to the number and type of shares and the exercise price, each adjusted option will be subject to the same terms and conditions, including vesting, as were applicable to such SendGrid option immediately prior to the merger. At the effective time of the merger, (A) each unvested SendGrid option that is outstanding and unexercised as of immediately prior to such time and held by a former employee or former service provider of SendGrid or a subsidiary of SendGrid will be cancelled without the payment of any consideration, and (B) each vested SendGrid option that is outstanding and unexercised as of immediately prior to such time and held by a former employee or former service provider of SendGrid or a subsidiary of SendGrid together with all outstanding and unexercised SendGrid UK options (provided the holder of such SendGrid options agrees) will be cancelled and converted into a right to receive a number of shares of Twilio Class A common stock equal to the product of (x) the number of shares of SendGrid common stock subject to such SendGrid option multiplied by the excess, if any, of (I) the SendGrid Share Value over (II) the per share exercise price for shares subject to such SendGrid option, divided by (y) the SendGrid Share Value, multiplied by (z) the exchange ratio (rounded down to the nearest whole share).

        Treatment of ESPP.    Following the date of the merger agreement, SendGrid has taken actions with respect to the ESPP to provide that with respect to the current purchase period, (i) no employee who is not a participant in the ESPP as of the date of the merger agreement may become a participant in the ESPP, and (ii) no employee participating in the current purchase period may increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of the merger agreement, except as required by applicable law. In addition, (a) the current purchase period will end on March 4, 2019, provided that if the effective time of the merger is prior to March 4, 2019, SendGrid will end the current purchase period on a specified trading day occurring at least 10 days prior to the date on which the effective time of the merger is expected to occur; (b) there will be no offering periods following the current purchase period and (c) in all events, SendGrid shall terminate the ESPP prior to the effective time of the merger.

  Material U.S. Federal Income Tax Consequences of the Merger (See page 149)

        It is intended that, for U.S. federal income tax purposes, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. If the merger qualifies for such intended tax treatment, a U.S. holder of SendGrid common stock will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of such holder's shares of SendGrid common stock for shares of Twilio Class A common stock in the merger, except that such holder of SendGrid common stock may recognize gain or loss with respect to cash received in lieu of a fractional share of Twilio Class A common stock.

        As further described in the section entitled "The Merger Agreement—Conditions to Completion of the Merger", (i) SendGrid's obligation to effect the merger is subject to the satisfaction, or waiver by SendGrid, at or prior to the effective time of the merger, of the condition that SendGrid receive a written tax opinion from Cooley LLP, legal counsel to SendGrid, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Twilio's obligation to effect the merger is subject to the satisfaction, or waiver by Twilio, at or prior to the effective time of the merger, of the condition that Twilio receive a written tax opinion from Goodwin Procter LLP, legal counsel to Twilio, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In the event that Cooley LLP does not render such tax opinion, and SendGrid does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by Twilio and that is reasonably acceptable to SendGrid renders such tax opinion. In the event that Goodwin Procter LLP does not render such tax opinion, and Twilio does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by SendGrid and that is reasonably acceptable to Twilio renders such tax opinion.

        The discussion of U.S. federal income tax consequences of the merger contained in this proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any non-U.S., state or local tax laws.

        For a more complete discussion of the material U.S. federal income tax consequences of the merger, please carefully review the information set forth in the section entitled "Material U.S. Federal Income Tax Consequences".

        The tax consequences of the merger to any particular stockholder will depend on that stockholder's particular facts and circumstances. Accordingly, you are urged to consult your own tax advisor as to the specific tax consequences of the merger, including the effects of U.S. federal, state, local, non-U.S. and other tax laws.

Twilio's Reasons for the Merger; Recommendation of the Twilio Board (See page 105)

        At a meeting of the Twilio Board held on October 15, 2018, the Twilio Board determined that the merger agreement and the transactions contemplated thereby, including the issuance of Twilio Class A common stock to the SendGrid stockholders in connection with the merger, are in the best interests of Twilio and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby, including the issuance of Twilio Class A common stock in connection with the merger. Such determination, approval and recommendation were made unanimously by the Twilio Board with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of SendGrid and his position as a partner of Bessemer, and Jeffrey Epstein who recused himself from all deliberations due to his position as an operating partner of Bessemer and stockholder of SendGrid.

        For the factors considered by the Twilio Board in reaching its decision to approve the merger agreement, see the section entitled "The Merger—Twilio's Reasons for the Merger; Recommendation of the Stock Issuance by the Twilio Board" beginning on page 105.

        The Twilio Board recommends that Twilio stockholders vote "FOR" the proposal to issue shares of Twilio Class A common stock in connection with the merger and "FOR" the Twilio adjournment proposal.

SendGrid's Reasons for the Merger; Recommendation of the SendGrid Board (See page 107)

        At a meeting of the SendGrid Board held on October 15, 2018, the SendGrid Board determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SendGrid and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby and declared advisable and recommended that SendGrid's stockholders adopt the merger agreement. Such determination, approval and recommendation were made unanimously by the SendGrid Board with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of Twilio.

        For the factors considered by the SendGrid Board in reaching its decision to approve the merger agreement, see the section entitled "The Merger—SendGrid's Reasons for the Merger; Recommendation of the Merger by the SendGrid Board" beginning on page 107 of this joint proxy statement/prospectus.

        The SendGrid Board recommends that SendGrid stockholders vote "FOR" the SendGrid merger proposal, "FOR" the SendGrid compensation proposal and "FOR" the SendGrid adjournment proposal.

Voting Agreements (See page 91)

        On October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain stockholders and certain directors and executive officers of SendGrid, in their respective capacities as stockholders of SendGrid, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with Twilio, pursuant to which such stockholders and individuals have agreed, among other things, to vote their respective shares of SendGrid common stock for the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement. As of the public announcement of the merger, the stockholders who signed the SendGrid voting agreements owned an aggregate of approximately 6.4% of the outstanding shares of SendGrid common stock. As of the record date for the SendGrid special meeting, the stockholders who signed the SendGrid voting agreements owned an aggregate of approximately 6.7% of the outstanding shares of SendGrid common stock. The forms of SendGrid voting agreement are attached to this joint proxy statement/prospectus as Annexes D and E.

        Similarly, on October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain directors and executive officers of Twilio, in their respective capacities as stockholders of Twilio, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with SendGrid, pursuant to which such stockholders have agreed, among other things, to vote their respective shares of Twilio Class A common stock in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. In connection with the execution and delivery of the merger agreement, certain persons, including such directors and officers, who hold Twilio Class B common stock granted an irrevocable proxy to an independent director of Twilio, pursuant to which such shares of Twilio Class B common stock will, among other things, be voted in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. As of the public announcement of the merger, the stockholders who signed the Twilio voting agreements and/or granted the irrevocable proxy owned an aggregate of approximately 33.2% of the voting power of the outstanding Twilio Class A common stock and Twilio Class B common stock calculated in the aggregate. As of the record date for the Twilio special meeting, the stockholders who signed the Twilio voting agreements and/or granted the irrevocable proxy owned an aggregate of approximately 33.1% of the voting power of the outstanding Twilio Class A common stock and Twilio Class B common stock calculated in the aggregate. The forms of Twilio voting agreement are attached to this joint proxy statement/prospectus as Annexes F and G.

Opinion of Twilio's Financial Advisor, Goldman Sachs & Co. LLC (See page 113)

        Twilio retained Goldman Sachs & Co. LLC, which we refer to as Goldman Sachs, as its financial advisor in connection with the merger. Goldman Sachs rendered its oral opinion to the Twilio Board on October 15, 2018, subsequently confirmed in writing by delivery of a written opinion of such date, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Twilio.

        The full text of the written opinion of Goldman Sachs, dated October 15, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Twilio Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any Twilio stockholder should vote with respect to the issuance of Twilio Class A common stock in connection with the merger or any other matter. For a description of the opinion that the Twilio Board received from Goldman Sachs, see the section entitled "The Merger—Opinion of Twilio's Financial Advisor, Goldman Sachs & Co. LLC" beginning on page 113.

Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC (See page 126)

        SendGrid retained Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, as its financial advisor in connection with the merger. Morgan Stanley rendered an oral opinion to the SendGrid Board on October 15, 2018, subsequently confirmed by delivery of a written opinion dated as of such date, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of SendGrid common stock (other than the Excluded Shares (as defined in Morgan Stanley's written opinion)). The full text of Morgan Stanley's written opinion, dated October 15, 2018, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus in its entirety. The description of Morgan Stanley's opinion set forth below is qualified in its entirety by reference to the full text of Morgan Stanley's opinion. Morgan Stanley's opinion was directed to the SendGrid Board, in its capacity as such, and addressed only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the holders of shares of SendGrid common stock (other than the Excluded Shares) as of the date of the opinion. It did not address any other aspects or implications of the merger or in any manner address the prices at which the Twilio Class A common stock would trade following consummation of the merger or at any time and was not intended to and did not express any opinion or recommendation as to how the stockholders of Twilio or SendGrid should vote at the stockholders' meetings to be held in connection with the merger.

        For a description of the opinion that the SendGrid Board received from Morgan Stanley, see "The Merger—Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC" beginning on page 126 of this joint proxy statement/prospectus.

The Merger Agreement (See page 68)

        The terms and conditions of the merger are contained in the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A. You should read the merger agreement carefully, as it is the legal document that governs the merger.

  Conditions to Completion of the Merger (See page 85)

        As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, receipt of the requisite approvals by Twilio stockholders and SendGrid stockholders, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, the absence of any law or order prohibiting the merger, the shares of Twilio Class A common stock to be issued in connection with the merger having been approved for listing on the NYSE, the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, the correctness of all representations and warranties made by the parties in the merger agreement and performance by the parties of their obligations under the merger agreement (subject in each case to certain materiality standards), no material adverse effect having occurred with respect to Twilio or SendGrid, the receipt by SendGrid of a written tax opinion from Cooley LLP (legal counsel to SendGrid) and receipt by Twilio of a written tax opinion from Goodwin Procter LLP (legal counsel to Twilio) (or, if either Cooley LLP or Goodwin Procter LLP does not render such tax opinion, the applicable condition, if not waived, may be satisfied if another nationally recognized law firm proposed by Twilio or SendGrid, as applicable, and that is reasonably acceptable to SendGrid or Twilio, as applicable, renders such tax opinion).

        We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

  Termination of the Merger Agreement (See page 88)

        At any time before the effective time of the merger, whether before or after Twilio's and SendGrid's respective stockholder votes, the parties may terminate the merger agreement by mutual written consent.

        At any time before the effective time of the merger, either party may terminate the merger agreement:

  •
  if the merger does not close on or before 11:59 p.m. New York City time on July 15, 2019, which we refer to as the termination date (provided that this termination right is not available to a party whose material breach of the merger agreement is the primary cause of, or resulted in, such failure to close);

  •
  if the SendGrid stockholder approval is not obtained (provided that this termination is not available to SendGrid if its material breach of any provision of the merger agreement is the primary cause of, or resulted in, such failure to obtain the SendGrid stockholder approval);

  •
  if the Twilio stockholder approval is not obtained (provided that this termination right is not available to Twilio if its material breach of the merger agreement is the primary cause of, or resulted in, such failure to obtain the Twilio stockholder approval); or

  •
  if any law or judgment permanently restraining, enjoining or otherwise prohibiting consummation of the merger shall become final and non-appealable (provided that this termination right is not available to a party whose material breach of its obligations under the merger agreement is the primary cause of such failure to close).

        At any time before the effective time of the merger, SendGrid may terminate the merger agreement if, (a) prior to the time the Twilio stockholder approval is obtained, (i) the Twilio Board effects a change in recommendation in relation to the merger or (ii) Twilio has materially breached its no solicitation, no change in recommendation or no alternative acquisition obligations set forth in the merger agreement, (b) prior to or after the time the SendGrid stockholder approval is obtained, Twilio breaches any representation, warranty, covenant or agreement made by Twilio under the merger agreement (subject to certain procedures and materiality exceptions) or (c) prior to the time the SendGrid stockholder approval is obtained, the SendGrid Board authorizes SendGrid to enter into an alternative acquisition agreement pursuant to a superior proposal and SendGrid pays to Twilio any required termination fee.

        At any time before the effective time of the merger, Twilio may terminate the merger agreement if, (a) prior to the time the SendGrid stockholder approval is obtained, (i) the SendGrid Board effects a change in recommendation in relation to the merger or (ii) SendGrid has materially breached its no solicitation, no change in recommendation or no alternative acquisition obligations set forth in the merger agreement, (b) prior to or after the time the Twilio stockholder approval is obtained, SendGrid breaches any representation, warranty, covenant or agreement made by SendGrid under the merger agreement (subject to certain procedures and materiality exceptions) or (c) prior to the time the Twilio stockholder approval is obtained, the Twilio Board authorizes Twilio to enter into an alternative acquisition agreement pursuant to a superior proposal and Twilio pays to SendGrid any required termination fee.

  Expenses and Termination Fees (See page 89)

        SendGrid will be required to pay a termination fee of $69 million, which we refer to as the SendGrid termination fee, if the merger agreement is terminated (i) by Twilio, if the SendGrid Board changes its recommendation that the SendGrid stockholders vote in favor of the adoption of the merger agreement or (ii) by SendGrid, if the SendGrid Board authorizes SendGrid to enter into an alternative acquisition agreement with respect to a superior proposal that the SendGrid Board determines is more financially favorable to the SendGrid stockholders than the merger. SendGrid will also be required to pay the SendGrid termination fee if (i) the merger agreement is terminated by Twilio or SendGrid due to a failure to close the merger by the termination date or failure to obtain the requisite SendGrid stockholder approval, (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of the merger agreement, a bona fide acquisition proposal shall have been publicly made to SendGrid or its stockholders and not publicly withdrawn, and (iii) within nine months after the date of a termination in either of the cases referred to in clause (i) of this section, SendGrid consummates an acquisition proposal with respect to a superior proposal or enters into an agreement contemplating an acquisition proposal with respect to a superior proposal that is subsequently consummated.

        Twilio will be required to pay a termination fee of $120 million, which we refer to as the Twilio termination fee, if the merger agreement is terminated in certain circumstances, including (i) by SendGrid, if the Twilio Board changes its recommendation that Twilio stockholders vote in favor of the issuance of Twilio Class A common stock in connection with the merger or (ii) by Twilio, if the Twilio Board authorizes Twilio to enter into an alternative acquisition agreement with respect to a superior proposal that the Twilio Board determines is more financially favorable to the Twilio stockholders than the merger. Twilio will also be required to pay the Twilio termination fee if (i) the merger agreement is terminated by Twilio or SendGrid due to a failure to close the merger by the termination date or failure to obtain the Twilio stockholder approval, (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of the merger agreement, a bona fide acquisition proposal shall have been publicly made to Twilio or its stockholders and not publicly withdrawn, and (iii) within nine months after the date of a termination in either of the cases referred to in clause (i) of this section, Twilio consummates an acquisition proposal with respect to a superior proposal or enters into an agreement contemplating an acquisition proposal with respect to a superior proposal that is subsequently consummated.

        Further, if the merger agreement is terminated for failure to obtain the Twilio stockholder approval and any of the shares of Twilio Class B common stock subject to the irrevocable proxies described above fail to be voted in favor of the issuance of the Twilio Class A common stock in connection with the merger, Twilio will be required to pay the Twilio termination fee. Except as described in the previous sentence, in connection with the termination by either Twilio or SendGrid due to such party's failure to obtain its respective, requisite stockholder approval, such party shall reimburse the other party for all reasonable and documented out-of-pocket expenses of the other party up to $5 million as set forth in the merger agreement.

Regulatory Approvals Required for the Merger (See page 147)

        As more fully described in this joint proxy statement/prospectus, the completion of the merger is subject to the expiration or earlier termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act.

        SendGrid and Twilio received notification of early termination of the waiting period under the HSR Act on November 20, 2018.

Accounting Treatment (See page 153)

        Twilio prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States, which we refer to as GAAP. The merger will be accounted for using the acquisition method of accounting, with Twilio treated as the acquiror. Please see the section entitled "The Merger—Accounting Treatment" on page 153 of this joint proxy statement/prospectus.

Appraisal Rights (See page 197)

        Under Delaware law, the SendGrid stockholders are not entitled to appraisal rights in connection with the merger or any other transaction contemplated by the merger agreement.

        Under Delaware law, the Twilio stockholders are not entitled to appraisal rights in connection with the issuance of shares of Twilio Class A common stock in the merger pursuant to the terms of the merger agreement.

Litigation Relating to the Merger (See page 148)

        Two putative class action lawsuits have been filed by SendGrid stockholders. The lawsuits seek to enjoin the merger, to recover damages if the merger is consummated, attorneys' fees, and other relief. Additional lawsuits arising out of the merger may be filed in the future. For a more detailed description of litigation in connection with the merger, see "The Merger—Litigation Relating to the Merger" beginning on page 148 of this joint proxy statement/prospectus.

SendGrid's Executive Officers and Directors Have Financial Interests in the Merger That Differ from the Interests of SendGrid Stockholders (See page 140)

        Certain members of the SendGrid Board and certain executive officers of SendGrid may be deemed to have financial interests in the merger that are in addition to, or different from, the interests of other SendGrid stockholders generally. The SendGrid Board (excluding director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of Twilio) was aware of these interests and considered them, among other matters, in approving the merger and the merger agreement and in making the recommendations that SendGrid stockholders adopt the merger agreement. These potential interests include:

  •
  Accelerated vesting of equity awards upon the effective time of the merger and upon certain terminations of employment or service following the effective time of the merger;

  •
  Continued employment of executive officers and new compensation and benefits arrangements for certain executive officers with Twilio following the merger;

  •
  Cash severance and other benefits upon certain terminations of employment or service following the effective time of the merger;

  •
  Indemnification by the combined company for liabilities for acts or omissions occurring at or prior to the effective time of the merger; and

  •
  SendGrid director Byron Deeter's concurrent service as a director of Twilio, his position as a partner of Bessemer Venture Partners and the beneficial ownership of equity interests in each of SendGrid and Twilio by funds affiliated with Bessemer Venture Partners, and, in the case of Twilio, through a trust controlled by Mr. Deeter.

        For additional details about these interests, see "Merger Agreement—Financial Interests of SendGrid Directors and Executive Officers in the Merger" beginning on page 140 of this joint proxy statement/prospectus.

Rights of SendGrid Stockholders Will Change as a Result of the Merger (See page 185)

        As a result of the merger, SendGrid stockholders will become holders of shares of Twilio Class A common stock, and their rights will be governed by the Amended and Restated Certificate of Incorporation of Twilio and Twilio's Amended and Restated Bylaws (instead of the Amended and Restated Certificate of Incorporation of SendGrid and SendGrid's Amended and Restated Bylaws) and the General Corporation Law of Delaware, which we refer to as the DGCL. Following the merger, former SendGrid stockholders will have different rights as holders of Twilio Class A common stock than they had as SendGrid stockholders due to differences in the organizational documents of Twilio and SendGrid, including the fact that Twilio has two classes of common stock while SendGrid has only one class of common stock. SendGrid stockholders will receive Twilio Class A common stock, which has one vote per share. Twilio also has outstanding Twilio Class B common stock, which has 10 votes per share and votes together with the Twilio Class A common stock on all matters submitted to the vote of the stockholders of Twilio, except to the extent a class vote is required under applicable law or the governing documents of Twilio. After giving pro forma effect to the issuance of Twilio Class A common stock in the merger, we estimate that the holders of Twilio Class B common stock will control approximately 64.6% of the voting power of Twilio (assuming no further issuances of Twilio Class A common stock or Twilio Class B common stock, including upon conversion of Twilio's outstanding convertible securities). For additional information on stockholder rights, see "Comparison of Rights of Twilio Stockholders and SendGrid Stockholders" beginning on page 185 of this joint proxy statement/prospectus.

The Twilio Special Meeting

        The Twilio special meeting will be held at the offices of Goodwin Procter LLP, located at Three Embarcadero Center, 28th Floor, San Francisco, California 94111, at 8:00 a.m., local time, on January 30, 2019. At the Twilio special meeting, Twilio stockholders will be asked to consider and vote upon the following proposals:

  •
  the Twilio stock issuance proposal; and

  •
  the Twilio adjournment proposal.

        You may vote at the Twilio special meeting if you owned shares of Twilio Class A common stock and/or Twilio Class B common stock at the close of business on December 13, 2018, the Twilio record date. You may cast one vote for each share of Twilio Class A common stock that you owned as of the Twilio record date and 10 votes for each share of Twilio Class B common stock that you owned as of the Twilio record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the Twilio record date, there were outstanding a total of 80,667,248 shares of Twilio Class A common stock and 19,349,115 shares of Twilio Class B common stock entitled to vote at the Twilio special meeting.

        Approval of the Twilio stock issuance proposal requires the affirmative vote of a majority in combined voting power of the holders of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class, present in person or by proxy entitled to vote on such matter at the Twilio special meeting (provided that a quorum exists). Approval of the Twilio adjournment proposal requires the affirmative vote of a majority of the votes cast at the Twilio special meeting by holders of shares of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class (whether or not a quorum is present).

The SendGrid Special Meeting

        The SendGrid special meeting will be held at the offices of SendGrid, located at 1801 California Street, Suite 500, Denver, Colorado 80202, at 9:00 a.m., local time, on January 30, 2019. At the SendGrid special meeting, SendGrid stockholders will be asked to consider and vote upon the following proposals:

  •
  the SendGrid merger proposal;

  •
  the SendGrid compensation proposal; and

  •
  the SendGrid adjournment proposal.

        You may vote at the SendGrid special meeting if you owned shares of SendGrid common stock at the close of business on December 13, 2018, the SendGrid record date. You may cast one vote for each share of SendGrid common stock that you owned as of the SendGrid record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the SendGrid record date, there were outstanding a total of 47,659,204 shares of SendGrid common stock entitled to vote at the SendGrid special meeting.

        Completion of the merger is conditioned on the approval of the SendGrid merger proposal. Approval of the SendGrid merger proposal requires the affirmative vote of a majority of the outstanding shares of SendGrid's common stock. Approval, on an advisory (non-binding) basis, of the SendGrid compensation proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy. Approval of the SendGrid adjournment proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TWILIO

        The following tables set forth selected consolidated financial information for Twilio. The selected consolidated statements of operations data for the years ended December 31, 2015, 2016 and 2017 and the consolidated balance sheet data as of December 31, 2016 and 2017 are derived from Twilio's audited financial statements and related notes that are incorporated by reference into this joint proxy statement/prospectus from Twilio's Annual Report on Form 10-K for the year ended December 31, 2017. The selected consolidated statements of operations data for the years ended December 31, 2013 and 2014 and the consolidated balance sheet data as of December 31, 2013, 2014 and 2015 are derived from the audited financial statements of Twilio that are not included in or incorporated by reference into this joint proxy statement/prospectus.

        The selected historical consolidated unaudited statements of operations data for the nine months ended September 30, 2017 and 2018 and the selected historical consolidated unaudited balance sheet data as of September 30, 2018 have been derived from the unaudited condensed consolidated financial statements of Twilio, which are incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated unaudited balance sheet data as of September 30, 2017 has been derived from Twilio's unaudited condensed consolidated financial statements that have not been incorporated by reference into this joint proxy statement/prospectus.

        The following information is only a summary and should be read together with Twilio's consolidated financial statements, the notes related thereto and management's related reports on Twilio's financial condition and performance, all of which are contained in Twilio's Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent reports filed with the SEC, which are incorporated herein by reference. See "Where You Can Find More Information" on page 199 of this joint proxy statement/prospectus. The information set forth below is only a summary and it is not necessarily indicative of the results of future operations of Twilio, nor does it include the effects of the merger. Interim results for the nine months ended and as of September 30, 2018 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2018.

	Year Ended December 31,					Nine Months Ended September 30,
	2013	2014	2015	2016	2017	2017	2018
	(in thousands, except share and per share data)
Consolidated Statements of Operations Data:
Revenue	$49,920	$88,846	$166,919	$277,335	$399,020	$283,784	$445,765
Cost of Revenue(1)(2)	25,868	41,423	74,454	120,520	182,895	127,873	204,553

Gross profit	24,052	47,423	92,465	156,815	216,125	155,911	241,212

Operating expenses:
Research and development(1)(2)	13,959	21,824	42,559	77,926	120,739	87,910	119,727
Sales and marketing(1)(2)	21,931	33,322	49,308	65,267	100,669	73,047	116,520
General and administrative(1)(2)	15,012	18,960	35,991	51,077	59,619	40,810	76,038
Charitable contribution	—	—	—	3,860	1,172	—	175

Total operating expenses	50,902	74,106	127,858	198,130	282,199	201,767	312,460

Loss from operations	(26,850)	(26,683)	(35,393)	(41,315)	(66,074)	(45,856)	(71,248)
Other income (expenses), net	(4)	(62)	11	317	3,071	1,969	(3,172)

Loss before provision for income taxes	(26,854)	(26,745)	(35,382)	(40,998)	(63,003)	(43,887)	(74,420)

Provision for income taxes	—	(13)	(122)	(326)	(705)	(902)	(371)

Net loss	(26,854)	(26,758)	(35,504)	(41,324)	(63,708)	(44,789)	(74,791)

Deemed dividend to investors in relation to tender offer	—	—	(3,392)	—	—	—	—

Net loss attributable to common stockholders	$(26,854)	$(26,758)	$(38,896)	$(41,324)	$(63,708)	$(44,789)	$(74,791)

Net loss per share attributable to common stockholders, basic and diluted	$(1.59)	$(1.58)	$(2.19)	$(0.78)	$(0.70)	$(0.49)	$(0.78)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	16,916,035	16,900,124	17,746,526	53,116,675	91,224,607	90,543,087	96,359,437

(1)
Includes stock-based compensation expense as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2013	2014	2015	2016	2017	2017	2018
	(in thousands)
Cost of revenue	$27	$39	$65	$291	$650	$460	$772
Research and development	810	1,577	4,046	12,946	22,808	16,687	28,500
Sales and marketing	753	1,335	2,389	4,972	9,822	6,961	14,154
General and administrative	567	1,027	2,377	6,016	16,339	11,865	17,861

Total	$2,157	$3,978	$8,877	$24,225	$49,619	$35,973	$61,287

(2)
Includes amortization of acquired intangibles as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2013	2014	2015	2016	2017	2017	2018
	(in thousands)
Cost of revenue	$—	$—	$239	$619	$4,644	$3,429	$3,719
Research and development	—	—	130	151	139	101	22
Sales and marketing	—	—	—	—	753	539	816
General and administrative	—	—	95	110	84	64	60

Total	$—	$—	$464	$880	$5,620	$4,133	$4,617

	As of December 31,					As of September 30,
	2013	2014	2015	2016	2017	2017	2018
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$54,715	$32,627	$108,835	$305,665	$115,286	$91,906	$469,132
Marketable securities	—	—	—	—	175,587	192,031	276,221
Working capital	48,403	23,151	96,032	279,676	274,738	271,616	725,322
Property and equipment, net	3,688	6,751	14,058	37,552	50,541	47,718	59,205
Total assets	66,707	54,974	157,516	412,694	449,782	443,548	1,003,797
Total stockholders' equity	$52,900	$31,194	$116,625	329,447	$359,846	$355,000	$434,353

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SENDGRID

        The following tables present SendGrid's selected historical consolidated financial data. The selected historical consolidated statements of operations data for the years ended December 31, 2015, 2016 and 2017 and the selected historical consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from the audited consolidated financial statements of SendGrid contained in its Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated statement of operations data for the year ended December 31, 2014 and the selected historical consolidated balance sheet data as of December 31, 2015 have been derived from SendGrid's audited consolidated financial statements that have not been incorporated by reference into this joint proxy statement/prospectus.

        The selected historical consolidated unaudited statements of operations data for the nine months ended September 30, 2017 and 2018 and the selected historical consolidated unaudited balance sheet data as of September 30, 2018 have been derived from the unaudited condensed consolidated financial statements of SendGrid, which are incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated unaudited balance sheet data as of September 30, 2017 has been derived from SendGrid's unaudited consolidated financial statements that have not been incorporated by reference into this joint proxy statement/prospectus.

        The following information is only a summary and is not necessarily indicative of the results of future operations of SendGrid. You should read this selected historical consolidated financial data together with SendGrid's financial statements that are incorporated by reference into this joint proxy statement/prospectus and their accompanying notes and management's discussion and analysis of financial condition and results of operations contained therein.

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2014	2015	2016	2017	2017	2018
	(in thousands, except per share amounts)
Consolidated Statements of Operations Data:
Revenue	$42,776	$58,476	$79,929	$111,888	$80,159	$105,443
Cost of revenue(1)(2)	15,187	18,961	21,605	29,507	21,357	26,271

Gross profit	27,589	39,515	58,324	82,381	58,802	79,172

Operating expenses:(1)(2)
Research and development	15,290	18,959	21,178	29,643	21,208	29,854
Selling and marketing(3)	15,260	13,737	21,800	28,185	20,582	26,255
General and administrative(4)(5)	9,550	12,477	18,920	30,101	21,222	28,637
Loss on disposal of assets	63	1	27	22	2	84

Total operating expenses	40,163	45,174	61,925	87,951	63,014	84,830

Loss from operations	(12,574)	(5,659)	(3,601)	(5,570)	(4,212)	(5,658)

Other income (expense), net(6)	(386)	(195)	(307)	(683)	(515)	1,652
Net loss before provision for income taxes	(12,960)	(5,854)	(3,908)	(6,253)	(4,727)	(4,006)
Provision for income taxes	—	—	—	—	—	—

Net loss	$(12,960)	$(5,854)	$(3,908)	$(6,253)	$(4,727)	$(4,006)

Weighted average shares used in computing net loss per share, basic and diluted	5,194	7,091	7,521	8,499	7,938	43,841
Net loss per share, basic and diluted	$(2.50)	$(0.83)	$(0.52)	$(0.74)	$(0.60)	$(0.09)

(1)
Amounts include stock-based compensation expense as follows:

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2014	2015	2016	2017	2017	2018
Cost of revenue	$103	$97	$131	$474	$337	$897
Research and development	157	379	552	1,294	749	3,016
Selling and marketing	125	193	402	899	596	1,165
General and administrative	309	706	814	2,313	995	3,004

Total stock-based compensation	$694	$1,375	$1,899	$4,980	$2,677	$8,082

(2)
Amounts include merger and acquisition expense as follows:

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2014	2015	2016	2017	2017	2018
Cost of revenue	$—	$—	$—	$67	$47	$60
Research and development	—	—	—	545	342	410
Selling and marketing	—	—	—	16	11	14
General and administrative	—	—	—	266	261	1,392

Total merger and acquisition expense	$—	$—	$—	$894	$661	$1,876

(3)
Includes non-capitalizable costs related to preparation to become and operate as a public company of $0.2 million for the year ended December 31, 2017. There were no such IPO preparation costs included in selling and marketing expense during any of the periods presented.

(4)
Includes non-capitalizable costs related to preparation to become and operate as a public company of zero, zero, $0.1 million, $1.7 million, $1.0 million, and zero for the years ended December 31, 2014, 2015, 2016, and 2017, and the nine months ended September 30, 2017 and 2018.

(5)
Includes restructuring expense of zero, zero, $0.4 million, $1.2 million, $1.1 million, and $0.7 million for the years ended December 31, 2014, 2015, 2016, and 2017, and the nine months ended September 30, 2017 and 2018, respectively.

(6)
Includes warrant fair value adjustment of $0.1 million, zero, $0.1 million, $0.7 million, $0.4 million, and zero for the years ended December 31, 2014, 2015, 2016, and 2017, and the nine months ended September 30, 2017 and 2018, respectively.

	As of December 31,			As of September 30,
	2015	2016	2017	2017	2018
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$9,269	$40,400	$175,496	$37,397	$186,423
Working capital	$5,665	$33,775	$168,498	$29,955	$175,892
Property and equipment, net	$10,413	$19,190	$29,192	$26,322	$35,858
Total assets	$24,676	$66,635	$223,283	$79,748	$245,112
Total stockholders' equity (deficit)	$(35,947)	$(37,780)	$179,774	$(38,999)	$196,850

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following selected unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting with Twilio as the accounting acquiror. The selected unaudited pro forma condensed combined balance sheet data assumes the merger of Twilio and SendGrid took place on September 30, 2018. The selected unaudited pro forma condensed combined statements of operations data assumes the merger of Twilio and SendGrid took place on January 1, 2017.

        The following selected unaudited pro forma condensed combined financial data is for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. Future results may vary significantly from the results reflected because of various factors, including those discussed in the Section entitled "Risk Factors." The following selected unaudited pro forma condensed combined financial data should be read in conjunction with the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" and related notes included in this joint proxy statement/prospectus.

Selected Unaudited Pro Forma Condensed Combined Statements of Operations Data (in thousands except per share amounts):	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Revenue	$551,208	$510,908
Loss from operations	(182,067)	(220,258)
Loss before (provision) benefit for income taxes	(183,587)	(217,870)
Net loss attributable to common stockholders	(160,707)	(170,617)
Net loss per share attributable to common stockholders:
Basic	$(1.35)	$(1.49)
Diluted	$(1.35)	$(1.49)

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data (in thousands):	As of September 30, 2018
Total assets	$3,236,273
Total liabilities	742,388
Total stockholders' equity	$2,493,885

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following tables for the year ended December 31, 2017 and the nine months ended September 30, 2018 summarize selected per share data for (i) Twilio and SendGrid on an audited historical basis, (ii) Twilio on an unaudited pro forma combined basis giving effect to the merger using the acquisition method of accounting and (iii) SendGrid on an unaudited pro forma equivalent basis based on the exchange ratio of 0.485 of a share of Twilio Class A common stock per share for SendGrid common stock.

        The information in the table related to Twilio and SendGrid is derived from Twilio's and SendGrid's respective historical consolidated financial statements incorporated by reference herein, as well as the unaudited pro forma condensed combined financial statements and accompanying notes included elsewhere in this joint proxy statement/prospectus.

        The unaudited pro forma per share data below is presented for illustrative purposes only. The pro forma adjustments to the statement of operations data are based on the assumption that the merger was completed on January 1, 2017, and the pro forma adjustments to the balance sheet data are based on the assumption that the merger was completed on September 30, 2018.

        Either company's actual historical financial condition and results of operations may have been different had the companies always been combined. You should not rely on this information as being indicative of the historical financial condition and results of operations that would have actually been achieved or of the future results of Twilio after the completion of the merger.

        You should read the information below together with the historical consolidated financial statements and related notes of Twilio and SendGrid as of and for the applicable periods, which have been incorporated by reference into this joint proxy statement/prospectus, along with the information under the heading "Unaudited Pro Forma Condensed Combined Financial Statements" and related notes included in this joint proxy statement/prospectus.

	Twilio Common Stock		SendGrid Common Stock
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent(1)
Net loss per share attributable to common stockholders
Basic and Diluted
Year Ended December 31, 2017	$(0.70)	$(1.49)	$(0.74)	$(0.72)
Nine Months Ended September 30, 2018	$(0.78)	$(1.35)	$(0.09)	$(0.65)
Book Value per Share
Year Ended December 31, 2017	$3.83	N/A	$4.26	N/A
Nine Months Ended September 30, 2018	$4.40	$20.49	$4.18	$9.94

(1)
Calculated by multiplying the "Pro Forma Combined" amounts by the exchange ratio of 0.485

 COMPARATIVE STOCK PRICE DATA AND DIVIDENDS

        Twilio Class A common stock and SendGrid common stock are both traded on the NYSE under the symbols "TWLO" and "SEND", respectively. The following table presents the high and low price per share of Twilio Class A common stock and SendGrid common stock on October 15, 2018, the last full trading day before public announcement that Twilio and SendGrid had entered into the merger agreement, and December 13, 2018, the last practicable trading day before the date of this joint proxy statement/prospectus.

	Twilio Class A Common Stock			SendGrid Common Stock
Date	High	Low	Close	High	Low	Close
October 15, 2018	77.14	73.00	76.13	31.285	29.710	30.930
December 13, 2018	98.90	93.02	95.97	47.630	44.830	46.250

        For illustrative purposes, the following table provides equivalent high and low price per share of SendGrid common stock on each of the specified dates. These equivalent high and low price per share amounts reflect the fluctuating value of Twilio Class A common stock that SendGrid stockholders would receive in exchange for each share of SendGrid common stock if the merger were completed on either of these dates and are calculated by multiplying the high and low price per share of Twilio Class A common stock by the exchange ratio of 0.485.

	Twilio Class A Common Stock			SendGrid Equivalent Per Share
Date	High	Low	Close	High	Low	Close
October 15, 2018	77.14	73.00	76.13	37.413	35.405	36.923
December 13, 2018	98.90	93.02	95.97	47.967	45.115	46.545

        The market value of the shares of Twilio Class A common stock to be issued in exchange of shares of SendGrid common stock upon the completion of the merger will not be known at the time of the Twilio and SendGrid special meetings. The above tables show only historical comparisons. Because the market prices of Twilio Class A common stock and SendGrid common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to (i) Twilio stockholders in determining whether to approve the issuance of shares of Twilio Class A common stock to holders of SendGrid common stock in connection with the merger pursuant to the merger agreement or (ii) SendGrid stockholders in determining whether to adopt the merger agreement. Twilio stockholders and SendGrid stockholders are encouraged to obtain current market quotations for shares of Twilio Class A common stock and SendGrid common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference in this joint proxy statement/prospectus in considering whether to approve the issuance of shares of Twilio Class A common stock in connection with the merger pursuant to the terms of the merger agreement, in the case of Twilio stockholders, and whether to adopt the merger agreement, in the case of SendGrid stockholders. See the section entitled "Where You Can Find More Information" beginning on page 199 of this joint proxy statement/prospectus.

Holders

        As of 5:00 p.m. U.S. Eastern Time on December 13, 2018, the record date for the Twilio special meeting, 80,667,248 shares of Twilio Class A common stock, held by 40 holders of record, and 19,349,115 shares of Twilio Class B common stock, held by 47 holders of record, were outstanding and entitled to vote at the Twilio special meeting. As of 5:00 p.m. U.S. Eastern Time on December 13, 2018, the record date for the SendGrid special meeting, 47,659,204 shares of SendGrid common stock, held by 64 holders of record, were outstanding and entitled to vote at the SendGrid special meeting.

RISK FACTORS

        In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding whether to vote for the adoption and approval of the merger agreement, in the case of SendGrid stockholders, or for the issuance of shares of Twilio Class A common stock in connection with the merger, in the case of Twilio stockholders. In addition, you should read and consider the risks associated with each of the businesses of Twilio and SendGrid because these risks will also affect the combined company. These risks can be found in Twilio's and SendGrid's respective Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2018, both of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information," beginning on page 199 of this joint proxy statement/prospectus.

Risk Factors Relating to the Merger

         The merger may not be completed on the terms or timeline currently contemplated, or at all.

        The consummation of the merger is subject to numerous conditions, including (1) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, (2) the effectiveness of the Registration Statement on Form S-4 of which this joint proxy statement/prospectus forms a part, (3) the approval by the SendGrid stockholders of the SendGrid merger proposal, (4) the approval by the Twilio stockholders of the Twilio stock issuance proposal, (5) the receipt by Twilio, on the one hand, and SendGrid, on the other hand, of a written tax opinion from their respective counsel (or if such counsel does not render such tax opinion, another nationally recognized law firm proposed by SendGrid or Twilio, as applicable, and that is reasonably acceptable to Twilio or SendGrid, as applicable) to the effect that the merger will be treated as a "reorganization" for U.S. federal income tax purposes and (6) other customary closing conditions. See the section "The Merger Agreement—Conditions to Completion of the Merger."

        If the merger is not completed for any reason, including the failure to complete the merger by July 15, 2019 (or such later date to which such date may be extended in accordance with the terms of the merger agreement), the price of Twilio Class A common stock and/or the price of the SendGrid common stock may decline to the extent that the market price of Twilio Class A common stock or SendGrid common stock, as applicable, reflects or previously reflected positive market assumptions that the merger would be completed and the related benefits would be realized. In addition, Twilio and SendGrid have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory, printing and financial services fees related to the merger. These expenses must be paid regardless of whether the merger is consummated. If the merger is not consummated because the merger agreement is terminated, Twilio may be required under certain circumstances to pay SendGrid a termination fee of $120 million or SendGrid may be required under certain circumstances to pay Twilio a termination fee of $69 million. There is no assurance that the merger will be consummated. See "The Merger Agreement" beginning on page 68 of this joint proxy statement/prospectus.

         The exchange ratio is fixed and will not be adjusted in the event of any change in either Twilio's or SendGrid's stock price.

        Upon the closing of the merger, each share of SendGrid common stock will be converted into the right to receive 0.485, which we refer to as the exchange ratio, of a share of Twilio Class A common stock. The exchange ratio was fixed in the merger agreement and will not be adjusted for changes in the market price of either Twilio Class A common stock or SendGrid common stock. Changes in the price of Twilio Class A common stock prior to the merger will affect the market value of the merger consideration that SendGrid stockholders will receive on the date of the merger. Stock price changes may result from a variety of factors (many of which are beyond Twilio's and SendGrid's control), including the following factors:

  •
  changes in Twilio's and SendGrid's respective businesses, operations, financial position or prospects;

  •
  changes in market assessments of the business, operations, financial position or prospects of either company or the combined company;

  •
  market assessments of the likelihood that the merger will be completed, including related considerations regarding regulatory approvals of the merger;

  •
  interest rates, general market, political and economic conditions and other factors generally affecting the price of Twilio's Class A common stock or SendGrid's common stock; and

  •
  federal, state and local legislation, governmental regulation and legal developments affecting the businesses of SendGrid or Twilio.

        Under the merger agreement, there will be no adjustment to the exchange ratio for changes in the market price of either shares of Twilio Class A common stock or shares of SendGrid common stock, and neither company is permitted to terminate the merger agreement or resolicit the vote of Twilio stockholders or SendGrid stockholders solely because of changes in the market prices of either company's stock. We encourage you to obtain current market quotations for shares of Twilio Class A common stock and for shares of SendGrid common stock before voting.

        Because the merger will be completed after the date of the special meetings, at the time of your special meeting, you will not know the exact market value of the Twilio Class A common stock that SendGrid stockholders will receive upon completion of the merger. Accordingly, you should consider the following:

  •
  If the price of Twilio Class A common stock increases between the date the merger agreement was signed or the date of the Twilio special meeting and the effective time of the merger, SendGrid stockholders will receive shares of Twilio Class A common stock that have a market value upon completion of the merger that is greater than the market value of such shares calculated pursuant to the exchange ratio when the merger agreement was signed or the date of the Twilio special meeting, respectively. Therefore, while the number of shares of Twilio Class A common stock to be issued per SendGrid common share is fixed, Twilio stockholders cannot be sure that the market value of the consideration that will be paid to SendGrid stockholders upon completion of the merger will not increase.

  •
  If the price of Twilio Class A common stock declines between the date the merger agreement was signed or the date of the SendGrid special meeting and the effective time of the merger, SendGrid stockholders will receive shares of Twilio Class A common stock that have a market value upon completion of the merger that is less than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed or the date of the SendGrid special meeting, respectively. Therefore, while the number of Twilio Class A common shares to be issued per share of SendGrid common stock is fixed, SendGrid stockholders cannot be sure that the market value of the Twilio Class A common stock they will receive upon completion of the merger will not decrease.

         Required regulatory approvals may not be received, may take longer than expected to be received or may impose conditions that are not presently anticipated or cannot be met.

        Completion of the merger is conditioned upon the expiration or termination of the waiting period applicable to the merger under the HSR Act (for which SendGrid and Twilio received notification of early termination of the waiting period under the HSR Act on November 20, 2018). Even though Twilio and SendGrid received notification of early termination of the waiting period under the HSR Act, at any time before or after the merger, if the U.S. Federal Trade Commission, which we refer to as the FTC, or the Antitrust Division of the Department of Justice, which we refer to as the DOJ, believes that the merger would violate the U.S. federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC or DOJ has the authority to challenge the transaction by seeking a federal court order enjoining the transaction or, if the merger has been consummated, requiring unwinding of the merger, or the divestiture of assets of Twilio, SendGrid or any of their respective subsidiaries or affiliates. U.S. state attorneys general and private persons may also bring legal action under the U.S. federal or state antitrust laws. While Twilio and SendGrid believe that the consummation of the merger will not violate any U.S. federal antitrust law, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

        See "The Merger—Regulatory Approvals Required for the Merger" and "The Merger Agreement—Conditions to Completion of the Merger" beginning on pages 147 and 85 of this joint proxy statement/prospectus.

         Litigation filed or that may be filed against SendGrid, Twilio, Merger Sub and/or the members of the SendGrid Board or the Twilio Board could prevent or delay the consummation of the merger.

        Two putative class action lawsuits have been filed by SendGrid stockholders. The lawsuits seek to enjoin the merger, to recover damages if the merger is consummated, attorneys' fees and other relief. Additional lawsuits arising out of the merger may be filed in the future. For a more detailed description of litigation in connection with the merger, see "The Merger—Litigation Relating to the Merger" beginning on page 148 of this joint proxy statement/prospectus. Additional lawsuits may be filed.

        The outcome of these lawsuits or any other lawsuit that may be filed challenging the merger is uncertain. One of the conditions to the closing of the merger is that no governmental authority has issued or entered any order having the effect of enjoining or otherwise prohibiting the consummation of the merger. Accordingly, if these lawsuits or any future lawsuit is successful in obtaining an order enjoining the merger, then the merger may not be consummated within the expected time frame, or at all, and could result in substantial costs, including but not limited to, costs associated with the indemnification of directors and officers.

         Failure to complete the merger could negatively affect the stock prices and the future business and financial results of Twilio and SendGrid.

        If the merger is not completed, the ongoing businesses of SendGrid or Twilio may be adversely affected and Twilio and SendGrid will be subject to several risks, including the following:

  •
  the possibility that SendGrid could be required to pay Twilio a termination fee of $69 million, plus reimbursement of expenses up to $5 million, if the merger is terminated under qualifying circumstances, as described under "The Merger Agreement—Termination Fees and Expenses; Liability for Breach";

  •
  the possibility that Twilio could be required to pay SendGrid a termination fee of $120 million, plus reimbursement of expenses up to $5 million, if the merger is terminated under qualifying circumstances, as described under "The Merger Agreement—Termination Fees and Expenses; Liability for Breach";

  •
  the incurrence of costs and expenses relating to the proposed merger, such as financing, legal, accounting, financial advisor, filing, printing and mailing fees and expenses, including the potential expense reimbursement obligations described above;

  •
  the possibility of a change in the trading price of Twilio Class A common stock or SendGrid common stock to the extent current trading prices reflect a market assumption that the merger will be completed;

  •
  the possibility that Twilio or SendGrid could suffer potential negative reactions from their respective employees, customers and vendors; and

  •
  the possibility that Twilio or SendGrid could suffer adverse consequences associated with their respective management's focus on the merger instead of on pursuing other opportunities that could have been beneficial to each company, in each case, without realizing any of the benefits contemplated by the merger.

        In addition, if the merger is not completed, Twilio or SendGrid could be subject to litigation related to any failure to complete the merger or to perform their respective obligations under the merger agreement.

        If the merger is not completed, Twilio and SendGrid cannot assure their stockholders that these risks will not materialize and will not materially affect the business, financial results and stock prices of Twilio or SendGrid.

         SendGrid stockholders and Twilio stockholders will not be entitled to appraisal rights in the merger.

        Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.

        Under the DGCL § 262(b), stockholders do not have appraisal rights if the shares of stock they hold, as of the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon a merger, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a) through (c).

        Twilio stockholders will not be entitled to appraisal rights in the merger with respect to their shares of Twilio Class A common stock and/or Twilio Class B common stock. Shares of SendGrid common stock are listed on the NYSE and are expected to continue to be so listed on the record date for the SendGrid special meeting. Because holders of shares of SendGrid common stock will receive shares of Twilio Class A common stock in the merger and cash in lieu of fractional shares, holders of shares of SendGrid common stock will also not be entitled to appraisal rights in the merger with respect to their shares of SendGrid common stock.

         The merger agreement contains provisions that could discourage a potential competing acquiror of either SendGrid or Twilio or could result in any competing proposal being at a lower price than it might otherwise be.

        The merger agreement contains "no-shop" provisions that, subject to limited exceptions, restrict SendGrid and Twilio's ability to solicit, encourage, facilitate or discuss competing third-party proposals to acquire all or a significant part of SendGrid or Twilio. In addition, the other party generally has an opportunity to offer to modify the terms of the proposed merger in response to any competing acquisition proposals that may be made before such board of directors may withdraw or qualify its recommendation regarding the proposals described herein. In specified circumstances, one of the parties may be required to pay a termination fee or expenses to the other party due to the termination of the merger agreement. See "The Merger Agreement—No Solicitation of Alternative Proposals," "The

Merger Agreement—Termination of the Merger Agreement" and "The Merger Agreement—Termination Fees and Expenses; Liability for Breach" beginning on pages 77, 88 and 89 of this joint proxy statement/prospectus.

        These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of SendGrid or Twilio from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher value than that market value proposed to be received or realized in the merger, or might result in a potential competing acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee or expenses that may become payable in certain circumstances.

        If the merger agreement is terminated and either Twilio or SendGrid attempts to seek another business merger, Twilio or SendGrid, as applicable, may not be able to negotiate a transaction with another party on terms comparable or better than the terms of the merger.

         The pendency of the merger could adversely affect the business and operations of Twilio and SendGrid.

        In connection with the merger, some customers or vendors of each of Twilio and SendGrid may delay or defer decisions or reduce their level of business with either or both of the companies, any of which could negatively affect the revenues, earnings, cash flows and expenses of Twilio and SendGrid, regardless of whether the merger is completed. Similarly, while reductions in force are not planned, current and prospective employees of Twilio and SendGrid may nevertheless experience uncertainty about their future roles with the combined company following the merger, which may materially adversely affect the ability of each of Twilio and SendGrid to attract and retain key management, sales, marketing, operational and technical personnel during the pendency of the merger. In addition, due to operating covenants in the merger agreement, each of Twilio and SendGrid may be unable, during the pendency of the merger, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business, even if such actions would prove beneficial. Any of these effects could adversely affect the ability to generate revenue at anticipated levels prior to the completion of the merger. Moreover, the pursuit of the merger and the preparation for the integration of the companies may place a significant burden on the management and personnel of both companies. The diversion of management's attention away from operating the companies in the ordinary course could adversely affect Twilio's and SendGrid financial results.

         Current Twilio stockholders will have a reduced ownership and voting power in the combined company after the merger.

        Twilio expects to issue or reserve for issuance approximately 28,579,902 shares of Twilio Class A common stock to SendGrid equityholders in connection with the merger (including shares of Twilio Class A common stock to be issued in connection with outstanding SendGrid equity awards). Based on the number of shares of Class A common stock and Class B common stock of Twilio and common stock of SendGrid outstanding on December 13, 2018, the record date for the two companies' special meetings of stockholders, and assuming no further issuances of SendGrid common stock or Twilio Class A common stock or Twilio Class B common stock, including upon conversion of Twilio's convertible securities, upon the completion of the merger, current Twilio stockholders and former SendGrid stockholders are expected to own approximately 92.2% and 7.8% of the total voting power of Twilio, respectively.

        Twilio stockholders and SendGrid stockholders currently have the right to vote for their respective directors and on certain other matters affecting their company. If and when the merger occurs, each Twilio stockholder will remain a stockholder of Twilio with a percentage ownership of Twilio that will be smaller than the stockholder's percentage of Twilio prior to the merger (without considering such stockholder's current ownership of SendGrid common stock, if any). Correspondingly, each SendGrid stockholder who receives shares of Twilio Class A common stock will become a holder of Twilio Class A common stock with a percentage ownership of Twilio that will be smaller than the stockholder's percentage ownership of SendGrid (without considering such stockholder's current ownership of Twilio Class A common stock and/or Twilio Class B common stock). Each SendGrid stockholder's voting power as a percentage of the total voting power will be further reduced because Twilio has two classes of common stock and the holders of Twilio Class B common stock have 10 votes per share and vote together with the Twilio Class A common stock, which have one vote per share, on the election of the directors and other matters submitted to the stockholders for a vote. As a result, Twilio stockholders will have less voting power in Twilio than they currently have, and former SendGrid stockholders will have less voting power in Twilio than they now have with respect to SendGrid. Each of Twilio and SendGrid's pre-merger stockholders respectively, as a group, will be able to exercise less influence over the management and policies of the combined company following the consummation of the merger than immediately prior to the consummation of the merger.

         The shares of Twilio Class A common stock to be received by SendGrid stockholders upon completion of the merger will have different rights from SendGrid common stock.

        Upon completion of the merger, SendGrid stockholders will no longer be stockholders of SendGrid, but will instead become stockholders of Twilio, and their rights as Twilio stockholders will be governed by the terms of Twilio's amended and restated certificate of incorporation, as it may be amended from time to time, which we refer to as the Twilio charter, and Twilio's amended and restated bylaws, as they may be amended from time to time, which we refer to as the Twilio bylaws. The terms of the Twilio charter and Twilio bylaws are in some respects materially different from the terms of SendGrid's amended and restated certificate of incorporation, as it may be amended from time to time, which we refer to as the SendGrid charter, and SendGrid's amended and restated bylaws, as they may be amended from time to time, which we refer to as the SendGrid bylaws, which currently govern the rights of SendGrid stockholders. Additionally, SendGrid stockholders will receive Twilio Class A common stock, which has one vote per share. Twilio also has outstanding Twilio Class B common stock, which has 10 votes per share and votes together with Twilio Class A common stock on all matters submitted to the vote of the stockholders of Twilio, except to the extent a class vote is required under applicable law or under the Twilio charter documents. After giving pro forma effect to the issuance of Twilio Class A common stock in the merger, we estimate that the holders of Twilio Class B common stock will control approximately 64.6% of the voting power of Twilio (assuming no further issuances of Twilio Class A common stock or Twilio Class B common stock, including upon conversion of Twilio's outstanding convertible securities). See "Comparison of Rights of Twilio Stockholders and SendGrid Stockholders" beginning on page 185 of this joint proxy statement/prospectus for a discussion of the different rights associated with shares of Twilio Class A common stock and shares of SendGrid common stock.

         The market price of shares of Twilio Class A common stock may be affected by factors different from those that historically have affected shares of SendGrid common stock and will continue to fluctuate after the merger.

        Upon completion of the merger, holders of SendGrid common stock will become holders of Twilio Class A common stock. The businesses of Twilio differ from those of SendGrid in certain respects, and, accordingly, the financial position or results of operations and/or cash flows of Twilio after the merger, as well as the market price of shares of Twilio Class A common stock, may be affected by factors different from those currently affecting the financial position or results of operations and/or cash flows of SendGrid. In addition, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, the Twilio Class A common stock, regardless of Twilio's actual operating performance. As a result, the market price of shares of Twilio Class A common stock may fluctuate significantly following completion of the merger, and holders of SendGrid common stock could lose some or all of the value of their investment in Twilio Class A common stock.

         Directors and executive officers of Twilio and SendGrid have financial interests in the merger that may be different from, or in addition to, those of other Twilio stockholders and SendGrid stockholders, which could have influenced their decisions to support or approve the merger.

        In considering whether to approve the proposals at the special meetings, Twilio and SendGrid stockholders should recognize that directors and executive officers of Twilio and SendGrid have interests in the merger that may differ from, or that are in addition to, their interests as stockholders of Twilio and stockholders of SendGrid. The Twilio Board and the SendGrid Board were aware of these interests at the time each approved the merger agreement. These interests may cause Twilio's and SendGrid's directors and executive officers to view the merger differently than you may view it as a stockholder. See "The Merger—Financial Interests of Twilio Directors and Executive Officers in the Merger" and "The Merger—Financial Interests of SendGrid Directors and Executive Officers in the Merger" beginning on pages 139 and 140 of this joint proxy statement/prospectus.

         The opinions obtained by the Twilio Board and SendGrid Board from their respective financial advisors do not and will not reflect changes in circumstances after the date of such opinions.

        The Twilio Board received a written opinion dated October 15, 2018 from Goldman Sachs & Co. LLC, its financial advisor, that the merger consideration to be paid by Twilio was fair, from a financial point of view, to Twilio, as of such date, and based on and subject to the qualifications, limitations and assumptions set forth in such opinion. The SendGrid Board received a written opinion dated October 15, 2018 from Morgan Stanley & Co. LLC, its financial advisor, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of SendGrid common stock (other than the Excluded Shares). Changes in the operations or prospects of Twilio or SendGrid, general market and economic conditions and other factors that may be beyond the control of Twilio and SendGrid, and on which the above-described opinions were based, may alter the value of Twilio or SendGrid or the prices of shares of Twilio Class A common stock or SendGrid common stock by the time the merger is completed. Twilio and SendGrid have not obtained, and do not expect to request, updated opinions from their respective financial advisors. None of the above-listed opinions speak to any date other than the date of such opinion. For a more complete description of the above-described opinions, please refer to "The Merger—Opinion of Twilio's Financial Advisor, Goldman Sachs & Co. LLC" and "The Merger—Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC."

         Due to the merger, the ability of Twilio to use SendGrid's net operating losses to offset future taxable income may be restricted and these net operating losses could expire or otherwise be unavailable.

        As of December 31, 2017, SendGrid had federal net operating loss carryforwards, which we refer to as NOLs, of approximately $37.1 million. In general, under Section 382 of the Code, a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-ownership change NOLs to offset future taxable income. As of December 31, 2017, SendGrid has not completed a Section 382 limitation study, and postponed completion of its prior study, due to a significant level of legacy ownership both before and after its initial public offering. If the merger is completed, SendGrid's existing NOLs may be subject to limitations and Twilio may not be able to fully use NOLs generated prior to 2018 to offset future taxable income. In addition, if Twilio undergoes any subsequent ownership change, its ability to utilize NOLs would be limited.

         If the merger does not qualify as a "reorganization" for U.S. federal income tax purposes, U.S. holders will be required to recognize gain or loss for U.S. federal income tax purposes at the time of the exchange of their SendGrid common stock for the merger consideration in the merger.

        The U.S. federal income tax consequences of the merger to U.S. holders (as defined under the heading "Material U.S. Federal Income Tax Consequences") will depend on whether the merger qualifies as a "reorganization" for U.S. federal income tax purposes.

        As further described in the section entitled "The Merger Agreement—Conditions to Completion of the Merger", (i) SendGrid's obligation to effect the merger is subject to the satisfaction, or waiver by SendGrid, at or prior to the effective time of the merger, of the condition that SendGrid receive a written tax opinion from Cooley LLP, legal counsel to SendGrid, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Twilio's obligation to effect the merger is subject to the satisfaction, or waiver by Twilio, at or prior to the effective time of the merger, of the condition that Twilio receive a written tax opinion from Goodwin Procter LLP, legal counsel to Twilio, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In the event that Cooley LLP does not render such tax opinion, and SendGrid does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by Twilio and that is reasonably acceptable to SendGrid renders such tax opinion. In the event that Goodwin Procter LLP does not render such tax opinion, and Twilio does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by SendGrid and that is reasonably acceptable to Twilio renders such tax opinion.

        There can be no assurance, that the Internal Revenue Service, which we refer to as the IRS, will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS. If, contrary to the opinion from counsel, the merger fails to qualify as a reorganization or if any requirement for the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code is not satisfied, a U.S. holder of SendGrid common stock would recognize gain or loss for U.S. federal income tax purposes on each share of SendGrid common stock surrendered in the merger in an amount equal to the difference between (1) the fair market value of the merger consideration received in exchange for such surrendered share upon completion of the merger and (2) the holder's basis in the share of SendGrid common stock surrendered. Any gain or loss recognized would be long-term capital gain or loss if the U.S. holder's holding period in a particular block of SendGrid common stock exceeds one year at the effective time of the merger. Long-term capital gain of non-corporate U.S. holders (including individuals) is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. For a more complete discussion of the material U.S. federal income tax consequences of the merger, please carefully review the information set forth in the section entitled "Material U.S. Federal Income Tax Consequences".

Risk Factors Relating to Twilio Following the Merger

Operational Risks

         Twilio expects to incur substantial expenses related to the merger.

        Twilio expects to incur substantial expenses in connection with completing the merger and integrating the business, operations, networks, systems, technologies, policies and procedures of SendGrid with those of Twilio. While Twilio has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and integration expenses could be greater or could be incurred over a longer period of time than Twilio currently expects.

         Following the merger, Twilio and SendGrid may be unable to successfully integrate their businesses and realize the anticipated benefits of the merger.

        The proposed transaction involves the merger of two companies which currently operate as independent public companies. The combined company will be required to devote significant management attention and resources to integrating the business practices and operations of Twilio and SendGrid in order to effectively realize synergies as a combined company, including opportunities to cross-sell existing products into each company's existing customer bases and more effectively launch and market products. Potential difficulties the combined company may encounter in the integration process include the following:

  •
  the inability to successfully combine the businesses of Twilio and SendGrid in a manner that permits the combined company to realize the growth synergies anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the time frame currently anticipated or at all;

  •
  lost sales and customers as a result of certain customers of either of the two companies deciding to terminate or reduce their business with the combined company;

  •
  the complexities associated with managing the larger combined businesses and integrating personnel from the two companies, while at the same time attempting to (i) provide consistent, high quality products and services under a unified culture and (ii) focus on other on-going transactions;

  •
  the additional complexities of combining two companies with different histories, regulatory restrictions, operating structures and markets;

  •
  the failure to retain key employees of either of the two companies;

  •
  potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

  •
  performance shortfalls at one or both of the two companies as a result of the diversion of management's attention caused by completing the merger and integrating the companies' operations.

        For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company's management, the disruption of the combined company's ongoing business or inconsistencies in the combined company's products, services, standards, controls, procedures and policies, any of which could adversely affect the ability of the combined company to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.

         If the combined company is unable to compete effectively, the results of operations of the combined company will be materially and adversely affected.

        The competitors of Twilio and SendGrid include large, technically competent and well capitalized companies, some of which have emerged as a result of industry consolidation, as well as "pure play" companies that have a single product focus. The competitiveness of Twilio or SendGrid, whether separately or as a combined company, is based on factors including technology, innovation, performance, price, quality, reliability, brand, reputation, distribution, range of products and services, ease of use of products, account relationships, customer training, service and support, and security. If the combined company is unable to compete based on such factors, the combined company's results of operations and business prospects could be harmed.

        The combined company will have a large portfolio of services and will need to allocate financial, personnel and other resources across such services while competing with companies that have smaller portfolios or specialize in one or more of the combined company's service lines. As a result, the combined company may invest less in certain business areas than competitors do, and competitors may have greater financial, technical and marketing resources available to them compared to the resources allocated to the combined company's products and services that compete against their products and services. Industry consolidation may also affect competition by creating larger, more homogeneous and potentially stronger competitors in the markets in which the combined company operates.

        The combined company may face aggressive price competition and may have to lower prices of products and services to stay competitive, while simultaneously seeking to maintain or improve revenue and grow its subscriber base. The combined company's cash flows, results of operations and financial condition may be adversely affected by these and other industry-wide pricing pressures.

         The business operations of Twilio and SendGrid are subject to various and changing federal, state, local and foreign laws and regulations that could result in costs or sanctions that adversely affect the business and results of operations of the combined company.

        Both Twilio and SendGrid operate in an increasingly complex regulatory environment. Businesses in the countries in which Twilio and SendGrid operate are subject to local, legal and political environments and regulations including with respect to employment, tax, statutory supervision and reporting and trade restriction. These regulations and environments are also subject to change.

        Adjusting business operations to changing environments and regulations may be costly and could potentially render the particular business operations uneconomical, which may adversely affect the profitability of the combined company or lead to a change in the business operations.

        Notwithstanding the best efforts of the combined company, it may not be in compliance with all regulations in the countries in which it operates at all times and may be subject to sanctions, penalties or fines as a result. These sanctions, penalties or fines may materially and adversely impact the profitability of the combined company.

Other Risks

         The historical and unaudited pro forma condensed combined financial information included elsewhere in this joint proxy statement/prospectus may not be representative of Twilio's results after the merger, and accordingly, you have limited financial information on which to evaluate the combined company.

        Twilio and SendGrid will continue to operate as separate companies prior to the merger. Twilio and SendGrid have no prior history as a combined company. The historical financial statements of SendGrid may be different from those that would have resulted had SendGrid been operated as part of Twilio. The pro forma condensed combined financial information appearing elsewhere herein has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the merger been completed as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates, to allocate the aggregate consideration to SendGrid assets and liabilities. The aggregate consideration allocation reflected in the pro forma condensed combined financial information included in this joint proxy statement/prospectus is preliminary, and the final allocation of the aggregate consideration will be based upon the actual aggregate consideration and the fair value of the assets and liabilities of SendGrid as of the date of the completion of the merger. The unaudited pro forma condensed combined financial information does not (i) reflect future events that may occur after the merger, including the incurrence of costs related to the planned integration of SendGrid, any future non-recurring charges resulting from the merger and any termination of contracts by customers as a direct result of the merger, and (ii) consider potential effects of future market conditions on revenues or expense efficiencies. The unaudited pro forma financial information presented in this joint proxy statement/prospectus is based in part on certain assumptions regarding the merger that Twilio believes are reasonable under the circumstances. Twilio cannot assure you that the assumptions will prove to be accurate over time.

         If Twilio's goodwill or other intangible assets become impaired, it may be required to record a significant charge to earnings and reduce its stockholders' equity.

        As of September 30, 2018, a portion of Twilio's total consolidated assets reflected on the consolidated balance sheet incorporated by reference into this joint proxy/prospectus consisted of goodwill and intangible assets. Consummation of the merger is expected to result in Twilio recognizing additional goodwill and intangible assets on its consolidated balance sheet. See "The Merger—Accounting Treatment" beginning on page 153 of this joint proxy statement/prospectus. Intangible assets with finite lives will be amortized using the method that best reflects how their economic benefits are utilized or, if a pattern of economic benefits cannot be reliably determined, on a straight-line basis over their estimated useful lives. Goodwill and intangible assets with indefinite lives will not be amortized, but instead tested for potential impairment at least annually whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If Twilio's goodwill or other intangible assets are determined to be impaired in the future, it may be required to record additional significant, non-cash charges to earnings during the period in which the impairment is determined to have occurred.

         The Twilio and SendGrid prospective financial information is inherently subject to uncertainties.

        While presented with numeric specificity, the Twilio and SendGrid prospective financial information provided in this document was prepared based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to Twilio or SendGrid business, as applicable) that are inherently subjective and uncertain and are largely beyond the control of the respective management of each. As a result, actual results may differ from the prospective financial information. Important factors that may affect actual results and cause these projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Twilio's or SendGrid's business, as applicable (including each company's ability to achieve strategic goals, objectives and targets over applicable periods) and general industry, business, competitive, technological and economic conditions. For more information see the sections entitled "The Merger—Certain Unaudited Prospective Financial Information Prepared by Twilio Management" beginning on page 110 and "The Merger—Certain Unaudited Prospective Financial Information Prepared by SendGrid Management"beginning on page 120.

         Twilio and SendGrid may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the merger from being completed.

        Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims could result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Twilio's and SendGrid's respective liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the merger, then that injunction may delay or prevent the merger from being completed, which may adversely affect Twilio's and SendGrid's respective business, financial position and results of operations.

Other Risks Related to Twilio's Business and SendGrid's business

        Twilio's and SendGrid's businesses are, and following completion of the transaction Twilio will continue to be, subject to the risks described above and in Twilio's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended and as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and SendGrid's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended and as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 199 for the location of information incorporated by reference in this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain certain forecasts and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, revenue enhancements, competitive positions, growth opportunities, plans and objectives of the management of each of Twilio, SendGrid and, following the merger, the combined company, the merger and the markets for Twilio and SendGrid common stock and various other matters. Statements in this joint proxy statement/prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "will," "estimates," "anticipates," "believes," "expects," "projects," "plans," "intends," "may," "should," "could," "seeks," "continue," "predict," "potentially" or the negative of these terms or other similar expressions, are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of Twilio and SendGrid. These forward-looking statements are based upon the judgment and assumptions of Twilio and SendGrid or, following the merger, the combined company as of the date of such statements concerning future developments and events, many of which are beyond their control. These forward-looking statements, and the assumptions upon which they are based, (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.

        Forward-looking statements are found at various places throughout this joint proxy statement/prospectus, including in the sections entitled "The Merger—Certain Unaudited Prospective Financial Information Prepared by Twilio Management," "The Merger—Certain Unaudited Prospective Financial Information Prepared by SendGrid Management" and "Risk Factors." Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Twilio's and SendGrid's filings with the SEC, including Twilio's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and SendGrid's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by the subsequent Quarterly Reports on Form 10-Q. These important factors also include those set forth under "Risk Factors" in this joint proxy statement/prospectus as well as, among others, risks and uncertainties relating to:

  •
  the occurrence of any event, change, or other circumstances that could delay or prevent closing of the proposed merger or give rise to the termination of the merger agreement;

  •
  the expected financial condition, results of operations, earnings outlook and prospects of Twilio, SendGrid and the combined company following completion of the merger;

  •
  the ability of Twilio and SendGrid to maintain relationships with their respective employees, suppliers or customers as a result of the uncertainty surrounding the merger;

  •
  the timing, outcome and results of integrating the operations of Twilio with those of SendGrid and the outcome of any anticipated benefits or potential synergies from combining the companies;

  •
  the possibility that Twilio or SendGrid may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied, including that a governmental entity may prohibit, delay, or refuse to grant regulatory approval for the consummation of the proposed merger;

  •
  risks that the transaction disrupts current plans and operations of Twilio or SendGrid, including the diversion of management time and other resources to transaction-related matters;

  •
  the ability to timely recognize the benefits of the transaction, if at all;

  •
  the amount of the costs, fees, expenses and charges related to the transaction;

  •
  uncertainty as to the long-term value of Twilio's Class A common stock;

  •
  changes in merger-related transaction costs, the amount of fees paid to financial advisors and the potential payments to SendGrid's named executive officers in connection with the merger; and

  •
  the outcome of any legal proceedings that have been or may be instituted against Twilio, SendGrid, or others following announcement of the transactions contemplated by the merger agreement.

        Due to these risks and uncertainties, there can be no assurance that the proposed merger or any other transaction described herein will in fact be completed in the manner described or at all. You should be aware that new factors may emerge from time to time and it is not possible for Twilio or SendGrid to identify all such factors nor can Twilio or SendGrid predict the impact of each such factor on the proposed transaction or the combined company. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document. Unless legally required, Twilio and SendGrid undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. Furthermore, any information about the intentions of Twilio, SendGrid or, following the merger, the combined company contained in any of their respective forward-looking statements reflect their intentions as of the date of such forward-looking statements, and are based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and their assumptions as of such date. Twilio, SendGrid or, following the merger, the combined company may change their intentions, strategies or plans at any time and without notice, based upon any changes in such factors or assumptions or otherwise.

Prospective Financial Information

        The prospective financial information included in this document was not prepared with a view toward public dissemination or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The prospective financial information included in this document has been prepared by, and is the responsibility of, Twilio's or SendGrid's management, as applicable.

        KPMG LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP reports incorporated by reference in this joint proxy statement/prospectus relate only to the previously issued financial statements of SendGrid and Twilio, respectively. Such reports do not extend to the prospective financial information and should not be read to do so.

 THE TWILIO SPECIAL MEETING

Date, Time and Place of the Twilio Special Meeting

        The special meeting of Twilio stockholders will be held at the offices of Goodwin Procter LLP, located at Three Embarcadero Center, 28th Floor, San Francisco, California 94111, on January 30, 2019, at 8:00 a.m., local time.

Purpose of the Twilio Special Meeting

        At the Twilio special meeting, Twilio stockholders will be asked to consider and vote upon the following proposals:

  •
  To approve the issuance of Twilio Class A common stock to SendGrid stockholders in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated October 15, 2018, among Twilio Inc., Topaz Merger Subsidiary, Inc., and SendGrid, Inc., as amended on December 13, 2018 and as such agreement may be further amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice. We refer to this proposal as the Twilio stock issuance proposal.

  •
  To approve adjournments of the Twilio special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the Twilio stock issuance proposal. We refer to this proposal as the Twilio adjournment proposal.

Recommendation of the Twilio Board

        At a meeting of the Twilio Board held on October 15, 2018, the Twilio Board determined that the merger agreement and the transactions contemplated thereby, including the issuance of Twilio Class A common stock to the SendGrid stockholders in connection with the merger, are in the best interests of Twilio and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby. Such determination, approval and recommendation were made unanimously by the Twilio Board with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of SendGrid and his position as a partner of Bessemer, and Jeffrey Epstein who recused himself from all deliberations due to his position as an operating partner of Bessemer and stockholder of SendGrid.

        The Twilio Board recommends that Twilio stockholders vote "FOR" the Twilio stock issuance proposal and "FOR" the Twilio adjournment proposal.

Record Date for the Twilio Special Meeting; Stock Entitled to Vote

        Only holders of record of shares of Twilio Class A common stock and Twilio Class B common stock at the close of business on December 13, 2018, the record date for the Twilio special meeting, will be entitled to notice of, and to vote at, the Twilio special meeting and any postponements or adjournments thereof. You may cast one vote for each share of Twilio Class A common stock that you owned as of the Twilio record date and 10 votes for each share of Twilio Class B common stock that you owned as of the Twilio record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee.

        On the Twilio record date, there were outstanding a total of 80,667,248 shares of Twilio Class A common stock and 19,349,115 shares of Twilio Class B common stock entitled to vote at the Twilio special meeting.

Solicitation of Proxies; Revocability of Proxies

        The cost of proxy solicitation for the Twilio special meeting and expenses for the filing, printing and mailing of this joint proxy statement/prospectus will be borne by Twilio. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Twilio, without additional remuneration, by personal interview, telephone, electronic communication or otherwise. Twilio will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the Twilio record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Twilio has retained Innisfree M&A Incorporated to assist in its solicitation of proxies and has agreed to pay them a fee of up to $25,000, plus reasonable expenses, for these services.

        If you are a holder of record on the record date for the Twilio special meeting, you have the power to revoke your proxy at any time before your proxy is voted at the Twilio special meeting. You can revoke your proxy in one of four ways:

  •
  you can send a signed notice of revocation;

  •
  you can grant a new, valid proxy bearing a later date;

  •
  you can vote again by telephone or the Internet at a later time; or

  •
  if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

        If you choose either of the first two methods, you must provide your notice of revocation or your new proxy to the Secretary of Twilio prior to your shares being voted. If your shares are held in street name by your broker or nominee, you should contact them to change your vote.

Quorum

        The holders of a majority in voting power of the total number shares of Twilio Class A common stock and Twilio Class B common stock issued and outstanding and entitled to vote as of the close of business on the Twilio record date must be present or represented by proxy to constitute a quorum to conduct the Twilio special meeting. All shares of Twilio Class A common stock and Twilio Class B common stock represented at the Twilio special meeting, including abstentions and broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal), will be treated as present for purposes of determining the presence or absence of a quorum to conduct the Twilio special meeting.

Vote Required

  •
  Twilio Stock Issuance Proposal.  Approval of the Twilio stock issuance proposal requires the affirmative vote of a majority in combined voting power of the holders of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class, present in person or by proxy entitled to vote on such matter at the Twilio special meeting (provided that a quorum exists).

  •
  Twilio Adjournment Proposal.  Approval of the Twilio adjournment proposal requires the affirmative vote of a majority of the votes cast at the Twilio special meeting by holders of shares of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class (whether or not a quorum is present).

        The Twilio bylaws provide that the chairperson of the Twilio special meeting may, if necessary, adjourn the Twilio special meeting for the purpose of soliciting additional proxies (whether or not a quorum exists).

Twilio Voting Agreements

        On October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain directors and executive officers of Twilio, in their respective capacities as stockholders of Twilio, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with SendGrid, pursuant to which such stockholders have agreed, among other things, to vote their respective shares of Twilio Class A common stock in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. In connection with the execution and delivery of the merger agreement, certain persons, including such directors and officers, who hold Twilio Class B common stock granted an irrevocable proxy to an independent director of Twilio, pursuant to which such shares of Twilio Class B common stock will, among other things, be voted in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. As of the public announcement of the merger, the stockholders who signed the Twilio voting agreements and/or granted the irrevocable proxy owned an aggregate of approximately 33.2% of the voting power of the outstanding Twilio Class A common stock and Twilio Class B common stock calculated in the aggregate. As of the record date for the Twilio special meeting, the stockholders who signed the Twilio voting agreements and/or granted the irrevocable proxy owned an aggregate of approximately 33.1% of the voting power of the outstanding Twilio Class A common stock and Twilio Class B common stock calculated in the aggregate. The forms of Twilio voting agreements are attached to this joint proxy statement/prospectus as Annexes F and G.

Abstentions and Broker Non-Votes

        If you are a Twilio stockholder, abstentions have the effect of a vote against the stock issuance proposal and, if necessary, the adjournment proposal. Broker "non-votes" have no effect on the outcome of the stock issuance proposal or the Twilio adjournment proposal. Shares of Twilio Class A common stock and Twilio Class B common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a Twilio stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Twilio Class A common stock and Twilio Class B common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Twilio special meeting and will be voted "FOR" that proposal. If you fail to cast a vote or deliver a proxy card, it will also make it more difficult to meet the quorum requirement with respect to organizing the meeting.

Voting Power of Twilio's Directors and Executive Officers

        On the Twilio record date, 0.6% of the outstanding Twilio Class A common stock and 68.8% of the outstanding Twilio Class B common stock was held by Twilio directors and executive officers and their respective affiliates. Twilio currently expects that its directors and executive officers will vote their shares in favor of the issuance of Twilio Class A common stock to SendGrid stockholders in connection with the merger.

Attending the Twilio Special Meeting

        All holders of Twilio Class A common stock and Twilio Class B common stock, including stockholders of record and stockholders who hold shares through banks, brokers or other nominees, are invited to attend the Twilio special meeting. Stockholders of record can vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter or an account statement issued by the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you to be admitted. Twilio reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. Even if you plan to attend the Twilio special meeting, Twilio recommends that you also submit your proxy or voting instructions by mail, or by telephone or on the Internet as described in your proxy card so that your vote will be counted if you later decide not to attend the meeting.

        Subject to space availability and certain security procedures, all Twilio stockholders as of the record date for the Twilio special meeting, or their duly appointed proxies, may attend the Twilio special meeting. Each person attending the Twilio special meeting must have proof of ownership of the Twilio Class A common stock and/or Twilio Class B common stock that they own, as well as a valid government-issued photo identification, such as a driver's license or passport, to be admitted to the meeting. If you hold your shares of Twilio Class A common stock and/or Twilio Class B common stock in your name as a stockholder of record, you will need proof of ownership of such shares. If your shares of Twilio Class A common stock and/or Twilio Class B common stock are held in "street name" in the name of a bank, broker, or other nominee and you plan to attend the Twilio special meeting, you must present acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of Twilio Class A common stock and/or Twilio Class B common stock on the Twilio record date, to be admitted to the Twilio special meeting.

Voting of Proxies by Record Stockholders

        A proxy card is enclosed for use by Twilio stockholders of record. Twilio requests that its record stockholders sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also vote your shares by telephone or through the Internet. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card. Shares of Twilio Class A and Twilio Class B common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a Twilio stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Twilio Class A common stock and Twilio Class B common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Twilio special meeting and will be voted "FOR" that proposal.

        At the date hereof, Twilio management has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in Twilio's accompanying Notice of Special Meeting of Stockholders. In accordance with Twilio's bylaws and Delaware law, business transacted at the Twilio special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the Twilio special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matter.

        Your vote is important. Whether or not you expect to attend the Twilio special meeting in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Twilio special meeting.

Shares Held in Street Name

        If you hold your shares of Twilio Class A common stock and/or Twilio Class B common stock in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Twilio or by voting in person at the Twilio special meeting. Further, brokers who hold shares of Twilio Class A common stock and/or Twilio Class B common stock on behalf of their customers may not vote those shares without specific instructions from their customers.

        If you hold your Twilio Class A common stock and/or Twilio Class B common stock in street name and you do not instruct your broker on how to vote any of your shares, your broker may not vote those shares. For a discussion of the consequences of such broker non-votes, see "The Twilio Special Meeting—Abstentions and Broker Non-Votes" beginning on page 52 of this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a Twilio Stockholder's Vote

        If you are a holder of shares of Twilio Class A common stock and/or Twilio Class B common stock as of the record date for the Twilio special meeting, you have the power to revoke your proxy at any time before your proxy is voted at the Twilio special meeting. You can revoke your proxy in one of four ways:

  •
  you can send a signed notice of revocation that is received by Twilio prior to your shares being voted, stating that you would like to revoke your proxy, to Twilio's corporate secretary at Twilio's corporate headquarters, 375 Beale Street, Suite 300, San Francisco, California 94105;

  •
  you can grant a new, valid proxy bearing a later date (by Internet, telephone or mail) that is received by Twilio prior to your shares being voted;

  •
  you can vote again by telephone or the Internet at a later time; or

  •
  if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

        If you wish to change your vote at the Twilio special meeting, you must vote by ballot at such meeting or if you wish to revoke your vote at the Twilio special meeting, you must bring a written notice of revocation to the Secretary of the Twilio special meeting prior to the voting at the Twilio special meeting.

        The latest dated completed proxy will be the one that counts. Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

    Twilio Inc.
    375 Beale Street, Suite 300
    San Francisco, California 94105
    Attn: Corporate Secretary

        If you are a Twilio stockholder whose shares of Twilio Class A common stock and/or Twilio Class B common stock are held in "street name" by a bank, broker, or other nominee, you may revoke your proxy or voting instructions and vote your shares in person at the Twilio special meeting only in accordance with applicable rules and procedures as employed by your bank, broker, or other nominee. If your shares are held in "street name" in an account at a bank, broker, or other nominee, you must follow the directions you receive from your bank, broker, or other nominee in order to change or revoke your proxy or voting instructions and should contact your bank, broker, or other nominee to do so.

Adjournments

        Although it is not currently expected, the Twilio special meeting may be adjourned for the purpose of soliciting additional proxies if Twilio has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the Twilio stock issuance proposal. Adjourning the Twilio special meeting requires the affirmative vote of a majority of the votes cast at the Twilio special meeting by holders of shares of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class (whether or not a quorum is present). The Twilio bylaws provide that the chairperson of the Twilio special meeting may, if necessary, adjourn the Twilio special meeting for the purpose of soliciting additional proxies (whether or not a quorum exists). Pursuant to the Twilio bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. If the time and place of an adjourned meeting (and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting) are announced at the original convening of the Twilio special meeting, no notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting. If the Twilio special meeting is adjourned, stockholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use. The merger agreement provides that the Twilio special meeting will not be adjourned to a date that is more than 15 calendar days after the date for which the Twilio special meeting was originally scheduled.

Postponements

        At any time prior to convening the Twilio special meeting, the Twilio Board may postpone the Twilio special meeting for any reason without the approval of the Twilio stockholders. The merger agreement provides that the Twilio special meeting will not be postponed to a date that is more than 15 calendar days after the date for which the Twilio special meeting was originally scheduled. Although it is not currently expected, the Twilio Board may postpone the Twilio special meeting for the purpose of soliciting additional proxies if Twilio has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the Twilio stock issuance proposal. If the Twilio special meeting is postponed, stockholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use.

Stockholder List

        A list of Twilio stockholders entitled to vote at the Twilio special meeting will be available for inspection at Twilio's principal executive offices, located at 375 Beale Street, Suite 300, San Francisco, California 94105, at least 10 days prior to the date of the Twilio special meeting and continuing through the date thereof for any purpose germane to the Twilio special meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time. The list will also be available at the Twilio special meeting for inspection by any Twilio stockholder present at the Twilio special meeting.

Tabulation of Votes

        A representative of Twilio's mailing and tabulating agent, Broadridge Financial Solutions, will tabulate the votes and act as inspector of elections.

How You Can Reduce the Number of Copies of Twilio's Proxy Materials You Receive

        Twilio has adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, unless one or more of these stockholders notifies Twilio that they wish to continue receiving individual copies. This procedure reduces Twilio's printing costs and postage fees. Stockholders who wish to participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of the proxy materials for your household, please contact your broker.

        If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact your broker or Twilio. Direct your written request to Twilio Inc., Investor Relations, 375 Beale Street, Suite 300, San Francisco or contact Investor Relations at (415) 390-2337.

        Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the Twilio special meeting, please contact Innisfree M&A Incorporated, the proxy solicitor for Twilio, at 501 Madison Avenue, 20th Floor, New York, New York 10022, banks and brokers call collect: (212) 750-5833, stockholders call toll free: (888) 750-5834.

TWILIO PROPOSALS

Twilio Proposal 1: The Twilio Stock Issuance Proposal

        Twilio stockholders are asked to approve the issuance of Twilio Class A common stock to SendGrid stockholders in connection with the merger contemplated by the merger agreement. Twilio stockholders should carefully read this joint proxy statement/prospectus in its entirety, including the documents incorporated by reference and the merger agreement, for more detailed information concerning the merger agreement and the Twilio stock issuance proposal. For a detailed discussion of the terms of the merger agreement and the merger, including the proposed Twilio stock issuance, see the information about the merger and the merger agreement throughout this joint proxy statement/prospectus, including the information set forth in the section entitled "The Merger Agreement" beginning on page 68 of this joint proxy statement/prospectus. A copy of the merger agreement, as amended, is attached as Annex A to this joint proxy statement/prospectus.

        Approval of the Twilio stock issuance proposal is a condition to completion of the merger. If the Twilio stock issuance proposal is not approved, the merger will not occur. For a detailed discussion of the conditions of the merger, see "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 85 of this joint proxy statement/prospectus.

        Approval of the Twilio stock issuance proposal requires the affirmative vote of a majority in combined voting power of the holders of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class, present in person or represented by proxy entitled to vote on such matter at the Twilio special meeting (provided that a quorum exists).

        At a meeting of the Twilio Board held on October 15, 2018, the Twilio Board determined that the merger agreement and the transactions contemplated thereby, including the issuance of Twilio Class A common stock to the SendGrid stockholders in connection with the merger, are in the best interests of Twilio and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby.

IF YOU ARE A TWILIO STOCKHOLDER, THE TWILIO BOARD
RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ISSUE SHARES OF
TWILIO CLASS A COMMON STOCK IN THE MERGER.

******************************************************************************

Twilio Proposal 2: The Twilio Adjournment Proposal

        This proposal would permit the Twilio Board to adjourn from time to time the Twilio special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Twilio stock issuance proposal.

        If the time and place of an adjourned meeting (and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting) are announced at the original convening of the Twilio special meeting, no notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to Twilio stockholders of record entitled to vote at the adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        Approval of the Twilio adjournment proposal requires the affirmative vote of a majority of the votes cast at the Twilio special meeting by holders of shares of Twilio Class A common stock and Twilio Class B common stock, voting together as a single class (whether or not a quorum is present). For the

Twilio adjournment proposal, an abstention will have the effect of a vote against the proposal. Broker "non-votes" will have no effect on the outcome of the proposal.

IF YOU ARE A TWILIO STOCKHOLDER, THE TWILIO BOARD RECOMMENDS THAT YOU
VOTE "FOR" THE PROPOSAL TO PERMIT THE TWILIO BOARD TO ADJOURN THE TWILIO
SPECIAL MEETING.

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 THE SENDGRID SPECIAL MEETING

Date, Time and Place of the SendGrid Special Meeting

        The special meeting of SendGrid stockholders will be held at the offices of SendGrid, located at 1801 California Street, Suite 500, Denver, Colorado 80202, on January 30, 2019, at 9:00 a.m., local time.

Purpose of the SendGrid Special Meeting

        At the SendGrid special meeting, SendGrid stockholders will be asked to consider and vote upon the following proposals:

  •
  To adopt the Agreement and Plan of Merger and Reorganization, dated October 15, 2018, among Twilio Inc., Topaz Merger Subsidiary, Inc., and SendGrid, Inc., as amended on December 13, 2018 and as such agreement may be further amended from time to time. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;

  •
  To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SendGrid's named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement; and

  •
  To approve adjournments of the SendGrid special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the SendGrid merger proposal.

Recommendation of the SendGrid Board

        At a meeting of the SendGrid Board held on October 15, 2018, the SendGrid Board determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SendGrid and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby and declared advisable and recommended that SendGrid's stockholders adopt the merger agreement. Such determination, approval and recommendation was made unanimously by the SendGrid Board with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of Twilio.

        The SendGrid Board recommends that SendGrid stockholders vote "FOR" the SendGrid merger proposal, "FOR" the SendGrid compensation proposal and "FOR" the SendGrid adjournment proposal.

Record Date for the SendGrid Special Meeting; Stock Entitled to Vote

        Only holders of record of shares of SendGrid common stock at the close of business on December 13, 2018, the record date for the SendGrid special meeting, will be entitled to notice of, and to vote at, the SendGrid special meeting and any postponements or adjournments thereof. You may cast one vote for each share of SendGrid common stock that you owned as of the SendGrid record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee.

        On the SendGrid record date, there were outstanding a total of 47,659,204 shares of SendGrid common stock entitled to vote at the SendGrid special meeting.

Solicitation of Proxies; Revocability of Proxies

        The cost of proxy solicitation for the SendGrid special meeting will be borne by SendGrid. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of SendGrid, without additional remuneration, by personal interview, telephone, electronic communication or otherwise. SendGrid will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the SendGrid record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. SendGrid has retained MacKenzie Partners, Inc. to assist in its solicitation of proxies and has agreed to pay them a fee of $15,000 and potentially additional fees under certain circumstances, plus reasonable expenses, for these services.

        If you are a holder of record on the record date for the SendGrid special meeting, you have the power to revoke your proxy at any time before your proxy is voted at the SendGrid special meeting. You can revoke your proxy in one of four ways:

  •
  you can send a signed notice of revocation;

  •
  you can grant a new, valid proxy bearing a later date;

  •
  you can vote again by telephone or the Internet at a later time; or

  •
  if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

        If you choose either of the first two methods, you must provide your notice of revocation or your new proxy to the Secretary of SendGrid prior to your shares being voted.

        If your shares are held in street name by your broker or nominee, you should contact them to change your vote.

Quorum

        The holders of a majority of the voting power of SendGrid's outstanding shares of common stock entitled to vote as of the close of business on the SendGrid record date must be present or represented by proxy to constitute a quorum to conduct the SendGrid special meeting. All shares of SendGrid common stock represented at the SendGrid special meeting, including abstentions and broker non-votes, will be counted for purposes of determining the presence or absence of a quorum to conduct the SendGrid special meeting.

        A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders' meeting or is not permitted to vote those shares on a non-routine matter. None of the SendGrid merger proposal, the SendGrid compensation proposal or the SendGrid adjournment proposal is a routine matter. As a result, if you fail to give voting instructions to your broker, bank or other holder of record, your broker, bank or other holder record may not submit or vote your shares for any purpose at the special meeting and, therefore, your shares will not be considered present for purposes of determining a quorum to transact business at the special meeting.

        If a SendGrid stockholder submits a proxy card and affirmatively elects to abstain from voting, the shares will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting.

        If a SendGrid stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of SendGrid common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting.

Vote Required

  •
  SendGrid Merger Proposal.  Approval of the SendGrid merger proposal requires the affirmative vote of a majority of the outstanding shares of SendGrid's common stock.

  •
  SendGrid Compensation Proposal.  Approval, on an advisory (non-binding) basis, of the SendGrid compensation proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy.

  •
  SendGrid Adjournment Proposal.  Approval of the SendGrid adjournment proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy.

SendGrid Voting Agreements

        On October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain stockholders and certain directors and executive officers of SendGrid, in their respective capacities as stockholders of SendGrid, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with Twilio, pursuant to which such stockholders and individuals have agreed, among other things, to vote their respective shares of SendGrid common stock for the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement. As of the public announcement of the merger, the stockholders who signed the SendGrid voting agreements owned an aggregate of approximately 6.4% of the outstanding shares of SendGrid common stock. As of December 13, 2018, the record date for the SendGrid special meeting, the stockholders who signed the SendGrid voting agreements owned an aggregate of approximately 6.7% of the outstanding shares of SendGrid common stock. The forms of SendGrid voting agreement are attached to this joint proxy statement/prospectus as Annexes D and E.

Abstentions and Broker Non-Votes

        If you are a SendGrid stockholder, failure to vote in person or by proxy at the special meeting, abstentions, and broker non-votes (if any) will have the same effect as a vote against the SendGrid merger proposal. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the SendGrid special meeting will have no effect on the outcome of the SendGrid compensation proposal and the SendGrid adjournment proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the SendGrid compensation proposal and the SendGrid adjournment proposal, and (iii) broker "non-votes" (if any) will have no effect on the outcome of the SendGrid compensation proposal and SendGrid adjournment proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a SendGrid stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of SendGrid common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and will be voted "FOR" that proposal.

Voting Power of SendGrid's Directors and Executive Officers

        On the SendGrid record date, 20% of the outstanding SendGrid common stock was held by SendGrid directors and executive officers and their respective affiliates. SendGrid currently expects that its directors and executive officers will vote their shares in favor of the SendGrid merger proposal.

Attending the SendGrid Special Meeting

        All holders of SendGrid common stock, including stockholders of record and stockholders who hold shares through banks, brokers or other nominees, are invited to attend the SendGrid special meeting. Stockholders of record can vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter or an account statement issued by the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you to be admitted. SendGrid reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

        Subject to space availability and certain security procedures, all SendGrid stockholders as of the record date for the SendGrid special meeting, or their duly appointed proxies, may attend the SendGrid special meeting. Shares of SendGrid common stock held in your name as the stockholder of record may be voted by you in person at the SendGrid special meeting. Shares of SendGrid common stock held beneficially in street name may be voted by you in person at the SendGrid special meeting only if you obtain a legal proxy from the bank, broker, or other nominee that holds your shares of SendGrid common stock giving you the right to vote such shares. Each person attending the SendGrid special meeting must have proof of ownership of the SendGrid common stock that they own, as well as a valid government-issued photo identification, such as a driver's license or passport, to be admitted to the meeting. If you hold your shares of SendGrid common stock in your name as a stockholder of record, you will need proof of ownership of such shares. If your shares of SendGrid common stock are held in "street name" in the name of a bank, broker, or other nominee and you plan to attend the SendGrid special meeting, you must present acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of SendGrid common stock on the SendGrid record date, to be admitted to the SendGrid special meeting. Even if you plan to attend the SendGrid special meeting, SendGrid recommends that you also submit your proxy or voting instructions by mail, or by telephone or on the Internet as described in your proxy card so that your vote will be counted if you later decide not to attend the meeting.

Voting of Proxies by Record Stockholders

        A proxy card is enclosed for use by SendGrid stockholders of record. SendGrid requests that its record stockholders sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also vote your shares by telephone or through the Internet. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If you are a SendGrid stockholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of SendGrid common stock represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and will be voted "FOR" that proposal.

        At the date hereof, SendGrid management has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in SendGrid's accompanying Notice of Special Meeting of Stockholders. In accordance with SendGrid's bylaws and Delaware law, business transacted at the SendGrid special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the SendGrid special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matter.

        Your vote is important. Whether or not you expect to attend the SendGrid special meeting in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the SendGrid special meeting.

Shares Held in Street Name

        If you hold your shares of SendGrid common stock in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to SendGrid or by voting in person at the SendGrid special meeting. Further, brokers who hold shares of SendGrid common stock on behalf of their customers may not vote those shares without specific instructions from their customers.

        If you hold your SendGrid common stock in street name and you do not instruct your broker on how to vote any of your shares, your broker may not vote those shares. For a discussion of the consequences of such broker non-votes, see "The SendGrid Special Meeting—Abstentions and Broker Non-Votes" beginning on page 61 of this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a SendGrid Stockholder's Vote

        If you are a holder of shares of SendGrid common stock as of the record date for the SendGrid special meeting, you have the power to revoke your proxy at any time before your proxy is voted at the SendGrid special meeting. You can revoke your proxy in one of four ways:

  •
  you can send a signed notice of revocation that is received by SendGrid prior to your shares being voted, stating that you would like to revoke your proxy, to SendGrid's corporate secretary at SendGrid's corporate headquarters, 1801 California Street, Suite 500, Denver, Colorado 80202;

  •
  you can grant a new, valid proxy bearing a later date (by Internet, telephone or mail) that is received by SendGrid prior to your shares being voted;

  •
  you can vote again by telephone or the Internet at a later time; or

  •
  if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you wish to change your vote at the SendGrid special meeting, you must vote by ballot at such meeting or if you wish to revoke your vote at the SendGrid special meeting, you must bring a written notice of revocation to the Secretary of the SendGrid special meeting prior to the voting at the SendGrid special meeting.

        The latest dated completed proxy will be the one that counts. Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

  SendGrid Inc.
  1801 California Street, Suite 500
  Denver, Colorado 80202
  Attn: Corporate Secretary

        If you are a SendGrid stockholder whose shares of common stock are held in "street name" by a bank, broker, or other nominee, you may revoke your proxy or voting instructions and vote your shares in person at the SendGrid special meeting only in accordance with applicable rules and procedures as employed by your bank, broker, or other nominee. If your shares are held in "street name" in an account at a bank, broker, or other nominee, you must follow the directions you receive from your bank, broker, or other nominee in order to change or revoke your proxy or voting instructions and should contact your bank, broker, or other nominee to do so.

Adjournments

        Although it is not currently expected, the SendGrid special meeting may be adjourned for the purpose of soliciting additional proxies if SendGrid has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the SendGrid merger proposal. If a quorum is not present, the chairperson of the SendGrid special meeting or holders of a majority of the votes present at the SendGrid special meeting may adjourn the special meeting. If a quorum is present, the SendGrid special meeting may be adjourned if sufficient votes are cast in favor of the SendGrid adjournment proposal. Pursuant to the SendGrid bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the SendGrid special meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the SendGrid special meeting is adjourned, stockholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use. The merger agreement provides that the SendGrid special meeting will not be adjourned to a date that is more than 15 calendar days after the date for which the SendGrid special meeting was originally scheduled.

Stockholder List

        A list of SendGrid stockholders entitled to vote at the SendGrid special meeting will be available for inspection at SendGrid's principal executive offices, located at 1801 California Street, Suite 500, Denver, Colorado 80202, at least 10 days prior to the date of the SendGrid special meeting and continuing through the date thereof for any purpose germane to the SendGrid special meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time. The list will also be available at the SendGrid special meeting for inspection by any SendGrid stockholder present at the SendGrid special meeting.

Tabulation of Votes

        A representative of SendGrid's mailing and tabulating agent, Broadridge Financial Solutions, will tabulate the votes and SendGrid's corporate secretary will act as inspector of elections.

How You Can Reduce the Number of Copies of SendGrid's Proxy Materials You Receive

        SendGrid has adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, unless one or more of these stockholders notifies SendGrid that they wish to continue receiving individual copies. This procedure reduces SendGrid's printing costs and postage fees. Stockholders who wish to participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of the proxy materials for your household, please contact your broker.

        If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact your broker or SendGrid. Direct your written request to

SendGrid, Inc., Investor Relations, 1801 California Street, Suite 500, Denver, Colorado 80202 or contact Investor Relations at (888) 985-7363.

        Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the SendGrid special meeting, please contact MacKenzie Partners, Inc., the proxy solicitor for SendGrid, by telephone toll-free at 1-800-322-2885.

SENDGRID PROPOSALS

SendGrid Proposal 1: The SendGrid Merger Proposal

        SendGrid stockholders are asked to approve the adoption of the merger agreement. SendGrid stockholders should carefully read this joint proxy statement/prospectus in its entirety, including the documents incorporated by reference and the merger agreement, for more detailed information concerning the merger agreement and the SendGrid merger proposal. For a detailed discussion of the terms of the merger agreement and the merger, see the information about the merger and the merger agreement throughout this joint proxy statement/prospectus, including the information set forth in the section entitled "The Merger Agreement" beginning on page 68 of this joint proxy statement/prospectus. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

        Approval of the SendGrid merger proposal is a condition to completion of the merger. If the SendGrid merger proposal is not approved, the merger will not occur. For a detailed discussion of the conditions of the merger, see "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 85 of this joint proxy statement/prospectus.

        Approval of the SendGrid merger proposal requires the affirmative vote of a majority of the outstanding shares of SendGrid's common stock. Failure to vote in person or by proxy at the special meeting, abstentions, and broker non-votes (if any) will have the same effect as a vote against the SendGrid merger proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a SendGrid stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of SendGrid common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and all of such shares will be voted as recommended by the SendGrid Board.

        At a meeting of the SendGrid Board held on October 15, 2018, the SendGrid Board determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SendGrid and its stockholders, and approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby and declared advisable and recommended that SendGrid's stockholders adopt the merger agreement.

IF YOU ARE A SENDGRID STOCKHOLDER, THE SENDGRID BOARD
RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER
AGREEMENT.

*****************************************************************************

SendGrid Proposal 2: The SendGrid Compensation Proposal

        Under Section 14A of the Exchange Act and the applicable Securities and Exchange Commission rules issued thereunder, SendGrid is required to submit a proposal to its stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SendGrid's named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement. This compensation is summarized in the table captioned "Financial Interests of SendGrid Directors and Executive Officers in the Merger" beginning on page 140 of this joint proxy statement/prospectus, including the footnotes to the table and narrative disclosures set forth in the section. The SendGrid Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this joint proxy statement/prospectus. The vote on the compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the compensation proposal and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either SendGrid or Twilio. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the compensation proposal.

        Approval, on an advisory (non-binding) basis, of the SendGrid compensation proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the SendGrid special meeting will have no effect on the outcome of the SendGrid compensation proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the SendGrid compensation proposal and (iii) broker "non-votes" (if any) will have no effect on the outcome of the SendGrid compensation proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a SendGrid stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of SendGrid common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and all of such shares will be voted as recommended by the SendGrid Board.

IF YOU ARE A SENDGRID STOCKHOLDER, THE SENDGRID BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO SENDGRID'S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

*****************************************************************************

SendGrid Proposal 3: The SendGrid Adjournment Proposal

        This proposal would permit the SendGrid Board to adjourn from time to time the SendGrid special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the SendGrid merger proposal.

        Pursuant to the SendGrid bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the SendGrid special meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        Approval of the SendGrid adjournment proposal requires the affirmative vote of a majority of the shares of SendGrid common stock present at the meeting in person or by proxy. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the SendGrid special meeting will have no effect on the outcome of the SendGrid adjournment proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the SendGrid adjournment proposal and (iii) broker "non-votes" (if any) will have no effect on the outcome of the SendGrid adjournment proposal. Shares of SendGrid common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a SendGrid stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of SendGrid common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the SendGrid special meeting and all of such shares will be voted as recommended by the SendGrid Board.

IF YOU ARE A SENDGRID STOCKHOLDER, THE SENDGRID BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO PERMIT THE SENDGRID BOARD TO ADJOURN THE SENDGRID SPECIAL MEETING.

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THE MERGER AGREEMENT

        The following section summarizes the material provisions of the merger agreement, which is included in this joint proxy statement/prospectus as Annex A and is incorporated herein by reference in its entirety. The rights and obligations of Twilio and SendGrid are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus. Twilio and SendGrid stockholders are urged to read the merger agreement carefully and in its entirety as well as this joint proxy statement/prospectus before making any decisions regarding the merger, including the adoption by the SendGrid stockholders of the merger agreement or the approval by the Twilio stockholders of the issuance of Twilio Class A common stock in connection with the merger. This summary is qualified in its entirety by reference to the merger agreement.

        The merger agreement is described in this joint proxy statement/prospectus to provide you with information regarding its terms and is not intended to provide any factual information about Twilio or SendGrid. The merger agreement contains representations and warranties that the parties made to each other as of the date of the merger agreement or other specific dates, solely for purposes of the contract between the parties, and those representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the merger agreement. Accordingly, the representations and warranties may not be accurate or complete characterizations of the actual state of facts at any time. In particular, the representations and warranties:

  •
  may not be intended to establish matters of fact, but rather to allocate the risk between the parties in the event the statements contained in the representations and warranties prove to be inaccurate;

  •
  have been modified in important part by certain underlying disclosures that were made between the parties in connection with the negotiation of the merger agreement, which are not reflected in the merger agreement itself or publicly filed; and

  •
  are subject to contractual standards of materiality different from what is generally applicable to you or other investors.

        The merger agreement has been included as Annex A to this joint proxy statement/prospectus to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Twilio, SendGrid, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Twilio's stockholders and SendGrid's stockholders and other investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Twilio, SendGrid, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Twilio and SendGrid.

        Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 199.

Terms of the Merger; Merger Consideration

        Pursuant to the merger agreement, and in accordance with Delaware law, at the effective time of the merger, Merger Sub will be merged with and into SendGrid, with SendGrid continuing as a direct wholly owned subsidiary of Twilio.

        At the effective time of the merger, each share of SendGrid common stock issued and outstanding (other than shares owned by Twilio or Merger Sub or shares held in treasury), will be automatically converted into the right to receive 0.485 of a share of validly issued, fully paid and non-assessable shares of Twilio Class A common stock, par value $0.001 per share, which we refer to as the merger consideration.

        Twilio will not issue fractional shares of Twilio Class A common stock pursuant to the merger agreement. Instead, each SendGrid stockholder who otherwise would have been entitled to receive a fraction of a share of Twilio Class A common stock will receive cash in lieu thereof, as provided in the merger agreement.

        In the event of any reclassification, stock split, reverse stock split, stock dividend, stock distribution, recapitalization, subdivision or other similar transaction with respect to the shares of SendGrid common stock or shares of Twilio Class A common stock prior to the effective time of the merger, the merger consideration will be equitably adjusted to eliminate the effects of such event on the merger consideration as contemplated by the merger agreement.

Procedures for Exchanging SendGrid Common Stock in the Merger

        Prior to the effective time of the merger, Twilio shall designate a bank or trust company reasonably acceptable to SendGrid to act as the exchange agent in connection with the merger. At or prior to the effective time of the merger, Twilio or Merger Sub will deposit, or cause to be deposited, with the exchange agent (i) evidence of shares of Twilio Class A common stock issuable pursuant to the merger agreement in book-entry form equal to the aggregate merger consideration (excluding any cash in lieu of fractional shares payable pursuant to the merger agreement) and (ii) cash in immediately available funds in an amount sufficient to pay any dividends payable pursuant to the merger agreement, and an amount of cash in lieu of fractional shares payable pursuant to the merger agreement, in each case, for the sole benefit of the holders of shares of SendGrid common stock.

        Upon surrender of stock certificates accompanied by an executed letter of transmittal and other documents described in the instructions or, in the case of uncertificated shares, an "agent's message" in customary form, of SendGrid common stock for cancellation, a SendGrid stockholder will receive the following: (i) the share consideration to which such SendGrid stockholder is entitled and (ii) cash in lieu of fractional shares of Twilio Class A common stock, if any. SendGrid stockholders will not receive any fractional shares of Twilio Class A common stock pursuant to the merger. After the effective time of the merger, SendGrid will not register any transfers of the shares of SendGrid common stock. Shares of Twilio Class A stock issued in connection with the merger will be issued in uncertificated, book-entry form.

        After the effective time of the merger, shares of SendGrid common stock will no longer be issued and outstanding, will be canceled and will cease to exist, and (A) each certificate, if any, that previously represented SendGrid common stock and (B) each book-entry account formerly representing any uncertificated shares of SendGrid common stock will represent only the right to receive the merger consideration as described above. With respect to such shares of Twilio Class A common stock deliverable upon the surrender of SendGrid stock certificates, until holders of such SendGrid stock certificates have surrendered such stock certificates to the exchange agent for exchange, those holders will not receive dividends or distributions with respect to such shares of Twilio Class A common stock with a record date after the effective time of the merger.

        Twilio stockholders need not take any action with respect to their stock certificates.

Completion of the Merger

        The closing of the merger will take place (a) at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210 as soon as reasonably practicable, and in no event later than two business days after the satisfaction or waiver of the conditions to the closing of the merger have been satisfied or waived (other than conditions that by their nature cannot be satisfied until the closing of the merger, which shall be required to be so satisfied or waived in accordance with the merger agreement upon the closing date of the merger) or (b) at such other time, date or place as Twilio and SendGrid may agree in writing. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, in accordance with the laws of Delaware.

Representations and Warranties

        The merger agreement contains representations and warranties made by each of Twilio and SendGrid related to, among other things:

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  due organization, good standing and the requisite corporate power and authority to carry on their respective businesses;

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  subsidiaries and equity interests;

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  capital structure and related matters;

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  corporate power and authority to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement;

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  absence of conflicts with organizational documents, breaches of contracts and agreements, liens upon assets and violations of applicable law resulting from the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

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  absence of required governmental or other third-party consents in connection with execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement other than as specified in the merger agreement;

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  SEC filings, financial statement compliance and absence of undisclosed liabilities (other than certain specified exceptions);

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  internal controls and procedures;

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  absence of certain changes or events and conduct of business in the ordinary course since January 1, 2018;

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  litigation;

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  in the case of SendGrid, employee benefits matters and ERISA compliance;

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  in the case of SendGrid, employee and labor matters;

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  compliance with laws;

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  material contracts;

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  in the case of SendGrid, environmental matters and compliance with environmental laws;

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  in the case of SendGrid, anti-corruption and anti-bribery matters;

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  tax matters and intended tax treatment of the merger;

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  intellectual property;

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  compliance with privacy laws and data security;

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  in the case of SendGrid, insurance and title to properties;

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  accuracy and completeness of information supplied for the inclusion or incorporation by reference in this joint proxy statement/prospectus and, in the case of Twilio, the Form S-4;

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  in the case of Twilio and Merger Sub, their obligations not being subject to, or conditioned on, the receipt or availability of any funds or financing;

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  absence of brokers and other advisors;

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  opinions of financial advisors; and

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  absence of other representations and warranties.

        The merger agreement also contains certain representations and warranties of Twilio with respect to its direct, wholly owned subsidiary Merger Sub, including corporate organization, qualification to do business, no conflicts or violation and authority with respect to the execution and delivery of the merger agreement.

        Many of the representations and warranties in the merger agreement are qualified by a "knowledge," "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect). For purposes of the merger agreement, a "material adverse effect" means, with respect to a party, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (i) materially adversely affects or would reasonably be expected to materially adversely affect the business, financial condition or results of operations of a party and its subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by the merger agreement.

        Clause (i) of the definition of "material adverse effect" excludes any fact, circumstance, effect, change, event or development to the extent that, either alone or combination, it results from or arises out of:

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  changes or conditions generally affecting the industries in which such party and any of its subsidiaries operate, except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate adverse effect on such party and its subsidiaries, taken as a whole, relative to others in such industries in respect of the business conducted in such industries;

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  general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate adverse effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party or any of its subsidiaries operate in respect of the business conducted in such industries;

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  any failure, in and of itself, by such party to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a material adverse effect);

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  the public announcement or pendency of the transactions contemplated in the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of such party and its subsidiaries with employees, labor unions, customers, suppliers or partners;

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  any change, in and of itself, in the market price or trading volume of such party's securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a material adverse effect);

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  any change in applicable law, regulation or GAAP (or authoritative interpretation thereof), except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate adverse effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and its subsidiaries operate in respect of the business conducted in such industries;

  •
  geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement, except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate adverse effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate in respect of the business conducted in such industries;

  •
  any hurricane, tornado, flood, earthquake or other natural disaster, except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate adverse effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate in respect of the business conducted in such industries;

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  any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the merger agreement or the transactions contemplated thereby; or

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  any taking of any action not required by the merger agreement at the written request of the other party or parties thereto or any action expressly required to be taken under the merger agreement.

        The representations and warranties contained in the merger agreement will not survive the consummation of the merger, but they form the basis of specified conditions to the parties' obligations to complete the merger.

Conduct of Business

        Each of Twilio and SendGrid has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, each of Twilio and SendGrid has agreed to conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practice and in all material respects in compliance with applicable laws. Further, SendGrid has agreed to use reasonable best efforts to preserve intact its business organization and use commercially reasonable efforts to preserve advantageous business relationships and keep available the services of its current officers and employees.

        In addition, SendGrid has agreed to specific restrictions relating to the conduct of its business between the date of the merger agreement and the effective time of the merger, including not to do any of the following (subject, in each case, to exceptions specified below and in the merger agreement or previously disclosed in writing to Twilio as provided in the merger agreement) without Twilio's prior written consent, which, subject to specified exceptions, may not be unreasonably withheld, conditioned or delayed:

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  (i) Declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof), in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned subsidiary to its parent; (ii) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock, other equity interests or voting securities, or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, SendGrid or any of its subsidiaries or any securities of SendGrid or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, SendGrid or any of its subsidiaries, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) withholding of shares of SendGrid common stock to satisfy tax obligations with respect to awards granted under the existing SendGrid stock plans, (2) the acquisition by SendGrid of awards granted pursuant to the existing SendGrid stock plans in connection with the forfeiture of such awards and (3) the acquisition by SendGrid of shares of SendGrid common stock outstanding as of the date of the merger agreement pursuant to SendGrid's right (under written commitments in effect as of the date of the merger agreement) to acquire shares of SendGrid common stock held by any officer or other employee, or individual who is an independent contractor, consultant or director, of or to any of SendGrid or any of its subsidiaries upon termination of such person's employment or engagement by SendGrid or any of its subsidiaries;

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  Issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien, other than liens permitted under the merger agreement, (except for transactions among SendGrid and its wholly owned subsidiaries) (A) any shares of capital stock of SendGrid or any of its subsidiaries, (B) any other equity interests or voting securities of SendGrid or any of its subsidiaries, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, SendGrid or any of its subsidiaries, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, SendGrid or its subsidiaries, (E) any rights issued by SendGrid or any of its subsidiaries that are linked in any way to the price of any class of the capital stock of SendGrid or any shares of capital stock of any subsidiary of SendGrid, the value of SendGrid or any of its subsidiaries or any part of SendGrid or any of its subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock of SendGrid or any of its subsidiaries, or (F) any bonds, debentures, notes or other indebtedness of SendGrid having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of SendGrid may vote except, in each case of (A) through (F), for issuing shares of SendGrid common stock in respect of SendGrid options, SendGrid restricted stock units or other equity awards outstanding under SendGrid's existing stock plans as of the date of the merger agreement;

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  Amend its organizational documents (including by merger, consolidation or otherwise), or amend in any material respect the charter or organizational documents of any its subsidiaries (including by merger, consolidation or otherwise), except in each case as may be required by law;

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  Except as required by applicable law, pursuant to the terms of any SendGrid benefit plan previously disclosed in writing to Twilio as provided in the merger agreement (or a comparable plan for the succeeding fiscal year) or any SendGrid material contract as in effect on the date of the merger agreement: (A) increase the salaries, bonus opportunities, incentive compensation or other compensation or benefits payable to any employee of SendGrid or any of its subsidiaries at a level of Vice President or higher, (B) increase the salaries, bonus opportunities, incentive compensation or other compensation or benefits payable to any employee with a title below director or other service provider of SendGrid or any of its subsidiaries; (C) grant, announce or pay any new, retention, severance, change in control or other similar bonus or similar compensation to any employee of SendGrid or any of its subsidiaries, (D) establish, amend, terminate or increase the benefits or costs provided under any SendGrid benefit plan, (E) accelerate the vesting or payment of, or take any action to fund, any benefit or payment provided to employees or service providers of SendGrid or any of its subsidiaries, (F) hire, promote or terminate (without cause) any employee or service provider of SendGrid or any of its subsidiaries, in each case of this clause (F), other than in the ordinary course of business consistent with past practices for individuals at the level of senior director or lower, or (G) allow for the commencement of any new offering periods under the SendGrid employee stock purchase plan; provided that SendGrid and its subsidiaries (1) may change the title of their employees, provided such changes in title do not involve increases in the applicable employee's compensation or benefits, acceleration of vesting or acceleration of payment of the applicable employee's benefits or compensation; and (2) may make annual or quarterly cash bonus or commission payments, including cash bonus or commission payments pursuant to existing plans made available to Twilio as of the date of the merger agreement and cash payments to employees and set targets therefor in the ordinary course of business consistent with past practice;

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  Make any material change in financial accounting methods, principles or practices, except as required by a change in GAAP (after the date of the merger agreement);

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  Directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any person (other than any transaction solely between SendGrid and one of its wholly owned subsidiaries or between wholly owned subsidiaries of SendGrid);

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  Incur any indebtedness, except for (A) indebtedness incurred in the ordinary course of business consistent with past practice not to exceed $500,000 in the aggregate, (B) indebtedness in replacement of existing indebtedness, provided that the replacement indebtedness does not increase the aggregate amount of indebtedness permitted to be outstanding under the replaced indebtedness, (C) guarantees of indebtedness of any wholly owned subsidiary of SendGrid and guarantees by any subsidiary of SendGrid of indebtedness of SendGrid or any other wholly owned subsidiary of SendGrid, in each case, in the ordinary course of business consistent with past practice, (D) intercompany indebtedness among SendGrid and its wholly owned subsidiaries in the ordinary course of business consistent with past practice, (E) making borrowings under SendGrid's revolving credit facility (as existing on the date of the merger agreement) not to exceed $500,000, in the ordinary course of business consistent with past practice or (F) capital leases in the ordinary course of business not to exceed $1 million in the aggregate;

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  Sell, lease (as lessor), license, covenant not to assert, mortgage, abandon, allow to lapse (other than any patent expiring at the end of its statutory term), and leaseback or otherwise encumber or subject to any lien (other than any lien permitted under the merger agreement), or otherwise dispose of any properties, rights or assets (including any intellectual property of SendGrid) that are material to SendGrid and its subsidiaries, taken as a whole (other than sales and non-exclusive licenses of products or services in the ordinary course of business consistent with past practice), except (A) pursuant to contracts or commitments in effect on the date of the merger agreement (or entered into after the date of the merger agreement without violating the terms of the merger agreement), (B) any of the foregoing with respect to inventory in the ordinary course of business consistent with past practice, (C) any of the foregoing with respect to obsolete or worthless equipment in the ordinary course of business consistent with past practice, (D) in relation to mortgages, liens and pledges to secure indebtedness for borrowed money permitted to be incurred under the merger agreement and guarantees thereof or (E) for any transactions among SendGrid and its wholly owned subsidiaries in the ordinary course of business consistent with past practice;

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  Make, or agree or commit to make, any capital expenditure not contemplated by SendGrid's capital plan for 2018 and 2019 in excess of $500,000 in the aggregate;

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  Except as required by applicable law, make, change or revoke any material tax election, materially change any method of tax accounting or annual tax accounting period, settle any claim, action or proceeding relating to any material tax liability, agree to waive any statute of limitations for any material tax claim or assessment (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business), obtain or request any material tax ruling or closing agreement, or surrender any right to obtain a material tax refund;

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  Enter any new line of business outside of SendGrid and its subsidiaries' existing business;

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  Dissolve or liquidate SendGrid or any of its subsidiaries;

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  Waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (i) with respect to routine matters in the ordinary course of business or (ii) that do not create material obligations of SendGrid or any of its subsidiaries other than the payment of monetary damages (A) equal to or less than the amounts reserved with respect thereto on SendGrid's SEC documents or (B) not in excess of $500,000 in the aggregate;

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  Except as required by applicable laws, enter into, modify, amend, extend, renew, replace or terminate any collective bargaining agreement or other labor union contract applicable to the employees of SendGrid or any of its subsidiaries, other than in the ordinary course of business consistent with past practice;

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  Abandon, allow to lapse (other than any patent expiring at the end of its statutory term), subject to a lien (other than liens permitted under the merger agreement), assign, transfer, convey title (in whole or in part), license, covenant not to assert, grant any right or other licenses to, or otherwise dispose of, material trademarks, trademark rights, trade names or service marks or other material intellectual property of SendGrid, or enter into licenses or agreements that impose material restrictions upon SendGrid or any of its subsidiaries with respect to material trademarks, trademark rights, trade names or service marks or other material intellectual property rights owned by any third party, in each case other than non-exclusive licenses in the ordinary course of business consistent with past practice; or

  •
  Other than in the ordinary course of business, materially amend or modify any material contract or enter into, materially amend or modify any contract that would be a material contract if it had been entered into prior to the date of the merger agreement, other than non-exclusive licenses in the ordinary course of business consistent with past practice; or

  •
  Take any action that could reasonably be expected to prevent the merger from qualifying as a "reorganization" under Section 368(a) of the Code; or

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  Change in any material respect any SendGrid data security or cybersecurity policy effective as of the date of the merger agreement; or

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  Authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

        In addition, Twilio has agreed to specific restrictions relating to the conduct of its business between the date of the merger agreement and the effective time of the merger, including not to do any of the following (subject, in each case, to exceptions specified below and in the merger agreement or previously disclosed in writing to SendGrid as provided in the merger agreement) without SendGrid's prior written consent, which, subject to specified exceptions, may not be unreasonably withheld, conditioned or delayed:

  •
  Amend its charter or by-laws (other than any amendment to its by-laws that would not, and would not reasonably be expected to, (x) be materially and disproportionately adverse to the holders of shares of SendGrid common stock relative to the treatment of existing holders of Twilio Class A common stock or (y) change in any material respects the economic rights of Twilio Class A common stock);

  •
  (A) Declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Twilio to its parent, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Twilio or any of its subsidiaries or any securities of Twilio or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Twilio or any of its subsidiaries, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) the withholding of shares of Twilio Class A common stock to satisfy tax obligations with respect to awards granted pursuant to Twilio's stock plans, (2) the acquisition by Twilio of awards granted pursuant to Twilio's stock plans in connection with the forfeiture of such awards and (3) the acquisition by Twilio of shares of its Class A common stock outstanding as of the date of the merger agreement pursuant to its right (under written commitments in effect as of the date of the merger agreement) to acquire such shares held by any officer or other employee, or individual who is an independent contractor, consultant or director, of or to any of Twilio or any of its subsidiaries upon termination of such person's employment or engagement by Twilio or any of its subsidiaries;

  •
  Issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien, other than liens permitted under the merger agreement, (except for transactions among Twilio and its wholly owned subsidiaries or transactions pursuant to contracts in effect as of the date of the merger agreement) (A) any shares of capital stock of Twilio or any of its subsidiaries, (B) any other equity interests or voting securities of Twilio or any of its subsidiaries, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Twilio or any of its subsidiaries, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Twilio or any of its subsidiaries, (E) any rights issued by Twilio or any of its subsidiaries that are linked in any way to the price of any class of the capital stock of Twilio or any shares of capital stock of any of Twilio's subsidiaries, the value of Twilio, any of its subsidiaries or any part of Twilio or any of its subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock of Twilio or any of its subsidiaries, or (F) any bonds, debentures, notes or other indebtedness of Twilio having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Twilio may vote except, in each case of (A)-(F), for issuing shares of Twilio Class A common stock in respect of equity awards outstanding under Twilio's stock plans as of the date of the merger agreement and except that Twilio may issue Twilio stock options and Twilio restricted stock units in the ordinary course of business consistent with past practice;

  •
  Acquire another business or merge or consolidate with any other person or enter into any binding share exchange, business combination or similar transaction with another person or restructure, reorganize or completely or partially liquidate, in each case, to the extent that such action would, or would reasonably be expected to, (A) require the financial statements of such acquired person or business to be incorporated within Form S-4 under Regulation S-X of the Securities Act, (B) impose any delay in the expiration or termination of any applicable waiting period or impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, clearance, approval or order of a governmental entity necessary to consummate the merger and the other transactions contemplated by the merger agreement, including any approvals and expiration of waiting periods pursuant to applicable antitrust laws, (C) increase the risk of any governmental entity entering, or increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the merger and the other transactions contemplated by the merger agreement or (D) otherwise prevent, materially delay or materially impair the consummation of the merger;

  •
  Except insofar as may have been required by a change in GAAP (after the date of the merger agreement), make any material change in financial accounting methods, principles or practices if such change (A) would reasonably be expected to result in a delay in the filing of Form S-4 with the SEC and (B) would otherwise reasonably be expected to prevent, materially delay or materially impair the consummation of the merger;

  •
  Take any action that could reasonably be expected to prevent the merger from qualifying as a "reorganization" under Section 368(a) of the Code; or

  •
  Agree, resolve or commit to do any of the foregoing.

No Solicitation of Alternative Proposals

        Each of SendGrid and Twilio has agreed that, from the time of the execution of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the merger, it and its subsidiaries will not, and it will cause its and its subsidiaries' directors, officers and employees not to, and will use reasonable best efforts to cause its and their respective investment bankers, attorneys, accountants and other advisors, agents or representatives (collectively, along with such directors, officers and employees, "representatives") not to, directly or indirectly, (i) solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer that constitutes an acquisition proposal or that would reasonably be expected to lead to an acquisition proposal, (ii) participate in any negotiations or discussions or cooperate in any way (except as otherwise permitted under the terms of the merger agreement) with any person regarding any proposal the consummation of which would constitute an acquisition proposal, (iii) provide any information or data concerning itself or any of its subsidiaries to any person in connection with any proposal that, if consummated, would constitute an acquisition proposal or (iv) approve, recommend, make any public statement approving or recommending, or enter into any agreement with respect to any inquiry, proposal or offer that constitutes an acquisition proposal or that would reasonably be expected to lead to an acquisition proposal.

        The merger agreement also requires both Twilio and SendGrid to, and to cause each of its respective subsidiaries and representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any parties conducted prior to the execution of the merger agreement with respect to any acquisition proposal or proposal that would reasonably be expected to lead to an acquisition proposal.

        An "acquisition proposal" with respect to SendGrid means any proposal (other than an offer or proposal made by Twilio or any of its subsidiaries) for (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (x) a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing more than 20% of the outstanding shares of any class of voting securities of SendGrid; or (y) SendGrid issues securities representing more than 20% of the outstanding shares of any class of voting securities of SendGrid; (ii) any direct or indirect sale, lease, exchange, transfer, acquisition or disposition of any assets of SendGrid and of its subsidiaries that constitute or account for (x) more than 20% of the consolidated net revenues, consolidated net income or consolidated book value of SendGrid; or (y) more than 20% of the fair market value of the assets of SendGrid; or (iii) any liquidation or dissolution of SendGrid.

        An "acquisition proposal" with respect to Twilio means any proposal (other than an offer or proposal made by SendGrid or any of its subsidiaries) for (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (x) a person or "group"(as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing more than 20% of the outstanding shares of any class of voting securities of Twilio; or (y) Twilio issues securities representing more than 20% of the outstanding shares of any class of voting securities of Twilio; (ii) any direct or indirect sale, lease, exchange, transfer, acquisition or disposition of any assets of Twilio and its subsidiaries that constitute or account for (x) more than 20% of the consolidated net revenues, consolidated net income or consolidated book value of Twilio; or (y) more than 20% of the fair market value of the assets of Twilio; or (iii) any liquidation or dissolution of Twilio.

        Notwithstanding the restrictions described above, if, prior to obtaining SendGrid stockholder approval, SendGrid receives an unsolicited, written acquisition proposal that did not result from a breach, in any material respect, of the merger agreement from a third party, then SendGrid may (i) contact the third party making such acquisition proposal to clarify the terms and conditions thereof and inform them of the terms of the merger agreement applicable to such acquisition proposal, (ii) provide access to non-public information regarding SendGrid and its subsidiaries to such third party; provided that such information has previously been available to Twilio or is provided to Twilio substantially concurrently with the making of such information available to such third party and that, prior to furnishing any such material non-public information, SendGrid receives from such third party an executed confidentiality agreement with terms at least as restrictive in all material respects on such third party as the terms of the confidentiality agreement between SendGrid and Twilio are on Twilio (it being understood that such confidentiality agreement need not prohibit the making or amending of the acquisition proposal) and (iii) participate or engage in any negotiations or discussions with such third party if, and only if, prior to taking any action described in clause (ii) or (iii) above, the SendGrid Board determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with a financial advisor of nationally recognized reputation that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law.

        Notwithstanding the restrictions described above, if, prior to obtaining Twilio stockholder approval, Twilio receives an unsolicited, written acquisition proposal from a third party that did not result from a breach, in any material respect, of the merger agreement, then Twilio may (i) contact the third party making such acquisition proposal to clarify the terms and conditions thereof and information them of the terms of the merger agreement applicable to such acquisition proposal, (ii) provide access to non-public information regarding Twilio and its subsidiaries to such third party; provided that such information has previously been made available to SendGrid or is provided to SendGrid substantially concurrently with the making of such information available to such third party and that, prior to furnishing any such material non-public information, Twilio receives from the third party making such acquisition proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such third party as the terms of the confidentiality agreement between SendGrid and Twilio are on SendGrid (it being understood that such confidentiality agreement need not prohibit the making or amending of the acquisition proposal) and (iii) participate or engage in any negotiations or discussions with such third party if, and only if, prior to taking such actions, the Twilio Board determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with a financial advisor of nationally recognized reputation that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law.

        A "superior proposal" means any bona fide, binding, written acquisition proposal (with all percentages in the applicable definition of acquisition proposal above increased to 80%) on terms which the SendGrid Board or the Twilio Board, as the case may be, determines in its good faith judgment (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) would reasonably be expected to be consummated in accordance with its terms (taking into account all legal, financial and regulatory aspects of the proposal and the party making the proposal) and, if consummated, would result in a transaction more favorable to the SendGrid stockholders or Twilio stockholders, as the case may be, from a financial point of view than the merger (including any changes to the terms of the merger agreement made in response to such offer in accordance with the merger agreement) and the time likely required to consummate the applicable acquisition proposal.

        The merger agreement requires each party to notify the other promptly (and, in any event, within one business day) of, among other things, the receipt of any written or other inquiries, proposals or offers that is or could reasonably be expected to lead to an acquisition proposal, any non-public information requested in connection with such an acquisition proposal or any discussion or negotiation with respect to or that could reasonably be expected to lead to an acquisition proposal (indicating, in such notice, the identity of the potential counterparty and the material terms and conditions of any such proposal or offer, including proposed agreements and other material written communications). In addition, the merger agreement requires each party to continue to inform the other of the status of any such proposals or offers and the status of any such discussion or negotiations.

Changes in Board Recommendations

        Each of Twilio and SendGrid has agreed that its board of directors and each committee of its board of directions shall not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in any manner adverse to the other party, the recommendation by such board with respect to the transactions contemplated by the merger agreement, as applicable, or approve, recommend or otherwise declare advisable (or publicly propose or resolve to approve, recommend or otherwise declare advisable) any applicable acquisition proposal or make or authorize the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification (each such event, a "change in recommendation"), (ii) cause Twilio or SendGrid, as the case may be, or any of its respective subsidiaries, to enter into any agreement relating to any acquisition proposal or requiring such party (or that would require such party) to abandon, terminate, or fail to consummate the merger or any other transaction contemplated by the merger agreement (an "alternative acquisition agreement").

        Notwithstanding the foregoing, each of the Twilio Board and the SendGrid Board may change its recommendation to its respective stockholders (subject to the other party's rights to match competing proposals and right to terminate the merger agreement following such change in recommendation, as more fully described in the merger agreement) in response to a superior proposal or an intervening event if the Twilio Board or the SendGrid Board, as applicable determines in good faith, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, that the failure to take such action would be inconsistent with the applicable directors' fiduciary duties under applicable law.

        An "intervening event" with respect to Twilio means any event, occurrence, fact, condition, change, development or effect that (i) was not known to, or reasonably foreseeable by the Twilio Board prior to the execution of the merger agreement, which event, occurrence, fact, condition, change, development or effect becomes known to, or reasonably foreseeable by, the Twilio Board prior to the receipt of the Twilio stockholder approval and (ii) does not relate to (A) any changes in the market price or trading volume of Twilio or SendGrid, (B) Twilio or SendGrid meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case in and of itself (it being understood that with respect to each of clause (A) and clause (B) the facts or occurrences giving rise or contributing to such change or event may be taken into account when determining an intervening event with respect to Twilio to the extent otherwise satisfying this definition), or (C) an acquisition proposal with respect to Twilio.

        An "intervening event" with respect to SendGrid means any event, occurrence, fact, condition, change, development or effect that (i) was not known to, or reasonably foreseeable by, the SendGrid Board prior to the execution of the merger agreement, which event, occurrence, fact, condition, change, development or effect becomes known to, or reasonably foreseeable by, the SendGrid Board prior to the receipt of the SendGrid stockholder approval and (ii) does not relate to (A) an acquisition proposal or (B) (1) any changes in the market price or trading volume of Twilio or SendGrid or (2) Twilio or SendGrid meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case in and of itself (it being understood that with respect to each of clause (1) and clause (2) the facts or occurrences giving rise or contributing to such change or event may be taken into account when determining an intervening event with respect to SendGrid to the extent otherwise satisfying this definition).

Efforts to Obtain Required Stockholder Votes

        SendGrid has agreed, subject to the qualifications described above, to use its reasonable best efforts to convene and hold a meeting of its stockholders to consider and vote upon the adoption of the merger agreement and the advisory (non-binding) vote to approve the SendGrid compensation proposal within forty-five days after the declaration of the effectiveness of the Form S-4 of which this joint proxy statement/prospectus forms a part. The SendGrid Board has approved the merger agreement and determined the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of SendGrid and its stockholders, and has adopted resolutions directing that the merger agreement be submitted to the SendGrid stockholders for their consideration. Notwithstanding the foregoing, (x) if on or before the date the SendGrid stockholders meeting is scheduled to be held, SendGrid reasonably believes that (A) it will not receive proxies representing a sufficient number of shares of SendGrid common stock to adopt the merger agreement and the transactions contemplated thereby or (B) it will not have enough shares of SendGrid common stock to constitute a quorum, SendGrid has the right to (and, if requested by Twilio, must) on one or more occasions postpone or adjourn the SendGrid stockholders meeting and (y) SendGrid may postpone or adjourn the SendGrid stockholders meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that SendGrid has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by SendGrid stockholders prior to the SendGrid special meeting, as long as the SendGrid special meeting is not adjourned or postponed for more than an aggregate of 15 calendar days in connection with any such postponements or adjournments pursuant to either or both of the preceding clauses (x) and (y).

        Notwithstanding any SendGrid change in recommendation, SendGrid shall submit the merger agreement to its stockholders for adoption at the SendGrid stockholders meeting unless the merger agreement is terminated in accordance with its terms prior to such meeting. Without the prior written consent of Twilio, the adoption of the merger agreement shall be the only matter (other than matters of procedure and matters required by law to be voted on by SendGrid's stockholders in connection with the adoption of the merger agreement and the transactions contemplated thereby) that SendGrid shall propose to be acted on by its stockholders at the SendGrid stockholders meeting.

        Twilio has agreed, subject to the qualifications described above, to use its reasonable best efforts to convene and hold a meeting of its stockholders to consider and vote upon the issuance of the Twilio Class A common stock to be issued to SendGrid stockholders in connection with the merger within forty-five days after the declaration of the effectiveness of the Form S-4 of which this joint proxy statement/prospectus forms a part. The Twilio Board has approved the merger agreement and determined the merger agreement and the transactions contemplated thereby, including the issuance of Twilio Class A common stock to SendGrid stockholders in connection with the merger, are advisable, fair to and in the best interests of Twilio and its stockholders, and has adopted resolutions directing that the Twilio stock issuance proposal be submitted to the Twilio stockholders for their consideration. Notwithstanding the foregoing, (x) if on or before the date the Twilio stockholders meeting is scheduled to be held, Twilio reasonably believes that (A) it will not receive proxies representing a sufficient number of shares of Twilio Class A common stock and Twilio Class B common stock to approve the Twilio stock issuance proposal or (B) it will not have enough shares of Twilio Class A common stock and Twilio Class B common stock to constitute a quorum, Twilio has the right to (and, if requested by SendGrid, must) on one or more occasions postpone or adjourn the Twilio stockholders and (y) Twilio may postpone or adjourn the Twilio stockholders meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Twilio has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Twilio stockholders prior to the Twilio special meeting, as long as the Twilio special meeting is not adjourned or postponed for more than an aggregate of 15 calendar days in connection with any such postponements or adjournments pursuant to either or both of the preceding clauses (x) and (y).

        Notwithstanding the foregoing, Twilio shall (i) cause the independent directors and executive officers of Twilio appointed as attorney and proxy in each proxy delivered concurrently with the execution and delivery of the merger agreement (the "Twilio proxies") to vote the shares of Twilio Class B common stock at the Twilio stockholders meeting to approve the issuance of shares of Twilio Class A common stock pursuant to the merger agreement and to otherwise vote the shares of such Twilio Class B common stock in accordance with the Twilio proxies at the Twilio stockholders meeting, (ii) take all other actions necessary or advisable to effectuate the intent of the Twilio proxies, including designating any additional officers or directors of Twilio to act as substitute attorneys and proxies under the Twilio proxies in the event that any of the directors or officers listed therein are unwilling or unable to vote the shares of Twilio Class B common stock in accordance with the Twilio proxies at the Twilio stockholders meeting and (iii) shall take all actions necessary or advisable to prevent such Twilio proxies from being revoked (to the maximum extent permitted under applicable laws).

        Notwithstanding any Twilio change in recommendation, Twilio shall seek the Twilio stockholder approval at the Twilio stockholders meeting unless the merger agreement is terminated in accordance with its terms prior to such meeting. Without the prior written consent of SendGrid, the Twilio stock issuance shall be the only matter (other than matters of procedure and matters required by law to be voted on by Twilio's stockholders in connection with the transactions contemplated by the merger agreement) that Twilio shall propose to be acted on by its stockholders at the Twilio stockholders meeting.

Efforts to Complete the Merger

        Twilio and SendGrid have each agreed to cooperate with each other and use, and to cause their respective subsidiaries to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as expeditiously as possible, including preparing and filing all documentation to effect all necessary notices, reports and other filings (and in any event, by filing within 10 business days after the date of the merger agreement the notifications, filings and other information required to be filed under the HSR Act and to obtain as expeditiously as possible all consents, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity pursuant to the HSR Act in order to consummate the merger or any of the other transactions contemplated by the merger agreement, (ii) satisfying the conditions to consummating the merger, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger, (iv) using commercially reasonable efforts to obtain (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the merger and (v) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of the merger agreement.

SendGrid Employee Benefits Matters

        From the effective time of the merger until the first anniversary of the closing of the merger (the "continuation period"), Twilio will provide each employee of SendGrid who continues to remain employed by SendGrid, Twilio or the surviving company following the effective time of the merger, which we refer to as a continuing employee, with (i) an annual rate of base salary or base wage that is no less favorable than the base salary or base wage that was provided to such continuing employee immediately prior to the effective time of the merger, and (ii) other benefits (excluding equity-based compensation, cash incentive arrangements and any pension, post-retirement or deferred compensation benefits) that are substantially comparable in the aggregate to those that were provided to such continuing employee immediately prior to the effective time of the merger.

        To the extent continuing employees become eligible to participate in any employee benefit plan maintained by Twilio or its subsidiaries following the effective time of the merger, the continuing employees' service with SendGrid or any of its subsidiaries as of the effective time of the merger will be treated as service with Twilio or its subsidiaries for purposes of eligibility, vesting (excluding for any equity-based compensation), vacation, paid time off and severance entitlements to the same extent and for the same purposes as such service was credited under SendGrid's benefit plans, provided that such service will not be recognized to the extent that such recognition would result in a duplication of benefits. Twilio will use commercially reasonable efforts to waive eligibility requirements and pre-existing condition limitations under any Twilio benefit plan, to the extent permitted by such plans and except to the extent such eligibility requirements or pre-existing conditions would apply under the analogous SendGrid benefit plan in which the continuing employee participated or was eligible to participate prior to the effective time of the merger. In addition, with respect to the plan year during which the effective time of the merger occurs, Twilio will use commercially reasonable efforts to give credit, in determining any deductibles or out-of-pocket limitations under any Twilio benefit plan, to amounts paid by continuing employees prior to the closing of the merger under any SendGrid benefit plan, to the extent permitted by such plans.

        If Twilio requests, at least 10 business days prior to the effective time of the merger, SendGrid will take any and all actions required to amend, suspend or terminate SendGrid's 401(k) plan immediately prior to the effective time of the merger to the extent such actions are permitted by law (including any required prior notice obligations), by the terms of the merger agreement and the terms of such 401(k) plan; provided that any amendment, suspension or termination of such 401(k) plan will not impact the benefits required to be provided to continuing employees during the continuation period as described above. Twilio will (i) allow eligible rollover contributions to Twilio's 401(k) plan of the continuing employees' account balances (in cash) and (ii) use reasonable best efforts to accommodate eligible rollover contributions to Twilio's 401(k) plan of the continuing employees' account balances in loan notes evidencing loans to continuing employees as of the date of distribution, in each case from SendGrid's 401(k) plan as soon as practicable following the closing date.

Indemnification and Insurance

        The merger agreement requires Twilio to indemnify, to the fullest extent permitted by law, any person who is now an officer or director of SendGrid or has been at any time prior to the effective time of the merger an officer or director of SendGrid, in connection with any claim, action, suit, proceeding or investigation arising out of acts or omissions occurring or alleged to have occurred at or prior to the effective time of the merger in connection with the fact that such person was an officer or director of SendGrid, or is or was serving at the request of SendGrid as an officer or director of another entity.

        Twilio shall also ensure that the organizational documents of the surviving company will contain provisions no less favorable with respect to the indemnification, advancement of expenses and exculpation of present and former directors and officers of SendGrid than those presently contained in SendGrid's organizational documents.

        The merger agreement requires Twilio to cause the surviving company to purchase a six-year "tail" prepaid officers' and directors' liability insurance policy prior to the effective time of the merger with benefits and levels of coverage at least as favorable as SendGrid's existing policies with respect to matters existing or occurring at or prior to the effective time of the merger for an amount not to exceed 300% of SendGrid's current annual premiums.

Treatment of SendGrid Equity Awards

        Treatment of Restricted Stock Unit Awards.    At the effective time of the merger, each SendGrid RSU, whether vested or issuable, other than those held by a current or former non-employee director of SendGrid, will be assumed by Twilio and converted into an assumed RSU equal to the product of (i) the number of shares of SendGrid common stock subject to such SendGrid RSU and (ii) the exchange ratio (rounded down to the nearest whole share). Except for the change to the number and type of shares, each assumed RSU will be subject to the same terms and conditions, including vesting, as were applicable to such SendGrid RSU prior to the merger. At the effective time of the merger, each outstanding SendGrid RSU held by a current or former non-employee director of SendGrid will be cancelled and converted into a right to receive a number of fully-vested shares of Twilio Class A common stock equal to the product of (a) the number of shares of SendGrid common stock subject to such SendGrid RSU and (b) the exchange ratio (rounded down to the nearest whole share).

        Treatment of Stock Options.    At the effective time of the merger, each SendGrid option that is outstanding and unexercised immediately prior to such time, whether vested or unvested (other than (i) any SendGrid option held by a former employee or former service provider of SendGrid, or a subsidiary of SendGrid and (ii) any SendGrid UK option) will be assumed by Twilio and converted into an adjusted option equal to the product of (a) the number of shares of SendGrid common stock subject to such SendGrid option and (b) the exchange ratio (rounded down to the nearest whole share). The per share exercise price of each adjusted option will be equal to (1) the per share exercise price of such SendGrid option immediately prior to the merger divided by (2) the exchange ratio (with the resulting price per share rounded up to the nearest whole cent). Except for the changes made to the number and type of shares and the exercise price, each adjusted option will be subject to the same terms and conditions, including vesting, as were applicable to such SendGrid option immediately prior to the merger. At the effective time of the merger, (A) each unvested SendGrid option that is outstanding and unexercised as of immediately prior to such time and held by a former employee or former service provider of SendGrid or a subsidiary of SendGrid will be cancelled without the payment of any consideration, and (B) each vested SendGrid option that is outstanding and unexercised as of immediately prior to such time and held by a former employee or former service provider of SendGrid or a subsidiary of SendGrid together with all outstanding and unexercised SendGrid UK Options (provided the holder of such SendGrid UK Options agrees) will be cancelled and converted into a right to receive a number of shares of Twilio Class A common stock equal to the product of (x) the number of shares of SendGrid common stock subject to such SendGrid option multiplied by the excess, if any, of (I) the SendGrid Share Value over (II) the per share exercise price for shares subject to such SendGrid option, divided by (y) the SendGrid Share Value, multiplied by (z) the exchange ratio (rounded down to the nearest whole share).

        Treatment of ESPP.    Following the date of the merger agreement, SendGrid has taken actions with respect to the ESPP to provide that with respect to the current purchase period, (i) no employee who is not a participant in the ESPP as of the date of the merger agreement may become a participant in the ESPP, and (ii) no employee participating in the current purchase period may increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of the merger agreement, except as required by applicable law. In addition, (a) the current purchase period will end on March 4, 2019, provided that if the effective time of the merger is prior to March 4, 2019, SendGrid will end the current purchase period on a specified trading day occurring at least 10 days prior to the date on which the effective time of the merger is expected to occur; (b) there will be no offering periods following the current purchase period and (c) in all events, SendGrid shall terminate the ESPP prior to the effective time of the merger.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants relating to:

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  Twilio using reasonable best efforts to cause the shares of Twilio Class A common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger;

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  SendGrid taking all actions necessary to permit the shares of SendGrid common stock and any other security issued by SendGrid or one of its subsidiaries and listed on the NYSE to be de-listed from the NYSE and de-registered under the Exchange Act as soon as possible following the effective time of the merger;

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  both Twilio and SendGrid and their respective boards using reasonable best efforts to take all action reasonably appropriate to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or the transactions contemplated thereunder, including the merger, and, if any state takeover statute or similar statute or regulation becomes applicable to the merger agreement or the transactions contemplated thereunder, including the merger, taking all action reasonably appropriate to ensure that the transactions contemplated by the merger agreement, including the merger, may be consummated as promptly as practicable on the terms contemplated by the merger agreement;

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  both Twilio and SendGrid keeping the other party reasonably apprised of the status of matters relating to completion of the transactions contemplated under the merger agreement, including promptly furnishing the other with copies of notice or other communications from any third party and/or any governmental entity with respect to the merger and the other transactions contemplated by the merger agreement, other than immaterial communications;

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  both Twilio and SendGrid providing prompt notification to the other party of any litigation related to the merger that is brought or threatened against such party or its directors or officers and keeping the other party informed on a reasonably current basis with respect to the status thereof. The parties agree to cooperate in the defense and settlement of any such litigation, and neither party shall settle any such litigation without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

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  use of reasonable best efforts to cause the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, deliver the representations of its officers required in connection with the issuance of the opinions of counsel that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code and obtain such opinions in connection therewith. Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, the parties also will report the merger for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code in all tax returns and will not take any tax reporting position inconsistent with such characterization.

Conditions to Completion of the Merger

        The obligations of each of Twilio and SendGrid to effect the merger are subject to the satisfaction, or waiver, of the following conditions:

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  Approval of the merger agreement by holders of a majority of the outstanding shares of SendGrid common stock entitled to vote thereon at the SendGrid stockholders meeting.

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  Approval of the Twilio stock issuance by the affirmative vote of a majority of the outstanding shares of Twilio Class A common stock and Twilio Class B common stock entitled to vote thereon and present in person or represented by proxy at the Twilio stockholders meeting, voting together as a single class.

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  Expiration or earlier termination of all waiting periods applicable to the merger under the HSR Act. SendGrid and Twilio received notification of early termination of the waiting period under the HSR Act on November 20, 2018.

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  No governmental entity of competent jurisdiction shall have issued, enacted, promulgated, enforced or entered any law or judgment (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger.

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  Shares of Twilio Class A common stock issuable to SendGrid's stockholders pursuant to the merger agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

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  The Form S-4 registration statement of which this joint proxy statement/prospectus forms a part has been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of such Form S-4 has been issued and no proceedings for that purpose have been initiated or threatened.

        In addition, the obligations of Twilio and Merger Sub to effect the merger are subject to the satisfaction, or waiver, of the following additional conditions:

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  The representations and warranties of SendGrid contained in the merger agreement (except for the representations and warranties relating to (i) organization, good standing and qualification, (ii) certain capitalization and related matters, (iii) corporate authority and approval and (iv) brokers and finders) being true and correct as of the date of the merger agreement and as of the effective date of the merger as if made at and as of such time (other than those representations and warranties that were made only as of an earlier date, which need only be true and correct as of that date) except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties) individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect with respect to SendGrid;

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  The representations and warranties of SendGrid relating to (i) organization, good standing and qualification, (ii) corporate authority and approval and (iii) brokers and finders, being true and correct in all material respects at and as of the date of the merger agreement and as of the effective date of the merger as if made at and as of such time (other than those representations and warranties that were made only as of an earlier date, which need only be true and correct as of that date);

  •
  The representations and warranties of SendGrid relating to certain capitalization and related matters shall be true and correct in all respects at and as of the date of the merger agreement and at and as of the effective date of the merger as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent the failures of such representations and warranties to be true and correct individually and in the aggregate would not result in an increase in the aggregate value of the consideration payable by Twilio in connection with the merger of more than $7.5 million, in the aggregate (valuing any shares, options or other awards that Twilio is required to issue or make in connection therewith pursuant to the terms of the merger agreement at a price equal to the closing price of a share of Twilio Class A common stock as reported on the NYSE on the business day immediately prior to the effective time of the merger), as compared to what such aggregate amount would have been if such representations and warranties had been true and correct in all respects;

  •
  SendGrid having in all material respects performed all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  •
  No fact, circumstance, effect, change, event or development occurring after the date of the merger agreement that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect on SendGrid;

  •
  Twilio's receipt of the tax opinion of Goodwin Procter LLP (or if Goodwin Procter LLP is unable to issue such opinion, of another nationally recognized law firm proposed by SendGrid that is reasonably acceptable to Twilio) dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; and

  •
  Twilio's receipt of a certificate, dated as of the closing date of the merger, from a SendGrid senior executive officer, confirming that the conditions in the previous six bullet points above have been satisfied.

        In addition, the obligations of SendGrid to effect the merger are subject to the satisfaction, or waiver, of the following additional conditions:

  •
  The representations and warranties of Twilio contained in the merger agreement (except for the representations and warranties relating to (i) organization, good standing and qualification, (ii) certain capitalization and related matters, (iii) corporate authority and approval and (iv) brokers and finders) being true and correct as of the date of the merger agreement and as of the effective date of the merger as if made at and as of such time (other than those representations and warranties that were made only as of an earlier date, which need only be true and correct as of that date) except where the failure of such representations and warranties to be true and correct individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect;

  •
  The representations and warranties of Twilio relating to (i) organization, good standing and qualification, (ii) corporate authority and approval and (iii) brokers and finders, being true and correct in all material respects at and as of the date of the date of the merger agreement and as of the effective date of the merger as if made at and as of such time (other than those representations and warranties that were made only as of an earlier date, which need only be true and correct as of that date);

  •
  The representations and warranties of Twilio relating to certain capitalization and related matters shall be true and correct in all respects, at and as of the date of the merger agreement and at and as of the effective date of the merger as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except to the extent the failures of such representations and warranties to be true and correct individually and in the aggregate would not result in an increase in the fully diluted capitalization of Twilio as of the date specified in Section 4.2 of the merger agreement (calculated using the treasury stock method for equity awards) by more than $35 million, in the aggregate (valuing any shares, options or other awards of Twilio that are outstanding at a price equal to the closing price of a share of Twilio Class A common stock as reported on the NYSE on the business bay immediately prior to the closing date of the merger) as compared to what such fully diluted capitalization would have been if such representations and warranties had been true and correct in all respects;

  •
  Each of Twilio and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  •
  No fact, circumstance, effect, change, event or development occurring after the date of the merger agreement that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect on Twilio;

  •
  SendGrid's receipt of the tax opinion of Cooley LLP (or if Cooley LLP is unable to issue such opinion, of another nationally recognized law firm proposed by Twilio that is reasonably acceptable to SendGrid) dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; and

  •
  SendGrid's receipt of a certificate, dated as of the closing date of the merger, from a Twilio senior executive officer, confirming that the conditions in the previous six bullet points above have been satisfied.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, and, except as described below, under the following circumstances:

  •
  by mutual written consent of Twilio and SendGrid, whether before or after the receipt of the required stockholder approvals;

  •
  by either Twilio or SendGrid if the merger is not consummated by 11:59 p.m. New York City time on July 15, 2019, provided that such right to terminate the merger agreement shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have been the primary cause of, or resulted in, the failure of the merger to be consummated by such time and date;

  •
  by either Twilio or SendGrid if any law or judgment permanently restraining, enjoining or otherwise prohibiting consummation of the merger shall become final and non-appealable, whether before or after the date of the Twilio stockholder approval or the SendGrid stockholder approval, provided that such right to terminate the merger agreement shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have been the primary cause of the failure of the merger to be consummated;

  •
  by either Twilio or SendGrid if the SendGrid stockholder approval shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon the adoption of the merger agreement was taken, provided that such right to terminate the merger agreement shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have been the primary cause of the failure of SendGrid to obtain the SendGrid stockholder approval; or

  •
  by either Twilio or SendGrid if the Twilio stockholder approval shall not shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon the issuance of the Twilio Class A common stock was taken, provided that such right to terminate the merger agreement shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have been the primary cause of the failure of Twilio to obtain the Twilio stockholder approval.

        The merger agreement may be terminated and the merger abandoned at any time before the effective time of the merger by SendGrid:

  •
  If, prior to the time the Twilio stockholder approval is obtained, (i) the Twilio Board effects a change in recommendation, (ii) Twilio fails to include the Twilio Board recommendation in this joint proxy statement/prospectus or (iii) Twilio materially breaches or fails to perform its non-solicitation obligations pursuant to the merger agreement, which we refer to as a Twilio triggering event;

  •
  If, at any time prior to the effective time of the merger, whether before or after the SendGrid stockholder approval is obtained, by action of the SendGrid Board if there has been a breach of any representation, warranty, covenant or agreement made by Twilio or Merger Sub in the merger agreement, or any such representation and warranty shall have become untrue after the date of the merger agreement, such that the closing conditions set forth in the merger agreement related to breaches of representations and warranties and performance of obligations would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days following notice to Twilio from SendGrid of such breach or failure and (ii) the date that is three business days prior to July 15, 2019; provided that

    SendGrid shall not have the right to terminate the merger agreement pursuant to this provision if SendGrid is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  •
  To enter into a superior proposal in accordance with the terms of the merger agreement at any time prior to the SendGrid stockholder approval being obtained.

        The merger agreement may be terminated and the merger abandoned at any time before the effective time of the merger by Twilio:

  •
  If, prior to the time the SendGrid stockholder approval is obtained, (i) the SendGrid Board effects a change in recommendation, (ii) SendGrid fails to include the SendGrid Board recommendation in this joint proxy statement/prospectus or (iii) SendGrid materially breaches or fails to perform the non-solicitation provisions of the merger agreement, which we refer to as a SendGrid triggering event;

  •
  If, at any time prior to the effective time of the merger, whether before or after the Twilio stockholder approval is obtained, by action of the Twilio Board, if there has been a breach of any representation, warranty, covenant or agreement made by SendGrid in the merger agreement, or any such representation and warranty shall have become untrue after the date of the merger agreement, such that the closing conditions set forth in the merger agreement related to breaches of representations and warranties and performance of obligations would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days following notice to SendGrid from Twilio of such breach or failure and (ii) the date that is three business days prior to July 15, 2019; provided that Twilio shall not have the right to terminate the merger agreement pursuant to this provision if Twilio is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  •
  To enter into a superior proposal in accordance with the terms of the merger agreement at any time prior to the Twilio stockholder approval being obtained.

Termination Fees and Expenses; Liability for Breach

        If the merger agreement is terminated (i) by Twilio following a SendGrid triggering event or (ii) by SendGrid to enter into a superior proposal, SendGrid shall pay Twilio a fee equal to $69 million within two business days after such termination in the case of clause (i) or concurrently with such termination in the case of clause (ii).

        Further, (i) the merger agreement is terminated by Twilio or SendGrid due to a failure to close the merger by the termination date or failure to obtain the SendGrid stockholder approval, (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of the merger agreement, a bona fide acquisition proposal with respect to SendGrid shall have been publicly made to SendGrid or its stockholders and not publicly withdrawn, and (iii) within nine months after the date of a termination in either of the cases referred to in clause (i) of this sentence, SendGrid consummates an acquisition proposal with respect to SendGrid or enters into an agreement contemplating an acquisition proposal with respect to SendGrid that is subsequently consummated, then SendGrid will pay Twilio a fee equal to $69 million, less any expenses of Twilio that were previously paid by SendGrid, concurrently with such consummation; provided that solely for purposes of this provision, the term "acquisition proposal" shall have the meaning assigned to such term with respect to SendGrid in "No Solicitation of Alternative Proposals" above, except that the references to "20% or more" shall be deemed to be references to "80% or more".

        If the merger agreement is terminated by either party pursuant to failure to obtain the required SendGrid stockholder approval, then SendGrid shall pay to Twilio, by wire transfer of immediately available funds, all of Twilio's reasonable and documented out-of-pocket expenses incurred by Twilio or Merger Sub in an amount not to exceed $5 million as promptly as practicable (and, in any event, within two business days following such termination).

        If the merger agreement is terminated (i) by SendGrid following a Twilio triggering event or (ii) by Twilio to enter into a superior proposal, then Twilio shall, within two business days after such termination in the case of clause (i) or concurrently with such termination in the case of clause (ii), pay SendGrid a fee equal to $120 million. Additionally, if the merger agreement is terminated for failure to obtain the approval of the Twilio stockholders of the Twilio stock issuance proposal and the shares of Twilio Class B common stock subject to certain proxies fail to be voted in favor of the issuance of the Twilio Class A common stock in the merger, Twilio will be required to pay SendGrid a fee equal to $120 million as promptly as practicable, and in any event within two business days following such termination.

        Further, if (i) the merger agreement is terminated by Twilio or SendGrid due to a failure to close the merger by the termination date or failure to obtain the Twilio stockholder approval, (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of the merger agreement, a bona fide acquisition proposal with respect to Twilio shall have been publicly made to Twilio or its stockholders and not publicly withdrawn, and (iii) within nine months after the date of a termination in either of the cases referred to in clause (i) of this sentence, Twilio consummates an acquisition proposal with respect to Twilio or enters into an agreement contemplating an acquisition proposal with respect to Twilio that is subsequently consummated, then Twilio shall pay SendGrid a fee equal to $120 million, less any amount of expenses of SendGrid that were previously paid by Twilio, concurrently with such consummation; provided that solely for purposes of this provision, the term "acquisition proposal" shall have the meaning assigned to such term with respect to Twilio in "No Solicitation of Alternative Proposals" above, except that the references to "twenty (20%) or more" shall be deemed to be references to "80% or more". In no event shall SendGrid be required to pay a termination fee or Twilio's expenses on more than one occasion. In no event shall Twilio be required to pay a termination fee or SendGrid's expenses on more than one occasion. Except as discussed above, each party shall pay all fees and expenses incurred by it in connection with the merger and the other transactions contemplated by the merger agreement. Following termination, in addition to any termination fee or expense reimbursement, each party will have the right to pursue damages and other relief for the other party's fraud or intentional and willful breach of any covenant or agreement in the merger agreement.

Amendments and Waivers

        The merger agreement may be amended, modified or supplemented by the parties at any time prior to the effective time of the merger. At any time prior to the effective time of the merger, any party may waive any provision of the merger agreement if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

Specific Performance

        The parties agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages would not be an adequate remedy for such occurrence. The parties agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Merger Agreement Amendment

        On December 13, 2018, the parties amended the merger agreement to change the treatment of the SendGrid UK Options to be as described above in "The Merger Agreement—Treatment of SendGrid Equity Awards" due to a tax ruling that precluded a favorable rollover of the options.

THE VOTING AGREEMENTS

        The following section summarizes the material provisions of the voting agreements, which are included in this joint proxy statement/prospectus as Annexes D, E, F and G and are incorporated herein by reference in their entirety. The rights and obligations of Twilio and SendGrid are governed by the express terms and conditions of the voting agreements and not by this summary or any other information contained in this joint proxy statement/prospectus. Twilio and SendGrid stockholders are urged to read the voting agreements carefully and in their entirety as well as this joint proxy statement/prospectus before making any decisions regarding the merger, including the approval and adoption of the merger agreement and approval of the Twilio stock issuance. This summary is qualified in its entirety by reference to the voting agreements. The representations, warranties and covenants contained in the voting agreements were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the voting agreements, may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Twilio Voting Agreements

        On October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain directors and executive officers of Twilio, in their respective capacities as stockholders of Twilio, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with SendGrid, pursuant to which such stockholders have agreed, among other things, to vote their respective shares of Twilio Class A common stock in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. In addition, certain persons, including such directors and officers, who hold Twilio Class B common stock irrevocably (to the fullest extent permitted by law) appointed Richard Dalzell, an independent director of Twilio, and Lee Kirkpatrick, in the event Richard Dalzell is no longer a director of Twilio, as the exclusive attorney and proxy of such stockholder. Pursuant to the irrevocable proxies, such shares of Twilio Class B common stock will, among other things, be voted in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement. As of the public announcement of the merger, the stockholders who signed the Twilio voting agreements and/or granted the irrevocable proxy owned an aggregate of approximately 33.2% of the voting power of the outstanding Twilio Class A common stock and Twilio Class B common stock calculated in the aggregate.

        Subject to the terms and conditions set forth in the Twilio voting agreements and the irrevocable proxy, the subject stockholder, directors and executive officers of Twilio agreed, among other things to the fullest extent permitted to do so:

  •
  To appear in person or by proxy at any Twilio stockholders meeting at which a vote with respect to the issuance of shares of Twilio Class A common stock pursuant to the merger agreement is sought, including any adjournment, recess or postponement thereof, or otherwise cause all covered shares to be counted as present at such meetings for purposes of calculating a quorum;

  •
  To vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all the covered shares:

  •
  in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement;

  •
  against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Twilio under the merger agreement; and

  •
  against any Twilio acquisition proposal; and

  •
  Under the voting agreements (but not the irrevocable proxy) to grant SendGrid an irrevocable proxy to vote all the covered shares which the subject stockholder is permitted to vote.

        The Twilio voting agreements and the irrevocable proxy restrict the subject stockholder, directors and executive officers, among other things, from:

  •
  transferring (or causing or permitting the transfer of) any of the covered shares, or entering into any agreement relating thereto, except:

  •
  by using already-owned covered shares (or effecting a "net exercise" of a Twilio stock option or a "net settlement" of a Twilio RSU) either to pay the exercise price upon the exercise of a Twilio stock option or to satisfy the tax withholding obligation upon the exercise of a Twilio stock option or settlement of a Twilio RSU;

  •
  transferring covered shares to affiliates, immediate family members, a trust established of the benefit of the subject stockholder and/or for the benefit of one or more members of the stockholder's immediate family or charitable organizations;

  •
  transferring covered shares in accordance with the terms of a trading plan established by the subject stockholder pursuant to Rule 10b5-1 under the Exchange Act prior to the date of the voting agreement; or

  •
  with SendGrid's prior written consent and in SendGrid's sole discretion.

        In addition, the stockholder, directors and executive officers subject to the Twilio voting agreements and the irrevocable proxy each agree that they will not, and will not permit their respective representatives to, directly or indirectly:

  •
  solicit, initiate or knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to a Twilio acquisition proposal;

  •
  participate in any discussions or negotiations with any person regarding any proposal the consummation of which would constitute a Twilio acquisition proposal;

  •
  provide any information or data concerning Twilio to any person in connection with any proposal the consummation of which would constitute a Twilio acquisition proposal; or

  •
  approve or recommend, make any public statement approving or recommending, or enter into any agreement related to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to a Twilio acquisition proposal.

        If the merger agreement is terminated for failure to obtain the approval of the Twilio stockholders of the Twilio stock issuance proposal and the shares of Twilio Class B common stock subject to irrevocable proxies fail to be voted in favor of the issuance of the Twilio stock issuance proposal in accordance with the terms of such proxies, Twilio will be required to pay a termination fee of $120 million to SendGrid, as more fully described in "The Merger Agreement—Termination Fees and Expenses; Liability for Breach."

SendGrid Voting Agreements

        On October 15, 2018, concurrently with the execution and delivery of the merger agreement, certain stockholders and certain directors and executive officers of SendGrid, in their respective capacities as stockholders of SendGrid, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, entered into voting agreements with Twilio, pursuant to which such stockholders have agreed, among other things, to vote their respective shares of SendGrid common stock for the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement. As of the public announcement of the merger, the stockholders who signed the SendGrid voting agreements owned an aggregate of approximately 6.4% of the outstanding shares of SendGrid common stock.

        Subject to the terms and conditions set forth in the SendGrid voting agreements, the subject stockholders, directors and executive officers of SendGrid agreed, among other things to the fullest extent permitted to do so:

  •
  To appear in person or by proxy at any SendGrid stockholders meeting at which a vote with respect to the approval or adoption of the merger agreement and the transactions contemplated thereby is sought, including any adjournment, recess or postponement thereof, or otherwise cause all covered shares to be counted as present at such meetings for purposes of calculating a quorum;

  •
  To vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all the covered shares:

  •
  in favor of the merger and the approval and adoption of the merger agreement and the transactions contemplated thereby, including any amendment and restatement of the merger agreement or amendment to the merger agreement, in each case, to the extent such amendment and restatement or amendment increases the merger consideration;

  •
  against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of SendGrid under the merger agreement; and

  •
  against any SendGrid acquisition proposal; and

  •
  To grant Twilio an irrevocable proxy to vote all the covered shares which the respective stockholder is permitted to vote.

        The SendGrid voting agreements restrict the subject stockholders, directors and executive officers, among other things, from:

  •
  transferring (or causing or permitting the transfer of) any of the covered shares, or entering into any agreement relating thereto, except:

  •
  by using already-owned covered shares (or effecting a "net exercise" of a SendGrid stock option or a "net settlement" of a SendGrid RSU) either to pay the exercise price upon the exercise of a SendGrid stock option or to satisfy the tax withholding obligation upon the exercise of a SendGrid stock option or settlement of a SendGrid RSU;

  •
  transferring covered shares to affiliates, immediate family members, a trust established of the benefit of the subject stockholder and/or for the benefit of one or more members of the stockholder's immediate family or charitable organizations;

  •
  transferring covered shares in accordance with the terms of a trading plan established by the subject stockholder pursuant to Rule 10b5-1 under the Exchange Act prior to the date of the voting agreement; or

  •
  with Twilio's prior written consent and in Twilio's sole discretion.

        In addition, the stockholders, directors and executive officers subject to the SendGrid voting agreements each agree that they will not, and will not permit their respective representatives to, directly or indirectly:

  •
  solicit, initiate or knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to a SendGrid acquisition proposal;

  •
  participate in any discussions or negotiations with any person regarding any proposal the consummation of which would constitute a SendGrid acquisition proposal;

  •
  provide any information or data concerning SendGrid to any person in connection with any proposal the consummation of which would constitute a SendGrid acquisition proposal; or

  •
  approve or recommend, make any public statement approving or recommending, or enter into any agreement related to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to a SendGrid acquisition proposal.

        Funds affiliated with Bessemer Venture Partners have advised SendGrid and Twilio, respectively, that they intend to vote or cause to be voted (1) all shares of SendGrid common stock held of record or beneficially owned by them, in favor of the adoption of the merger agreement, the approval of the merger and the other transactions contemplated by the merger agreement, at the SendGrid special meeting or at any adjournment or postponement thereof and (2) all shares of Twilio Class B common stock held of record or beneficially owned by them in favor of the approval of the issuance of shares of Twilio Class A common stock pursuant to the merger agreement, at the Twilio special meeting or at any adjournment or postponement thereof.

 THE MERGER

        This section and the section entitled "The Merger Agreement" describe the material aspects of the merger, including the merger agreement. While Twilio and SendGrid believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. Twilio and SendGrid encourage you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached to this joint proxy statement/prospectus as Annex A, for a more complete understanding of the merger.

Background of the Merger

        Over the years, in the ordinary course from time to time, the boards of directors and management teams of SendGrid and Twilio have each separately evaluated and considered a variety of financial and strategic opportunities for their respective companies as part of their respective long-term strategies to enhance value for their stockholders, including potential acquisitions, divestitures, business combinations and other transactions.

        On August 21, 2017, SendGrid filed with the Securities and Exchange Commission a confidential, draft registration statement for its proposed initial public offering or IPO.

        On September 1, 2017, during a meeting, Jeffrey Lawson, the Chief Executive Officer of Twilio, indicated to Sameer Dholakia, the Chief Executive Officer of SendGrid, that Twilio was interested in exploring a potential strategic transaction with SendGrid without proposing any detailed terms, including any price or form of consideration. Mr. Dholakia indicated that he would share this interest with the SendGrid Board.

        On September 4, 2017, the SendGrid Board met, with SendGrid senior management attending, and discussed the fact that SendGrid had received in-bound interest from Twilio exploring a potential strategic transaction, and from a private equity sponsor expressing an interest in acquiring SendGrid for cash. Prior to the discussion, the SendGrid Board noted that Bryon Deeter, one of the members of the SendGrid Board and a partner of Bessemer Venture Partners ("Bessemer") is also a member of the Twilio Board. The SendGrid Board determined that Mr. Deeter would be recused from the portion of any future meetings during which a possible transaction with Twilio would be discussed. The SendGrid Board also discussed whether other potential conflicts might exist and did not identify other conflicts. Mr. Deeter then joined the meeting and the SendGrid Board discussed whether SendGrid should explore a sale of the company as an alternative to an IPO, without discussing the merits of pursuing a transaction with any particular counterparty, including Twilio. The SendGrid Board was supportive of exploring a potential sale while continuing in parallel to pursue the IPO.

        On September 6, 2017, at a regularly scheduled meeting of the Twilio Board, Mr. Lawson reported on the discussions with SendGrid, and representatives of Twilio management addressed the potential benefits of a transaction with SendGrid. The Twilio Board supported further exploration of the merits of such transaction, including the exchange of confidential information.

        On September 22, 2017, the SendGrid Board met, with SendGrid senior management attending, and discussed the pending IPO and the inbound expressions of interest from each of Twilio and the private equity sponsor. Mr. Deeter recused himself from the portion of the meeting where the potential sale alternative, including the benefits and associated risks of such alternative, was discussed. The SendGrid Board authorized SendGrid senior management to engage in discussions with Twilio and the private equity sponsor and also authorized an outreach to other potential strategic parties to determine if they had any interest in acquiring SendGrid before SendGrid completed its pending IPO.

        Consistent with the SendGrid Board's direction, after the September 22, 2017 SendGrid Board meeting, SendGrid senior management and representatives of Morgan Stanley, who was serving as the lead underwriter for SendGrid's proposed IPO, contacted four other strategic parties to determine interest in discussing an acquisition of SendGrid. Only one of the four parties who were contacted agreed to hold an initial meeting with SendGrid. Ultimately, none of them expressed an interest in pursuing a potential acquisition of SendGrid.

        On September 27, 2017, Mr. Dholakia and Yancey Spruill, the Chief Financial Officer of SendGrid, met with representatives of Twilio senior management and the parties exchanged nonpublic financial information under a mutual confidentiality agreement, previously entered into on September 8, 2017, which did not contain any standstill obligation.

        In early October 2017, Mr. Lawson made a verbal proposal to Mr. Dholakia to acquire SendGrid for $650 million without specifying the form of consideration to be paid (the "2017 Twilio Initial Proposal"). Mr. Dholakia promptly conveyed the 2017 Twilio Initial Proposal to the SendGrid Board other than Mr. Deeter.

        On October 13, 2017, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, as its lead underwriter, and Cooley LLP, SendGrid's outside legal counsel, attending. Mr. Dholakia provided an update on the business and financial results of SendGrid and the status of the pending IPO and the SendGrid Board discussed the range of likely valuations of SendGrid in the IPO. The SendGrid Board then approved matters relating to the IPO. Mr. Deeter then recused himself and the SendGrid Board next discussed the merits of the 2017 Twilio Initial Proposal as an alternative to the IPO. After discussion, the SendGrid Board determined that the 2017 Twilio Initial Proposal was inadequate and that SendGrid should continue to pursue completion of the IPO. Mr. Dholakia promptly communicated the SendGrid Board's rejection to Mr. Lawson.

        On October 25, 2017, Mr. Spruill and Laurence Trifon, Vice President of Corporate Development of SendGrid, had a call with representatives of Twilio senior management, including Mr. Lawson and Lee Kirkpatrick, Chief Financial Officer of Twilio, to discuss certain financial and business aspects of SendGrid and Twilio.

        On October 26, 2017, during a regularly scheduled SendGrid Board meeting, with SendGrid senior management attending, Mr. Lawson called Mr. Dholakia to increase the offer price to $750 million without specifying the form of consideration to be paid (the "2017 Twilio Second Proposal"). Mr. Deeter recused himself during the discussion of the 2017 Twilio Second Proposal. The SendGrid Board discussed the merits of 2017 Twilio Second Proposal. Mr. Dholakia also informed the SendGrid Board that the private equity sponsor had verbally conveyed a potential range of values for a cash acquisition, subject to confirmation following due diligence. Mr. Dholakia noted that the potential range of values was below likely values in the IPO and that he had informed the sponsor that the range was not compelling. Following discussions, the SendGrid Board determined that the 2017 Twilio Second Proposal still did not provide adequate value for SendGrid and its stockholders compared to the IPO alternative. Mr. Dholakia conveyed to Mr. Lawson the SendGrid Board's rejection of the 2017 Twilio Second Proposal.

        On October 27, 2017, following a series of discussions between Messrs. Dholakia and Lawson, Mr. Lawson made a proposal to Mr. Dholakia that Twilio would acquire SendGrid for $900 million without specifying the form of consideration to be paid (the "2017 Twilio Third Proposal").

        On October 28, 2017, the SendGrid Board met, with SendGrid senior management attending, to discuss the 2017 Twilio Third Proposal and the IPO. Mr. Deeter recused himself during the discussion of the 2017 Twilio Third Proposal. The SendGrid Board determined that the 2017 Twilio Third Proposal did not provide adequate value for SendGrid and its stockholders in comparison to the potential stockholder value to be achieved by executing the standalone plan, including completing the pending IPO. The SendGrid Board authorized SendGrid management to proceed with causing the registration statement for the IPO to be filed publicly and completing the IPO. The SendGrid Board further authorized SendGrid senior management to engage in discussions with Twilio regarding potential commercial partnering arrangements. Following the meeting, Mr. Dholakia conveyed to Mr. Lawson the SendGrid Board's rejection of the 2017 Twilio Third Proposal.

        On November 14, 2017, SendGrid priced its IPO at $16.00 per share of SendGrid common stock, which represented an implied equity value of SendGrid of approximately $864 million. On November 15, 2017, the first day when the SendGrid common stock was traded on the NYSE, the closing price per share of the SendGrid common stock was $18.00, which represented an implied equity value of SendGrid of approximately $972 million.

        Following the IPO, Mr. Lawson and Mr. Dholakia continued to maintain contact from time to time concerning general business developments impacting the industry and potential commercial partnering arrangement opportunities between SendGrid and Twilio.

        On May 22, 2018, Messrs. Dholakia and Lawson met at a media dinner hosted for senior executives by Bessemer and, after the media dinner, they discussed the possibility of resuming discussions regarding a possible acquisition of SendGrid by Twilio. No representatives of Bessemer participated in such discussions. Mr. Dholakia indicated to Mr. Lawson that the SendGrid Board would be open to a discussion because the combination of Twilio and SendGrid makes strategic sense, but whether the SendGrid Board would ultimately support an acquisition would depend on price and other terms offered by Twilio.

        On June 4, 2018, Mr. Lawson called Mr. Dholakia indicating an interest in Twilio acquiring SendGrid and that he would direct the Twilio management team to conduct an analysis on certain aspects of a potential acquisition of and would confirm in early July 2018 Twilio's interest, if any, in pursuing a potential acquisition of SendGrid.

        On July 12, 2018, Mr. Lawson reached out to Mr. Dholakia to confirm Twilio's interest in pursuing a potential acquisition of SendGrid. Following discussions, Messrs. Dholakia and Lawson agreed to continue more detailed discussions and due diligence under a mutual confidentiality agreement, and agreed to schedule an in-person meeting for the members of the management team of each party later in July 2018.

        On July 16, 2018, Twilio sent SendGrid a proposed mutual confidentiality agreement to govern potential discussions regarding a strategic transaction between the parties. The parties executed the confidentiality agreement on July 18, 2018, which included a 12-month standstill provision for the benefit of SendGrid that would permit Twilio to make a confidential proposal to SendGrid or the SendGrid Board if SendGrid entered into a definitive agreement with a third party for a change of control transaction. This confidentiality agreement superseded the September 2017 confidentiality agreement between SendGrid and Twilio.

        On July 19, 2018, representatives of each of SendGrid senior management and Twilio senior management met in San Francisco at a Twilio facility to exchange additional financial and business due diligence information. At the end of the meeting, representatives of Twilio senior management indicated that they would prepare and submit a proposal after each party's earnings announcement for the second quarter of 2018 scheduled to take place in early August 2018.

        On July 26, 2018, the SendGrid Board held a regular meeting, with senior management attending. During the meeting, the SendGrid Board discussed the fact that Twilio remained interested in acquiring SendGrid, while acknowledging that the parties might not be able to agree to an acceptable price. Mr. Deeter recused himself during the discussion regarding a potential transaction with Twilio. The SendGrid Board also reviewed SendGrid's financial outlook and prospects and considered its strategy as a standalone company, including pursuing acquisitions as part of its growth strategy. The SendGrid Board then reviewed the opportunity to acquire a private software company referred to as Company A and approved SendGrid pursuing the acquisition. On July 28, 2018, SendGrid entered into a non-binding letter of intent and exclusivity agreement to acquire Company A.

        On August 8, 2018, the Twilio Board (other than Mr. Deeter and Mr. Epstein) convened a meeting, which included members of Twilio management and representatives of Goldman Sachs, financial advisor to Twilio. The Twilio Board discussed an overview of a potential preliminary proposal, and approved the submission of a $35.00 per share offer to SendGrid. Mr. Lawson indicated that he would regularly provide updates to the Twilio Board on the status of the proposed transaction and status of due diligence. The Twilio Board also determined that (1) Mr. Deeter would recuse himself from all future deliberations relating to a potential transaction with SendGrid due to his concurrent service on the SendGrid Board and his position as a partner of Bessemer and (2) Jeffrey Epstein would recuse himself from all future deliberations relating to a potential transaction with SendGrid due to his position as an operating partner of Bessemer and stockholder of SendGrid.

        On August 14, 2018, Mr. Lawson proposed to Mr. Dholakia during a meeting that Twilio would acquire SendGrid for $35.00 per share of SendGrid common stock, for all-stock consideration (the "August 14 Proposal"). Mr. Lawson did not indicate how the Twilio stock would be valued relative to SendGrid stock. Twilio Class A common stock closed at $75.79 per share and SendGrid common stock at $32.00 per share that day. Mr. Dholakia promptly informed the SendGrid Board of the August 14 Proposal.

        On August 15, 2018, the SendGrid Board met, with SendGrid senior management attending. Mr. Deeter recused himself from this meeting and all future meetings related to the proposed transaction with Twilio. Mr. Dholakia updated the SendGrid Board on the discussions with Twilio to date and the August 14 Proposal. SendGrid senior management also provided the SendGrid Board with an update on the status of the proposed acquisition of Company A. The SendGrid Board discussed the potential strategic value of a merger with Twilio and the potential process for evaluating the August 14 Proposal.

        On August 21, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley and Cooley attending. Representatives of Morgan Stanley reviewed certain financial aspects of the August 14 Proposal, including the equity and aggregate value implied by the $35.00 per share price based on recent trading prices of SendGrid and Twilio and the implied exchange ratio. Representatives of Morgan Stanley also reviewed the potential financial effect of SendGrid's proposed acquisition of Company A on SendGrid's standalone value. After representatives of Morgan Stanley left the meeting, Cooley presented an overview of the SendGrid Board's fiduciary duties under Delaware law in connection with considering the stock-for-stock exchange, including the SendGrid Board's review of strategic alternatives and its consideration of the strategic rationale and potential future value creation and synergies in the proposed transaction with Twilio. Cooley also discussed with the SendGrid Board (a) the fact that Mr. Deeter had recused himself from all deliberations relating to a potential transaction with Twilio due to his concurrent service as a director of the SendGrid Board and the Twilio Board and the voting position of Bessemer in SendGrid and Twilio and (b) other process considerations, including potential next steps for review of SendGrid's financial projections and the process for determining whether to retain Morgan Stanley as its financial advisor in connection with a potential transaction with Twilio. Following discussions, the SendGrid Board determined that the August 14 Proposal was inadequate given SendGrid's performance and standalone plan and its strategic opportunities, including the potential acquisition of Company A. The SendGrid Board authorized Mr. Dholakia to convey to Mr. Lawson that the price was inadequate, but the SendGrid Board was open to further discussions and to learning more about the future prospects of Twilio and a potential combined company. The SendGrid Board also approved continuing to pursue in parallel the acquisition of Company A.

        On August 23, 2018, Mr. Dholakia conveyed to Mr. Lawson the SendGrid Board's feedback on the August 14 Proposal. Mr. Lawson informed Mr. Dholakia that Twilio was unwilling to increase its price per share but that Twilio's standalone forecasted revenue growth in 2019 implied there was meaningful upside value creation in Twilio stock to SendGrid stockholders in a potential stock-for-stock transaction.

Mr. Lawson offered to provide Twilio's internal forecast through 2019 and time to conduct due diligence. Mr. Lawson also requested a specific counterproposal from SendGrid.

        On August 25, 2018, the SendGrid Board met, with SendGrid senior management and representatives of Cooley, as company outside counsel, and Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), as SendGrid Board counsel, attending. Cooley and Skadden reviewed fiduciary duty and process issues in detail with the SendGrid Board and answered the SendGrid Board's questions. The SendGrid Board also discussed the proposed engagement of Morgan Stanley as its financial advisor in connection with a potential transaction with Twilio based on its prior representation of SendGrid as its lead underwriter, expertise in mergers and acquisitions and familiarity with its industry and the recommendation of SendGrid senior management. The SendGrid Board also met in an executive session with representatives of Skadden for further discussion of the process.

        On August 31, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. Prior to representatives of Morgan Stanley joining the meeting, the SendGrid Board authorized the formal engagement of Morgan Stanley on the terms reviewed with the SendGrid Board. The SendGrid Board also reviewed the information provided by Morgan Stanley to determine that there were no potential conflicts of interest with respect to Morgan Stanley's engagement by SendGrid. SendGrid senior management presented a preliminary financial forecast of SendGrid on a standalone basis through 2021, including key drivers of revenue growth and other assumptions. The SendGrid Board asked questions, discussed the forecast and approved providing the forecast to Morgan Stanley for purposes of its preliminary financial analyses. Mr. Dholakia also summarized senior management's call with Twilio regarding its 2018 and 2019 revenue forecasts and senior managements' assessment of the strength of the projected revenue growth. Later that day, SendGrid entered into an engagement letter with Morgan Stanley as its financial advisor in connection with a potential sale of SendGrid, including in a stock-for-stock combination.

        On September 4, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. Mr. Dholakia updated the SendGrid Board on discussions with Mr. Lawson, including the request that SendGrid make a counterproposal to the August 14 Proposal. Representatives of Morgan Stanley reviewed certain financial aspects of the August 14 Proposal, including updated perspectives on an implied range of exchange ratios for the proposed stock-for-stock transaction contemplated by the August 14 Proposal. The SendGrid Board discussed the alternatives of proposing a fixed value per share, a fixed exchange ratio or an exchange ratio with a collar tied to value. The SendGrid Board also discussed the need for conducting due diligence with respect to Twilio because of the stock-for-stock exchange structure and the fact that Twilio Class A common stock has one vote per share while Twilio Class B common stock held by Mr. Lawson and other founders of Twilio and Bessemer has ten votes per share. The SendGrid Board acknowledged that Mr. Lawson would not pursue a potential transaction with SendGrid if SendGrid demanded that the high vote Twilio Class B common stock be converted into the low vote Twilio Class A common stock as part of the potential transaction. Following discussion, the SendGrid Board authorized a counterproposal of a fixed exchange ratio in the range of 0.48 to 0.51 shares of Twilio Class A common stock for each share of SendGrid common stock.

        On September 4, 2018, Mr. Dholakia had a call with Mr. Lawson to convey the counterproposal authorized by the SendGrid Board and to emphasize that the SendGrid Board required that any further discussions of price be expressed as an exchange ratio rather than a dollar amount per share in order for the SendGrid Board to be able to evaluate any proposal.

        On September 6, 2018, the Twilio Board (other than Mr. Deeter and Mr. Epstein) held a meeting, which included members of Twilio management, and representatives of Goldman Sachs and Goodwin Procter, LLP ("Goodwin"), outside counsel to Twilio, in attendance. Mr. Lawson provided an update on the negotiations with SendGrid. Goldman Sachs then discussed with the Board financial aspects of

SendGrid and the potential combined company. After discussion, the Twilio Board authorized Twilio management to revise its offer to a fixed exchange ratio of up to 0.47 per share of Twilio Class A common stock and further authorized a fixed exchange ratio of up to 0.48 per share of Twilio Class A common stock on September 8, 2018.

        On September 6 and September 7, 2018, Mr. Dholakia had a series of discussions with Mr. Lawson, and following such discussions, Mr. Lawson made a verbal proposal for an exchange ratio of 0.47 per share of Twilio Class A common stock without specifying whether such proposal was for a fixed or floating exchange ratio. Mr. Lawson confirmed that such proposal was authorized by the Twilio Board. Mr. Dholakia promptly communicated such proposal to the SendGrid Board. On September 7, 2018, the closing price per share of SendGrid common stock was $36.81 and the closing price per share of Twilio Class A common stock was $82.32.

        On September 9, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. Mr. Dholakia updated the SendGrid Board on his discussions with Mr. Lawson, including Twilio's proposal for an exchange ratio of 0.47 per share. Representatives of Morgan Stanley reviewed with the SendGrid Board certain financial aspects of Twilio's proposal for an exchange ratio of 0.47 per share. The SendGrid Board also reviewed with SendGrid senior management and representatives of Morgan Stanley the strategic rationale for the transaction with Twilio and the potential impact of the announcement of the combination with Twilio on the trading value of SendGrid common stock. The SendGrid Board also discussed further the potential of conducting a market check, while not making a determination to do so at that time. Following the discussion, the SendGrid Board authorized continued negotiations with Twilio to obtain a higher fixed exchange ratio per share, again confirming its support for a fixed exchange ratio in the range of 0.48 to 0.51 shares of Twilio Class A common stock for each share of SendGrid common stock.

        Following the September 9 SendGrid Board meeting, Mr. Dholakia had a series of discussions with Mr. Lawson based on the direction from the September 9 SendGrid Board meeting, and following such discussions, on September 9, 2018, Mr. Lawson made a verbal proposal for a fixed exchange ratio of 0.48 per share.

        On September 10, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. Mr. Dholakia updated the SendGrid Board on discussions with Mr. Lawson, including Twilio's proposal for a fixed exchange ratio of 0.48 per share. Representatives of Morgan Stanley reviewed with the SendGrid Board certain financial aspects of Twilio's proposal for a fixed exchange ratio of 0.48 per share. The SendGrid Board also discussed corporate governance considerations and whether to conduct a market check. Following discussions, the SendGrid Board authorized SendGrid senior management to agree to Twilio's proposal for a fixed exchange ratio of 0.48 per share and to request that at least one member of the SendGrid Board (in addition to Mr. Deeter) be appointed to the Twilio Board at closing. The SendGrid Board also determined not to authorize a market check given (a) the strategic rationale and value creation potential for the proposed transaction with Twilio; (b) the outcome of the prior market check conducted in advance of SendGrid's IPO; (c) the lack of subsequent in-bound interest to either SendGrid directly or identified by Morgan Stanley through its discussions with strategic acquirors; (d) the assessment that a potential cash acquisition would be unlikely to deliver superior value given the revenue multiples implied by the fixed exchange ratio of 0.48 per share and precedent cash transactions; (e) the potential risks to the proposed transaction with Twilio if there were a leak and (f) the recognition that a cash acquiror would be free to make a proposal to SendGrid on an unsolicited basis following the announcement of any transaction with Twilio and that any agreement with Twilio, subject to restrictions to be negotiated, would ultimately allow SendGrid to pursue discussions in response to a potentially superior proposal. The SendGrid Board also received an update on the proposed acquisition of Company A from SendGrid senior management and endorsed continuing to pursue the acquisition in parallel with the discussions with Twilio.

        Following this meeting, Mr. Dholakia proposed to Mr. Lawson a fixed exchange ratio of 0.485 per share and made a request that at least one member of the SendGrid Board (in addition to Mr. Deeter) be appointed to the Twilio Board at closing. In response to Mr. Dholakia's request, on September 11, 2018, Mr. Lawson communicated verbally to Mr. Dholakia a proposal for a fixed exchange ratio of 0.485 per share, subject to confirmation by the Twilio Board, and indicated Twilio's unwillingness to provide SendGrid with a board representative (other than Mr. Deeter) at closing.

        On September 12, 2018, the Twilio Board (other than Mr. Deeter and Mr. Epstein) held a meeting, which included members of Twilio management, and representatives of Goldman Sachs and Goodwin Procter in attendance. Mr. Lawson provided an update on the negotiations with SendGrid and the proposed fixed exchange ratio of 0.485 per share of Twilio Class A common stock. Goldman Sachs provided the Twilio Board with an update on the transaction process and after discussion, the Twilio Board authorized Twilio management to revise its offer up to a fixed exchange ratio of 0.485 per share of Twilio Class A common stock, and instructed Mr. Lawson to convey the proposal to SendGrid.

        Later, on September 12, 2018, Mr. Dholakia received from Mr. Lawson a written non-binding proposal, providing for, among other things, a fixed exchange ratio of 0.485 per share. The proposal also indicated that Twilio views Mr. Dholakia and the SendGrid senior executive and key employee team to be critical to the continued success of SendGrid as part of Twilio and would like to work with Mr. Dholakia at the appropriate time to design the incentive and retention structures to ensure that Twilio has the right team in place to execute on the combined go forward strategy. Mr. Lawson also submitted a draft exclusivity agreement providing for a 30-day exclusivity period and Twilio's access to SendGrid's due diligence materials. Mr. Dholakia promptly conveyed such proposal and the draft exclusivity agreement to the SendGrid Board.

        On September 13, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. Mr. Dholakia updated the SendGrid Board on discussions with Mr. Lawson, including Twilio's proposal for a fixed exchange ratio of 0.485 per share, Twilio's unwillingness to provide SendGrid with board representation (other than Mr. Deeter) at closing and Twilio's request for an exclusivity agreement. Representatives of Morgan Stanley reviewed with the SendGrid Board certain financial aspects of Twilio's proposal for a fixed exchange ratio of 0.485 per share. The SendGrid Board discussed market data on the prevalence of board representation in stock-for-stock transactions, Twilio's dual class voting structure and the fact that SendGrid and Twilio already had a common director in Mr. Deeter. The SendGrid Board also discussed the request for exclusivity, including the terms of the potential exclusivity agreement. Following the discussion, the SendGrid Board authorized SendGrid senior management to enter into a 30-day exclusivity agreement with Twilio to permit the parties to conduct due diligence on each other and negotiate a definitive agreement but noted that such exclusivity agreement should expressly allow SendGrid to continue its parallel negotiations of a potential acquisition of Company A.

        Later that day, SendGrid and Twilio entered into an exclusivity agreement pursuant to which SendGrid agreed not to solicit or engage in discussions relating to acquisition proposals or enter into any agreement for an acquisition proposal to acquire SendGrid until October 13, 2018 and was expressly allowed to continue discussions for certain acquisitions not to exceed a specified aggregate dollar amount, proposed by SendGrid for all cash consideration, which as a result, allowed SendGrid to continue discussions with Company A, and the parties agreed to provide reciprocal access to due diligence materials.

        On September 14, 2018, representatives of Morgan Stanley had a call with representatives of Goldman Sachs to discuss the process for each party to conduct due diligence.

        On September 17, 2018, SendGrid granted Twilio and its representatives access to its electronic dataroom.

        On September 19, 2018, Twilio entered into a formal letter of engagement with Goldman Sachs to act as its financial advisor in connection with the potential transaction with SendGrid.

        On September 20, 2018, Goodwin sent Cooley an initial draft of the merger agreement, which, among other things, contemplated voting agreements with Twilio by certain stockholders of SendGrid other than Mr. Deeter, Bessemer and their respective related affiliates.

        On September 21, 2018, Twilio granted SendGrid and its representatives access to its electronic dataroom. Beginning on September 23, 2018, the parties held a number of in-person and telephonic due diligence sessions to discuss due diligence on each party. On September 26 and September 27, 2018, senior management and functional heads of SendGrid and Twilio met at a hotel in Denver, Colorado to conduct due diligence. Representatives of Morgan Stanley and Goldman Sachs were also in attendance.

        On September 24, 2018, Cooley sent a revised draft of the merger agreement to Goodwin, which, among other things, contemplated voting agreements with SendGrid by certain stockholders of Twilio, including holders of Twilio Class B common stock other than Mr. Deeter, Bessemer and their respective related entities. The next day, Goodwin and Cooley had a preliminary discussion regarding certain issues in the merger agreement.

        On September 25, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. SendGrid senior management updated the SendGrid Board on the due diligence progress. Mr. Spruill presented the SendGrid Board with an updated financial forecast for 2018 through 2022, highlighting the increase in the projected revenue and adjusted net income and the addition of a year at the request of Twilio from the forecast reviewed on August 31, 2018. The SendGrid Board asked questions and, following discussions, authorized sharing the forecast with Twilio and providing the updated forecast to Morgan Stanley for its financial analyses.

        On September 29, 2018, Goodwin sent Cooley a revised draft of the merger agreement and on October 3, 2018, Cooley sent Goodwin a further revised draft of the merger agreement.

        On October 2, 2018, representatives of each of SendGrid, Cooley, Twilio and Goodwin had a call to discuss follow-up due diligence questions regarding Twilio based on SendGrid's initial review of Twilio's dataroom materials and publicly available information. Over the following several days, SendGrid and Twilio held a number of follow-up due diligence calls regarding legal and financial matters relating to Twilio.

        On October 3, 2018, the SendGrid Board met, with SendGrid senior management and representatives of Morgan Stanley, Cooley and Skadden attending. SendGrid senior management updated the SendGrid Board on the status of the due diligence process and merger agreement negotiations. Representatives of Morgan Stanley reviewed certain financial aspects of the exchange ratio of 0.485 per share based on an updated financial forecast provided by Twilio and SendGrid's financial forecast that was reviewed at the last board meeting on September 25, 2018.

        Later on that day, Mr. Lawson called Mr. Dholakia to discuss the current status of the transaction and to propose that the parties discuss alternative consideration structures for the transaction. Mr. Lawson and Mr. Dholakia agreed to reconvene once Mr. Dholakia had an opportunity to discuss the request with the SendGrid Board.

        On October 4, 2018, Goodwin sent Cooley forms of voting agreements for both the SendGrid and Twilio parties.

        On October 5, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. Mr. Dholakia informed the SendGrid Board of his conversation with Mr. Lawson on October 3, 2018. Representatives of Morgan Stanley reviewed with the SendGrid Board the near-term financial performance and growth rates of Twilio that were taken into account in negotiating the 0.485 per share exchange ratio and the potential implications that an alternative structure such as a collar structure could have on the exchange ratio and value to be received by SendGrid stockholders. The SendGrid Board also discussed SendGrid's strategic alternatives, including the status of the proposed acquisition of Company A. Following discussions, the SendGrid Board determined to reject the reopening of the negotiation of the exchange ratio and the potential addition of a collar and to communicate firmly to Twilio that the SendGrid Board was committed to the long-term value creation through the combination of the companies and needed to know with certainty that Twilio was equally committed or SendGrid would pursue its strategic alternatives. Twilio Class A common stock closed at $78.09 per share the day prior to this meeting.

        On October 5, 2018, Messrs. Dholakia and Lawson exchanged views on the proposed reopening of the exchange ratio negotiation, and Mr. Dholakia conveyed the position of the SendGrid Board and that ongoing discussions on the communication strategy and remaining due diligence items were being paused until the exchange ratio issue was resolved.

        On October 9, 2018, Mr. Lawson informed Mr. Dholakia that Twilio was committed to proceeding at a fixed exchange ratio of 0.485 per share. Mr. Lawson also conveyed to Mr. Dholakia the desire to retain certain members of SendGrid senior management at closing of the proposed transaction to ensure smooth integration and continuity without discussing specific offer terms with respect to Mr. Dholakia at that time.

        On October 10, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. Mr. Dholakia updated the SendGrid Board on the resolution of the exchange ratio issue and the proposal made by Twilio on offer letters for certain members of SendGrid senior management. Mr. Spruill and Michael Tognetti, the General Counsel of SendGrid, reviewed the findings of due diligence conducted on Twilio, including SendGrid senior management's confidence in the achievability of Twilio's 2019 forecast and growth momentum. Cooley reviewed fiduciary duty considerations in the context of considering the proposed transaction with Twilio. Representatives of Morgan Stanley reviewed a summary of the proposed transaction terms and certain financial aspects of the fixed exchange ratio of 0.485 per share. Cooley advised the SendGrid Board about open issues in the negotiation of the merger agreement and reviewed the proposed voting agreements to be executed by directors, certain executive officers and stockholders of each SendGrid and Twilio, in each case, other than Mr. Deeter, Bessemer and their respective related entities. SendGrid senior management also reviewed the status of the negotiations with Company A. The SendGrid Board then discussed the employee offers required by Twilio and authorized the senior executives of SendGrid to enter into negotiations with Twilio regarding the offer letters and to engage separate counsel for the senior executives to represent them in connection with negotiation of the offer letters. Finally, Mr. Lawson joined the meeting and presented his strategic vision for the combined company.

        Following this meeting, the senior executives of SendGrid retained separate legal counsel and negotiated directly with Twilio the terms of the offer letters that Twilio proposed for such members of SendGrid management.

        On October 10, 2018, Mr. Tognetti distributed draft voting agreements with Twilio to the directors, executive officers and Bain Capital, which was represented on the SendGrid Board, as stockholders of SendGrid for their review.

        On October 11, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. SendGrid senior management updated the SendGrid Board on the status of the transaction and discussions regarding timing of the announcement of the transaction and other related communications.

        Later that day, Goodwin sent Cooley a revised draft of the merger agreement and from October 12 through October 14, 2018, Goodwin and Cooley had multiple calls to negotiate the merger agreement and exchanged drafts of the merger agreement.

        On the evening of October 14, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. SendGrid senior management updated the SendGrid Board on the status of the transaction, the management offer letters and the proposed timing for signing and announcing the transaction. Cooley reviewed in detail certain terms of the substantially final draft of the merger agreement that was provided to the SendGrid Board prior to the meeting, including the treatment of equity awards, the conditions to closing, the reciprocal non-solicitation clauses subject to certain fiduciary exceptions, circumstances under which the boards of directors of SendGrid and Twilio could change their respective recommendations, the definition of superior proposal, termination rights, the amount of termination fees and the conditions under which the termination fee becomes payable, the stockholder approval requirements for SendGrid and Twilio and the related shares subject to voting agreements or irrevocable proxies, regulatory approval requirements and the asymmetry of certain representations and warranties and operating covenants in the merger agreement.

        On October 15, 2018, the senior executives of SendGrid executed and delivered to Twilio the offer letters, which would become effective upon the closing of the merger with Twilio.

        After the U.S. market closed on October 15, 2018, the SendGrid Board met, with SendGrid senior management and representatives of each of Morgan Stanley, Cooley and Skadden attending. SendGrid senior management updated the SendGrid Board on the status of the transaction and the planned timing of the announcement of the transaction and other related communications. Morgan Stanley then reviewed with the SendGrid Board its financial analysis of the exchange ratio of 0.485 per share and rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, dated as of October 15, 2018, to the effect that as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of SendGrid common stock (other than the Excluded Shares), as more fully described in the section entitled "The Merger—Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC." Cooley reviewed fiduciary duty considerations and confirmed that there were no material changes from the merger agreement reviewed the prior evening. After discussions, the SendGrid Board unanimously (with the exception of Mr. Deeter, who has recused himself from all deliberations and discussions relating to a potential transaction with Twilio due to his concurrent service as a director on the SendGrid Board and the Twilio Board) (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SendGrid and its stockholders, (ii) approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby, (iii) declared advisable and recommended that SendGrid's stockholders adopt the merger agreement and (iv) authorized and approved certain other matters in connection with the execution and performance of the merger agreement, including certain regulatory filings.

        Also after the U.S. market closed on October 15, 2018, the Twilio Board (other than Mr. Deeter and Mr. Epstein) convened a meeting with members of Twilio management present and representatives of Goldman Sachs and Goodwin Procter in attendance. The Twilio Board was provided with materials from Goldman Sachs prior to the meeting relating to its review of the proposed transaction, along with proposed resolutions in connection with the potential transaction. The Twilio directors were advised of their fiduciary duties in connection with the potential transaction. Representatives from Goldman Sachs led a presentation to the Twilio Board with respect to its financial analyses of the potential merger and rendered its oral opinion to the Twilio Board, subsequently confirmed in writing by delivery of a written opinion dated as of October 15, 2018, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Twilio, as more fully described in the section entitled "—Opinion of Twilio's Financial Advisor, Goldman Sachs & Co. LLC." Representatives from Goodwin Procter presented the final terms of the merger agreement, voting agreements, and other transaction documents to the directors present. After review and discussion, the Twilio Board adopted resolutions approving the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby and declaring advisable and recommending that the Twilio stockholders vote to approve and adopt the stock issuance in connection with the proposed merger.

        Promptly following the SendGrid Board meeting that day, the parties finalized, executed and delivered the merger agreement and the voting agreements, as well as irrevocable proxies by certain holders of Twilio Class B common stock. Following such execution and delivery, on October 15, 2018, SendGrid and Twilio issued a joint press release announcing the execution of the merger agreement.

        On December 13, 2018, Twilio, SendGrid and Merger Sub entered into the First Amendment to the Merger Agreement to change the treatment of SendGrid UK Options to be as described above in "The Merger Agreement—Treatment of SendGrid Equity Awards" beginning on page 83 of this joint proxy statement/prospectus.

Twilio's Reasons for the Merger; Recommendation of the Stock Issuance by the Twilio Board

        In evaluating the merger agreement and the proposal to issue shares of Twilio Class A common stock in connection with the combination, the Twilio Board consulted with Twilio's management and legal and financial advisors. In connection therewith, the Twilio Board considered a number of factors, including the following factors which the Twilio Board viewed as generally supporting its decision to approve and enter into the proposed merger agreement and recommend that Twilio stockholders vote "FOR" approval of the Twilio stock issuance proposal:

        Strategic Factors.    The Twilio Board evaluated the following key strategic factors supporting its approval of and entry into the proposed merger agreement:

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  that the combined company will be the leading cloud communications platform;

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  that the proposed merger combines two leading cloud communications platforms with highly-complementary capabilities and strong opportunities for cross-selling across both customer bases;

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  the proposed merger enhances stockholder value through increased growth from greater customer access with more competitive and differentiated solutions;

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  the proposed merger provides greater value to customers by addressing their communications needs on one platform; and

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  that the proposed merger accelerates both companies' long-term strategies;

        Other Factors Considered by the Twilio Board.    In addition to considering the strategic factors described above, the Twilio Board considered the following additional factors, all of which it viewed as supporting its decision to approve the proposed combination:

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  its knowledge of Twilio's business, operations, financial condition, earnings and prospects on a standalone basis and of SendGrid's business, operations, financial condition, earnings and prospects, taking into account the results of Twilio's due diligence review of SendGrid;

  •
  the fact that the exchange ratio is fixed and will not fluctuate based upon changes in the market price of the Twilio Class A common stock between the date of the merger agreement and the date of the consummation of the proposed combination, providing greater certainty to Twilio regarding the anticipated financial benefits of the combination;

  •
  the opinion of Goldman Sachs, dated October 15, 2018, to the Twilio Board, which opinion is attached hereto as Annex B, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Twilio, as more fully described below under the caption "—Opinion of Twilio's Financial Advisor, Goldman Sachs & Co. LLC";

  •
  the terms and conditions of the merger agreement; and

  •
  the fact that, in the event of a termination of the merger agreement by Twilio due to a change in the Twilio Board recommendation, SendGrid will pay Twilio a termination fee of $69 million, as described under "The Merger Agreement—Termination Fees and Expenses; Liability for Breach."

        The Twilio Board weighed the advantages and opportunities listed above against a number of other factors identified in its deliberations as weighing negatively against the proposed combination, including:

  •
  the substantial cost of integrating the two companies as well as the risk that integration costs may be greater than anticipated;

  •
  the challenges inherent in the combination of two businesses of the size and scope of Twilio and SendGrid and the cultures of each business, including the risks that it may be difficult to retain key employees and that management's attention might be diverted for an extended period of time;

  •
  the risk of not achieving all of the anticipated synergies and the risk that strategic benefits and other anticipated benefits might not be realized or may take longer than expected to achieve; and

  •
  the risks of the type and nature described under "Risk Factors," and the matters described under "Cautionary Statement Regarding Forward-Looking Statements."

        In view of the factors considered in connection with its evaluation of the proposed merger and the complexity of these matters, the Twilio Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the proposed merger and the merger agreement and to make its recommendation to Twilio stockholders. In addition, individual members of the Twilio Board may have given differing weights to different factors. In reaching its determination to approve the proposed merger and the merger agreement, the Twilio Board conducted an overall review of the factors described above, including thorough discussions with Twilio's management and outside legal and financial advisors.

        The Twilio Board with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of SendGrid and his position as a partner of Bessemer, and Jeffrey Epstein who recused himself from all deliberations due to his position as an operating partner of Bessemer and stockholder of SendGrid determined that the proposed merger, the merger agreement and the transactions contemplated by the merger agreement, including the issuance of Twilio Class A common stock to SendGrid stockholders in connection with the combination, are in the best interests of Twilio and its stockholders and approved the merger agreement and the transactions contemplated by the merger agreement.

        The Twilio Board recommends that Twilio stockholders vote "FOR" the Twilio stock issuance proposal and "FOR" the Twilio adjournment proposal.

SendGrid's Reasons for the Merger; Recommendation of the Merger by the SendGrid Board

        At a special meeting held on October 15, 2018, among other things, the SendGrid Board (unanimously, with the exception of director Byron Deeter, who recused himself from all deliberations due to his concurrent service as a director of Twilio):

  •
  determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of SendGrid and its stockholders;

  •
  approved the merger agreement and the merger, the execution of the merger agreement and the consummation of the transactions contemplated thereby; and

  •
  declared advisable and recommended that SendGrid's stockholders adopt the merger agreement.

        In evaluating the merger agreement and the merger, the SendGrid Board consulted with SendGrid's senior management, SendGrid's and the SendGrid Board's legal counsel and SendGrid's financial advisor and considered a number of factors, including the following:

  •
  The SendGrid Board's belief regarding the potential long-term strategic benefits of the merger of SendGrid with Twilio, including:

  •
  SendGrid and Twilio are both focused on providing cloud-based communications platforms enabling companies to communicate with their customers, with SendGrid a leader in email and Twilio a leader in voice, messaging and video. The SendGrid Board believed that the combination of these complementary service offerings would help create a single, best-in class communication platform that manages all of customers' important communication channels (voice, messaging, video and email), avoiding the need to develop or acquire communication channels from multiple vendors and manage complex integrations which the combined company could potentially simplify, and as a result, should accelerate the revenue growth of the combined company.

  •
  SendGrid and Twilio each solve similar customer problems, with complementary technology and without product overlaps. Both companies also approach customers with a similar self-service model and a generally low-touch sales team. The addition of new product offerings resulting from the merger will enable the sales team of the combined company to enhance customer acquisition relative to the results that would likely have been achieved if the companies were two standalone entities.

  •
  The combined company would have larger scale and enhanced ability to launch and market products. In addition, the combination of SendGrid and Twilio may contribute to increased customer confidence in innovation and product roadmap, and the increased scale would allow for extended research in new technologies for future development.

  •
  Given the size and scale of both the Twilio and SendGrid customer bases, the combined company would have substantial cross-sell opportunities to offer a complete solution to customers.

  •
  Twilio currently has a relatively higher revenue growth rate than SendGrid, and SendGrid currently has relatively higher gross and operating margins than Twilio. The SendGrid Board expects that the combined company will have a higher revenue growth rate than that of SendGrid and will have enhanced profitability compared to Twilio as a standalone entity.

  •
  Through the combination of the research and development resources between SendGrid and Twilio, the combined company will be better enabled to meet customer needs more effectively and offer customers a more complete set of offerings, while enhancing its ability to continually develop new offerings that extend its leadership within its communications platform and beyond. Further, through the combination it will better utilize finite resources to increase innovation, accelerate the pace of new product offering development and create greater stockholder value.

  •
  The fact that the exchange ratio, which is expected to give SendGrid stockholders and holders of stock options and RSUs approximately 18.9% of the combined company's outstanding common stock, immediately following the merger, is financially attractive in light of SendGrid's standalone value, SendGrid's recent stock performance, including its trading revenue multiple, SendGrid's strategic alternatives and the potential value of Twilio following the merger, considering its growth rate, higher trading revenue multiple, opportunity for operating margin improvement, cross-selling opportunities and other benefits of increased scale following the merger.

  •
  The fact that the exchange ratio is fixed and will not fluctuate based upon changes in the stock price of SendGrid or Twilio prior to completion of the merger.

  •
  The fact that the shares of Twilio Class A common stock to be received by the SendGrid stockholders will be received in an exchange that is intended to be tax free within in the meaning of Section 368(a) of the Code and will be registered under U.S. federal securities laws and be freely tradeable for SendGrid stockholders who are not affiliates of Twilio.

  •
  The SendGrid Board's belief, based upon the negotiations with Twilio, that the form and the amount of consideration to be paid by Twilio is the most that Twilio was willing to pay for SendGrid and that the terms of the merger agreement include the most favorable terms to SendGrid to which Twilio was willing to agree.

  •
  The SendGrid Board's belief that the terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, deal protection provisions and closing conditions are reasonable for a transaction of this nature.

  •
  The opinion of Morgan Stanley delivered to the SendGrid Board on October 15, 2018, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of the review undertaken by Morgan Stanley, as set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of SendGrid common stock (other than the Excluded Shares), as more fully described in the section entitled "The Merger—Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC". The SendGrid Board was aware that Morgan Stanley became entitled to certain fees upon the earlier of (i) the execution of the merger agreement and (ii) delivery of the fairness opinion by Morgan Stanley and will become entitled to additional fees if the proposed transaction is consummated, as more fully described below in the section entitled "The Merger—Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC."

  •
  The SendGrid Board's belief that Twilio's senior management team, combined with those members of the SendGrid management team who are continuing with Twilio after the merger, are highly skilled and capable of managing the combined company and achieving the long-term value being sought by the SendGrid and Twilio stockholders.

  •
  The SendGrid Board also considered a variety of risks and other potentially negative factors of the merger and the merger agreement, including the following:

  •
  the risks described under the section entitled "Risk Factors" beginning on page 36;

  •
  the possibility that the merger might not be completed and the potential effects of the public announcement and pendency of the merger on management attention;

    •
    SendGrid's ability to retain key employees, SendGrid's relationship with customers, suppliers or other constituencies and SendGrid's results of operations and stock price;

    •
    the risks associated with integrating businesses upon completion of the merger, including risks of employee disruption, risks relating to melding of company cultures and retention risks relating to key management;

    •
    the possibility that the strategic, operational and financial benefits and stock price performance anticipated in connection with the merger might not be realized by the merged company, including that the anticipated synergies resulting from the merger might not be achieved and/or reflected in the trading price of Twilio Class A common stock following the completion of the merger;

    •
    the fact that because the exchange ratio is fixed, if Twilio's stock price declines, and does not recover prior to the effective time of the merger, the value of consideration received by SendGrid stockholders in connection with the merger would also decline;

    •
    the risk that the merger might not be consummated (or such consummation may not occur in a timely manner), including the risks that the trading price of SendGrid's common stock could be adversely affected, SendGrid would have incurred substantial transaction and opportunity costs and SendGrid's business might be subject to substantial disruptions and delays that could adversely impact its business plan and prospects;

    •
    the restrictions the merger agreement imposes on soliciting competing bids and the fact that SendGrid may be obligated to pay a termination fee of $69 million if the merger agreement is terminated in certain circumstances or reimburse expenses of Twilio up to a maximum of $5 million in the event the SendGrid stockholders do not adopt the merger agreement and the possibility that the termination fee could potentially deter third parties from making a competing bid to acquire SendGrid prior to the closing of the merger, and could impact SendGrid's ability to engage in another strategic transaction for nine months if the merger agreement is terminated in certain circumstances; and

    •
    the restrictions in the merger agreement on the conduct of SendGrid's business prior to the consummation of the merger, which may delay or prevent SendGrid from undertaking business opportunities that may arise prior to the consummation of the merger.

        In addition, the SendGrid Board considered the interests that certain of its directors and executive officers may have with respect to the merger that are different from or in addition to their interests as stockholders of SendGrid, generally and specifically with respect to the fact that (i) each of SendGrid's executive officers were entering into offer letters with Twilio, which would be effective upon the consummation of the merger, while balancing the potential benefits of efficient integration and maintaining the continuity of the combined company's business and operations, and (ii) Mr. Deeter, a director of SendGrid, independently and through Bessemer Venture Partners, and their respective related entities, is a substantial securityholder of each of SendGrid and Twilio and holds a substantial number of shares of Twilio Class B Common Stock, as more fully described under "The Merger—Financial Interests of SendGrid Directors and Executive Officers in the Merger". The SendGrid Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger.

        In view of the factors considered in connection with its evaluation of the proposed merger and the complexity of these matters, the SendGrid Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the proposed merger and the merger agreement and to make its recommendation to SendGrid stockholders. In addition, individual members of the SendGrid Board may have given differing weights to different factors. In reaching its determination to approve the proposed merger and the merger agreement, the SendGrid Board conducted an overall review of the factors described above, including thorough discussions with SendGrid's management and outside legal and financial advisors.

The SendGrid Board recommends that SendGrid's stockholders vote "FOR" adoption of the merger agreement.

        The foregoing discussion of the SendGrid Board's reasons for its recommendation to approve the merger and the merger agreement is not meant to be exhaustive, but addresses the material information and factors considered by the SendGrid Board in consideration of its recommendation. In view of the wide variety of factors considered by the SendGrid Board in connection with the evaluation of the merger and the complexity of these matters, the SendGrid Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, the directors made their determinations and recommendations based on the totality of the information presented to them, and the judgments of individual members of the SendGrid Board may have been influenced to a greater or lesser degree by different factors.

Certain Unaudited Prospective Financial Information Prepared by Twilio Management

        Twilio prepared unaudited forecasted financial information for the years ended December 31, 2018 through December 31, 2022 for Twilio on a standalone basis, which we refer as the Twilio Management Forecasts. The Twilio Management Forecasts were made available to the Twilio Board, SendGrid, Goldman Sachs and Morgan Stanley, in connection with the evaluation of the merger. Twilio also prepared an extrapolation of these estimates for the years ended December 31, 2023 through December 31, 2032, which we refer to as the Twilio Management Extrapolations (and together with the Twilio Management Forecasts, the unaudited forecasted financial information).

        The unaudited forecasted financial information does not give effect to the merger, the potential impact of estimated synergies, or any changes in the operations or strategies of either Twilio or SendGrid that may be implemented after completion of the merger.

        The Twilio Management Forecasts were prepared by Twilio management in connection with Twilio's annual operating plan process and reflects a detailed forecast based on numerous estimates and assumptions, including Twilio's continued performance on its existing levels congruent with historical performance, and Twilio management's view of continued growth.

        Twilio does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. The inclusion of the unaudited forecasted financial information set forth below should not be regarded as an indication that either Twilio or Goldman Sachs or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Readers of this document are cautioned not to place undue reliance on the unaudited forecasted financial information.

        The unaudited forecasted financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited forecasted financial information covers multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the unaudited forecasted financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions which may not materialize and that are inherently subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Twilio and will be beyond the control of the combined company. Twilio stockholders and SendGrid stockholders are urged to review the SEC filings of Twilio for a description of risk factors with respect to the business of Twilio. See the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Where You Can Find More Information" beginning on pages 48 and 199, respectively, of this joint proxy statement/prospectus. Twilio stockholders and SendGrid stockholders are also urged to review the section entitled "Risk Factors" beginning on page 36 of this joint proxy statement/prospectus. The prospective financial information included in this document was not prepared with a view toward public dissemination or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information but, in the view of Twilio's management, was prepared on a reasonable basis, reflects the best available estimates and judgments as of the date of preparation, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Twilio. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the unaudited forecasted financial information. The prospective financial information included in this document has been prepared by, and is the responsibility of, Twilio's management.

        TWILIO HAS NOT UPDATED NOR INTENDS TO UPDATE OR OTHERWISE REVISE THE UNAUDITED FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Summary of Unaudited Forecasted Financial Information of Twilio

        The following table presents a summary of the unaudited forecasted financial information of Twilio on a standalone basis for the fiscal years ending 2018 through 2032 prepared by Twilio's management and provided to Goldman Sachs (as described above). A subset of the Twilio Management Forecasts for each of the calendar years ending 2018 through 2022 were also provided to SendGrid and Morgan Stanley:

	Twilio Management Forecasts					Twilio Management Extrapolations
	December 31,
($ in millions)	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$620	$885	$1,250	$1,740	$2,380	$3,184	$4,164	$5,321	$6,640	$8,086	$9,604	$11,120	$12,653	$14,143	$15,527
EBITDA(1)	$28	$66	$107	$163	$261	$395	$577	$815	$1,113	$1,473	$1,890	$2,350	$2,806	$3,131	$3,431
Unlevered Free Cash Flow(2)	$(95)	$(125)	$(121)	$(151)	$(167)	$(93)	$15	$145	$319	$537	$794	$1,082	$1,367	$1,552	$1,718

(1)
EBITDA (non-GAAP) means net income before interest, taxes, depreciation and amortization and is presented before the impact of stock-based compensation.

(2)
Unlevered free cash flow (non-GAAP) is calculated as EBITDA less cash tax expense, less capital expenditures, less capitalized software development costs, and less changes in working capital.

        The estimates and assumptions underlying the unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the management of Twilio as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" beginning on pages 48 and 36, respectively, of this joint proxy statement/prospectus. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of Twilio, or that actual results will not differ materially from those presented in the Twilio unaudited forecasted financial information. Inclusion of the Twilio unaudited forecasted financial information in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the Twilio unaudited forecasted financial information will be achieved.

        The Twilio unaudited forecasted financial information is not included in this joint proxy statement/prospectus in order to induce any stockholder to vote in favor of any of the proposals at the Twilio special meeting or the SendGrid special meeting or to acquire securities of Twilio or SendGrid.

Summary of Forecasted Synergy Information of the Combined Company

        Twilio also prepared and provided forecasted synergies to the Twilio Board and Goldman Sachs for use in its financial analysis that was presented to the Twilio Board. A subset of the forecasted synergies for each of the calendar years ending 2018 through 2022 were also provided to SendGrid and Morgan Stanley. Unlevered free cash flow from synergies for the fiscal years ending 2018 through 2032 is summarized in the following table.

	Twilio Management Forecasts				Twilio Management Extrapolations
	December 31,
($ in millions)	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Unlevered Free Cash Flow from Synergies(1)	$(4)	$2	$15	$33	$45	$40	$51	$65	$79	$96	$110	$124	$137	$151

(1)
Unlevered free cash flow (non-GAAP) is calculated as EBITDA less cash tax expense, less capital expenditures, and less changes in working capital.

Summary of Adjusted Unaudited Forecasted Financial Information of SendGrid

        In connection with Twilio's consideration of the merger, SendGrid's management provided Twilio with summary selected unaudited prospective financial information for the fiscal years ending 2018 through 2022 (see the section entitled "Certain Unaudited Prospective Financial Information Prepared by SendGrid Management"). After review of this unaudited SendGrid forecasted financial information for the fiscal years ending 2018 through 2022 received from SendGrid, Twilio's management prepared an alternative version of this unaudited SendGrid prospective financial information, based on Twilio's due diligence investigation of SendGrid and assumptions deemed appropriate by Twilio's management relating to SendGrid's business and operations for the fiscal years ending 2018 through 2022, as well as extrapolations of this alternative SendGrid prospective financial information, based on assumptions deemed appropriate by Twilio's management relating to SendGrid's business and operations for the years 2023 through 2032. We refer to this alternative unaudited prospective financial information as the "Adjusted SendGrid Forecasts."

        The Adjusted SendGrid Forecasts were utilized to assist the Twilio Board in its evaluation of the quantitative and strategic rationale for the merger. Twilio also provided the Adjusted SendGrid Forecasts to Goldman Sachs for use in connection with the delivery of its financial analyses described in the section titled "Opinion of Twilio's Financial Advisor, Goldman Sachs & Co. LLC". The following table provides a summary of the Adjusted SendGrid Forecasts:

	December 31,
($ in millions)	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$146	$187	$236	$293	$362	$441	$529	$627	$732	$844	$958	$1,072	$1,182	$1,284	$1,374
EBITDA(1)	$21	$31	$47	$70	$98	$122	$150	$181	$216	$253	$293	$334	$376	$416	$453
Unlevered Free Cash Flow(2)	$(7)	$16	$22	$31	$45	$57	$72	$90	$111	$133	$156	$180	$204	$227	$247

(1)
EBITDA (non-GAAP) means net income before interest, taxes, depreciation and amortization and is presented before the impact of stock-based compensation.

(2)
Unlevered free cash flow (non-GAAP) is calculated as EBITDA less cash tax expense, less capital expenditures, and less changes in working capital.

Opinion of Twilio's Financial Advisor, Goldman Sachs & Co. LLC

        Goldman Sachs rendered its opinion to the Twilio Board that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Twilio.

        The full text of the written opinion of Goldman Sachs, dated October 15, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Twilio Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any Twilio stockholder should vote with respect to the issuance of Twilio Class A common stock in connection with the merger, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of Twilio for the two years ended December 31, 2017;

  •
  annual report to stockholders and Annual Report on Form 10-K of SendGrid for the year ended December 31, 2017;

  •
  Twilio's Registration Statement on Form S-1, including the prospectus contained therein dated October 20, 2016 relating to a public offering of 7,000,000 shares of Twilio Class A common stock;

  •
  SendGrid's Registration Statement on Form S-1, including the prospectus contained therein dated April 5, 2018 relating to a public offering of 6,534,234 shares of SendGrid common stock;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Twilio and SendGrid;

  •
  certain other communications from Twilio and SendGrid to their respective stockholders;

  •
  certain publicly available research analyst reports for Twilio and SendGrid;

  •
  certain internal financial analyses and forecasts for SendGrid prepared by its management and summarized in the section titled "The Merger—Certain Unaudited Prospective Financial Information Prepared by SendGrid Management"; and

  •
  certain internal financial analyses and forecasts for Twilio standalone and pro forma for the merger and certain financial analyses and forecasts for SendGrid, in each case, as prepared by the management of Twilio and approved for Goldman Sach's use by Twilio (referred to in this section as the "Forecasts"), and certain operating synergies projected by the managements of Twilio and SendGrid to result from the merger, as approved for Goldman Sachs' use by Twilio (referred to in this section as the "Synergies") and summarized in the section entitled "The Merger—Certain Unaudited Prospective Financial Information Prepared by Twilio Management."

        Goldman Sachs also held discussions with members of the senior managements of Twilio and SendGrid regarding their assessment of the past and current business operations, financial condition and future prospects of SendGrid and with the members of senior management of Twilio regarding their assessment of the past and current business operations, financial condition and future prospects of Twilio and the strategic rationale for, and the potential benefits of, the proposed transaction; reviewed the reported price and trading activity for the shares of Twilio common stock and the shares of SendGrid common stock; compared certain financial and stock market information for Twilio and SendGrid with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the enterprise software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs, with Twilio's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with Twilio's consent, that the Forecasts and the Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Twilio. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Twilio or SendGrid or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for completion of the proposed transaction will be obtained without any adverse effect on Twilio or SendGrid or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be completed on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of Twilio to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Twilio; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the exchange ratio pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction, including the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Twilio; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Twilio or SendGrid, or any class of such persons in connection with the transaction, whether relative to the exchange ratio pursuant to the merger agreement or otherwise. Goldman Sachs' opinion was necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to it as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the Twilio Class A common stock will trade at any time or as to the impact of the transaction on the solvency or viability of Twilio or SendGrid or the ability of Twilio or SendGrid to pay their respective obligations when they come due. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Twilio Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 12, 2018, the last completed trading day prior to the date of public announcement of the merger, and is not necessarily indicative of current market conditions.

Historical Exchange Ratio Analysis

        Goldman Sachs reviewed the historical trading prices for Twilio Class A common stock and SendGrid common stock for the 52-week period prior to October 12, 2018. Goldman Sachs calculated historical average exchange ratios over various periods by first dividing the closing price per share of SendGrid common stock on each trading day during the period by the closing price per share of Twilio Class A common stock on the same trading day, and subsequently taking the average of these daily historical exchange ratios over such periods, which we refer to as the average exchange ratio for such period. Goldman Sachs then calculated the premiums implied by the exchange ratio to the historical average exchange ratio over various periods. The following table presents the results of this analysis:

Historical Date or Period	Exchange Ratio	Premium/(Discount) of Exchange Ratio per Merger Agreement to Historical Average Exchange Ratio
Exchange Ratio per the merger agreement	0.485x
October 12, 2018	0.413x	17.3%
10 calendar days ended October 12, 2018	0.432x	12.2%
30 calendar days ended October 12, 2018	0.429x	12.9%
90 calendar days ended October 12, 2018	0.431x	12.6%

Illustrative Financial Contribution Analysis.

        Goldman Sachs compared the implied equity contribution that Twilio's stockholders would contribute, and the implied exchange ratio based on such implied equity contribution, based on specific estimated future financial metrics, namely revenue, gross profit, EBITDA and free cash flow (defined as cash from operations less capital expenditures), in each case on a non-GAAP basis (excluding stock-based compensation as an expense) for Twilio and SendGrid before taking into account the Synergies that may be realized following the completion of the merger, for estimated years 2018 through 2022, using the Forecasts.

        To calculate the implied equity contribution for each of Twilio and SendGrid and the implied exchange ratio, Goldman Sachs first obtained for each of Twilio and SendGrid an implied standalone enterprise value by calculating a weighted average valuation multiple for each of revenue, gross profit, EBITDA and free cash flow in each applicable year and then applying the weighted average valuation multiple to each company's respective financial metrics in such year. Goldman Sachs then adjusted each implied standalone enterprise value by each company's respective net cash position to arrive at each company's implied standalone equity market capitalization and associated per share price, which were then used to calculate each company's implied equity contribution and the implied exchange ratio, respectively, based on each financial metric in a given year. This analysis resulted in the following illustrative ranges of the implied equity contribution of Twilio and SendGrid to the combined entity and implied exchange ratio, in each case for each particular financial metric and for the calendar years 2018 through 2022:

	Twilio Implied Equity Contribution	SendGrid Implied Equity Contribution	Implied Exchange Ratio
Revenue (2018 - 2022)	80.0% - 85.7%	14.3% - 20.0%	0.350x - 0.518x
Gross Profit (2018 - 2022)	74.7% - 81.9%	18.1% - 25.3%	0.460x - 0.700x
EBITDA (2018 - 2022)	56.9% - 72.1%	27.9% - 43.1%	0.795x - 1.542x
Free Cash Flow (2018 - 2022)	26.7% - 70.9%	29.1% - 73.3%	0.844x - 5.477x

Financial Analyses of SendGrid

        Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the enterprise software industry since 2011 (collectively referred to in this section as the "Selected Transactions"):

Announcement Date	Acquiror	Target
October 2011	Oracle	RightNow
December 2011	SAP	SuccessFactors
February 2012	Oracle	Taleo
May 2012	SAP	Ariba
December 2012	Oracle	Eloqua
June 2013	Salesforce	ExactTarget
July 2013	Cisco	Sourcefire
December 2013	Oracle	Responsys
September 2014	SAP	Concur
October 2015	Silver Lake/Thoma Bravo	Solarwinds
April 2016	Oracle	Textura
May 2016	Vista	Marketo
June 2016	Salesforce	Demandware
June 2016	Microsoft	LinkedIn.
July 2016	Oracle	NetSuite
January 2017	Cisco	AppDynamics
January 2018	SAP	Callidus
March 2018	Salesforce	Mulesoft
June 2018	Workday	Adaptive Insights
October 2018	Cloudera	HortonWorks

        While none of the companies that participated in the Selected Transactions is directly comparable to Twilio or SendGrid, the companies that participated in the Selected Transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Twilio's or SendGrid's results, market size and product profile.

        For each of the Selected Transactions, Goldman Sachs calculated and compared various financial multiples, financial ratios and other financial information, including the estimated transaction enterprise value, which is (x) the announced per share consideration paid or payable in the applicable transaction multiplied by the number of diluted outstanding shares of the target company plus (y) the net debt of the target company, in each case based on data obtained from public filings, as a multiple of the target's estimated next twelve months' revenue from the announcement date of the transaction based on IBES consensus estimates (referred to in this section as the "NTM Transaction Revenue Multiple").

        The following table presents the results of this analysis:

Selected Transactions
	Range	Median	Proposed Transaction
NTM Transaction Revenue Multiple	5.0x - 14.4x	8.1x	10.1x (Street)/10.5x (Forecasts)

        Goldman Sachs then applied an illustrative range of NTM Transaction Revenue Multiples of 7.0x to 11.0x to SendGrid's Street median estimate of SendGrid's NTM revenue to derive a range of implied range of illustrative exchange ratio (based on Twilio's closing stock price of $75.00 on October 12, 2018) of 0.339x to 0.504x.

        Premia Analysis.    Using data obtained from Thomson Reuters, Goldman Sachs analyzed the premia paid in transactions involving the acquisition of control of global targets with disclosed enterprise values greater than $500 million for the period from January 2009 through September 2018 with a target in the technology sector and for which stock consideration constituted more than 50% of total consideration, in each case in relation to the closing prices per share of the common stock of the target involved in such transaction on the day prior to the announcement of such transaction. The following table presents the results of this analysis:

Acquisition Premia in Greater than 50% Stock Consideration
Transactions
Global Technology Targets with Enterprise Values over $500 Million
January 2009 through September 2018

25th Percentile	9%
75th Percentile	27%
Median	19%

        Goldman Sachs then applied an illustrative range of premia of 9% to 27% to the closing price of $31.00 per share of SendGrid common stock on October 12, 2018, to derive a range of implied exchange ratios of 0.451x to 0.525x based on Twilio's closing price of $75.00 per share on that date.

        Illustrative Discounted Cash Flow Analysis.    Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on SendGrid. Using discount rates ranging from 10.0% to 12.0%, reflecting estimates of SendGrid's weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2018 (i) estimates of unlevered free cash flow for SendGrid for the third and fourth quarter of 2018, and then annually through 2032 as reflected in the Forecasts and (ii) a range of illustrative terminal values for SendGrid, which were calculated by applying perpetuity growth rates ranging from 4.0% to 6.0%, to a terminal year estimate of the free cash flow to be generated by SendGrid, as reflected in the Forecasts. Goldman Sachs derived such discount rates by application of the capital asset pricing model ("CAPM"), which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for SendGrid by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for SendGrid the net debt of SendGrid as of June 30, 2018, as publicly reported and provided by the management of Twilio, to derive a range of illustrative equity values for SendGrid. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully-diluted outstanding shares of SendGrid, as provided by the management of Twilio, to derive a range of illustrative present values per share ranging from $25.16 to $46.00.

Illustrative Discounted Cash Flow Analysis of Twilio (Standalone).

        Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis for Twilio on a standalone basis. Using discount rates ranging from 10.0% to 13.0%, reflecting estimates of Twilio's weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2018 (i) estimates of unlevered free cash flow for Twilio for the third and fourth quarter of 2018, and then annually through 2032, as reflected in the Forecasts and (ii) a range of illustrative terminal values for Twilio, which were calculated by applying perpetuity growth rates ranging from 5.0% to 7.0%, to a terminal year estimate of the free cash flow to be generated by Twilio, as reflected in the Forecasts. Goldman Sachs derived such discount rates by application of CAPM , which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for Twilio by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Twilio the net debt of Twilio as of June 30, 2018, as publicly reported and provided by the management of Twilio, to derive a range of illustrative equity values for Twilio. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully-diluted outstanding Twilio Class A common stock and Class B common stock, as provided by the management of Twilio, to derive a range of illustrative present values per share ranging from $49.01 to $154.40.

Illustrative DCF-Based Contribution Analysis

        Using the Forecasts and the results of the above-referenced illustrative discounted cash flow analyses of SendGrid and Twilio (Standalone), Goldman Sachs derived a range of implied exchange ratios of 0.163x to 0.939x by dividing the low, mid-point and high results of the above-referenced illustrative discounted cash flow analysis of SendGrid ($25.16, $32.17 and $46.00 per share, respectively) by the low, mid-point and high results of the above-referenced illustrative discounted cash flow analysis of Twilio on a standalone basis ($49.01, $78.07 and $154.40 per share, respectively).

Illustrative "Gives" / "Gets" Analysis

        Using the Forecasts and the Synergies, Goldman Sachs performed an illustrative discounted cash flow analysis of Twilio (pro forma for the merger) to derive a range of illustrative values per share of Twilio (pro forma for the merger). Goldman Sachs first calculated an illustrative present value of the equity value of the Synergies, added such value to the equity value of SendGrid and Twilio (on a standalone basis) derived from the above-referenced illustrative discounted cash flow analyses of SendGrid and Twilio (Standalone) and dividing the range of illustrative aggregate equity value so derived by the number of fully-diluted outstanding Twilio common stock on a pro forma basis, as provided by the management of Twilio.

        Using discount rates ranging from 10.0% to 13.0%, reflecting estimates of Twilio's weighted average cost of capital on a pro forma basis, Goldman Sachs discounted to present value as of June 30, 2018 (i) estimates of unlevered free cash flow from the Synergies for the third and fourth quarter of 2018, and then annually through 2032 and (ii) a range of illustrative terminal values for the Synergies, which were calculated by applying perpetuity growth rates ranging from 4.0% to 6.0%, to a terminal year estimate of the free cash flow to be generated by the Synergies. Goldman Sachs derived such discount rates by application of CAPM, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Synergies and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for the Synergies by adding the ranges of present values it derived above, which illustrative enterprise value also constituted an illustrative equity value of the Synergies. Goldman Sachs then divided the range of illustrative equity values for Twilio (pro forma for the merger) it derived by adding the illustrative equity values of SendGrid, Twilio (on a standalone basis) and the Synergies, derived in each case by the above-referenced discounted cash flow analysis, by the number of fully-diluted outstanding Twilio common stock on a pro forma basis, as provided by the management of Twilio, to derive a range of illustrative present values per share ranging from $53.81 to $153.14, as compared to the range of illustrative present values per share for Twilio (on a standalone basis) derived above of $49.01 to $154.40.

General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Twilio or SendGrid or the contemplated transaction.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Twilio Board that, as of the date of the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Twilio. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Twilio, SendGrid, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The exchange ratio was determined through arm's-length negotiations between Twilio and SendGrid and was approved by the Twilio Board. Goldman Sachs provided advice to Twilio during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio or amount of consideration to Twilio or its board of directors or that any specific exchange ratio or amount of consideration constituted the only appropriate exchange ratio or amount of consideration for the transaction.

        As described above, Goldman Sachs' opinion to the Twilio Board was one of many factors taken into consideration by the Twilio Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Twilio, SendGrid and any of their respective affiliates and third parties, including, Bessemer Venture Partners, an affiliate of Twilio and SendGrid ("Bessemer"), and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs acted as financial advisor to Twilio in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Twilio and/or its affiliates from time to time for which Goldman Sachs' Investment Banking Division has received, and may receive, compensation, including having acted as bookrunning manager with respect to a public offering of 7,000,000 shares of Twilio Common Stock in October 2016; and as bookrunning manager with respect to a private offering of Twilio's Convertible Senior Notes due 2023 (aggregate principal amount $475,000,000) in May 2018. During the two year period ended October 15, 2018, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Twilio and/or its affiliates of approximately $10.3 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Bessemer and/or its affiliates and portfolio companies from time to time. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Twilio, SendGrid, Bessemer and their respective affiliates and, as applicable, portfolio companies for which Goldman Sachs' Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Bessemer and its affiliates from time to time and may have invested in limited partnership units of affiliates of Bessemer from time to time and may do so in the future.

        The Twilio Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated September 19, 2018, Twilio engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between Twilio and Goldman Sachs provides for a transaction fee of $10,000,000, all of which is contingent upon completion of the merger. In addition, Twilio has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Prospective Financial Information Prepared by SendGrid Management

        As a matter of course, SendGrid does not publicly disclose long-term projections of future financial results due to the inherent unpredictability and subjectivity of underlying assumptions and estimates. In connection with its evaluation of the merger, the SendGrid Board considered certain unaudited, non-public financial projections with respect to SendGrid as a standalone company for the calendar quarter ending December 31, 2018 and each of the calendar years ending December 31, 2019 through 2028, which we refer to as the SendGrid management projections. The SendGrid management projections for (x) the calendar quarter ending December 31, 2018, and for each of the calendar years ending December 31, 2019 through 2022 were based on SendGrid management's estimates as of September 25, 2018 of SendGrid's financial projections and were provided to SendGrid's financial advisor and (y) for each of the calendar years ending December 31, 2023 through 2028 were extrapolated by SendGrid's financial advisor and reviewed and approved by SendGrid's management as of October 9, 2018. A summary of the SendGrid management projections are set forth below. A subset of the SendGrid management projections for the calendar quarter ending December 31, 2018, and for each of the calendar years ending December 31, 2019 through 2022 were also provided to Twilio.

        The inclusion of the SendGrid management projections and the other projections based on SendGrid street case, Twilio management case and Twilio street case, which other projections are collectively referred to as the other projections, below should not be deemed an admission or representation by SendGrid, its financial advisor or any of their respective officers, directors, affiliates, advisors, or other representatives with respect to such projections. The SendGrid management projections and the other projections are not included to influence your views on the merger described in this joint proxy statement/prospectus but solely to provide stockholders access to certain non-public information that was provided to the SendGrid Board in connection with its evaluation of the merger and to SendGrid's financial advisor to assist with its financial analyses as described in the section entitled "Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC." The information from the SendGrid management projections and the other projections included below should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding SendGrid in SendGrid's public filings with the SEC. Because the SendGrid management projections and the other projections were prepared on a standalone basis, they do not give effect to the proposed merger or any revenue synergies net of any restructuring costs expected to result from the acquisition.

        The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. Neither the independent registered public accounting firm of SendGrid nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of SendGrid, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this joint proxy statement/prospectus. The report of the independent registered public accounting firm of SendGrid contained in the Annual Report of SendGrid on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this joint proxy statement/prospectus, relates to the historical financial information of SendGrid.

        The SendGrid management projections and the other projections are in general prepared for internal use and are subjective in many respects. As a result, these SendGrid management projections and the other projections are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although SendGrid believes its assumptions to be reasonable, all financial projections are inherently uncertain, and SendGrid expects that differences will exist between actual and projected results. Although presented with numerical specificity, the SendGrid management projections and the other projections reflect numerous variables, estimates, and assumptions made by SendGrid's management at the time they were prepared, and also reflect general business, economic, market, and financial conditions and other matters, all of which are difficult to predict and many of which are beyond SendGrid's control. In addition, the SendGrid management projections and the other projections cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the SendGrid management projections and the other projections will prove accurate or that any of the SendGrid management projections and the other projections will be realized.

        The SendGrid management projections included certain assumptions relating to, among others things, SendGrid's expectations relating to the revenue growth rate of its more mature email API services and the growth rate for its other products, expectations relating to future products, expectations relating to its gross margin by product and expectations relating to research and development, sales and marketing and general administrative expense.

        The SendGrid management projections and the other projections are subject to many risks and uncertainties and you are urged to review (i) the section entitled "Risk Factors" beginning on page 36 of this joint proxy statement/prospectus for a description of risk factors relating to the merger, and (ii) SendGrid's most recent SEC filings for a description of risk factors with respect to SendGrid's businesses. You should also read the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 48 of this joint proxy statement/prospectus for additional information regarding the risks inherent in forward-looking information such as the SendGrid management projections and the other projections.

        The inclusion of the SendGrid management projections and the other projections herein should not be regarded as an indication that SendGrid, its financial advisor or any of their respective affiliates or representatives considered or consider the SendGrid management projections and the other projections to be necessarily indicative of actual future events, and the SendGrid management projections and the other projections should not be relied upon as such. The SendGrid management projections and the other projections do not take into account any circumstances or events occurring after the date they were prepared. SendGrid does not intend to, and disclaims any obligation to, update, correct, or otherwise revise the SendGrid management projections and the other projections to reflect circumstances existing or arising after the date the SendGrid management projections and the other projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions or other information underlying the SendGrid management projections and the other projections are shown to be in error. Furthermore, the SendGrid management projections and the other projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context.

        The SendGrid management projections set forth below include earnings before interest, taxes, depreciation and amortization (EBITDA), which is a non-GAAP measure. Additionally, as part of the SendGrid management projections, SendGrid's management calculated unlevered free cash flow, which is a non-GAAP measure and calculated from EBITDA less stock-based compensation expense, less taxes, less capital expenditures, and plus or minus, as applicable, net changes in working capital. Due to the forward-looking nature of the SendGrid management projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures are not available. SendGrid believes that there is a degree of volatility with respect to certain GAAP measures, and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude SendGrid from providing accurate forecasted non-GAAP reconciliations.

        In light of the foregoing factors and the uncertainties inherent in financial projections, stockholders are cautioned not to place undue reliance, if any, on the SendGrid management projections.

SendGrid management projections

        The following table presents a selected summary of the SendGrid management projections that were made available to the SendGrid Board and SendGrid's financial advisor. As described above, the SendGrid management projections for (x) the calendar quarter ending December 31, 2018, and for each of the calendar years ending December 31, 2019 through 2022 were based on SendGrid management's estimates as of September 25, 2018 of SendGrid's financial projections and (y) for each of the calendar years ending December 31, 2023 through 2028 were extrapolated by SendGrid's financial advisor and reviewed and approved by SendGrid's management as of October 9, 2018.

	Q4 2018E	2019E	2020E	2021E	2022E	2023E
	(in millions)
Revenues	$41	$191	$241	$301	$376	$464
EBITDA	$8	$34	$51	$77	$113	$144
Less: Stock Based Compensation	(4)	(20)	(27)	(32)	(37)	(40)
Less: Taxes(1)	0	0	(2)	(9)	(17)	(24)
Less: Change in Net Working Capital	4	3	1	2	2	2
Less: Capital Expenditures	(3)	(7)	(8)	(9)	(11)	(11)

Unlevered Free Cash Flow	$5	$9	$15	$29$	$50	$71

	2024E	2025E	2026E	2027E	2028E
	(in millions)
Revenues	$565	$677	$801	$935	$1,075
EBITDA	$181	$225	$276	$334	$398
Less: Stock Based Compensation	(43)	(46)	(49)	(52)	(55)
Less: Taxes(1)	(33)	(44)	(56)	(70)	(70)
Less: Change in Net Working Capital	3	3	3	3	4
Less: Capital Expenditures	(11)	(11)	(11)	(11)	(11)

Unlevered Free Cash Flow	$96	$127	$162	$203	$265

(1)
All net operating losses will offset taxable income until the estimated completed use.

The other projections

  SendGrid street case

        The following table presents a selected summary of the SendGrid street case that was made available to the SendGrid Board and used by SendGrid's financial advisor in its financial analyses. The SendGrid street case for (x) the calendar quarter ending December 31, 2018, and for each of the calendar years ending December 31, 2019 through 2020 was based on publicly available Wall Street research reports as of October 12, 2018 and (y) for each of the calendar years ending December 31, 2021 through 2028 was extrapolated by SendGrid's financial advisor and reviewed and approved by

SendGrid's management as of October 9, 2018 for use in SendGrid's financial advisor's analyses. The SendGrid street case is provided for informational purposes only.

	Q4 2018E	2019E	2020E	2021E	2022E	2023E
	(in millions)
Revenues	$39	$179	$219	$267	$323	$383
EBITDA	$3	$24	$28	$57	$86	$109
Less: Stock Based Compensation	(4)	(20)	(27)	(32)	(37)	(40)
Less: Taxes(1)	0	0	0	0	(7)	(15)
Less: Change in Net Working Capital	4	3	1	2	2	2
Less: Capital Expenditures	(3)	(7)	(8)	(9)	(11)	(11)

Unlevered Free Cash Flow	$(0)	$(1)	$(5)	$17	$33	$45

	2024E	2025E	2026E	2027E	2028E
	(in millions)
Revenues	$461	$549	$648	$758	$871
EBITDA	$138	$173	$217	$268	$325
Less: Stock Based Compensation	(43)	(46)	(49)	(52)	(55)
Less: Taxes(1)	(22)	(30)	(41)	(53)	(52)
Less: Change in Net Working Capital	2	3	3	3	4
Less: Capital Expenditures	(11)	(11)	(11)	(11)	(11)

Unlevered Free Cash Flow	$64	$89	$119	$155	$210

(1)
All net operating losses will offset taxable income until the estimated completed use.

  Twilio management case

        The following table presents a selected summary of the Twilio management case that was made available to the SendGrid Board and used by SendGrid's financial advisor in its financial analyses. The Twilio management case for (x) the calendar quarter ending December 31, 2018, and for each of the calendar years ending December 31, 2019 through 2022 were calculated based on Twilio management's estimated revenues, cost of goods sold, operating costs, depreciation expense, amortization expense, stock-based compensation expense, taxes, change in net working capital, capital expenditure and capitalized software expense for each of these calendar years as of September 24, 2018 provided by Twilio's management and reviewed and approved by the SendGrid management as of October 9, 2018 and (y) for each of the calendar years ending December 31, 2023 through 2028 were extrapolated by SendGrid's financial advisor and reviewed and approved by SendGrid's management as of October 9, 2018. The Twilio management case is provided for informational purposes only.

	Q4 2018E	2019E	2020E	2021E	2022E	2023E
	(in millions)
Revenues	$178	$885	$1,250	$1,740	$2,380	$3,169
EBITDA	$9	$66	$107	$163	$261	$434
Less: Stock Based Compensation	(25)	(124)	(175)	(244)	(333)	(380)
Less: Taxes(1)	0	0	0	0	0	0
Less: Change in Net Working Capital	2	6	7	9	13	16
Less: Capital Expenditures	(27)	(41)	(17)	(19)	(26)	(35)
Less: Capitalized Software Costs	(6)	(31)	(44)	(60)	(80)	(127)

Unlevered Free Cash Flow(2)	$(47)	$(124)	$(122)	$(151)	$(165)	$(92)

	2024E	2025E	2026E	2027E	2028E
	(in millions)
Revenues	$4,105	$5,167	$6,317	$7,494	$8,766
EBITDA	$673	$988	$1,380	$1,841	$2,392
Less: Stock Based Compensation	(410)	(465)	(505)	(525)	(570)
Less: Taxes(1)	0	0	(57)	(281)	(269)
Less: Change in Net Working Capital	19	22	23	24	26
Less: Capital Expenditures	(45)	(56)	(69)	(82)	(96)
Less: Capitalized Software Costs	(148)	(165)	(177)	(184)	(193)

Unlevered Free Cash Flow(2)	$89	$323	$596	$795	$1,291

(1)
All net operating losses will offset taxable income until the estimated completed use.

(2)
Assumes no exercise of existing convertible debt.

  Twilio street case

        The following table presents a selected summary of the Twilio street case that was made available to the SendGrid Board and used by SendGrid's financial advisor in its financial analyses. The Twilio street case for (x) the calendar quarter ending December 31, 2018, and for each of the calendar years ending December 31, 2019 through 2020 was based on publicly available Wall Street research reports as of October 12, 2018 and (y) for each of the calendar years ending December 31, 2021 through 2028 was extrapolated by SendGrid's financial advisor and reviewed and approved by SendGrid's management as of October 9, 2018 for use in SendGrid's financial advisor's analyses. The Twilio street case is provided for informational purposes only.

	Q4 2018E	2019E	2020E	2021E	2022E	2023E
	(in millions)
Revenues	$161	$752	$986	$1,281	$1,649	$2,091
EBITDA	$7	$42	$78	$149	$274	$450
Less: Stock Based Compensation	(25)	(105)	(138)	(180)	(231)	(251)
Less: Taxes(1)	0	0	0	0	0	0
Less: Change in Net Working Capital	2	6	7	9	13	16
Less: Capital Expenditures	(27)	(41)	(17)	(19)	(26)	(33)

Less: Capitalized Software Costs	(6)	(31)	(44)	(60)	(80)	(84)

Unlevered Free Cash Flow(2)	$(49)	$(129)	$(114)	$(101)	$(49)	$98

	2024E	2025E	2026E	2027E	2028E
	(in millions)
Revenues	$2,610	$3,207	$3,877	$4,611	$5,393
EBITDA	$691	$912	$1,101	$1,307	$1,526
Less: Stock Based Compensation	(261)	(289)	(310)	(323)	(351)
Less: Taxes(1)	0	(39)	(166)	(210)	(202)
Less: Change in Net Working Capital	18	21	24	26	28
Less: Capital Expenditures	(45)	(51)	(61)	(73)	(85)
Less: Capitalized Software Costs	(94)	(103)	(109)	(113)	(119)

Unlevered Free Cash Flow(2)	$313	$453	$479	$615	$797

(1)
All net operating losses will offset taxable income until the estimated completed use.

(2)
Assumes no exercise of existing convertible debt.

Opinion of SendGrid's Financial Advisor, Morgan Stanley & Co. LLC

        The SendGrid Board retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the possible business combination with Twilio. The SendGrid Board selected Morgan Stanley to act as SendGrid's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in SendGrid's industry, and its knowledge and understanding of SendGrid's business and affairs. On October 15, 2018, Morgan Stanley rendered to the SendGrid Board its oral opinion, subsequently confirmed by delivery of a written opinion dated as of such date, that as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley's written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of SendGrid common stock (other than the Excluded Shares).

        The full text of the written opinion of Morgan Stanley, dated as of October 15, 2018, is attached as Annex C and is incorporated by reference in this joint proxy statement/prospectus in its entirety. You are encouraged to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley's opinion was directed to the SendGrid Board, in its capacity as such, and addressed only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the holders of shares of SendGrid common stock (other than the Excluded Shares) as of the date of the opinion. It did not address any other aspects or implications of the merger or in any manner address the prices at which the Twilio Class A common stock would trade following consummation of the merger or at any time and was not intended to and did not express any opinion or recommendation as to how the stockholders of Twilio or SendGrid should vote at the stockholders' meetings to be held in connection with the merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  Reviewed certain publicly available financial statements and other business and financial information of SendGrid and Twilio, respectively;

  •
  Reviewed certain internal financial statements and other financial and operating data concerning SendGrid and Twilio, respectively;

  •
  Reviewed certain financial projections prepared by the managements of SendGrid and Twilio, respectively;

  •
  Reviewed information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of SendGrid and Twilio, respectively;

  •
  Discussed the past and current operations and financial condition and the prospects of SendGrid, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of SendGrid;

  •
  Discussed the past and current operations and financial condition and the prospects of Twilio, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Twilio;

  •
  Reviewed the pro forma impact of the merger on Twilio's earnings per share, cash flow, consolidated capitalization and certain financial ratios;

  •
  Reviewed the reported prices and trading activity for SendGrid common stock and Twilio Class A common stock;

  •
  Compared the financial performance of SendGrid and Twilio and the prices and trading activity of SendGrid common stock and Twilio Class A common stock with that of certain other publicly-traded companies comparable with SendGrid and Twilio, respectively, and their securities;

  •
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  Participated in certain discussions and negotiations among representatives of SendGrid and Twilio and certain parties and their financial and legal advisors;

  •
  Reviewed the merger agreement and certain related documents; and

  •
  Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by SendGrid and Twilio, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of SendGrid and Twilio of the future financial performance of SendGrid and Twilio. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any delay or any waiver or amendment of any terms or conditions, including, among other things, that the merger would be treated as a tax-free reorganization, pursuant to the Code, and that the definitive merger agreement would not differ in any material respect from the draft furnished to it. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Twilio and SendGrid and their legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of SendGrid's officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of SendGrid common stock (other than the Excluded Shares) in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of SendGrid or Twilio, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, October 15, 2018. Events occurring after October 15, 2018 may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

        In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving SendGrid, nor did Morgan Stanley negotiate with any of the parties, other than Twilio, which expressed interest to Morgan Stanley in the possible acquisition of SendGrid or certain of its constituent businesses.

Summary of Financial Analyses

        The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its preparation of its oral opinion as of October 15, 2018 that was subsequently confirmed in its written opinion letter dated October 15, 2018 and delivered to the SendGrid Board. The following summary is not a complete description of Morgan Stanley's opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 12, 2018, the last full trading day prior to the date of the meeting of the SendGrid Board at which Morgan Stanley rendered its oral opinion. The various analyses summarized below were based on the closing price of $31.00 per share of SendGrid common stock as of October 12, 2018 and are not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion.

        In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections relating to SendGrid and Twilio provided by the respective management of SendGrid and Twilio, which we refer to as the SendGrid management projections and Twilio management projections, respectively. Morgan Stanley also used and relied upon certain financial projections based on Wall Street research reports as of October 12, 2018, which we refer to as the SendGrid and Twilio street cases. The SendGrid management projections and Twilio management projections are more fully described under the captions "The Merger—Certain Unaudited Prospective Financial Information Prepared by SendGrid Management" and "The Merger—Certain Unaudited Prospective Financial Information Prepared by Twilio Management."

Public Trading Comparables Analysis

        Morgan Stanley performed a public trading comparables analysis, which provides an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for SendGrid and Twilio with comparable publicly available consensus equity analyst research estimates for selected cloud software companies that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalization, profitability, and/or scale, which we refer to as the comparable companies. With respect to SendGrid, these companies were the following:

Comparable Company	AV / 2018 Revenue	AV / 2019 Revenue
Blackline, Inc.	11.0x	8.8x
Box, Inc.	4.8x	4.0x
Dropbox, Inc.	7.0x	6.0x
HubSpot, Inc.	11.0x	8.8x
New Relic, Inc.	11.4x	9.0x
Proofpoint, Inc.	8.2x	6.4x
RingCentral, Inc.	10.6x	8.6x
Salesforce.com, Inc.	8.9x	7.4x
Talend S.A.	9.3x	7.3x
Yext, Inc.	7.9x	6.0x
Zendesk, Inc.	11.9x	9.1x
Zuora, Inc.	9.0x	7.1x

        With respect to the Twilio street case, the comparable companies include each of those used for SendGrid, as well as the following:

Comparable Company	AV / 2018 Revenue	AV / 2019 Revenue
Atlassian Corporation plc	19.0x	14.7x
Coupa Software Incorporated	16.6x	13.4x
DocuSign, Inc.	11.1x	9.0x
Okta, Inc.	19.7x	14.8x
Paycom Software, Inc.	13.8x	11.2x
Paylocity Holding Corporation	8.7x	7.2x
SendGrid, Inc.	10.5x	8.4x
Smartsheet Inc.	16.9x	12.2x
The Trade Desk, Inc.	12.3x	9.3x
Zscaler, Inc.	20.1x	15.5x

        With respect to the Twilio management projections, the comparable companies used were as follows:

Comparable Company	AV / 2018 Revenue	AV / 2019 Revenue
Atlassian Corporation plc	19.0x	14.7x
New Relic, Inc.	11.4x	9.0x
Okta, Inc.	19.7x	14.8x
Proofpoint, Inc.	8.2x	6.4x
Smartsheet Inc.	16.9x	12.2x
Talend S.A.	9.3x	7.3x
The Trade Desk, Inc.	12.3x	9.3x
Zendesk, Inc.	11.9x	9.1x
Zscaler, Inc.	20.1x	15.5x
Zuora, Inc.	9.0x	7.1x
Yext, Inc.	7.9x	6.0x

        For purposes of this analysis, Morgan Stanley analyzed the ratio of the aggregate value, defined as fully diluted market capitalization plus net debt, which we refer to as AV, for each of these companies as of October 12, 2018 to their estimated revenue for each of calendar years 2018 and 2019. Morgan Stanley refers to these ratios as CY2018E AV/Revenue and CY2019E AV/Revenue, respectively.

SendGrid Public Company Comparables Analysis

        Based on this analysis and upon the application of its professional judgment and experience, Morgan Stanley selected reference ranges of CY2018E AV/Revenue of 8.1x - 11.0x and CY2019E AV/Revenue of 6.3x - 8.8x and applied these ranges to estimated revenue for calendar years 2018 and 2019 based on both the SendGrid street case and the SendGrid management projections. For calendar year 2018, estimated revenue for SendGrid is projected to be approximately $144 million in the SendGrid street case and approximately $146 million in the SendGrid management projections. For calendar year 2019, estimated revenue for SendGrid is projected to be approximately $179 million in the SendGrid street case and approximately $191 million in the SendGrid management projections. Morgan Stanley's analysis resulted in the following implied share prices for SendGrid common stock:

Forecast Scenario	Reference Range	Implied Value Per Share Range for SendGrid
CY2018E AV/Revenue—SendGrid Street Case	8.1x - 11.0x	$24.90 - $32.39
CY2018E AV/Revenue—SendGrid Management Projections	8.1x - 11.0x	$25.29 - $32.92
CY2019E AV/Revenue—SendGrid Street Case	6.3x - 8.8x	$24.41 - $32.40
CY2019E AV/Revenue—SendGrid Management Projections	6.3x - 8.8x	$25.73 - $34.23

Twilio Public Company Comparables Analysis

        Morgan Stanley also selected reference ranges for Twilio of CY2018E AV/Revenue of 8.9x - 13.4x based on the Twilio street case and 9.1x - 18.0x based on the Twilio management projections, and CY2019E AV/Revenue of 7.2x - 10.7x based on the street case and 7.2x - 13.4x based on the Twilio management projections. For calendar year 2018, estimated revenue for Twilio is projected to be approximately $589 million in the Twilio street case and approximately $620 million in the Twilio management projections. For calendar year 2019, estimated revenue for Twilio is projected to be approximately $752 million in the Twilio street case and approximately $885 million in the Twilio management projections. Morgan Stanley's analysis resulted in the following implied share prices for Twilio Class A common stock.

Forecast Scenario	Reference Range	Implied Value Per Share Range for Twilio
CY2018E AV/Revenue—Twilio Street Case	8.9x - 13.4x	$49.06 - $72.21
CY2018E AV/Revenue—Twilio Management Projections	9.1x - 18.0x	$52.63 - $100.47
CY2019E AV/Revenue—Twilio Street Case	7.2x - 10.7x	$50.67 - $73.49
CY2019E AV/Revenue—Twilio Management Projections	7.2x - 13.4x	$58.73 - $106.83

Exchange Ratio Implied by Public Company Comparables Analysis

        Morgan Stanley then calculated the exchange ratio implied by the trading multiple analysis. Morgan Stanley compared the lowest implied share prices for SendGrid common stock to the highest implied share prices for Twilio Class A common stock to derive the lowest exchange ratio implied by the trading multiple analysis. Morgan Stanley then compared the highest implied share prices for SendGrid common stock to the lowest implied share prices for Twilio Class A common stock to derive the highest exchange ratio implied by the trading multiple analysis. The implied exchange ratio ranges resulting from this analysis were as follows:

Forecast Scenario	Implied Exchange Ratio Range
CY2018E AV/Revenue—SendGrid Street Case	0.332x - 0.432x
CY2018E AV/Revenue—SendGrid Management Projections	0.337x - 0.439x
CY2019E AV/Revenue—SendGrid Street Case	0.325x - 0.432x
CY2019E AV/Revenue—SendGrid Management Projections	0.343x - 0.456x

        Morgan Stanley noted that the exchange ratio pursuant to the merger agreement is 0.485x.

        No company used in the public trading comparables analysis is identical to SendGrid or Twilio or directly comparable in business mix, size or other metrics. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between

SendGrid and Twilio and the companies being compared and other factors that would affect the value of the companies to which SendGrid and Twilio are being compared. In selecting comparable companies, Morgan Stanley made judgments and assumptions with regard to size, business mix, industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond the control of SendGrid or Twilio, such as the impact of competition on SendGrid and Twilio and their business segments and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of SendGrid and Twilio or the industry or the financial markets in general, which could affect the public trading value of SendGrid and Twilio and the companies to which they are being compared.

Discounted Equity Value Analysis

        For each of SendGrid and Twilio, Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company's common stock as a function of such company's estimated future revenue and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company's cost of equity in order to arrive at an illustrative estimate of the present value for the company's theoretical future implied stock price.

SendGrid Discounted Equity Value Analysis

        Morgan Stanley calculated ranges of implied equity values per share of SendGrid common stock as of October 12, 2018. To calculate the discounted equity value per share of SendGrid common stock, Morgan Stanley used calendar year 2020 estimated revenue based on each of the SendGrid street case and the SendGrid management projections. For each scenario, Morgan Stanley calculated the future equity value per share of SendGrid common stock at the end of 2019 by applying its public trading comparables analysis reference ranges for CY2019E AV/Revenue of 6.3x - 8.8x, based on both the SendGrid street case and the SendGrid management projections, to SendGrid's calendar year 2020 estimated revenue. Morgan Stanley discounted the resulting future equity values per share to October 12, 2018 using a discount rate equal to SendGrid's assumed cost of equity of 11.8%, which cost of equity was selected based on the application of Morgan Stanley's professional judgment and experience and the Capital Asset Pricing Model. Based on these calculations, this analysis implied the following value ranges per share of SendGrid common stock:

Forecast Scenario	SendGrid CY2020E Revenue ($mm)	Reference Range for CY2019E AV/Revenue	Implied Value Per Share Range for SendGrid
SendGrid Street Case	$219	6.3x - 8.8x	$24.32 - $32.79
SendGrid Management Projections	$241	6.3x - 8.8x	$27.07 - $36.39

Twilio Discounted Equity Value Analysis

        Morgan Stanley calculated ranges of implied equity values per share of Twilio Class A common stock as of October 12, 2018. To calculate the discounted equity value per share of Twilio Class A common stock, Morgan Stanley used calendar year 2020 estimated revenue based on each of the Twilio street case and the Twilio management projections. For each scenario, Morgan Stanley calculated the future equity value per share of Twilio Class A common stock at the end of 2019 by applying its public trading comparables analysis reference ranges for CY2019E AV/Revenue of 7.2x - 10.7x, based on the Twilio street case, and 7.2x - 13.4x, based on the Twilio management projections, to Twilio's calendar year 2020 estimated revenues. Morgan Stanley discounted the resulting future equity values per share to October 12, 2018 using a discount rate equal to Twilio's assumed cost of equity of 10.4%, which cost of equity was selected based on the application of Morgan Stanley's professional judgment and experience and the Capital Asset Pricing Model. Based on these calculations, this analysis implied the following value ranges per share of Twilio Class A common stock:

Forecast Scenario	Twilio CY2020E Revenue ($mm)	Reference Range for CY2019E AV/Revenue	Implied Value Per Share Range for Twilio
Twilio Street Case	$986	7.2x - 10.7x	$53.47 - $78.98
Twilio Management Projections	$1,250	7.2x - 13.4x	$68.54 - $126.46

Exchange Ratio Implied by Discounted Equity Value Analysis

        Morgan Stanley then calculated the exchange ratio implied by the discounted equity value analysis. Morgan Stanley compared the lowest implied share prices for SendGrid common stock to the highest implied share prices for Twilio Class A common stock to derive the lowest exchange ratio implied by the discounted equity value analysis. Morgan Stanley then compared the highest implied share prices for SendGrid common stock to the lowest implied share prices for Twilio Class A common stock to derive the highest exchange ratio implied by the discounted equity value analysis. The implied exchange ratio ranges resulting from this analysis were as follows:

Forecast Scenario	Implied Exchange Ratio Range
SendGrid Street Case	0.324x - 0.437x
SendGrid Management Projections	0.361x - 0.485x

        Morgan Stanley noted that the exchange ratio pursuant to the merger agreement is 0.485x.

Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis on each of SendGrid and Twilio, which provides an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of per share equity values as of September 30, 2018 for each of SendGrid and Twilio. Morgan Stanley used estimates from the SendGrid and Twilio management projections and the SendGrid and Twilio street cases for purposes of its discounted cash flow analysis, as more fully described below.

SendGrid Discounted Cash Flow Analysis

        Morgan Stanley performed this analysis on the estimated future cash flows contained in the forecasts representing the SendGrid street case and the SendGrid management projections. Morgan Stanley first calculated the estimated unlevered free cash flows of SendGrid, defined as adjusted earnings before interest, taxes, depreciation and amortization, less stock-based compensation expense, taxes and capital expenditures, and adjusted for changes in net working capital. The SendGrid management projections estimates through 2022 were based on SendGrid management projections as of September 25, 2018. The SendGrid street case estimates through 2020 were based on publicly available Wall Street research reports as of October 12, 2018. The estimated unlevered free cash flow estimates for calendar years 2023 through 2028 (for the SendGrid management projections) and for calendar years 2021 through 2028 (for the SendGrid street case) were based on extrapolations reviewed and approved by SendGrid management as of October 9, 2018. Morgan Stanley calculated terminal values for SendGrid by applying a range of perpetual growth rates of 3.0% to 4.0%, based on Morgan Stanley's professional judgment, to the unlevered free cash flows of SendGrid through 2028. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of September 30, 2018 using a range of discount rates from 10.8% to 12.8%, which were selected based on Morgan Stanley's professional judgment to reflect an estimate of SendGrid's weighted average cost of capital. Morgan Stanley then added the cash and deducted the outstanding debt of SendGrid to the value of the discounted unlevered free cash flow and terminal value to derive the implied equity value.

        Based on this analysis, Morgan Stanley derived the following ranges of implied equity values per share of SendGrid common stock on a fully-diluted basis as of September 30, 2018:

Forecast Scenario	Implied Value Per Share Range for SendGrid
SendGrid Street Case	$21.58 - $31.41
SendGrid Management Projections	$27.54 - $40.02

Twilio Discounted Cash Flow Analysis

        Morgan Stanley performed this analysis on the estimated future cash flows contained in the forecasts representing the Twilio street case and the Twilio management projections. Morgan Stanley first calculated the estimated unlevered free cash flows of Twilio, defined as adjusted earnings before interest, taxes, depreciation and amortization, less stock-based compensation expense, taxes, capital expenditures and capitalized software costs, and adjusted for changes in working capital. The Twilio management projections estimates through 2022 were based on Twilio management estimates as of September 24, 2018. The Twilio street case estimates through 2020 were based on publicly available Wall Street research reports as of October 12, 2018. The estimated unlevered free cash flow estimates for calendar years 2023 through 2028 (for the Twilio management projections) and for calendar years 2021 through 2028 (for the Twilio street case) were based on extrapolations reviewed and approved by SendGrid management as of October 9, 2018. Morgan Stanley calculated terminal values for Twilio by applying a range of perpetual growth rates of 3.0% to 4.0%, based on Morgan Stanley's professional judgment, to the unlevered free cash flows of Twilio through 2028. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of September 30, 2018 using a range of discount rates from 9.2% to 11.1%, which were selected based on Morgan Stanley's professional judgment to reflect an estimate of Twilio's weighted average cost of capital. Morgan Stanley then added the net cash and deducted the outstanding debt of Twilio to the value of the discounted unlevered free cash flow and terminal value to derive the implied equity value.

        Based on this analysis, Morgan Stanley derived the following ranges of implied equity values per share of Twilio Class A common stock on a fully-diluted basis, but excluding any shares issuable upon the conversion of Twilio's outstanding convertible debt, as of September 30, 2018:

Forecast Scenario	Implied Value Per Share Range for SendGrid
Twilio Street Case	$52.15 - $81.37
Twilio Management Projections	$71.10 - $117.60

Exchange Ratio Implied by Discounted Cash Flow Analysis

        Morgan Stanley then calculated the exchange ratio implied by the discounted cash flow analysis. Morgan Stanley compared the lowest implied share prices for SendGrid common stock to the highest implied share prices for Twilio Class A common stock to derive the lowest exchange ratio implied by the discounted cash flow analysis. Morgan Stanley then compared the highest implied share prices for SendGrid common stock to the lowest implied share prices for Twilio Class A common stock to derive the highest exchange ratio implied by the discounted cash analysis. The implied exchange ratio ranges resulting from this analysis were as follows:

Forecast Scenario	Implied Exchange Ratio Range
SendGrid Street Case	0.288x - 0.419x
SendGrid Management Projections	0.367x - 0.534x

        Morgan Stanley noted that the exchange ratio pursuant to the merger agreement is 0.485x.

Precedent Transaction Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial information of selected transactions that share some characteristics with the merger.

Precedent Transaction Premiums Analysis

        Morgan Stanley reviewed the premiums paid by acquirors in comparable all-stock transactions for select public company technology transactions occurring between 2014 and October 12, 2018. Morgan Stanley selected such public company comparable transactions because of certain shared characteristics with the merger based on Morgan Stanley's professional judgment and experience. For each transaction in the analysis, Morgan Stanley noted the implied premium to the target share price one day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news) and to the average closing stock price during the 30 trading days prior to the announcement of the transaction (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news).

        The following is the list of technology transactions reviewed (Target / Acquiror):

Technology Transactions (Target / Acquiror)	One Day Price Premium	30-Day Average Premium
Hortonworks, Inc. / Cloudera, Inc.	2%	3%
InterXion Holding N.V. / Telecity Group plc	8%	9%
Markit, Ltd. / IHS Inc.	6%	9%
Quintiles Transnational Holdings Inc. / IMS Health Holdings, Inc.	1%	0%
Spansion, Inc. / Cypress Semiconductor Corp.	12%	20%
TriQuint Semiconductor, Inc. / RF Micro Devices, Inc.	5%	11%
Trulia, Inc. / Zillow, Inc.	38%	31%

        Based on the foregoing transactions and Morgan Stanley's professional judgment and experience, Morgan Stanley applied a range of implied premiums of 0% to 10% to the price per share of SendGrid common stock as of October 12, 2018 and implied premiums of 0% to 20% to the average SendGrid closing stock price during the 30 trading days prior to October 12, 2018, to derive a range of implied equity values per share of SendGrid common stock. The results of the analysis were as follows:

Precedent Transactions Premium Scenario	Implied Value Per Share Range for SendGrid
One Day Premium Range 0% - 10% ($31.00)	$31.00 - $34.10
30-Day Intraday Volume Weighted Average Premium 0% - 20% ($34.86)	$34.86 - $41.83

        Morgan Stanley then calculated the exchange ratio implied by the precedent transaction premium analysis by comparing the lowest and highest implied share prices for SendGrid common stock to the October 12, 2018 price per share of Twilio Class A common stock to derive the exchange ratios implied by the precedent transaction premium analysis. The implied exchange ratio ranges resulting from this analysis were as follows:

Precedent Transactions Premium Scenario	Implied Exchange Ratio Range
One Day Premium Range (0% - 10%)	0.413x - 0.455x
30-Day Average Premium (0% - 20%)	0.465x - 0.558x

        Morgan Stanley noted that the exchange ratio pursuant to the merger agreement is 0.485x.

Precedent Transaction Multiples Analysis

        Morgan Stanley reviewed publicly available statistics for selected software transactions with cash or mixed cash and stock consideration occurring between 2010 and October 12, 2018 with an equity value above $1 billion. Morgan Stanley selected such software transactions because of certain shared characteristics with the merger based on Morgan Stanley's professional judgment and experience. For each transaction in the analysis, Morgan Stanley noted the ratio of the aggregate value of the transaction to each of the target company's estimated revenue for the twelve-month period following the announcement date of the applicable transaction, which we refer to as NTM Revenue.

        The following is the list of technology transactions reviewed (Target / Acquiror):

Technology Transactions (Target / Acquiror)
Adaptive Insights, Inc. / Workday, Inc.
AppDynamics, Inc. / Cisco Systems, Inc.
Ariba, Inc. / SAP AG
Callidus Software, Inc. / SAP SE
Concur Technologies, Inc. / SAP SE
Cvent, Inc. / Vista Equity Partners
Demandware, Inc. / Salesforce.com, Inc.
ExactTarget, Inc. / Salesforce.com, Inc.
Fleetmatics Group PLC / Verizon Communications, Inc.
LinkedIn Corporation / Microsoft Corp.
Marketo, Inc. / Vista Equity Partners
MuleSoft, Inc. / Salesforce.com, Inc.
NetSuite Inc. / Oracle Corporation
Responsys, Inc. / Oracle Corporation
RightNow Technologies, Inc. / Oracle Corporation
SuccessFactors, Inc. / SAP AG

        Based on its analysis of the relevant metrics for each of the comparable transactions and upon the application of its professional experience and judgment, Morgan Stanley selected representative ranges for the ratio of aggregate value to NTM Revenue of 6.7x - 11.0x and applied these ranges to SendGrid's NTM Revenue as of September 30, 2018, based on the SendGrid street case and the

SendGrid management projections, to calculate a range of implied equity values per share of SendGrid common stock. The results of the analysis were as follows:

Precedent Transactions Multiples Scenario	SendGrid NTM Revenue ($mm)	Reference Range for AV / NTM Revenue	Implied Value Per Share Range for SendGrid
SendGrid Street Case	$170	6.7x - 11.0x	$24.30 - $37.41
SendGrid Management Projections	$177	6.7x - 11.0x	$25.25 - $38.96

        Morgan Stanley then calculated the exchange ratio implied by the precedent transaction multiples analysis by comparing the lowest and highest implied share prices for SendGrid common stock to the October 12, 2018 price per share of Twilio Class A common stock to derive the exchange ratios implied by the precedent transaction multiples analysis. The implied exchange ratio ranges resulting from this analysis were as follows:

Precedent Transactions Multiples Scenario	Implied Exchange Ratio Range
SendGrid Street Case	0.324x - 0.499x
SendGrid Management Projections	0.337x - 0.519x

        Morgan Stanley noted that the exchange ratio pursuant to the merger agreement is 0.485x.

        No company or transaction utilized in the precedent transaction analysis is identical to SendGrid, Twilio or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of SendGrid and Twilio. These include, among other things, the impact of competition on SendGrid's and Twilio's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of SendGrid, Twilio and the industry, and in the financial markets in general.

Other Information

        Morgan Stanley observed additional factors that were not considered part of Morgan Stanley's financial analysis with respect to its opinion, but which were noted as reference data for the SendGrid Board.

Historical Trading Ranges

        Morgan Stanley reviewed the historical trading range of shares of SendGrid common stock and Twilio Class A common stock for the prior one month, two month and three month periods ending October 12, 2018. The ranges were as follows:

Historical Period	Historical Per Share Range for SendGrid	Historical Per Share Range for Twilio
One Month (9/12/18 - 10/12/18)	$28.97 - $38.40	$67.08 - $88.88
Two Month (8/12/18 - 10/12/18)	$28.97 - $38.66	$67.08 - $88.88
Three Month (7/12/18 - 10/12/18)	$24.48 - $38.66	$55.58 - $88.88

        Morgan Stanley then calculated the exchange ratio range implied by the historical trading ranges for the one month, two month and three month periods ending October 12, 2018. For each period, Morgan Stanley compared the minimum trading price for shares of SendGrid common stock to the maximum trading price for shares of Twilio Class A common stock to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the maximum trading price for shares of

SendGrid common stock to the minimum trading price for shares of Twilio common stock to derive the highest exchange ratio implied by the analyses. The implied exchange ratio ranges were as follows:

Historical Period	Implied Exchange Ratio Range
One Month (9/12/18 - 10/12/18)	0.386x - 0.512x
Two Month (8/12/18 - 10/12/18)	0.386x - 0.515x
Three Month (7/12/18 - 10/12/18)	0.326x - 0.515x

        The historical trading ranges were presented for reference purposes only, and were not relied upon for valuation purposes.

Historical Exchange Ratio

        Morgan Stanley also performed a historical exchange ratio analysis for the prior one month, two month and three month periods ending October 12, 2018, by dividing the historical trading price of shares of SendGrid common stock on each trading day during such period by the historical share trading price of shares of Twilio Class A common stock on each trading day during such period. Morgan Stanley then took the high and low point of these daily exchange ratios over such periods and used such exchange ratios to calculate the implied value per share of SendGrid common stock. The implied ranges were as follows:

Historical Period	Historical exchange ratio Range	Implied Value Per Share Range for SendGrid
One Month (9/12/18 - 10/12/18)	0.413x - 0.443x	$31.00 - $33.20
Two Month (8/12/18 - 10/12/18)	0.403x - 0.450x	$30.25 - $33.72
Three Month (7/12/18 - 10/12/18)	0.393x - 0.481x	$29.51 - $36.08

        The historical exchange ratios were presented for reference purposes only, and were not relied upon for valuation purposes.

Analyst Price Targets

        Morgan Stanley reviewed publicly available equity research analysts' share price targets for SendGrid common stock and Twilio Class A common stock. Based on Morgan Stanley's professional judgment and experience, Morgan Stanley selected the 25th and 75th percentile for the range of undiscounted price targets issued by those research analysts with publicly available price targets for shares of SendGrid common stock and Twilio Class A common stock, resulting in ranges of $34.50 to $41.00 per share of SendGrid common stock and $84.25 to $92.25 per share of Twilio Class A common stock.

        Morgan Stanley then calculated the range of discounted price targets for each of SendGrid and Twilio by discounting such targets for one year. Based on estimated cost of equity of 11.8% for SendGrid, Morgan Stanley calculated a range of discounted price targets of $30.85 to $36.66 per share of SendGrid common stock. Based on an estimated cost of equity of 10.4% for Twilio, Morgan Stanley calculated a range of discounted price targets of $76.34 to $83.59 per share of Twilio Class A common stock.

        Morgan Stanley then calculated the exchange ratio range implied by the analyst price targets. For each of the undiscounted price targets and the discounted price targets, Morgan Stanley compared the 25th percentile analyst price target per share for SendGrid common stock to the 75th percentile analyst target per share for Twilio Class A common stock to derive the lowest exchange ratio implied by the analyst price targets. Similarly, Morgan Stanley compared the 75th percentile analyst target per share for SendGrid common stock to the 25th percentile analyst price target per share for Twilio Class A common stock to derive the highest exchange ratio implied by the analyst price targets. The implied exchange ratio ranges were as follows:

Analyst Price Targets	Implied Exchange Ratio Range
Undiscounted (25th - 75th Percentile)	0.460x - 0.547x
Discounted 1 Year (11.8% Cost of Equity)	0.411x - 0.489x

        The public market trading price targets published by equity research analysts do not necessarily reflect the current market trading prices for shares of SendGrid common stock or Twilio Class A common stock, and these estimates are subject to uncertainties, including the future financial performance of SendGrid and Twilio as well as future market conditions.

        The analysts' price targets were presented for reference purposes only, and were not relied upon by Morgan Stanley for valuation purposes.

General

        In connection with the review of the merger by the SendGrid Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of SendGrid or Twilio. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of SendGrid and Twilio. These include, among other things, the impact of competition on SendGrid's and Twilio's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of SendGrid, Twilio and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the holders of shares of SendGrid common stock (other than the Excluded Shares) and in connection with the delivery of its opinion, dated October 15, 2018, to the SendGrid Board. These analyses do not purport to be appraisals or to reflect the prices at which the SendGrid common stock might actually trade.

        The exchange ratio pursuant to the merger agreement was determined through arm's-length negotiations between SendGrid and Twilio and was approved by the SendGrid Board. Morgan Stanley provided advice to the SendGrid Board during these negotiations but did not recommend any specific consideration to SendGrid or the SendGrid Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley's opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley's opinion was not intended to, and does not, address any other aspects or implications of the merger or in any manner address the prices at which the Twilio Class A common stock would trade following consummation of the merger or at any time and was not intended to and does not express any opinion or recommendation as to how the stockholders of Twilio or SendGrid should vote at the stockholders' meetings to be held in connection with the merger.

        Morgan Stanley's opinion and its presentation to the SendGrid Board was one of many factors taken into consideration by the SendGrid Board in approving the merger agreement and the transactions contemplated thereby, including the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the SendGrid Board with respect to the exchange ratio pursuant to the merger agreement or whether the SendGrid Board would have been willing to agree to a different exchange ratio. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice.

        The SendGrid Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Twilio, SendGrid and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided the SendGrid Board with financial advisory services and a financial opinion, described in this section and attached to this joint proxy as Annex C, in connection with the merger, and SendGrid has agreed to pay Morgan Stanley a fee of approximately $28 million, $4 million of which was payable upon the earlier of the execution of the merger agreement and the delivery of the opinion by Morgan Stanley, and the remaining portion of which will be paid upon, and subject to, the consummation of the merger. SendGrid also agreed to reimburse Morgan Stanley for its out-of-pocket expenses reasonably incurred from time to time in connection with its engagement, including fees of outside counsel and other professional advisors. In addition, SendGrid agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley's engagement.

        In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to SendGrid, and have received aggregate fees of approximately $7 million in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to Twilio, SendGrid and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Financial Interests of Twilio Directors and Executive Officers in the Merger

        None of Twilio's executive officers or members of the Twilio Board is party to an arrangement with Twilio, or participates in any Twilio plan, program or arrangement, that provides such executive officer or trustee with financial incentives that are contingent upon the consummation of the merger. Mr. Byron Deeter concurrently serves as a director of each of Twilio and SendGrid and is a partner of Bessemer Venture Partners. Funds affiliated with Bessemer Venture Partners beneficially own equity interests in each of Twilio and SendGrid. Mr. Deeter also beneficially owns equity interests in Twilio through a trust controlled by Mr. Deeter. Mr. Deeter recused himself from all Twilio Board deliberations and SendGrid Board deliberations with respect to the transactions. Any SendGrid securities held by Mr. Deeter and the affiliated funds of Bessemer Venture Partners at the consummation of the merger will be entitled the same consideration for SendGrid securities as other SendGrid securityholders pursuant to the merger.

        Twilio's directors and executive officers will continue as the directors and executive officers of Twilio as of immediately after completion of the merger. Information about Twilio's directors and executive officers can be found in Twilio's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended and as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated by reference into this proxy statement/prospectus.

Financial Interests of SendGrid Directors and Executive Officers in the Merger

        In considering the unanimous recommendation of the SendGrid Board in favor of the merger, you should be aware that SendGrid's directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of SendGrid's stockholders generally. The SendGrid Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger. SendGrid stockholders should take these interests into account in deciding whether to vote for adoption of the merger agreement and thereby approve the merger. As described in more detail below, these interests include:

  •
  At the effective time of the merger, each SendGrid option and SendGrid RSU will receive the treatment described in the section entitled "Treatment of SendGrid Equity Awards" beginning on page 83;

  •
  At the effective time of the merger, each of the SendGrid RSUs and/or SendGrid options held by SendGrid's non-employee directors will become fully vested pursuant to their terms, as further described below under the heading "Accelerated Vesting of SendGrid Equity Awards held by Non-Employee Directors";

  •
  At the effective time of the merger, vesting of the SendGrid option granted to each of Sameer Dholakia, Yancey Spruill, Pattie Money, Stephen Sloan, Leandra Fishman Yanagawa, Craig Kaes, and Michael Tognetti on July 26, 2017, will accelerate as to 25% of the unvested shares subject to such SendGrid option, subject to the applicable executive remaining employed by SendGrid through the effective time of the merger, as further described below under the heading "Future Arrangements with Twilio";

  •
  Messrs. Dholakia, Spruill, Sloan, Kaes, and Tognetti and Mses. Money, Palin, and Fishman Yanagawa have entered into offer letters with Twilio setting forth the terms and conditions of these executives' continued employment with Twilio from and after the closing of the merger, including, but not limited to, severance benefits and equity award vesting acceleration benefits, as further described below under the heading "Future Arrangements with Twilio";

  •
  Messrs. Spruill and Tognetti and Ms. Money will remain eligible to receive severance benefits under SendGrid's Executive Severance Benefit Plan, which we refer to as the SendGrid severance plan, following the merger, as further described below under the heading "Existing Change in Control Severance Arrangements"; and

  •
  Mr. Byron Deeter concurrently serves as a director of each of SendGrid and Twilio and will remain as a director of Twilio following the merger. Mr. Deeter is also a partner of Bessemer Venture Partners. Funds affiliated with Bessemer Venture Partners beneficially own equity interests in each of SendGrid and Twilio. Mr. Deeter also beneficially owns equity interests in Twilio through a trust controlled by Mr. Deeter. Mr. Deeter recused himself from all Twilio Board deliberations and SendGrid Board deliberations with respect to the transactions. Any SendGrid securities held by Mr. Deeter and funds affiliated with Bessemer Venture Partners at the consummation of the merger will be entitled the same consideration for SendGrid securities as other SendGrid securityholders pursuant to the merger.

        For further information with respect to the arrangements between SendGrid and its executive officers, directors and affiliates described in this Item, as well as other arrangements between SendGrid and its executive officers, directors, and affiliates, please see SendGrid's Definitive Proxy Statement filed pursuant to Regulation 14A on April 20, 2018.

  Outstanding SendGrid Equity Awards Held by Executive Officers and Directors

        SendGrid's executive officers and directors hold SendGrid options and SendGrid RSUs, which, pursuant to the merger agreement, will be treated as set forth in the section entitled "Treatment of SendGrid Equity Awards" beginning on page 83. The table below sets forth information with respect to the SendGrid options and SendGrid RSUs held by each of SendGrid's executive officers and directors as of November 30, 2018.

Holder Name	Option/ RSU Grant Date	Option Expiration Date	Option Exercise Price ($)	Number of Shares of Common Stock Underlying Option as of November 30, 2018	Number of Vested Shares of Common Stock Underlying Option as of November 30, 2018	Number of Shares of Common Stock Underlying Option that will Accelerate Vesting upon Effective Time of Merger(1)	Number of Shares of Common Stock Underlying RSUs as of November 30, 2018	Number of Vested Shares of Common Stock Underlying RSUs as of November 30, 2018	Number of Shares of Common Stock Underlying RSUs that will Accelerate Vesting upon Effective Time of Merger(2)
Warren Adelman	04/30/2014	04/29/2024	1.50	101,880	101,880	—
	05/31/2018						5,651	—	5,651
Ajay Agarwal	05/31/2018						5,651	—	5,651
Fred Ball	04/04/2017	04/03/2027	5.48	30,000	15,000	15,000
	05/31/2018						5,651	—	5,651
Byron Deeter	05/31/2018						5,651	—	5,651
Anne Raimondi	05/31/2018						5,651	—	5,651
Hilary Schneider	07/26/2017	07/25/2027	12.00	30,000	15,000	15,000
	05/31/2018						5,651	—	5,651
Sri Viswanath	10/02/2017	10/01/2027	12.72	30,000	15,000	15,000
	05/31/2018						5,651	—	5,651
Sameer Dholakia	10/08/2014	10/07/2024	1.83	796,328	796,328	—
	07/26/2017	07/25/2027	12.00	448,144	22,407	106,434
Craig Kaes	05/27/2015	05/26/2025	2.18	288,009	255,961	—
	07/26/2017	07/25/2027	12.00	65,000	—	16,250
Pattie Money	11/01/2016	10/31/2026	4.24	208,380	101,343	—
	07/26/2017	07/25/2027	12.00	10,000	—	2,500
Carrie Palin	10/01/2018						105,277	—	—
	10/01/2018						7,018	—	—
Stephen Sloan	12/08/2015	12/07/2025	2.46	304,124	203,376	—
	07/26/2017	07/25/2027	12.00	50,000	—	12,500

Holder Name	Option/ RSU Grant Date	Option Expiration Date	Option Exercise Price ($)	Number of Shares of Common Stock Underlying Option as of November 30, 2018	Number of Vested Shares of Common Stock Underlying Option as of November 30, 2018	Number of Shares of Common Stock Underlying Option that will Accelerate Vesting upon Effective Time of Merger(1)	Number of Shares of Common Stock Underlying RSUs as of November 30, 2018	Number of Vested Shares of Common Stock Underlying RSUs as of November 30, 2018	Number of Shares of Common Stock Underlying RSUs that will Accelerate Vesting upon Effective Time of Merger(2)
Yancey Spruill	06/26/2015	06/25/2025	2.18	432,965	348,839	—
	07/26/2017	07/25/2027	12.00	125,000	—	31,250
Michael Tognetti	09/27/2014	09/26/2024	1.83	33,000	33,000	—
	05/27/2015	05/26/2025	2.18	28,500	25,531	—
	04/14/2016	04/13/2026	2.79	80,541	50,436	—
	07/26/2017	07/25/2027	12.00	40,000	—	10,000
Leandra Fishman Yanagawa	08/16/2016	08/15/2026	4.24	227,847	89,226	—
	07/26/2017	07/25/2027	12.00	10,000	—	2,500

(1)
At the effective time of the merger, each of the SendGrid options held by SendGrid's non-employee directors will become fully vested pursuant to its terms. In addition, at the effective time of the merger, vesting of the SendGrid option granted to each of Sameer Dholakia, Yancey Spruill, Pattie Money, Stephen Sloan, Leandra Fishman Yanagawa, Craig Kaes, and Michael Tognetti on July 26, 2017, will accelerate as to 25% of the unvested shares subject to such SendGrid option, subject to the applicable executive remaining employed by SendGrid through the effective time of the merger. The number of shares of common stock underlying options that will accelerate vesting upon a qualifying termination in connection with the merger, as described further below under the heading "Future Arrangements with Twilio," will be as follows:

•
Sameer Dholakia: 159,651

•
Yancey Spruill: 177,876

•
Pattie Money: 114,537

•
Stephen Sloan: 69,124

•
Leandra Fishman Yanagawa: 73,060

•
Craig Kaes: 40,399

•
Michael Tognetti: 63,074

(2)
At the effective time of the merger, each of the SendGrid RSUs held by SendGrid's non-employee directors will become fully vested pursuant to its terms. The number of shares of common stock underlying RSUs that will accelerate vesting upon a qualifying termination in connection with the merger, as described further below under the heading "Future Arrangements with Twilio," will be as follows:

•
Carrie Palin: 56,147

  Existing Change in Control Severance Arrangements

        Each of SendGrid's executive officers participates in the SendGrid severance plan. Messrs. Dholakia, Sloan, and Kaes and Mses. Palin and Fishman Yanagawa, however, will no longer be eligible to participate in the SendGrid severance plan following the closing of the merger. The SendGrid severance plan provides that following a termination of a participant's employment by SendGrid without "cause" and other than as a result of death or disability, or a termination by the participant for "good reason" (as such terms are defined in the SendGrid severance plan), the participant will be eligible to receive (i) six months (or in the case of Mr. Dholakia, 12 months) of base salary continuation and payment of premiums to continue group health coverage, less the amount the participant would have had to pay to receive group health coverage for the participant and his or her eligible dependents based on the cost sharing levels in effect as of the participant's termination date, which we refer to as the COBRA benefit, for up to six months (or in the case of Mr. Dholakia, 12 months) or (ii) if such qualifying termination occurs within the 12-month period following a change in control (as defined in the SendGrid severance plan and which the merger would constitute), 12 months (or in the case of Mr. Dholakia, 18 months) of base salary continuation, the COBRA benefit for up to 12 months (or in the case of Mr. Dholakia, 18 months), and full accelerated vesting of any time-based equity awards and the lapse of any equity award reacquisition or repurchase rights. Each participant is further eligible to receive a pro-rated portion of his or her target annual bonus for the calendar year in which the termination occurs. Severance benefits are contingent upon the participant timely executing and not revoking a release of claims in favor of SendGrid. In addition, vesting of any time-based vesting conditions will accelerate and any reacquisition or repurchase rights will lapse if a participant's equity awards are not assumed or continued and would otherwise terminate in connection with a change in control.

  Future Arrangements with Twilio

        In October 2018, Twilio entered into offer letters with each of Sameer Dholakia, SendGrid's President and Chief Executive Officer, Stephen Sloan, SendGrid's Chief Product Officer, Carrie Palin, SendGrid's Chief Marketing Officer, Leandra Fishman Yanagawa, SendGrid's Senior Vice President of Sales and Customer Success, and Craig Kaes, SendGrid's Senior Vice President of Engineering, and transitional offer letters with each of Yancey Spruill, SendGrid's Chief Financial Officer, Chief Operating Officer and Treasurer, Pattie Money, SendGrid's Chief People Operations Officer, and Michael Tognetti, SendGrid's Senior Vice President, General Counsel and Secretary (which we refer to, collectively, as the Twilio offer letters) setting forth the terms and conditions of these executives' continued employment with Twilio from and after the closing of the merger. The effectiveness of the Twilio offer letters is contingent on the closing of the merger. Messrs. Spruill's and Tognetti's and Ms. Money's transitional period of employment with Twilio is scheduled to end on the six month (and in the case of Mr. Spruill, three month) anniversary of the closing date of the merger, which we refer to as a Twilio end date. The SendGrid Board approved the retention of outside legal counsel to represent the executives in connection with these Twilio offer letter negotiations.

  Base Salary; 2018 Annual Bonus; Incentive Compensation Opportunity

        The Twilio offer letters provide, following the closing of the merger, for (i) an annual base salary of $660,000, $472,500, $391,000, $362,500, $330,750, $487,500, $317,250, and $240,000 for Messrs. Dholakia, Spruill, Sloan, Kaes, and Tognetti and Mses. Palin, Money, and Fishman Yanagawa, respectively, (ii) payment of each executive's annual bonus for the 2018 calendar year in a manner consistent with past practice, to the extent the 2018 annual bonus is not paid prior to the closing of the merger, and (iii) in the case of Ms. Fishman Yanagawa only, an annual target incentive compensation opportunity equal to 100% of Ms. Fishman Yanagawa's annual base salary.

  New Twilio Equity Awards

        The Twilio offer letters with each of Messrs. Dholakia, Sloan, Kaes, and Ms. Fishman Yanagawa provide that each of the applicable executives will be granted Twilio equity awards with an aggregate value equal to for Mr. Dholakia, $11,800,000; for Mr. Sloan, $3,200,000; for Mr. Kaes, $3,200,000; and for Ms. Fishman Yanagawa, $3,200,000. 50% of the aggregate value of such Twilio equity awards will be in the form of Twilio stock options and the remaining 50% will be in the form of Twilio restricted stock units, in each case vesting over a three or four year period, subject to the executive's continued service on each vesting date.

  Retention Bonuses

        The Twilio offer letters with each of Messrs. Spruill and Tognetti and Ms. Money provide that if the executive (i) remains employed and in good standing with Twilio (or a Twilio subsidiary) until the executive's Twilio end date or (ii) is terminated by Twilio (or a Twilio subsidiary) without "cause" or resigns for "good reason" (as such terms are defined in the SendGrid severance plan), in each case on or before the executive's Twilio end date, the executive will receive a one-time lump sum cash retention bonus equal to (a) for Mr. Spruill, $78,750, (b) for Mr. Tognetti, $122,500, and (c) for Ms. Money, $117,500 on the executive's Twilio end date (or earlier date of termination, if applicable), subject to the execution of an effective release of claims in favor of Twilio.

  Existing SendGrid Equity Awards

        The Twilio offer letters with each of Messrs. Dholakia, Spruill, Sloan, Kaes, and Tognetti, and Mses. Money and Fishman Yanagawa provide that the executive will continue to be eligible to receive single-trigger vesting acceleration with respect to the SendGrid option granted to the executive on July 26, 2017, whereby, 25% of the unvested portion of such SendGrid option will become immediately vested and exercisable upon a change in control (as defined in the applicable SendGrid option agreement and which the merger would constitute), in each case subject to the executive's continued employment with SendGrid through the change in control. The Twilio offer letters with each of Messrs. Dholakia, Sloan, Kaes and Mses. Palin and Fishman Yanagawa provide that the executive waives any and all accelerated vesting applicable to the executive's SendGrid equity awards immediately prior to the closing of the merger, other than the 25% single-trigger vesting acceleration described above in this paragraph. The Twilio offer letters with each of Messrs. Spruill and Tognetti and Ms. Money provide that in addition to the 25% single-trigger vesting acceleration described in this paragraph, the vesting acceleration benefits set forth in the SendGrid severance plan also will continue to apply to the executive's SendGrid equity awards that are assumed by Twilio in the merger.

        Under the Twilio offer letters with Messrs. Dholakia, Sloan and Kaes and Ms. Fishman Yanagawa, if the executive's employment is terminated by Twilio within 13 months of the closing of the merger without "cause" or the executive resigns for "good reason" (such terms as defined in the Twilio Severance Plan, or the Twilio Key Executive Severance Plan, for Mr. Dholakia) or the executive's employment terminates due to the executive's death or disability, 50% of the unvested shares covered by the executive's SendGrid equity awards will become immediately vested upon the date of such termination. In addition, under the Twilio offer letters with each of Messrs. Spruill and Tognetti and Ms. Money, on the executive's Twilio end date, or the executive's earlier termination by Twilio without "cause" or the executive's resignation for "good reason" (as such terms are defined in the SendGrid severance plan), the executive's outstanding and unvested SendGrid equity awards will vest. Pursuant to the Twilio offer letter with Carrie Palin, if Ms. Palin has a change in her reporting relationship prior to October 1, 2019 due to a restructure caused by Twilio, whereby she no longer reports directly to Mr. Dholakia, and she resigns her employment for that reason, 50% of the original number of shares subject to each of her SendGrid equity awards (or if less the remaining unvested portion of such SendGrid equity awards) will vest.

  Severance Benefits

        The Twilio offer letters with each of Messrs. Dholakia, Sloan, and Kaes, and Mses. Palin and Fishman Yanagawa provide that the executive is eligible to receive severance benefits under the Twilio Severance Plan (in the case of Mr. Dholakia, the Twilio Key Executive Severance Plan).

        The Twilio Key Executive Severance Plan and the Twilio Severance Plan provide that upon a termination of employment by Twilio for any reason other than due to "cause," (as defined in the Twilio Key Executive Severance Plan or the Twilio Severance Plan, as applicable) death, or disability, outside of the period beginning three months prior to, and ending 12 months after, the date of a change in control (as defined in the Twilio Key Executive Severance Plan or the Twilio Severance Plan, as applicable, and which does not include the merger), which period we refer to as the change in control period, the eligible participant will be entitled to receive, subject to the execution and delivery of a separation agreement including, among other things, an effective release of claims in favor of Twilio and confidentiality, return of property and non-disparagement provisions, (i) a lump-sum cash payment equal to six months of base salary (in the case of the Twilio Key Executive Severance Plan) or three months of base salary (in the case of the Twilio Severance Plan), and (ii) a monthly cash payment equal to the monthly contribution that Twilio would have made to provide health insurance to the eligible participant had he or she remained employed by Twilio, for up to six months (in the case of the Twilio Key Executive Severance Plan) or three months (in the case of the Twilio Severance Plan). The Twilio Key Executive Severance Plan and the Twilio Severance Plan also provide that upon a

(a) termination of employment by Twilio for any reason other than due to cause, death or disability or (b) a resignation of employment by an eligible participant for "good reason" (as defined in the Twilio Key Executive Severance Plan or the Twilio Severance Plan, as applicable), in each case, within the change in control period, the eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of a separation agreement including, among other things, an effective release of claims in favor of Twilio and confidentiality, return of property and non-disparagement provisions, (1) a lump-sum cash payment equal to 12 months of base salary (in the case of the Twilio Key Executive Severance Plan) or six months of base salary (in the case of the Twilio Severance Plan), (2) a monthly cash payment equal to the monthly contribution that Twilio would have made to provide health insurance to the eligible participant had he or she remained employed by Twilio, for up to 12 months (in the case of the Twilio Key Executive Severance Plan) or up to six months (in the case of the Twilio Severance Plan), and (3) accelerated vesting of 100% (in the case of the Twilio Key Executive Severance Plan) or 50% (in the case of the Twilio Severance Plan) of the outstanding and unvested equity awards held by the eligible participant, except the performance conditions applicable to any stock-based awards subject to performance conditions will be deemed satisfied at the target level specified in the terms of the applicable award agreement.

        The Twilio offer letters with each of Messrs. Spruill and Tognetti and Ms. Money provide that the executive will continue to be eligible for severance benefits under the SendGrid severance plan through their respective transition periods, as described above under the heading "Existing Change in Control Severance Arrangements."

        To Twilio's knowledge, except for the Twilio offer letters, the SendGrid voting agreements and certain agreements described in this proxy statement between SendGrid and its executive officers and directors, no other employment, equity contribution or other written agreement between any executive officer or director of SendGrid, on the one hand, and Twilio or its affiliates, on the other hand, existed as of the date of this registration statement, and the merger is not conditioned upon any executive officer or director of SendGrid entering into any such agreement, arrangement or understanding.

        It is possible that additional members of SendGrid's current management team will enter into new employment or consulting arrangements with Twilio or its affiliates, with any such arrangements to become effective after the merger is completed, if at all. There can be no assurance that the applicable parties will reach an agreement on any terms, or at all.

Accelerated Vesting of SendGrid Equity Awards held by Non-Employee Directors

        At the effective time of the merger, the SendGrid RSUs and/or SendGrid options held by Ajay Agarwal, Byron Deeter, Warren Adelman, Fred Ball, Hilary Schneider, Anne Raimondi, and Sri Viswanath, each a non-employee SendGrid director, will become fully vested pursuant to their terms. None of these directors will be appointed to the Twilio Board as of the effective time of the merger, other than Byron Deeter who is an existing director on the Twilio Board.

Quantification of Potential Payments to SendGrid Named Executive Officers in Connection with the Merger

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of SendGrid's named executive officers that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules. The amounts set forth in the table below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this registration statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the table.

        The table below assumes that: (i) the effective time of the merger will occur on November 30, 2018; (ii) the employment of the named executive officer will be terminated immediately following the effective time of the merger on such date in a manner entitling the named executive officer to receive the severance benefits (and, in the case of Mr. Spruill, the retention bonus) described under the headings "Future Arrangements with Twilio" and/or "Existing Change in Control Severance Arrangements," as applicable; (iii) no named executive officer receives any additional equity grants on or prior to the effective time of the merger; (iv) no named executive officer enters into new agreements (other than the agreements described above under the heading "Future Arrangements with Twilio") or is otherwise legally entitled to, prior to the effective time of the merger, additional compensation or benefits, (v) no withholding taxes are applicable to any of the payments or benefits; (vi) no payments are delayed due to Section 409A of the Code; and (vii) each 2018 annual bonus paid to a named executive officer is not based on or otherwise related to the merger, and therefore does not constitute "golden parachute" compensation. Pursuant to applicable proxy disclosure rules, the value of the equity award acceleration below is calculated based on the number of shares covered by the applicable SendGrid option or SendGrid RSU that are accelerating multiplied by $34.71 per share, which amount is the average closing market price of the SendGrid common stock for the first 5 business days following the first public announcement of the merger on October 15, 2018. The amounts shown in the table do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to the effective time of the merger, or the value of payments or benefits that are not based on or otherwise related to the merger.

        In the footnotes to the amounts shown in the table below, we refer to payments that are conditioned on the occurrence of both the merger as well as the named executive officer's qualifying termination of employment as being payable on a "double-trigger" basis and we refer to payments that are conditioned only upon the occurrence of the merger as being payable on a "single-trigger" basis. The individuals named below represent the named executive officers listed in SendGrid's annual proxy statement with respect to the fiscal year ending December 31, 2017.

Golden Parachute Compensation(1)(2)

Name	Cash ($)(3)	Equity ($)(4)	Perquisites/ Benefits ($)(5)	Total ($)(6)
Sameer Dholakia	$330,000	$6,042,790	$7,532	$6,380,322
Yancey Spruill	$551,250	$5,575,369	$14,611	$6,141,230
Craig Kaes	$90,625	$1,443,854	$3,653	$1,538,132

(1)
The conditions under which each of these payments and benefits are to be provided are set forth in more detail above. Under each of the Twilio Key Executive Severance Plan, the Twilio Severance Plan and the SendGrid severance plan, if payments and benefits payable to an executive would be subject to the excise tax imposed by Sections 280G and 4999 of the Code, such amounts will be cut back to the extent necessary to avoid such excise tax, unless the executive would be better off, on an after-tax basis, receiving full payment of such amounts. The effect of this provision and any related cut-backs are not reflected in the values disclosed in this table.

(2)
Messrs. Dholakia, Spruill, and Kaes will receive an annual base salary increase from Twilio in the amount of $310,000, $157,500, and $112,500, respectively. Messrs. Dholakia and Kaes may receive new Twilio equity awards with an aggregate value of $11,800,000 and $3,200,000, respectively, as set forth in more detail above under the heading "Future Arrangements with Twilio". The Twilio annual base salary increase and new Twilio equity awards that our named executive officers may receive, as applicable, have not been included in the Golden Parachute Compensation table because we have assumed that each named executive officer will be terminated immediately following the effective time of the merger, and thus would not receive such compensation from Twilio.

(3)
The amounts listed in this column represent cash severance payments under the applicable SendGrid severance plan, Twilio Severance Plan or Twilio Key Executive Severance Plan (and, in the case of Mr. Spruill, a retention bonus payment), as described in more detail above under the headings "Future Arrangements with Twilio" and/or "Existing Change in Control Severance Arrangements," as applicable.

(4)
The amounts listed in this column represent the single trigger and double trigger accelerated vesting of the named executive officer's equity awards as set forth in more detail above under the headings "Future Arrangements with Twilio" and/or "Existing Change in Control Severance Arrangements," as applicable.

(5)
The amounts listed in this column represent the value of the employer portion of the payment of welfare plan premiums pursuant to the terms of the applicable SendGrid severance plan, Twilio Severance Plan, or Twilio Key Executive Severance Plan, as described in more detail above under the headings "Future Arrangements with Twilio" and/or "Existing Change in Control Severance Arrangements," as applicable.

(6)
The "single trigger" benefits (due upon the closing of the merger) are the single trigger equity award vesting referenced in footnote (4). The "double trigger" benefits are the severance payments (and, in the case of Mr. Spruill, the retention bonus payment) referenced in footnote (3), the welfare plan premiums referenced in footnote (5) and the double trigger equity award vesting referenced in footnote (4). When calculations are performed for purposes of calculating the amount of excise tax (and any related cutback), the value of a portion of the equity vesting will be discounted under applicable tax regulations.

Name	Single Trigger ($)	Double Trigger ($)
Sameer Dholakia	$2,417,116	$3,963,206
Yancey Spruill	$709,688	$5,431,542
Craig Kaes	$369,038	$1,169,095

Regulatory Approvals Required for the Merger

        HSR Act and Antitrust.    The merger is subject to the requirements of the HSR Act, which prevents Twilio and SendGrid from completing the merger until required information and materials are furnished to the DOJ and the FTC, and the statutory waiting period is terminated or expires. Twilio and SendGrid filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC on October 29, 2018. SendGrid and Twilio received notification of early termination of the waiting period under the HSR Act on November 20, 2018. The DOJ, the FTC or others may challenge the merger on antitrust grounds, even after the termination of the waiting period, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to concessions or conditions. The merger may also be reviewed by competition law authorities outside of the United States. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed or will not include conditions that could be detrimental or result in the abandonment of the merger.

Listing of Twilio Class A Common Stock

        It is a condition to the completion of the merger that the Twilio Class A common stock issuable in connection with the merger be approved for listing on the NYSE.

Delisting and Deregistration of SendGrid Common Stock

        When the merger is completed, the SendGrid common stock currently listed on the NYSE will cease to be quoted on the NYSE and will be deregistered under the Exchange Act.

Appraisal Rights

        Under Delaware law, the SendGrid stockholders are not entitled to appraisal rights in connection with the merger or any other transaction contemplated by the merger agreement.

        Under Delaware law, the Twilio stockholders are not entitled to appraisal rights in connection with the issuance of shares of Twilio Class A common stock in the merger pursuant to the terms of the merger agreement.

Litigation Relating to the Merger

        On December 5, 2018, purported stockholders of SendGrid filed putative class action complaints in the United States District Court for the District of Delaware, Rosenblatt v. SendGrid, Inc., et al., Case No. 1:18-cv-01931-UNA, which we refer to as the Rosenblatt Complaint, and in the United States District Court for the District of Colorado, Chen v. SendGrid, Inc., et al., Case No. 1:18-cv-03131-MEH, which we refer to as the Chen Complaint, against SendGrid, the individual members of the SendGrid Board, whom we refer to as the Individual Defendants, Twilio and Merger Sub.

        Among other things, the Rosenblatt Complaint alleges that SendGrid and the Individual Defendants misrepresented and/or omitted material information in the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, rendering it false and misleading and in violation of the Exchange Act and related regulations. In addition, the Rosenblatt Complaint alleges that the Individual Defendants and Twilio acted as controlling persons within the meaning and in violation of Section 20(a) of the Exchange Act to influence and control the dissemination of the allegedly defective registration statement on Form S-4. The Rosenblatt Complaint seeks, among other things, an order enjoining consummation of the merger, rescission of the merger if it has already been consummated or rescissory damages, an order directing the SendGrid Board to file a registration statement on Form S-4 that does not contain any untrue statements of material fact and states all material facts, a declaration that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder and an award of plaintiff costs, including reasonable attorneys' and experts' fees.

        Among other things, the Chen Complaint alleges that the defendants misrepresented and/or omitted material information in the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, rendering it false and misleading and in violation of the Exchange Act and related regulations. In addition, the Chen Complaint alleges that the Individual Defendants acted as controlling persons within the meaning and in violation of Section 20(a) of the Exchange Act to influence and control the dissemination of the allegedly defective Form S-4. The Chen Complaint also alleges that the Individual Defendants breached their fiduciary duties to SendGrid stockholders, and that the other defendants aided and abetted such breaches, by seeking to sell SendGrid through an allegedly unfair process and for an unfair price and on unfair terms, and by failing to disclose all material information. The Chen Complaint seeks, among other things, an order enjoining consummation of the merger, rescission of the merger if it has already been consummated or rescissory damages, an order directing the SendGrid Board to commence a new sale process, a declaration that the merger agreement was agreed to in breach of the Individual Defendants' fiduciary duties and is therefore unlawful and unenforceable, an order directing the defendants to account to the putative class for damages allegedly sustained, and an award of plaintiff costs, including reasonable attorneys' and experts' fees. Similar cases may also be filed in connection with the proposed merger.

        Twilio and SendGrid believe that the above described claims are without merit and intend to vigorously defend both actions. Twilio and SendGrid cannot predict the outcome of or estimate the possible loss or range of loss from either matter. It is possible that additional, similar complaints may be filed or the complaints described above will be amended. If this occurs, Twilio and SendGrid do not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains allegations that are substantially distinct from those made in the pending actions described above.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of SendGrid common stock who exchange shares of SendGrid common stock for shares of Twilio Class A common stock and cash in lieu of fractional shares of Twilio Class A common stock pursuant to the merger. The following discussion is based on the Code, applicable U.S. Treasury regulations promulgated thereunder, administrative interpretations and published rulings and court decisions, each as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of SendGrid common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  a trust (1) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds SendGrid common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding SendGrid common stock, you should consult your own tax advisor regarding the tax consequences of the merger.

        This discussion addresses only U.S. holders of SendGrid common stock who hold their SendGrid common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and this discussion does not address the tax consequences applicable to U.S. holders subject to Section 451(b) of the Code. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to a U.S. holder (including consequences under the alternative minimum tax or the Medicare tax on net investment income or the tax considerations relating to acquiring SendGrid common stock as qualified small business stock or as "Section 1244 Stock"), and does not address any U.S. federal non-income tax (such as the estate or gift tax), state, local, non-U.S. or other tax laws. This discussion also does not address all aspects of U.S. federal income taxation that may be relevant to particular SendGrid stockholders in light of their individual circumstances or to SendGrid stockholders that are subject to special rules, such as:

  •
  banks and other financial institutions;

  •
  partnerships, S corporations, and other pass-through entities or investors in such pass-through entities;

  •
  real estate investment trusts;

  •
  insurance companies;

  •
  controlled foreign corporations and passive foreign investment companies;

  •
  tax-exempt and governmental organizations;

  •
  brokers or dealers in securities, commodities, or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting;

  •
  regulated investment companies;

  •
  persons that hold SendGrid common stock as part of a straddle, hedge, short sale, constructive sale, conversion transaction, or other integrated transaction;

  •
  persons that purchased or sell their shares of SendGrid common stock as part of a wash sale;

  •
  certain expatriates or persons that have a functional currency other than the U.S. dollar;

  •
  stockholders who acquired their shares of SendGrid common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan; and

  •
  persons who own 5% or more of the outstanding stock of SendGrid.

        THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER. ALL HOLDERS OF SENDGRID COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, THE MEDICARE TAX ON NET INVESTMENT INCOME AND ANY STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Tax Consequences of the Merger

Consequences if the Merger Qualifies as a Reorganization

        It is intended that, for U.S. federal income tax purposes, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. SendGrid's obligation to effect the merger is subject to the satisfaction, or waiver by SendGrid, at or prior to the effective time of the merger, of the following condition: receipt by SendGrid of a tax opinion from Cooley LLP, legal counsel to SendGrid, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Twilio's obligation to effect the merger is subject to the satisfaction, or waiver by Twilio, at or prior to the effective time of the merger, of the following condition: receipt by Twilio of a tax opinion from Goodwin Procter LLP, legal counsel to Twilio, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Such tax opinions will be based on customary assumptions and representations made by Twilio and SendGrid, as well as certain covenants and undertakings by Twilio and SendGrid. If any of the assumptions, representations, covenants or undertakings by Twilio or SendGrid is incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the tax consequences of the merger could differ from those described in this proxy statement/prospectus. In the event that Cooley LLP does not render the tax opinion, and SendGrid does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by Twilio and that is reasonably acceptable to SendGrid renders the tax opinion. In the event that Goodwin Procter LLP does not render the tax opinion, and Twilio does not otherwise waive this condition, the condition may be satisfied if another nationally recognized law firm proposed by SendGrid and that is reasonably acceptable to Twilio renders the opinion. An opinion of counsel represents counsel's best legal judgment, but is not binding on the IRS or any court. Neither Twilio nor SendGrid intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, even if SendGrid receives a tax opinion that concludes that the merger qualifies as a "reorganization"

within the meaning of Section 368(a) of the Code, no assurance can be given that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge.

        The remainder of this discussion under the caption "Consequences if the Merger Qualifies as a Reorganization" and the discussion under "Cash Received Instead of a Fractional Share of Twilio Class A Common Stock" below assumes the receipt and accuracy of the opinion described above. The discussion under "Backup Withholding" below applies whether or not the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code.

        Assuming that the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, a U.S. holder of SendGrid common stock that exchanges its SendGrid common stock for Twilio Class A common stock in the merger will:

  •
  not recognize any gain or loss on the exchange of shares of SendGrid common stock for shares of Twilio Class A common stock (except with respect to any cash received in lieu of fractional share interests in Twilio Class A common stock, which shall be treated as discussed below);

  •
  have a basis in the Twilio Class A common stock received in the merger (including any fractional share interests in Twilio Class A common stock deemed received and exchanged for cash, as discussed below) equal to U.S. holder's tax basis in the SendGrid common stock surrendered in exchange therefor; and

  •
  have a holding period in the Twilio Class A common stock received in exchange for shares of SendGrid common stock (including any fractional share interests in Twilio Class A common stock deemed received and exchanged for cash, as discussed below) that includes U.S. holder's holding period in the SendGrid common stock surrendered in exchange therefor.

The Twilio Class A common stock received in the merger (including fractional shares of Twilio Class A common stock for which cash is received) by a U.S. holder that acquired different blocks of SendGrid common stock at different times or at different prices will be allocated pro rata to each block of SendGrid common stock of such U.S. holder, and the basis and holding period of such Twilio Class A common stock will be determined using a block-for-block approach and will depend on the basis and holding period of each block of SendGrid common stock exchanged for such Twilio Class A common stock.

Cash Received Instead of a Fractional Share of Twilio Class A Common Stock

        A U.S. holder of SendGrid common stock who receives cash in lieu of a fractional share of Twilio Class A common stock as part of the merger generally will recognize gain or loss measured by the difference between the amount of cash received for such fractional share and the portion of the U.S. holder's tax basis in the SendGrid common stock allocated to the fractional share. Gain or loss recognized with respect to cash received in lieu of a fractional share of Twilio Class A common stock generally will be capital gain or loss, and generally will be long-term capital gain or loss if, as of the effective time of the merger, the U.S. holder's holding period for such shares of SendGrid common stock is greater than one year. Long-term capital gain of certain non-corporate taxpayers, including individuals, generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Consequences if the Merger Fails to Qualify as a Reorganization

        If any requirement for the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code is not satisfied, a U.S. holder of SendGrid common stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of SendGrid common stock surrendered in the merger in an amount equal to the difference between (1) the fair market value of the merger consideration received in exchange for such surrendered share upon completion of the merger and (2) the holder's basis in the share of SendGrid common stock surrendered. Gain or loss must be calculated separately for each block of SendGrid common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss, and generally would be long-term capital gain or loss if the U.S. holder's holding period in a particular block of SendGrid common stock exceeds one year at the effective time of the merger. Long-term capital gain of non-corporate U.S. holders (including individuals) generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. holder's tax basis in shares of Twilio Class A common stock received in the merger would be equal to the fair market value thereof as of the effective time of the merger, and such U.S. holder's holding period in such shares would begin on the day following the merger.

Information Reporting and Backup Withholding

        Certain U.S. holders may be subject to information reporting and backup withholding of U.S. federal income tax with respect to any cash received in lieu of a fractional share of Twilio Class A common stock. Backup withholding will not apply, however, to a U.S. holder that furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or is otherwise exempt from backup withholding and provides proof of the applicable exemption. Backup withholding does not constitute an additional tax, and any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

 ACCOUNTING TREATMENT

        The merger will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805"), with Twilio treated as the acquiror. Twilio will record all tangible and intangible assets acquired and liabilities assumed in the acquisition of SendGrid at fair value as of the acquisition date. The excess amount of the aggregate purchase consideration paid over the fair value of the net of assets acquired and liabilities assumed will be recorded as goodwill. Acquisition-related costs that are not part of the purchase price consideration are expensed as incurred.

        Intangible assets with finite lives are amortized using the method that best reflects how their economic benefits are utilized or, if a pattern of economic benefits cannot be reliably determined, on a straight-line basis over their estimated useful lives. Goodwill and intangible assets with indefinite lives are not amortized, but rather tested for potential impairment at least annually whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

        The allocation of purchase price reflected in the unaudited pro forma combined financial statements is based on preliminary estimates using assumptions SendGrid management and Twilio management believe are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

        On October 15, 2018, Twilio entered into a merger agreement with SendGrid, under which a wholly owned subsidiary of Twilio will merge with SendGrid, with SendGrid continuing as the surviving entity and a wholly owned subsidiary of Twilio. We refer to this transaction as the merger.

        The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial information of Twilio and SendGrid adjusted to give effect to the merger.

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented as if the merger had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is presented as if the merger had occurred on September 30, 2018. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

        The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting with Twilio as the accounting acquiror. Under the acquisition method, at the date of completion of the merger, the merger consideration to be paid by Twilio will be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of completion of the merger. Accordingly, in these unaudited pro forma condensed combined financial statements, a preliminary estimate of the merger consideration has been allocated to the assets acquired and liabilities assumed of SendGrid based on a preliminary estimate of their fair values as of September 30, 2018.

        The assumptions and estimates underlying the unaudited adjustments in the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.

        In addition, the unaudited pro forma condensed combined financial statements should be read together with the historical audited consolidated financial information and accompanying notes of Twilio and SendGrid, as well as the historical unaudited interim financial information and accompanying notes of Twilio and SendGrid. The historical financial information and accompanying notes of Twilio and SendGrid are incorporated by reference into this proxy statement/prospectus.

        The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company's financial position or results of operations would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2018
	Historical
			Pro Forma Adjustments		Pro Forma Combined
(In thousands)	Twilio	SendGrid
ASSETS
Current assets:
Cash and cash equivalents	$469,132	$186,423	$1,122	(a)	$656,677
Restricted cash	—	1,122	(1,122)	(a)	—
Short-term marketable securities	276,221	—	—		276,221
Accounts receivable, net	80,159	6,756	—		86,915
Prepaid expenses and other current assets	25,237	6,128	(2,328)	(b)	29,037

Total current assets	850,749	200,429	(2,328)		1,048,850
Restricted cash	20,182	—	—		20,182
Property and equipment, net	59,205	35,858	5,443	(c)	100,506
Intangible assets, net	29,784	6,213	454,887	(d)	490,884
Goodwill	37,106	1,648	1,529,362	(e)	1,568,116
Other long-term assets	6,771	964	—		7,735

Total assets	$1,003,797	$245,112	$1,987,364		$3,236,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,842	$—	$4,839	(f)	$17,681
Accrued expenses and other current liabilities	93,894	—	42,805	(g)	136,699
Customer deposits	8,483	—	—		8,483
Deferred revenue	10,208	—	275	(h)	10,483
Accounts payable and accrued liabilities	—	13,612	(13,612)	(i)	—
Current portion of capital lease obligation	—	6,397	—		6,397
Current portion of deferred rent	—	1,263	(1,263)	(j)	—
Current portion of note payable	—	2,005	(2,005)	(k)	—
Other current liabilities	—	1,260	(1,260)	(l)	—

Total current liabilities	125,427	24,537	29,779		179,743
Capital lease obligations, net of current portion	—	10,165	(10,165)	(m)	—
Deferred rent, net of current portion	—	9,231	(9,231)	(n)	—
Convertible senior notes, net	428,778	—	—		428,778
Other long-term liabilities	15,239	487	118,141	(o)	133,867
Note payable, net of current portion	—	3,842	(3,842)	(p)	—

Total liabilities	569,444	48,262	124,682		742,388

Commitments and contingencies
Stockholders' equity:
Class A and Class B common stock	97	—	23	(q)	120
Common stock	—	47	(47)	(r)	—
Additional paid-in capital	757,392	251,298	1,839,253	(s)	2,847,943
Accumulated other comprehensive income	1,380	(6)	6	(t)	1,380
Accumulated deficit	(324,516)	(54,489)	23,447	(u)	(355,558)

Total stockholders' equity	434,353	196,850	1,862,682		2,493,885

Total liabilities and stockholders' equity	$1,003,797	$245,112	$1,987,364		$3,236,273

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2017
	Historical
			Pro Forma Adjustments		Pro Forma Combined
(In thousands, except share and per share amounts)	Twilio	SendGrid
Revenue	$399,020	$111,888	$—		$510,908
Cost of revenue	182,895	29,507	81,457	(v)	293,859

Gross profit	216,125	82,381	(81,457)		217,049
Operating expenses:
Research and development	120,739	29,643	20,161	(w)	170,543
Sales and marketing	100,669	28,185	21,449	(x)	150,303
General and administrative	59,619	30,101	25,569	(y)	115,289
Charitable contribution	1,172	—	—		1,172
Loss on disposal of assets	—	22	(22)	(z)	—

Total operating expenses	282,199	87,951	67,157		437,307

Loss from operations	(66,074)	(5,570)	(148,614)		(220,258)
Other income (expenses), net	3,071	(683)	—		2,388

Loss before (provision) benefit for income taxes	(63,003)	(6,253)	(148,614)		(217,870)
(Provision) benefit for income taxes	(705)	—	47,958	(aa)	47,253

Net loss attributable to common stockholders	$(63,708)	$(6,253)	$(100,656)		$(170,617)

Net loss per share attributable to common stockholders, basic and diluted	$(0.70)	$(0.74)	$(0.05)		$(1.49)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	91,224,607	8,499,000	14,484,714	(ab)	114,208,321

The accompanying notes are an integral part of this statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2018
	Historical
			Pro Forma Adjustments		Pro Forma Combined
(In thousands, except share and per share amounts)	Twilio	SendGrid
Revenue	$445,765	$105,443	$—		$551,208
Cost of revenue	204,553	26,271	60,542	(v)	291,366

Gross profit	241,212	79,172	(60,542)		259,842
Operating expenses:
Research and development	119,727	29,854	13,074	(w)	162,655
Sales and marketing	116,520	26,255	15,594	(x)	158,369
General and administrative	76,213	28,637	16,035	(y)	120,885
Loss on disposal of assets	—	84	(84)	(z)	—

Total operating expenses	312,460	84,830	44,619		441,909

Loss from operations	(71,248)	(5,658)	(105,161)		(182,067)
Other income (expenses), net	(3,172)	1,652	—		(1,520)

Loss before (provision) benefit for income taxes	(74,420)	(4,006)	(105,161)		(183,587)
(Provision) benefit for income taxes	(371)	—	23,251	(aa)	22,880

Net loss attributable to common stockholders	$(74,791)	$(4,006)	$(81,910)		$(160,707)

Net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(0.09)	$(0.48)		$(1.35)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	96,359,437	43,841,000	(20,857,287)	(ab)	119,343,151

The accompanying notes are an integral part of this statement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

        The unaudited pro forma condensed combined financial statements and related notes present the pro forma consolidated financial position and results of operations of the combined company to be formed pursuant to the merger based on the historical consolidated financial information of Twilio and SendGrid (after giving effect to the merger and adjustments described in these notes, subject to the assumptions and limitations described herein) and are intended to reflect the impact of the merger on Twilio.

        The historical consolidated financial information of Twilio and SendGrid was based on the:

  •
  separate audited historical financial statements of Twilio as of and for the year ended December 31, 2017, and the related notes, included in Twilio's Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference into this proxy statement/prospectus,

  •
  separate unaudited historical financial statements of Twilio as of and for the nine months ended September 30, 2018, and the related notes, included in Twilio's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, incorporated by reference into this proxy statement/prospectus,

  •
  separate audited historical financial statements of SendGrid as of and for the year ended December 31, 2017, and the related notes, included in SendGrid's Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference into this proxy statement/prospectus, and

  •
  separate unaudited historical financial statements of SendGrid as of and for the nine months ended September 30, 2018, and the related notes, included in SendGrid's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, incorporated by reference into this proxy statement/prospectus.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with such historical financial statements.

        The merger between Twilio and SendGrid will be accounted for using the acquisition method of accounting under Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805"). Under ASC 805, the assets acquired and the liabilities assumed will be recorded as of the completion of the merger, primarily at their respective fair values, and added to those of Twilio. The excess merger consideration over the fair values of assets acquired and liabilities assumed will be recorded as goodwill.

        The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been completed on January 1, 2017, and the unaudited pro forma condensed combined balance sheet reflects the merger as if it had been completed on September 30, 2018. The unaudited pro forma condensed combined financial statements and these notes include pro forma adjustments based on preliminary estimates of the fair values of the assets acquired and liabilities assumed of SendGrid. These preliminary estimates will be revised at the completion of the merger as additional information becomes available and as additional valuation work is performed. The final purchase price allocations will be based on the estimated fair values of the assets acquired and the liabilities assumed as of the closing of the merger.

        For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations, Twilio will apply the accounting guidance under GAAP for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. The fair value measurements will utilize estimates based on key assumptions in connection with the merger, including historical and current market data. The final purchase price allocation will be determined after the completion of the merger, and the final allocations may differ materially from those presented in the unaudited pro forma condensed combined financial statements and accompanying notes.

        Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation and other professional fees) are not included as merger consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Direct, incremental acquisition-related transaction costs reflected in the historical financial statements of Twilio or SendGrid are removed from the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact on the combined results—see related adjustment (y). Direct, incremental acquisition-related transaction costs not yet reflected in the historical financial statements of Twilio or SendGrid are accrued for in the unaudited pro forma condensed combined balance sheet with a corresponding increase to accumulated deficit—see related adjustments (g) and (u).

        These unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or operating synergies that the combined company may achieve as a result of the merger, the costs to integrate the operations of Twilio and SendGrid or the costs necessary to achieve these revenue enhancements and operating synergies.

        The unaudited pro forma condensed combined financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they necessarily indicative of the future results of the combined company.

2. Accounting policies

        As part of preparing the unaudited pro forma condensed combined financial statements, Twilio conducted an initial review of the accounting policies of SendGrid to determine if differences in accounting policies require adjustments or reclassification to conform to Twilio's accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Twilio did not become aware of any material differences between accounting policies of Twilio and SendGrid except for certain reclassifications necessary to conform SendGrid's historical financial statement presentation to Twilio's financial statement presentation.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and modified the standard thereafter. Twilio adopted ASU 2014-09 effective January 1, 2018, using a modified retrospective transition method (i.e., the year ended December 31, 2017 was not adjusted and was reported in accordance with historical accounting guidance). SendGrid, due to its status as an emerging growth company ("EGC") as defined by the Jumpstart Our Business Startups Act ("JOBS Act"), was permitted to delay the adoption of ASU 2014-09 and, as such, both the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented under historical accounting guidance. Based on an initial review, the impacts of ASU 2014-09 on SendGrid's historical financial statements for the nine months ended September 30, 2018 were not material.

        Upon completion of the merger, a more comprehensive review of the accounting policies of SendGrid will be performed, which may identify other differences between the accounting policies of Twilio and SendGrid that, when conformed, could have an impact on the unaudited pro forma condensed combined financial statements.

3. Preliminary estimated merger consideration

        At the effective time of the merger, each issued and outstanding shares of SendGrid's common stock will be converted into the right to receive 0.485 (the "Exchange Ratio") fully paid and non-assessable shares of Twilio Class A common stock. Outstanding SendGrid equity awards held by continuing SendGrid employees will be converted, subject to the Exchange Ratio, into equivalent equity awards of Twilio on substantially the same terms and conditions. Vested and outstanding SendGrid equity awards held by former employees or former service providers of SendGrid and outstanding equity awards held by current or former non-employee directors of SendGrid will be converted, subject to the Exchange Ratio, into shares of Twilio Class A common stock.

        Based on SendGrid's estimated shares of common stock and equity awards outstanding and based on the closing price of $83.96 per share of Twilio Class A common stock as of November 14, 2018, and assuming that all equity awards remain outstanding as of the closing date of the merger, the preliminary estimated merger consideration is as follows (in thousands):

  Preliminary Estimated Merger Consideration

(In thousands)
Twilio Class A Common stock	$1,929,713
Assumed and converted stock options	258,161
Assumed and converted restricted stock units	37,705

2,225,579

        Portion of assumed equity awards that is unearned or otherwise subject to future service requirements and therefore will be expensed in the financial statements prospectively rather than included in the purchase accounting:

Assumed and converted stock options	(102,702)
Assumed and converted restricted stock units	(32,303)

Total preliminary estimated merger consideration	$2,090,574

Sensitivity of the preliminary estimated merger consideration to changes in the per share value of Twilio Class A common stock.

        The preliminary estimated merger consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual merger consideration transferred will be when the merger is consummated. The fair value of the shares of Twilio Class A common stock issued as part of the merger consideration transferred will be measured on the closing date of the merger based on the then-current market price. This requirement will likely result in a per share equity component different from the $83.96 closing price of the Twilio Class A common stock on November 14, 2018 that is assumed in these unaudited pro forma condensed combined financial statements and that difference may be material.

        Twilio believes that an increase or decrease by as much as 30% of the Twilio Class A common stock price on the completion date of the merger from the Twilio Class A common stock price assumed in these unaudited pro forma condensed combined financial statements is reasonably possible based upon the recent history of the Twilio Class A common stock price. A change in the estimated fair value of the Twilio Class A common stock price of 10% or 30% would increase or decrease the preliminary estimated merger consideration as follows, with a corresponding increase or decrease in the goodwill recorded in connection with the merger.

Percentage change in Twilio Class A common stock price	–30.0%	–10.0%	10.0%	30.0%
Twilio Class A common stock price	$58.77	$75.56	$92.36	$109.15
Change in preliminary estimated merger consideration for Twilio Class A common stock (in thousands):	$(578,959)	$(193,062)	$193,062	$578,959
Change in preliminary estimated merger consideration for equity awards (in thousands):	$(52,213)	$(17,452)	$17,484	$52,522

Total change in preliminary estimated merger consideration (in thousands)	$(631,172)	$(210,514)	$210,546	$631,481

4. Preliminary estimate of assets to be acquired

        The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Twilio in the merger, reconciled to the preliminary estimated merger consideration expected to be transferred (in thousands). These estimates are preliminary because the merger has not yet occurred and Twilio has not yet obtained all of the information that it has arranged to obtain and that is known to be available. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position:

Assets acquired:
Cash and cash equivalents	$187,545
Accounts receivable	6,756
Prepaid expenses and other current assets	3,800
Property and equipment	41,301
Identifiable intangible assets:
Developed technology	240,000
Customer relationships	180,000
In-progress research and development ("IPR&D")	24,000
Trademarks / Trade names	15,000
Customer order backlog	2,100
Goodwill	1,531,010
Other long-term assets	964

Total assets	2,232,476
Liabilities assumed:
Accounts payable	4,839
Accrued expenses and other current liabilities	11,763
Deferred revenue	275
Current portion of capital lease obligation	6,397
Other long-term liabilities	118,628

Total consideration	$2,090,574

        Identifiable intangible assets:    As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used in a manner that represents their highest and best use. Amounts preliminarily allocated to identifiable intangibles may change significantly, which could result in a material change in amortization of acquired intangible assets. The preliminary estimated useful lives of the identifiable intangible assets are as follows:

Trademarks / Trade names	3 years
Customer relationships	4 years
IPR&D	Indefinite
Customer order backlog	1 year
Developed technology	6 years

        The preliminary estimates of fair value and estimated useful lives will likely differ from final amounts Twilio will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Any change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill. A 10% change in the valuation of intangible assets would result in a change to annual amortization expense of approximately $9.2 million, assuming an overall weighted-average useful life of 5.0 years.

        Goodwill:    Goodwill is calculated as the difference between the acquisition date fair value of the preliminary estimated merger consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Such goodwill is not deductible for tax purposes. Further, under GAAP, goodwill is not amortized but rather subject to an annual fair value impairment test.

5. Pro Forma Adjustments

        Pro forma adjustments are necessary to reflect the preliminary estimated merger consideration expected to be transferred, the preliminary estimates of assets acquired and liabilities assumed and to reflect the impact on the statements of operations of the merger as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)
Restricted Cash

September 30, 2018 (000's)
• To reclassify SendGrid's cash balances internally designated for future use in SendGrid's nonprofit initiatives and originally presented in restricted cash to cash and cash equivalents to conform to Twilio financial presentation	$(1,122)

(b)
Prepaid expenses and other current assets

September 30, 2018 (000's)
• To remove SendGrid's tenant improvement allowance receivable recorded as part of SendGrid's accounting for deferred straight-line rent	$(2,328)

(c)
Property and equipment, net

September 30, 2018 (000's)
• To reclassify SendGrid's purchased software licenses (not related to prior acquisitions) originally presented in intangible assets, net, by SendGrid to property and equipment, net, to conform to Twilio financial presentation	$5,443

(d)
Intangible assets, net

September 30, 2018 (000's)
• To reclassify SendGrid's purchased software licenses (not related to prior acquisitions) originally presented in intangible assets, net, by SendGrid to property and equipment, net, to conform to Twilio financial presentation	$(5,443)
• To reverse net book value of existing SendGrid's intangible assets (after reclassification)	(770)
• To record fair value of acquired intangibles such as developed technology, customer relationships, IPR&D, trademarks and trade names and customer order backlog	461,100

$454,887

(e)
Goodwill

September 30, 2018 (000's)
• To reverse existing SendGrid's goodwill	$(1,648)
• To adjust for purchase consideration in excess of fair value of net assets acquired	1,531,010

$1,529,362

(f)
Accounts payable

September 30, 2018 (000's)
• SendGrid historically presented amounts for accounts payable and accrued expenses in a combined financial statement line. Such historical amounts were separated and presented in discrete financial statement line items to conform to Twilio financial presentation	$4,839

(g)
Accrued expenses and other current liabilities

September 30, 2018 (000's)
• SendGrid historically presented amounts for accounts payable and accrued expenses in a combined financial statement line. Such historical amounts were separated and presented in discrete financial statement line items to conform to Twilio financial presentation	$8,773
• To reclassify SendGrid's current portion of note payable to accrued expenses and other current liabilities to conform to Twilio financial presentation	2,005
• To reclassify SendGrid's other current liabilities, excluding amounts for deferred revenue to be presented in deferred revenue per (h), to accrued expenses and other current liabilities to conform to Twilio financial presentation	985
• To accrue direct, incremental acquisition-related transaction costs not yet reflected in the historical financial statements of Twilio and SendGrid with a corresponding increase to accumulated deficit	31,042

$42,805

(h)
Deferred revenue

September 30, 2018 (000's)
• To reclassify SendGrid's current deferred revenue originally presented in other current liabilities by SendGrid to deferred revenue to conform to Twilio financial presentation	$275

(i)
Accounts payable and accrued expenses

September 30, 2018 (000's)
• SendGrid historically presented amounts for accounts payable and accrued expenses in a combined financial statement line. Such historical amounts were separated and presented in discrete financial statement line items to conform to Twilio financial presentation	$(13,612)

(j)
Current portion of deferred rent

September 30, 2018 (000's)
• To remove SendGrid's deferred straight-line rent liability	$(1,263)

(k)
Current portion of note payable

September 30, 2018 (000's)
• To reclassify SendGrid's current portion of note payable to accrued expenses and other current liabilities to conform to Twilio financial presentation	$(2,005)

(l)
Other current liabilities

September 30, 2018 (000's)
• To reclassify SendGrid's other current liabilities, excluding deferred revenue, to accrued expenses and other current liabilities to conform to Twilio financial presentation	$(985)
• To reclassify SendGrid's current deferred revenue originally presented in other current liabilities by SendGrid to deferred revenue to conform to Twilio financial presentation	(275)

$(1,260)

(m)
Capital lease obligations, net of current

September 30, 2018 (000's)
• To reclassify SendGrid's current capital lease obligations originally presented in capital lease obligations, net of current portion, by SendGrid to other long-term liabilities to conform to Twilio financial presentation	$(10,165)

(n)
Deferred rent, net of current

September 30, 2018 (000's)
• To remove SendGrid's deferred straight-line rent liability	$(9,231)

(o)
Other long-term liabilities

September 30, 2018 (000's)
• To reclassify SendGrid's noncurrent capital lease obligations originally presented in capital lease obligations, net of current portion, by SendGrid to other long-term liabilities to conform to Twilio financial presentation	$10,165
• To reclassify SendGrid's noncurrent notes payable originally presented in notes payable, net of current portion, by SendGrid to other long-term liabilities to conform to Twilio financial presentation	3,842
• To record an estimated deferred tax liability on the fair value step up for purchased intangibles (fair value step up of acquired intangibles of $461.3 million × an estimated statutory tax rate of 27%)	124,773
• To record an estimated deferred tax asset on the vested portion of SendGrid employee nonqualified stock options and RSU's ($76.1 million × an estimated statutory tax rate of 27%)	(20,639)

$118,141

(p)
Notes payable, net of current portion

September 30, 2018 (000's)
• To reclassify SendGrid's noncurrent notes payable originally presented in notes payable, net of current portion, by SendGrid to other long-term liabilities to conform to Twilio financial presentation	$(3,842)

(q)
Twilio Class A and Twilio Class B common stock

September 30, 2018 (000's)
• To record $0.001 par value per share of 23 million shares of Twilio Class A common stock issued to SendGrid stockholders as merger consideration	$23

(r)
Common stock

September 30, 2018 (000's)
• To reverse the par value of common stock of SendGrid	$(47)

(s)
Additional paid-in-capital

September 30, 2018 (000's)
• To reverse additional paid-in capital of SendGrid	$(251,298)
• To record additional paid-in capital related to issuance of shares of Twilio Class A common stock to SendGrid stockholders as merger consideration and for a portion of replacement awards issued to SendGrid award holders attributable to pre-combination service and recognized as part of merger consideration as discussed in Note 3	2,090,551

$1,839,253

(t)
Accumulated other comprehensive income

September 30, 2018 (000's)
• To reverse accumulated other comprehensive loss SendGrid	$6

(u)
Accumulated deficit

September 30, 2018 (000's)
• To reverse accumulated deficit of SendGrid	$54,489
• To accrue direct, incremental acquisition-related transaction costs not yet reflected in the historical financial statements of Twilio and SendGrid with a corresponding increase to accumulated deficit	(31,042)

$23,447

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations:

(v)
Costs of revenue

	September 30, 2018 (000's)	December 31, 2017 (000's)
• To reverse amortization expense of historical SendGrid intangibles	$(60)	$(67)
• To record amortization expense based on the preliminary estimates of fair value for the acquired intangible assets	56,650	75,533
• To reverse historical stock-based compensation expense of SendGrid awards pre-combination	(897)	(474)
• To record stock-based compensation expense based on the preliminary estimates of value for the Twilio replacement awards attributable to post-combination services	4,849	6,465

	$60,542	$81,457

(w)
Research and development

	September 30, 2018 (000's)	December 31, 2017 (000's)
• To record amortization expense based on the preliminary estimates of fair value for the acquired intangible assets	$847	$1,130
• To reverse historical stock-based compensation expense of SendGrid awards pre-combination	(3,016)	(1,294)
• To record stock-based compensation expense based on the preliminary estimates of value for the Twilio replacement awards attributable to post-combination services	15,243	20,325

	$13,074	$20,161

(x)
Sales and marketing

	September 30, 2018 (000's)	December 31, 2017 (000's)
• To reverse amortization expense of historical SendGrid intangibles	$(14)	$(16)
• To record amortization expense based on the preliminary estimates of fair value for the acquired intangible assets	9,473	12,631
• To reverse historical stock-based compensation expense of SendGrid awards pre-combination	(1,165)	(899)
• To record stock-based compensation expense based on the preliminary estimates of value for the Twilio replacement awards attributable to post-combination services	7,300	9,733

	$15,594	$21,449

(y)
General and administrative

	September 30, 2018 (000's)	December 31, 2017 (000's)
• To reverse amortization expense for existing SendGrid intangibles	$(17)	$(19)
• To record amortization expense based on the preliminary estimates of fair value of the acquired intangible assets	2,105	2,806
• To reverse historical stock-based compensation expense of SendGrid awards pre-combination	(3,004)	(2,313)
• To record stock-based compensation expense based on the preliminary estimates of value for the Twilio replacement awards attributable to post-combination services	18,805	25,073
• To reclassify SendGrid's loss from disposals originally presented in loss on disposal of assets by SendGrid to general and administrative to conform to Twilio financial presentation	84	22
• To remove the direct, incremental acquisition-related transaction costs reflected in the historical financial statements of Twilio and SendGrid as such amounts will not have a continuing impact on the combined results	(1,938)	—

	$16,035	$25,569

(z)
Loss on disposal of assets

	September 30, 2018 (000's)	December 31, 2017 (000's)
• To reclassify SendGrid's loss from disposals originally presented in loss on disposal of assets by SendGrid to general and administrative to conform to Twilio financial presentation	$(84)	$(22)

(aa)
(Provision) benefit for income taxes

	September 30, 2018 (000's)	December 31, 2017 (000's)
• To record the tax impact of the net increase in amortization expense (total adjustments for amortization expense × an estimated statutory tax rate of 27% and 40% for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively)	$18,698	$36,820
• To record the tax impact of the removal of the transaction costs incurred by SendGrid and Twilio × an estimated statutory tax rate of 27%	(525)	—
• To record the tax impact of stock based compensation related to unvested nonqualified stock options and RSU's as of the merger date for the nine months ended September 30, 2018 and the year ended December 31, 2017 × an estimated statutory tax rate of 27% and 40%, respectively	5,078	11,138

	$23,251	$47,958

(ab)
Shares outstanding

	September 30, 2018	December 31, 2017
Basic and diluted
Twilio weighted average number of shares of Twilio Class A common stock outstanding	96,359,437	91,224,607
Shares of Twilio Class A common stock to be issued in replacement of shares of SendGrid common stock	22,983,714	22,983,714

Pro forma weighted average number of basic shares of Twilio Class A common stock outstanding	$119,343,151	$114,208,321

Income Tax-Related Pro Forma Adjustments:

        The income tax-related pro forma adjustments above in the unaudited pro forma condensed combined balance sheet reflect deferred tax liabilities ("DTLs") and deferred tax assets ("DTAs") resulting from the preliminary estimate of the assets to be acquired and the liabilities to be assumed. Such adjustments are based on applicable statutory tax rates for the jurisdictions associated with the respective pro forma adjustments. The DTLs are primarily related to the preliminary estimates of the fair value of the acquired intangible assets. The DTAs are primarily related to the fair value of converted equity awards (excluding fair value attributable to incentive stock options not deductible for U.S. income tax purposes) that are earned or otherwise not subject to future service requirements and, therefore, included in the preliminary estimated merger consideration. The estimate of DTLs and DTAs is preliminary and is subject to change based upon Twilio's final determination of fair value of assets acquired and liabilities assumed, including the final allocation across legal entities and the respective jurisdictions.

        The income tax-related pro forma adjustments above in the unaudited pro forma condensed combined statements of operations reflect the income tax effects for the pro forma adjustments (excluding stock-based compensation related to unvested incentive stock options) based on the applicable statutory tax rates in effect for the respective period.

        The applicable statutory tax rates used for these unaudited pro forma condensed combined financial statements will likely vary from the actual effective rates in periods as of and subsequent to the completion of the merger.

        Further, the combined company's ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes will be subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-change net operating losses to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholder's lowest percentage ownership during the testing period (generally three years). In addition, the combination of two companies may also cause the ability for certain valuation allowances associated with one of the companies to no longer be necessary because on a combined basis, there may be new sources of future taxable income to support the reversal of pre-existing valuation allowances. Currently, no adjustment to the unaudited pro forma condensed combined financial statements has been made as it relates to either limitations the combined company might incur under Section 382 of the Code or ASC 740 or decreases to pre-existing valuation allowances.

 PRINCIPAL STOCKHOLDERS OF TWILIO

        The following table sets forth certain information available to us with respect to the beneficial ownership of Twilio capital stock as of November 30, 2018, for:

  •
  each of Twilio's named executive officers;

  •
  each of Twilio's directors;

  •
  all of Twilio's current directors and executive officers as a group; and

  •
  each person known by Twilio to be the beneficial owner of more than 5% of the outstanding shares of Twilio Class A common stock or Twilio Class B common stock.

        Twilio has determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to Twilio's securities. Unless otherwise indicated below, to Twilio's knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

        Twilio has based its calculation of percentage ownership of Twilio's common stock on 80,496,866 shares of Twilio Class A common stock and 19,417,185 shares of Twilio Class B common stock outstanding on November 30, 2018. Twilio has deemed shares of its capital stock subject to stock options that are currently exercisable or exercisable within 60 days of November 30, 2018 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Twilio has deemed shares of its capital stock subject to RSUs for which the service condition has been satisfied or would be satisfied within 60 days of November 30, 2018 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, Twilio did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twilio Inc., 375 Beale Street, Suite 300, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
					Voting %†
Name of Beneficial Owner	Shares	%	Shares	%		Ownership %
Named Executive Officers and Directors:
Jeff Lawson(1)	260,631	*	7,443,891	37.7%	26.9%	7.7%
Lee Kirkpatrick(2)	176,796	*	399,813	2.0%	1.5%	*
George Hu(3)	405,704	*	—	—	*	*
Khozema Shipchandler(4)	—	*	—	*	*	*
Karyn Smith(5)	47,094	*	190,417	1.0%	*	*
Richard Dalzell(6)	6,005	*	120,000	*	*	*
Byron Deeter(7)	316,572	*	6,169,303	31.8%	22.6%	6.5%
Elena Donio(8)	6,005	*	27,242	*	*	*
Jeff Epstein(9)	13,486	*	—	—	*	*
Erika Rottenberg(10)	6,005	*	19,532	*	*	*
All executive officers and directors as a group (10 persons)(11):	1,238,298	1.5%	14,370,198	70.2%	50.7%	15.4%
5% Stockholders:
Bessemer Venture Partners and Related Entities(12)	—	—	6,169,303	31.8%	22.5%	6.2%
The Vanguard Group(13)	5,445,927	6.8%	—	—	2.0%	5.5%
John Wolthuis(14)	10,000	—	1,918,474	9.9%	7.0%	1.9%

*
Represents beneficial ownership of less than 1% of the outstanding shares.

†
Percentage of total voting power represents voting power with respect to all shares of Twilio Class A common stock and Twilio Class B common stock, as a single class. The holders of Twilio Class A common stock are entitled to one vote per share, and holders of Twilio Class B common stock are entitled to ten votes per share.

(1)
Consists of (i) 132,032 shares of Twilio Class A common stock held of record by Mr. Lawson, as trustee of the Lawson Revocable Trust, (ii) 6,051,815 shares of Twilio Class B common stock held of record by Mr. Lawson, as trustee of the Lawson Revocable Trust, (iii) 323,170 shares of Twilio Class B common stock held of record by The Lawson 2014 Irrevocable Trust, J.P. Morgan Trust Company as trustee, (iv) 740,364 shares of Twilio Class B common stock held of record by Mr. Lawson, as trustee of the Lawson 2014 GRAT, (v) 128,599 shares of Twilio Class A common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018, (vi) 316,667 shares of Twilio Class B common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018 and (vii) 11,875 shares of Twilio Class B common stock issuable upon the settlement of RSUs releasable within 60 days of November 30, 2018.

(2)
Consists of (i) 129,268 shares of Twilio Class A common stock held of record by Mr. Kirkpatrick, as trustee of the Kirkpatrick Family Trust, (ii) 47,528 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018, (iii) 392,522 shares of Twilio Class B common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018 and (iv) 7,291 shares of Twilio Class B common stock issuable upon the settlement of RSUs releasable within 60 days of November 30, 2018. Mr. Kirkpatrick resigned from his position as Chief Financial Officer effective November 12, 2018.

(3)
Consists of (i) 9,168 shares of Twilio Class A common stock held of record by Mr. Hu and (ii) 396,536 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018.

(4)
Mr. Shipchandler became the Company's Chief Financial Officer effective November 12, 2018.

(5)
Consists of (i) 3,483 shares of Class A common stock held of record by Ms. Smith, as trustee of The Karyn Smith Revocable Trust u/a/d 9/15/06 Amended 12/23/11, (ii) 1,172 shares of Class B common stock held of record by Ms. Smith, as trustee of The Karyn Smith Revocable Trust u/a/d 9/15/06 Amended 12/23/11, (iii) 43,611 shares of Twilio Class A common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018, (iv) 187,366 shares of Twilio Class B common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018 and (v) 1,879 shares of Twilio Class B common stock issuable upon the settlement of RSUs releasable within 60 days of November 30, 2018.

(6)
Consists of (i) 6,005 shares of Twilio Class A common stock held of record by Mr. Dalzell and (ii) 120,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of November 30, 2018.

(7)
Consists of (i) 6,005 shares of Class A common stock held by Mr. Deeter, (ii) 310,567 shares of Twilio Class A common stock held by Byron B. Deeter and Allison K. Deeter Trustees UTD July 28, 2000 and (iii) shares held by the BVP entities identified in footnote 12. Byron B. Deeter, one of Twilio's directors, Robert P. Goodman, Jeremy S. Levine, J. Edmund Colloton, David J. Cowan and Robert M. Stavis are the directors of Deer VII & Co. Ltd. ("Deer VII Ltd.") and hold the voting and dispositive power for the BVP Entities identified in footnote 12. Investment and voting decisions with respect to the shares held by the BVP entities are made by the directors of Deer VII Ltd. acting as an investment committee. Mr. Deeter, a member of the Twilio Board, disclaims beneficial ownership of such shares held by the BVP Entities except to the extent of his pecuniary interest in such shares.

(8)
Consists of (i) 6,005 shares of Twilio Class A common stock held of record by Ms. Donio and (ii) 27,242 shares of Class B common stock held of record by Ms. Donio.

(9)
Consists of 13,486 shares of record held by Mr. Epstein, as trustee of the Epstein Family Revocable Trust.

(10)
Consists of 6,005 shares of Twilio Class A common stock held of record by Ms. Rottenberg, as trustee of the Erika Rottenberg Revocable Trust and (ii) 19,532 shares of Twilio Class B common stock held of record by Ms. Rottenberg, as trustee of the Erika Rottenberg Revocable Trust.

(11)
Consists of: (i) 622,024 shares of Twilio Class A common stock held of record, (ii) 13,332,598 shares of Twilio Class B common stock held of record, (iii) 616,274 shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of November 30, 2018, (iv) 1,016,555 shares of Twilio Class B common stock subject to outstanding stock options that are exercisable within 60 days of November 30, 2018 and (v) 21,045 shares of Twilio Class B common stock issuable upon the settlement of RSUs releasable within 60 days of November 30, 2018.

(12)
Consists of (i) 846,915 shares of Twilio Class B common stock held of record by Bessemer Venture Partners VII Institutional L.P., (ii) 3,266,672 shares of Twilio Class B common stock held of record by BVP VII Special Opportunity Fund L.P., (iii) 1,935,805 shares of Twilio Class B common stock held of record by Bessemer Venture Partners VII L.P. and (iv) 119,911 shares of Twilio Class B common stock held of record by 15 Angels LLC, a wholly owned subsidiary of Bessemer Venture Partners VII Institutional L.P. (collectively, the "BVP Entities"). Each of Deer VII & Co. L.P. ("Deer VII L.P"), the general partner of the BVP Entities, and Deer VII & Co. Ltd.

  ("Deer VII Ltd."), the general partner of Deer VII L.P., has voting and dispositive power over the shares held by the BVP Entities. J. Edmund Colloton, David J. Cowan, Byron B. Deeter, Robert P. Goodman, Jeremy S. Levine and Robert M. Stavis are the directors of Deer VII Ltd. Investment and voting decisions with respect to the shares held by the BVP Entities are made by the directors of Deer VII Ltd. acting as an investment committee. The address for each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(13)
Based on information reported by The Vanguard Group on Schedule 13G filed with the SEC on February 9, 2018. Of the shares of Twilio Class A common stock beneficially owned, The Vanguard Group reported that it has sole dispositive power with respect to 5,313,201 shares, shared dispositive power with respect to 132,726 shares, sole voting power with respect to 122,957 shares and shared voting power with respect to 14,600 shares. The Vanguard Group listed their address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(14)
Consists of (i) 10,000 shares of Twilio Class A common stock held of record by Mr. Wolthius and (ii) 1,918,474 shares of Twilio Class B common stock held of record by Mr. Wolthuis.

 PRINCIPAL STOCKHOLDERS OF SENDGRID

        The following table sets forth certain information available to SendGrid with respect to the beneficial ownership of SendGrid capital stock as of November 30, 2018, for:

  •
  each of SendGrid's named executive officers;

  •
  each of SendGrid's directors;

  •
  all of SendGrid's current directors and executive officers as a group; and

  •
  each person known by SendGrid to be the beneficial owner of more than 5% of the outstanding shares of SendGrid common stock.

        SendGrid has determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to SendGrid's securities. Unless otherwise indicated below, to SendGrid's knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

        SendGrid has based its calculation of percentage ownership of SendGrid's common stock on 47,573,962 shares of SendGrid common stock outstanding on November 30, 2018. SendGrid has deemed shares of its capital stock subject to stock options that are currently exercisable or exercisable within 60 days of November 30, 2018 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. SendGrid has deemed shares of its capital stock subject to RSUs for which the service condition has been satisfied or would be satisfied within 60 days of November 30, 2018 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, SendGrid did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o SendGrid, Inc., 1801 California Street, Suite 500, Denver, Colorado 80202.

Name	Number of Shares Beneficially Owned(1)(2)	Percentage
Named Executive Officers and Directors:
Sameer Dholakia(3)	1,318,796	2.7%
Yancey L. Spruill(4)	466,771	1.0%
Craig Kaes(5)	271,985	*
Byron B. Deeter(6)	6,349,308	13.3%
Ajay Agarwal(7)	2,464,811	5.2%
Warren J. Adelman(8)	101,880	*
Fred Ball(9)	15,000	*
Anne Raimondi	1,226	*
Hilary Schneider(10)	15,000	*
Sri Viswanath(11)	15,000	*
All directors and executive officers as a group (15 persons)(12)	11,739,825	23.6%
5% Holders:
Entities affiliated with Bain Capital Ventures(7)	2,464,811	5.2%
Entities affiliated with Bessemer Venture Partners(6)	6,349,308	13.3%

*
Less than 1% of the outstanding shares of common stock

(1)
Based upon a Schedule 13D filed on October 31, 2018, Twilio may be deemed to have beneficial ownership of 2,994,537 shares of SendGrid common stock as a result of the execution of the voting agreements described in the section entitled "The Voting Agreements." According to the Schedule 13D, Twilio disclaims any beneficial ownership of these shares.

(2)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, SendGrid believes that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon the vesting of restricted stock units, or RSUs, held by the respective person that will vest within 60 days of November 30, 2018 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of November 30, 2018. Shares shown in the table above include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Applicable percentages are based on 47,573,962 shares outstanding on November 30, 2018.

(3)
Includes 841,142 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018.

(4)
Includes 372,875 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018.

(5)
Consists of 271,985 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018.

(6)
Consists of 6,349,308 shares held of record by Bessemer Venture Partners VIII Institutional L.P. ("BVP VIII Inst") and Bessemer Venture Partners VIII, L.P. ("BVP VIII", together with BVP VIII Inst referred to collectively, the "Funds"). Mr. Deeter, a member of the SendGrid Board, is a director of Deer VIII Co. Ltd., which is the general partner of Deer VIII Co. L.P, which is the general partner of each of the Funds. Each of Deer VIII & Co. L.P. and Deer VIII & Co. Ltd. may be deemed to have voting and dispositive power over the shares held by the Funds. Robert M. Stavis, J. Edmund Colloton, David J. Cowan, Byron B. Deeter, Robert P. Goodman and Jeremy S. Levine are the directors of Deer VIII & Co. Ltd. Investment and voting decisions with respect to shares held by the Funds are made by the directors of Deer VIII & Co. Ltd. Mr. Deeter disclaims beneficial ownership of the securities held by the Funds, and this shall not be deemed an admission that Mr. Deeter is the beneficial owner of such securities, except to the extent of his pecuniary interest, if any, in the securities by virtue of his interest in Deer VIII Co. Ltd., his interest in Deer VIII Co. L.P. and his indirect limited partnership interest in the Funds. Mr. Deeter has agreed to assign the RSUs or any proceeds from the sale thereof to Deer Management Co. LLC. The address for the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(7)
Consists of 2,222,938 shares of SendGrid common stock held by Bain Capital Venture Fund 2014, L.P. ("Fund 2014"), 229,470 shares of SendGrid's common stock held by BCIP Venture Associates ("BCIP"), 12,403 shares of SendGrid's common stock held by BCIP Venture Associates-B ("BCIP-B" and together with BCIP and Fund 2014, the "Bain Entities"). Bain Capital Venture Investors, LLC ("BCVI") is the general partner of Bain Capital Venture Partners 2014, L.P. ("BCVP 2014"), which is the general partner of Fund 2014. Boylston Coinvestors, LLC ("Boylston") is the managing partner of BCIP and BCIP-B. The governance, investment strategy and decision-making process with respect to the investments held by the Bain Entities is directed by the Executive Committee of BCVI. The Executive Committee of BCVI consists of Michael A. Krupka and Ajay Agarwal. As a result, BCVI and Messrs. Krupka and Agarwal may be deemed to share voting and dispositive power with respect to the securities held by the Bain Entities. Each of BCVI and Messrs. Krupka and Agarwal disclaim beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The address for each of BCVI, BCVP 2014, Boylston and the Bain Entities is 200 Clarendon Street, Boston, Massachusetts 02116.

(8)
Consists of 101,880 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018.

(9)
Consists of 15,000 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018.

(10)
Consists of 15,000 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018.

(11)
Consists of 15,000 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018.

(12)
Includes 9,551,895 shares of common stock, 6,579 shares issuable upon the vesting of RSUs that will vest within 60 days of November 30, 2018 and 2,181,351 shares underlying currently exercisable options that will vest within 60 days of November 30, 2018 held by SendGrid's current directors and executive officers, including Sameer Dholakia, Yancey L. Spruill, Craig Kaes, Pattie J. Money, Carrie Palin, Stephen M. Sloan, Michael Tognetti,

  Leandra Fishman Yanagawa, Ajay Agarwal, Warren J. Adelman, Fred Ball, Byron B. Deeter, Anne Raimondi, Hilary Schneider and Sri Viswanath, and their affiliates.

        In addition to the amounts set forth in the foregoing table, based on the merger agreement, Twilio has the right to acquire all of the issued and outstanding shares of SendGrid common stock in connection with the closing of the merger, subject to the terms of the merger agreement. Accordingly, depending upon the timing of the merger, Twilio may acquire such shares of SendGrid common stock within 60 days of the date of the foregoing table. The address for Twilio is 375 Beale Street, Suite 300, San Francisco, California 94105.

DESCRIPTION OF CAPITAL STOCK

General

        The following description summarizes certain important terms of Twilio's capital stock, as they are currently in effect. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled "Description of Capital Stock," you should refer to Twilio's amended and restated certificate of incorporation, amended and restated bylaws and amended and restated investors' rights agreement and to the applicable provisions of Delaware law. Twilio's authorized capital stock consists of 1,200,000,000 shares of capital stock, $0.001 par value per share, of which:

  •
  1,000,000,000 shares are designated as Class A common stock;

  •
  100,000,000 shares are designated as Class B common stock; and

  •
  100,000,000 shares are designated as preferred stock.

        As of November 30, 2018, there were 80,496,866 shares of Twilio Class A common stock outstanding held by 43 stockholders of record and 19,417,185 shares of Twilio Class B common stock outstanding held by 48 stockholders of record, and no shares of preferred stock outstanding. The Twilio Board is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional shares of capital stock.

Common Stock

  Dividend Rights

        Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Twilio Class A and Class B common stock are entitled to receive dividends out of funds legally available if the Twilio Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Twilio Board may determine.

  Voting Rights

        Holders of Twilio Class A common stock are entitled to one vote for each share of Twilio Class A common stock held on all matters submitted to a vote of stockholders and holders of Twilio Class B common stock are entitled to 10 votes for each share of Twilio Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of Twilio Class A common stock and Twilio Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Twilio has not provided for cumulative voting for the election of directors in its amended and restated certificate of incorporation. Its amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms.

  No Preemptive or Similar Rights

        Twilio Class A and Class B common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.

  Right to Receive Liquidation Distributions

        If Twilio becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to Twilio stockholders would be distributable ratably among the holders of Twilio Class A and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

  Conversion

        Each outstanding share of Twilio Class B common stock is convertible at any time at the option of the holder into one share of Twilio Class A common stock. In addition, each share of Twilio Class B common stock will convert automatically into one share of Twilio Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in Twilio's amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members. Once converted or transferred and converted into Twilio Class A common stock, the Twilio Class B common stock will not be reissued.

        All the outstanding shares of Twilio Class A and Class B common stock will convert automatically into shares of a single class of common stock on the earlier of June 28, 2023 or the date the holders of two-thirds of Twilio Class B common stock elect to convert the Class B common stock to Class A common stock. Following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single class of common stock, the Class A and Class B common stock may not be reissued.

Preferred Stock

        The Twilio Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by Twilio stockholders. The Twilio Board can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by Twilio stockholders. The Twilio Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Twilio Class A or Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Twilio and might adversely affect the market price of Twilio Class A common stock and the voting and other rights of the holders of Twilio Class A and Class B common stock. Twilio has no current plan to issue any shares of preferred stock.

Registration Rights

        Certain holders of Twilio Class A common stock and Class B common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in Twilio's Amended and Restated Investors' Rights Agreement, or IRA, dated as of December 18, 2009, as most recently amended on April 24, 2015. The registration rights set forth in the IRA will expire on June 28, 2021, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144(b)(1)(i) of the Securities Act or holds one percent or less of the Twilio common stock and is able to sell all of its Registrable Securities, as defined in the IRA, pursuant to Rule 144 of the Securities Act during any 90-day period. Twilio will pay the registration expenses (other than underwriting discounts, selling commissions and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

  Demand Registration Rights

        Certain holders of Twilio Class A common stock and Twilio Class B common stock are entitled to certain demand registration rights. Twilio is obligated to effect only two such registrations. Such request for registration must cover securities with anticipated aggregate proceeds to Twilio of at least $15,000,000. If Twilio determines that it would be seriously detrimental to its stockholders to effect such a demand registration, it have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

  Piggyback Registration Rights

        Certain holders of Twilio Class A common stock and Twilio Class B common stock are entitled to certain "piggyback" registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever Twilio proposes to file a registration statement under the Securities Act, other than with respect to (1) a demand registration, (2) a Form S-3 registration, (3) a registration related to a company stock plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act or (4) a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the public offering of its common stock or in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

  S-3 Registration Rights

        Certain holders of Twilio Class A common stock and Class B common stock are entitled to certain Form S-3 registration rights and may make a written request that Twilio register the offer and sale of their shares on a registration statement on Form S-3 if Twilio is eligible to file a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which, before payment of underwriting discounts and commissions, is at least $2,000,000. These stockholders may make an unlimited number of requests for registration on Form S-3; however, Twilio will not be required to effect a registration on Form S-3 if Twilio has effected two such registrations within the 12-month period preceding the date of the request. Additionally, if Twilio determines that it would be seriously detrimental to its stockholders to effect such a registration, it has the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

Anti-Takeover Provisions

        The provisions of Delaware law, Twilio's amended and restated certificate of incorporation and Twilio's amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the company. They are also designed, in part, to encourage persons seeking to acquire control of Twilio to negotiate first with the Twilio Board. Twilio believes that the benefits of increased protection of its potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire it because negotiation of these proposals could result in an improvement of their terms.

  Delaware Law

        Twilio is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        In general, Section 203 defines a "business combination" to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Twilio.

  Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

        Twilio's amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the company, as well as changes in the Twilio Board or management team, including the following:

        Board of Directors Vacancies.    Twilio's amended and restated certificate of incorporation and amended and restated bylaws authorize only the Twilio Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Twilio Board is permitted to be set only by a resolution adopted by a majority vote of the entire Twilio Board. These provisions prevent a stockholder from increasing the size of the Twilio Board and then gaining control of the Twilio Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Twilio Board and will promote continuity of management.

        Dual Class Common Stock.    As described above in the section titled "—Common Stock—Voting Rights," Twilio's amended and restated certificate of incorporation provides for a dual class common stock structure pursuant to which holders of its Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of the outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the company or its assets. Current investors, executives and employees have the ability to exercise significant influence over those matters.

        Classified Board.    Twilio's amended and restated certificate of incorporation and amended and restated bylaws provide that the Twilio Board be classified into three classes of directors, each of which hold office for a three-year term. In addition, directors may only be removed from the Twilio Board for cause. The existence of a classified board could delay a potential acquiror from obtaining majority control of the Twilio Board, and the prospect of that delay might deter a potential acquiror.

        Stockholder Action; Special Meeting of Stockholders.    Twilio's amended and restated certificate of incorporation provides that its stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Twilio's capital stock would not be able to amend Twilio's amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with Twilio's amended and restated bylaws. Twilio's amended and restated bylaws further provide that special meetings of stockholders may be called only by a majority of the Twilio Board, the chairman of the Twilio Board, Twilio's Chief Executive Officer or its President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of Twilio stockholders to force consideration of a proposal or for stockholders controlling a majority of Twilio's capital stock to take any action, including the removal of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Twilio's amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before its annual meeting of stockholders or to nominate candidates for election as directors at its annual meeting of stockholders. Twilio's amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions might preclude Twilio stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of Twilio.

        No Cumulative Voting.    The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Twilio's amended and restated certificate of incorporation does not provide for cumulative voting.

        Directors Removed Only for Cause.    Twilio's amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

        Amendment of Charter Provisions.    Any amendment of the above provisions in Twilio's amended and restated certificate of incorporation requires approval by holders of at least two-thirds of the then-outstanding capital stock.

        Issuance of Undesignated Preferred Stock.    The Twilio Board has the authority, without further action by the Twilio stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Twilio Board. The existence of authorized but unissued shares of preferred stock would enable the Twilio Board to render more difficult or to discourage an attempt to obtain control of Twilio by means of a merger, tender offer, proxy contest or other means.

        The Twilio Board, without stockholder approval except as required by the listing standards of the NYSE, may issue additional shares of Twilio Class A common stock to the SendGrid stockholders in connection with the merger. The transfer agent and registrar for Twilio Class A common stock and Twilio Class B common stock is Computershare Trust Company, N.A. The transfer agent and registrar's address is 250 Royall Street, Canton, Massachusetts 02021.

COMPARISON OF RIGHTS OF TWILIO STOCKHOLDERS AND SENDGRID STOCKHOLDERS

        Each of Twilio and SendGrid is incorporated under the laws of the State of Delaware and, accordingly, the rights of Twilio and SendGrid stockholders are governed by the DGCL. If the merger is consummated, stockholders of SendGrid will become stockholders of Twilio. Following completion of the merger, the rights of Twilio stockholders and SendGrid stockholders will be governed by and subject to the certificate of incorporation and bylaws of Twilio, and will continue to be governed by the DGCL. Below is a summary of the material differences between the rights of holders of Twilio Class A common stock and/or Twilio Class B common stock and the rights of holders of SendGrid common stock, which does not purport to be a complete description of all differences among the rights of Twilio stockholders and SendGrid stockholders, nor does it include a complete description of the specific rights of such holders. Twilio has two classes of common stock, Twilio Class A common stock being issued to SendGrid stockholders that has one vote per share and Twilio Class B common stock that has 10 votes per share. SendGrid has only one class of common stock that is entitled to one vote per share.

        The following summary is qualified in its entirety by reference to the relevant provisions of (i) the DGCL (ii) the Amended and Restated Certificate of Incorporation of Twilio, (iii) the Amended and Restated Certificate of Incorporation of SendGrid, (iv) the amended and restated bylaws of Twilio, (v) the amended and restated bylaws of SendGrid, and (vi) any description of Twilio Class A common stock or SendGrid common stock in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

        The identification of some of the differences in the rights of these stockholders as material is not intended to indicate that there are no other differences that may be equally important. You are urged to read carefully the relevant provisions of the DGCL, as well as the governing corporate instruments of each of Twilio and SendGrid, copies of which are available, without charge, to any Twilio stockholder or SendGrid stockholder, including any beneficial owner to whom this joint proxy statement/prospectus is delivered, by following the instructions listed under "Where You Can Find More Information" beginning on page 199 of this joint proxy statement/prospectus.

TWILIO	SENDGRID
Authorized Capital

The aggregate number of shares that Twilio is authorized to issue is 1,200,000,000, consisting of (i) 1,000,000,000 shares of Twilio Class A common stock, par value $0.001 per share, (ii) 100,000,000 shares of Twilio Class B common stock, par value $0.001 per share and (iii) 100,000,000 shares of undesignated preferred stock, par value $0.001 per share.
The aggregate number of shares that SendGrid is authorized to issue is 260,000,000, consisting of (i) 250,000,000 shares of common stock, par value $0.001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share.
Outstanding Capital
Common Stock. As of the record date, Twilio had 80,667,248 shares of Twilio Class A common stock issued and outstanding and 19,349,115 shares of Twilio Class B common stock issued and outstanding.	Common Stock. As of the record date, SendGrid had 47,659,204 shares of common stock issued and outstanding.

TWILIO	SENDGRID
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in the Twilio charter, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.	Holders of shares of SendGrid common stock do not have preemptive, subscription, or conversion rights.

All the outstanding shares of Twilio Class A common stock and Twilio Class B common stock will convert automatically into shares of a single class of common stock on the earlier of June 28, 2023 or the date the holders of two-thirds of the Twilio Class B common stock elect to convert the Twilio Class B common stock to Twilio Class A common stock. Following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single class of common stock, the Twilio Class A common stock and Twilio Class B common stock may not be reissued.

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Twilio's Class A common stock and Class B common stock are entitled to receive dividends when and if declared by the Twilio Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends.
Holders of shares of SendGrid common stock are entitled to receive dividends when and if declared by the SendGrid Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends.

Preferred Stock. The Twilio Board has the authority to issue up to 100,000,000 shares of preferred stock in one or more series. The holders of Twilio preferred stock do not have the right to vote, except as the Twilio Board establishes, or as provided in the Twilio charter or as determined by state law.	Preferred Stock. The SendGrid Board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series.

TWILIO	SENDGRID
The Twilio Board has the authority to determine the terms of each series of preferred stock, within the limits of the Twilio charter, the Twilio bylaws and Delaware law, and the Twilio Board could take that action without stockholder approval. These terms include the number of shares in a series, dividend rights, rights in liquidation, terms of redemption, conversion and exchange rights and voting rights, if any. The issuance of Twilio preferred stock could delay or prevent a change in control of Twilio.	The SendGrid Board has the authority to determine the terms of each series of preferred stock, within the limits of the SendGrid charter, the SendGrid bylaws and the laws of the state of Delaware, and the SendGrid Board could take that action without stockholder approval. These terms include the number of shares in a series, dividend rights, rights in liquidation, terms of redemption, conversion and exchange rights and voting rights, if any. The issuance of SendGrid preferred stock could delay or prevent a change in control of SendGrid.
As of the record date, Twilio does not have any preferred stock issued and outstanding.	As of the record date, SendGrid does not have any preferred stock issued and outstanding.
Voting Rights

Holders of shares of Twilio Class A common stock and Twilio Class B common stock shall vote together as one class on all matters submitted to a vote of the stockholders. Holders of Class A common stock are entitled to one vote for each such share held of record and holders of Class B common stock are entitled to ten votes for each such share held of record. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a different vote is required by law or specifically required by the Twilio charter or Twilio bylaws, Delaware law, or the NYSE.

All the outstanding shares of Twilio Class A common stock and Twilio Class B common stock will convert automatically into shares of a single class of common stock on the earlier of June 28, 2023 or the date the holders of two-thirds of the Twilio Class B common stock elect to convert the Twilio Class B common stock to Twilio Class A common stock. Following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single class of common stock, the Twilio Class A common stock and Twilio Class B common stock may not be reissued.
Holders of shares of SendGrid common stock are entitled to one vote for each share held of record on each matter properly submitted to a vote of stockholders, provided, however, that, except as otherwise required by law, holders of SendGrid common stock shall not be entitled to vote on any amendment to the SendGrid charter (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the SendGrid charter (including any certificate of designation filed with respect to any series of preferred stock). The vote of the holders of a majority of the voting power of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a different vote is required by law or specifically required by the SendGrid charter or SendGrid bylaws, Delaware law, or the NYSE.
The holders of Twilio preferred stock do not have the right to vote, except as the Twilio Board establishes, or as provided in the Twilio charter or as determined by Delaware law.	The holders of SendGrid preferred stock will have such voting rights (if any) as the SendGrid Board establishes, or as provided in the SendGrid charter or as determined by state law.
The Twilio charter prohibits cumulative voting in the election of directors.	The SendGrid charter does not provide for cumulative voting in the election of directors.

TWILIO	SENDGRID
Amendments to the Charter
Under Section 242 of the DGCL, the charter may be amended upon a resolution by the Twilio Board and approved by:	Under Section 242 of the DGCL, the charter may be amended upon a resolution by the SendGrid Board and approved by:
• the holders of a majority of the voting power of outstanding shares entitled to vote, and	• the holders of a majority of the outstanding shares entitled to vote, and
• a majority of the outstanding shares of each class entitled to a class vote, if any.	• a majority of the outstanding shares of each class entitled to a class vote, if any.

The Twilio charter provides that, for amendments to Articles SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH or Article TENTH of the Twilio charter, any amendment must be approved by the affirmative vote of the holders of holders of at least 66-2/3% of voting power of the outstanding shares of Twilio voting stock entitled to vote generally in the election of directors.
The SendGrid charter provides that, for amendments Article FIFTH, Article SIXTH, Article SEVENTH, and Article EIGHTH of the SendGrid charter, any amendment must be approved by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of SendGrid's capital stock entitled to vote generally in the election of directors, voting together as a single class.
Amendments to the Bylaws

The Twilio bylaws may be adopted, amended, or repealed by the affirmative vote of the holders of at least eighty (80%) of the total voting power of outstanding voting securities, voting together as a single class. The Twilio Board shall also have the power to adopt, amend or repeal the Twilio bylaws; provided, however, a bylaw amendment adopted by Twilio stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Twilio Board.
The SendGrid bylaws may be adopted, amended, or repealed by the approval of a majority of the authorized number of directors of the SendGrid Board. The SendGrid bylaws may also be adopted, amended or repealed with the affirmative vote of at least 66-2/3% of the voting power of all of the then-outstanding shares of SendGrid's capital stock entitled to vote generally in the election of directors, voting together as a single class.
Special Meetings of Stockholders

Special meetings of the stockholders, other than those required by statute, may be called at any time by (i) the Twilio Board, (ii) the chairperson of the Twilio Board, (iii) the chief executive officer or (iv) the president (in the absence of a chief executive officer), but a special meeting may not be called by any other person or persons. The Twilio Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
Special meetings of the stockholders may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the chairperson of the SendGrid Board, (ii) SendGrid's chief executive officer, or (iii) the SendGrid Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the SendGrid Board for adoption).

TWILIO	SENDGRID
Stockholder Proposals and Nominations

The Twilio bylaws provide that Twilio stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. As specified in the Twilio bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the Twilio Board or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in the Twilio bylaws.
The SendGrid bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to SendGrid's corporate secretary. As specified in the SendGrid bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, brought specifically by or at the direction of the SendGrid Board or by a stockholder of record at the time of giving the stockholder's notice who is entitled to vote at the meeting and who has complied with the notice procedures that are provided in the SendGrid bylaws.

Generally, to be timely, a stockholder's notice must be received at the principal executive offices of Twilio not less than 45 days nor more than 75 days prior to the first anniversary of the date on which Twilio first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year's annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, however, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to that annual meeting and not later than the close of business on the 90th day prior to that annual meeting or the 10th day following the day on which Twilio first publicly announces the date of that annual meeting, whichever occurs later.
Generally, to be timely, a stockholder's notice must be received by SendGrid's corporate secretary at the principal executive offices of SendGrid not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 30 days after that anniversary date, however, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to that annual meeting and not later than the close of business on the 90th day prior to that annual meeting or the 10th day following the day on which SendGrid first publicly announces the date of that annual meeting.

In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in the Twilio bylaws, but only if the stockholder notice is delivered to the principal executive offices not later than the close of business on the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made, whichever occurs later.
Twilio has not adopted a proxy access bylaw.	SendGrid has not adopted a proxy access bylaw.

TWILIO	SENDGRID
Action by Written Consent
The Twilio charter and Twilio bylaws prohibit stockholder action by written consent.	The SendGrid charter prohibits stockholder action by written consent.
Board of Directors
Number of Directors
Twilio's bylaws provide that the number of directors shall be one or more and shall be fixed from time to time by resolution of the Twilio Board. The Twilio Board currently consists of six directors.	The SendGrid charter provides that the number of directors will be fixed from time to time by resolution of the SendGrid Board. The SendGrid Board currently consists of eight directors.
Classification
The Twilio Board is classified into three classes. Each director is appointed for a three-year term.	The SendGrid Board is classified into three classes. Each director is appointed for a three-year term.
Removal

The Twilio charter and Twilio bylaws provide that, subject to the rights granted to any series of preferred stock with respect to the election of directors, that for so long as the Twilio Board is divided into three classes pursuant to Article SIXTH, Section C of the Twilio Charter, directors may only be removed for cause by the affirmative vote of holders of a plurality of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors. The Twilio bylaws provide that no reduction of the authorized number of directors shall have the effect of removing a director prior to the expiration of such director's term in office.
The SendGrid bylaws provide that directors may only be removed for cause and only upon the affirmative vote of holders of at least 66-2/3% of the voting power of all then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
Vacancies

The Twilio bylaws provide that for vacancies created by the resignation of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancies upon such resignations becoming effective. The Twilio bylaws further provide that for vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and not by stockholders.
The SendGrid bylaws provide that, subject to the rights granted to any series of preferred stock, any vacancies or newly created directorships on the SendGrid Board will be filled only by affirmative vote of a majority of the directors then in office, even though less than a quorum or the holders of a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

TWILIO	SENDGRID
Director Liability and Indemnification

Elimination of Liability of Directors. The Twilio charter provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Twilio will not be personally liable to Twilio or any of its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to Twilio or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases, or redemptions), or (iv) for any transactions from which the director derived an improper personal benefit.	Elimination of Liability of Directors. The SendGrid charter provides that the liability of SendGrid directors for monetary damages shall be eliminated to the fullest extent under applicable law.

Indemnification of Directors and Officers. The Twilio bylaws provide that Twilio will indemnify, to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Twilio, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Delaware law, Twilio is also authorized to carry directors' and officers' insurance to protect Twilio, its directors, officers and certain employees from some liabilities.
Indemnification of Directors and Officers. The SendGrid charter provides that SendGrid is authorized to indemnify and advance expenses to, to the fullest extent permitted by Delaware law, directors, officers and agents of SendGrid (and any other persons to which applicable law permits SendGrid to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. The SendGrid charter further provides that if applicable law is amended after approval by the stockholders of Article SIXTH of the SendGrid charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to SendGrid shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Under Delaware law, SendGrid is also authorized to carry directors' and officers' insurance to protect SendGrid, its directors, officers and certain employees from some liabilities.

TWILIO	SENDGRID
The Twilio bylaws further provide that Twilio will pay the expenses (including attorneys' fees) actually and reasonably incurred by an officer or director indemnitee in defending any proceeding in advance of its final disposition or a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the Twilio bylaws, but only upon receipt of a written undertaking by or on behalf of the indemnitee to repay all amounts so advanced if it should be ultimately be determined that the person is not entitled to be indemnified under Article EIGHTH of the Twilio bylaws or the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of Twilio or by persons serving at the request of Twilio as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as Twilio deems appropriate.	The SendGrid bylaws further provide that SendGrid will pay the expenses (including attorneys' fees) incurred by an indemnitee in appearing at, participating in or defending any proceeding in advance of its final disposition or a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the SendGrid bylaws, by reason of fact that such indemnitee is or was a director or executive officer of SendGrid or is or was serving at the request of SendGrid as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, but only upon receipt of an undertaking by the Indemnitee to repay all amounts so advanced if it should be ultimately determined by final judicial decision that the indemnitee is not entitled to indemnification for such expenses under the SendGrid bylaws or otherwise.

Although Twilio's charter provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. In particular, Twilio's charter has no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of Twilio's charter described above apply to an officer of Twilio only if he or she is a director of Twilio and is acting in his or her capacity as director, and do not apply to officers of Twilio who are not directors.
Although SendGrid's charter provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. In particular, SendGrid's charter has no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of SendGrid's charter described with respect to directors above apply to an officer of SendGrid only if he or she is a director of SendGrid and is acting in his or her capacity as director, and do not apply to officers of SendGrid who are not directors.

TWILIO	SENDGRID
Registration Rights

The holders of certain shares of Twilio's Class A common stock and Class B common stock are entitled to certain demand registration rights. At any time following the expiration of the applicable market stand-off agreements and lock-up agreements, the holders of a majority of such shares then outstanding can request that Twilio register the offer and sale of their shares. Twilio is obligated to effect only two such registrations. Such request for registration must cover securities with anticipated aggregate proceeds to Twilio of at least $15 million. If Twilio determines that it would be seriously detrimental to its stockholders to effect such a demand registration, it has the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

If Twilio proposes to register the offer and sale of its common stock under the Securities Act, in connection with the public offering of such common stock the holders of certain shares of Twilio's Class A common stock and Class B common stock will be entitled to certain "piggyback" registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever Twilio proposes to file a registration statement under the Securities Act, other than with respect to (1) a demand registration, (2) a Form S-3 registration, (3) a registration related to a company stock plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act or (4) a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the public offering of Twilio's common stock or in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, the holders of such shares of Twilio's Class A common stock and Class B common stock are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
The holders of certain shares of SendGrid's common stock are entitled to certain demand registration rights. At any time following the expiration of the applicable market stand-off agreements and lock-up agreements, the holders of a majority of such shares then outstanding can request that SendGrid register the offer and sale of their shares. SendGrid is obligated to effect only two such registrations. Such request for registration must cover at least 60% of such shares then outstanding (or a lesser percent if the anticipated aggregate offering price, after payment of underwriting discounts, commissions and applicable stock transfer taxes, would exceed $10 million). If SendGrid determines that it would be materially detrimental to SendGrid and its stockholders to effect such a demand registration because such action would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving SendGrid; (2) require premature disclosure of material information that SendGrid has a bona fide business purpose for preserving as confidential; or (3) render SendGrid unable to comply with requirements under the Securities Act or Exchange Act, it has the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

If SendGrid proposes to register the offer and sale of its common stock under the Securities Act, in connection with the public offering of such common stock solely for cash, the holders of certain shares of SendGrid's common stock will be entitled to certain "piggyback" registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever SendGrid proposes to file a registration statement under the Securities Act, other than with respect to (1) the sale of securities to employees of SendGrid or a subsidiary pursuant to a stock option, stock purchase, or similar plan, (2) a registration relating to a Rule 145 transaction, (3) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement

TWILIO	SENDGRID
The holders of certain shares of Twilio's Class A common stock and Class B common stock are entitled to certain Form S-3 registration rights and may make a written request that Twilio register the offer and sale of their shares on a registration statement on Form S-3 if Twilio is eligible to file a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which, after payment of underwriting discounts and commissions, is at least $2 million. These stockholders may make an unlimited number of requests for registration on Form S-3; however, Twilio will not be required to effect a registration on Form S-3 if it has effected two such registrations within the 12-month period preceding the date of the request. Additionally, if Twilio determines that it would be seriously detrimental to its stockholders to effect such a registration, it has the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.	covering the public offering of SendGrid's common stock; or (4) a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, the holders of such shares of SendGrid's common stock are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
The holders of certain shares of SendGrid's common stock are entitled to certain Form S-3 registration rights and may make a written request that SendGrid register the offer and sale of their shares on a registration statement on Form S-3 if SendGrid is eligible to file a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which, after payment of underwriting discounts, commissions and applicable stock transfer taxes, is at least $1 million. These stockholders may make an unlimited number of requests for registration on Form S-3; however, SendGrid will not be required to effect a registration on Form S-3 during the period that is 30 days before SendGrid's good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a SendGrid-initiated registration, provided, that SendGrid is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. Additionally, if SendGrid determines that it would be materially detrimental to SendGrid and its stockholders to effect such a demand registration because such action would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving SendGrid; (2) require premature disclosure of material information that SendGrid has a bona fide business purpose for preserving as confidential; or (3) render SendGrid unable to comply with requirements under the Securities Act or Exchange Act, it has the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.
Stockholder Rights Plan
Twilio does not have a stockholder rights plan currently in effect, but under Delaware law, the Twilio Board could adopt such a plan without stockholder approval.	SendGrid does not have a stockholder rights plan currently in effect, but under Delaware law, the SendGrid Board could adopt such a plan without stockholder approval.

TWILIO	SENDGRID
Business Combinations

Business Combinations with Related Persons. Under Delaware law, only a majority of Twilio outstanding voting power is required to approve mergers and other business combinations between Twilio and third parties. Twilio's charter does not require that a higher percentage of outstanding voting power approve such transactions.

Twilio has not opted out of Section 203 of the DGCL, which provides that, if a person acquires 15% or more of the outstanding voting stock of a Delaware corporation, thereby becoming an "interested stockholder", that person may not engage in certain "business combinations" with the corporation, including mergers, purchases and sales of 10% or more of its assets, stock purchases and other transactions pursuant to which the percentage of the corporation's stock owned by the interested stockholder increases (other than on a pro rata basis) or pursuant to which the interested stockholder receives a financial benefit from the corporation, for a period of three years after becoming an interested stockholder unless one of the following exceptions applies: (i) the Twilio Board approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the transaction is approved by the Twilio Board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the three-year period prior to determine whether a person is an interested stockholder.
Business Combinations with Related Persons. Under Delaware law, only a majority of SendGrid outstanding voting power is required to approve mergers and other business combinations between SendGrid and third parties. SendGrid's charter does not require that a higher percentage of outstanding voting power approve such transactions.
SendGrid has not opted out of Section 203 of the DGCL, which provides that, if a person acquires 15% or more of the outstanding voting stock of a Delaware corporation, thereby becoming an "interested stockholder", that person may not engage in certain "business combinations" with the corporation, including mergers, purchases and sales of 10% or more of the assets of the corporation, stock purchases and other transactions pursuant to which the percentage of the corporation's stock owned by the interested stockholder increases (other than on a pro rata basis) or pursuant to which the interested stockholder receives a financial benefit from the corporation, for a period of three years after becoming an interested stockholder unless one of the following exceptions applies: (i) the SendGrid Board approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the transaction is approved by the SendGrid Board and by the affirmative vote of two-thirds of the outstanding voting stock of SendGrid which is not owned by the interested stockholder. An "interested stockholder" also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the three-year period prior to determine whether a person is an interested stockholder.

TWILIO	SENDGRID
Exclusive Forum

The Twilio bylaws provide that unless Twilio consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Twilio, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Twilio to Twilio or Twilio's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Twilio shall be deemed to have notice of and consented to the provisions of such bylaw. This exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder.
The SendGrid charter provides that unless SendGrid consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of SendGrid; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of SendGrid to SendGrid or SendGrid's stockholders; (C) any action asserting a claim against SendGrid or any director or officer or other employee SendGrid arising pursuant to any provision of the DGCL, the SendGrid charter or SendGrid bylaws; or (D) any action asserting a claim against SendGrid or any director or officer or other employee of SendGrid governed by the internal affairs doctrine. This exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder.

Unless SendGrid consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of SendGrid's capital stock shall be deemed to have notice of and to have consented to the provisions of Article SEVENTH of the SendGrid charter.

APPRAISAL RIGHTS

  SendGrid Stockholders

        Under Delaware law, the SendGrid stockholders are not entitled to appraisal rights in connection with the SendGrid merger or any other transaction contemplated by the merger agreement.

  Twilio Stockholders

        Under Delaware law, the Twilio stockholders are not entitled to appraisal rights in connection with the issuance of shares of Twilio Class A common stock in the merger pursuant to the terms of the merger agreement.

LEGAL MATTERS

        The validity of the shares of Twilio Class A common stock to be issued in the merger will be passed upon by Goodwin Procter LLP. U.S. federal income tax consequences relating to the merger will also be passed upon for Twilio by Goodwin Procter LLP and for SendGrid by Cooley LLP.

EXPERTS

  Twilio

        The consolidated financial statements of Twilio Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  SendGrid

        The consolidated financial statements of SendGrid, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

Twilio

        Twilio held its last regular annual meeting of stockholders on June 14, 2018, and plans to hold its next annual meeting regardless of whether the merger has been completed. The deadline for submitting stockholder proposals to be included in Twilio's 2019 proxy materials is December 28, 2018. In order to be properly brought before the Twilio 2019 annual meeting, a stockholder who desires to provide notice of nomination of one or more director candidates to be included in Twilio's Proxy Statement and ballot pursuant to its bylaws must be received by the Twilio corporate secretary not later than December 28, 2018. Twilio's bylaws require Twilio stockholders to furnish timely advance written notice of their intent to nominate a director or bring any other matter before a stockholder's meeting, whether or not they wish to include the candidate or proposal in Twilio's proxy materials.

        In order for a stockholder to propose any matter for consideration at the Twilio 2019 annual meeting other than by inclusion in the Proxy Statement, the stockholder must give timely notice to the Twilio corporate secretary of his or her intention to bring such business before the meeting. To be timely, notice must be delivered to the Twilio corporate secretary not later than the 45th day, nor earlier than the 75th day, prior to the one-year anniversary of the date on which Twilio first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year's annual meeting. Therefore, in connection with the Twilio 2019 annual meeting, notice must be delivered to the corporate secretary between February 11, 2019 and March 13, 2019. In the event, however, that the date of the annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by Twilio.

SendGrid

        If the merger is completed prior to the SendGrid 2019 annual meeting, SendGrid will not hold an annual meeting of its stockholders in 2019. If the merger is consummated prior to the Twilio 2019 annual meeting, SendGrid stockholders will be entitled to participate, as stockholders of Twilio and may submit proposals pursuant to the Twilio procedures noted above. If the merger is consummated after the Twilio 2019 annual meeting, SendGrid stockholders will be entitled to participate, as stockholders of Twilio, in the Twilio 2020 annual meeting.

        If the merger agreement is not adopted by the requisite vote of the SendGrid stockholders or if the transactions are not completed for any other reason, SendGrid will hold an annual meeting of its stockholders. In such case, and as previously stated in the SendGrid proxy statement filed with the Securities and Exchange Commission on April 20, 2018, any stockholder who intends to present a proposal at such annual meeting of stockholders must ensure that the proposal is received by the corporate secretary at SendGrid, Inc., 1801 California Street, Suite 500, Denver, Colorado 80202:

  •
  on or before December 21, 2018, if the proposal is submitted for inclusion in SendGrid's proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act; or

  •
  on or after the close of business on January 31, 2019, and on or before the close of business on March 4, 2019, for directors to be nominated or other proposals to be properly presented at the 2019 annual meeting that are not to be included in SendGrid's proxy statement for the SendGrid 2019 annual meeting (or, if SendGrid holds its 2019 annual meeting of stockholders on a date that is not within 30 days of May 31, 2019, notice must be received by SendGrid's corporate secretary at 1801 California Street, Suite 500, Denver, Colorado 80202, no earlier than the close of business on the 120th day prior to, and no later than the close of business on the 90th day prior to, the 2019 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the SendGrid 2019 annual meeting of stockholders is first made), in which case the notice of the proposal must meet certain requirements set forth in SendGrid's bylaws and SendGrid will not be required to include the proposal in SendGrid's proxy materials. All stockholder proposals must comply with SendGrid's bylaws and SEC regulations, including Rule 14a-8.

 WHERE YOU CAN FIND MORE INFORMATION

        Twilio and SendGrid file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Twilio and SendGrid, who file electronically with the SEC.

        Investors may also consult Twilio's or SendGrid's website for more information concerning the merger described in this joint proxy statement/prospectus. Twilio's website is www.twilio.com, and SendGrid's website is www.sendgrid.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

        Twilio has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Twilio Class A common stock to be issued to SendGrid stockholders in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Twilio Class A common stock. The rules and regulations of the SEC allow Twilio and SendGrid to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        In addition, the SEC allows Twilio and SendGrid to disclose important information to you by referring you to other documents filed separately with the SEC, which we refer to as incorporated documents. Information contained in incorporated documents is considered to be a part of this joint proxy statement/prospectus, except as otherwise specified below.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Twilio has previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. They contain important information about Twilio, its financial condition or other matters.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 1, 2018.

  •
  Proxy Statement on Schedule 14A filed April 27, 2018.

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018, and September 30, 2018, filed on May 10, 2018, August 8, 2018, and November 8, 2018, respectively.

  •
  Current Reports on Form 8-K, filed on February 13, 2018, May 15, 2018, May 18, 2018, June 5, 2018, October 16, 2018, October 25, 2018, November 14, 2018 and November 21, 2018 (other than items, documents or portions of those documents not deemed to be filed).

  •
  The description of Twilio Class A common stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 17, 2016, and any amendment or report filed for the purpose of updating such description.

        In addition, Twilio incorporates by reference herein any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Twilio special meeting, and after the date of the initial registration statement and prior to the effectiveness of the registration statement, except that Twilio is not incorporating any information that has been or will be furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K or the exhibits related thereto under Item 9.01, unless such information is expressly incorporated herein by reference to a furnished Current Report on Form 8-K or other furnished document. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the documents listed above from the SEC, through the SEC's website at the address described above or from Twilio by requesting them in writing or by telephone at the following address:

  Twilio Inc.
  375 Beale Street, Suite 300
  San Francisco, California 94105
  (415) 390-2337
  Attention: Investor Relations

        These documents are available from Twilio without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

        This joint proxy statement/prospectus also incorporates by reference the incorporated documents listed below that SendGrid has previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. They contain important information about SendGrid, its financial condition or other matters.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018.

  •
  Proxy Statement on Schedule 14A filed April 20, 2018.

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, filed on May 1, 2018, July 31, 2018 and November 6, 2018, respectively.

  •
  Current Reports on Form 8-K, filed on February 5, 2018, February 26, 2018, March 28, 2018, April 3, 2018, June 4, 2018, August 9, 2018 and October 16, 2018 (other than documents or portions of those documents not deemed to be filed).

  •
  The description of SendGrid common stock set forth in the Registration Statement on Form 8-A filed with the SEC on November 3, 2017, and any amendment or report filed for the purpose of updating such description.

        In addition, SendGrid incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the SendGrid special meeting, and after the date of the initial registration statement and prior to the effectiveness of the registration statement, except that SendGrid is not incorporating any information that has been or will be furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K or the exhibits related thereto under Item 9.01, unless such information is expressly incorporated herein by reference to a furnished Current Report on Form 8-K or other furnished document. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of these documents from the SEC, through the SEC's website at the address described above, or SendGrid will provide you with copies of these documents, without charge, upon written or oral request to:

  SendGrid, Inc.
  1801 California Street, Suite 500
  Denver, Colorado 80202
  (888) 985-7363
  Attention: Investor Relations

        If you are a stockholder of Twilio and would like to request documents, please do so by January 23, 2019 to receive them before the Twilio special meeting. If you are a stockholder of SendGrid and would like to request documents, please do so by January 23, 2019 to receive them before the SendGrid special meeting. If you request any documents from Twilio or SendGrid, Twilio or SendGrid will undertake to mail them to you by first class mail, or another equally prompt means, within one business day after Twilio or SendGrid receives your request.

        Information appearing in this joint proxy statement/prospectus or any particular incorporated document is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the other incorporated documents and should be read together therewith.

        Any statement contained in any particular incorporated document will be deemed to be modified or superseded to the extent that a statement contained in this joint proxy statement/prospectus or in any incorporated document filed after such particular incorporated document modifies or supersedes such statement.

        This document is a prospectus of Twilio and is a joint proxy statement of Twilio and SendGrid for the Twilio special meeting and the SendGrid special meeting. Neither Twilio nor SendGrid has authorized anyone to give any information or make any representation about the merger or Twilio or SendGrid that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the incorporated documents that Twilio or SendGrid has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

 OTHER MATTERS

        As of the date of this joint proxy statement/prospectus, neither the Twilio Board nor the SendGrid Board knows of any matters that will be presented for consideration at either the Twilio special meeting or the SendGrid special meeting other than as described in this joint proxy statement/prospectus. If any other matters properly come before the SendGrid special meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters. In accordance with Twilio's bylaws and Delaware law, business transacted at the Twilio special meeting will be limited to those matters set forth in the accompanying notice of the special meeting. Nonetheless, if any other matter is properly presented at the Twilio special meeting, or any adjournments or postponements of the meeting, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy card will confer discretionary authority on the individuals named therein as proxies to vote the shares represented thereby as to any such other matters. It is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their best judgment on any such matter.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

SENDGRID, INC.,

TWILIO INC.

and

TOPAZ MERGER SUBSIDIARY, INC.

Dated as of October 15, 2018

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Defined Term	Section
Adjusted Option	2.4(a)
Assumed RSU	2.4(d)
Affiliate	8.12(a)
Agreement	Preamble
Anti-Corruption and Anti-Bribery Laws	8.12(b)
Antitrust Laws	8.12(c)
Bankruptcy and Equity Exception	3.4(b)
Business Day	8.12(d)
Bylaws	1.5
Certificate	2.1(a)(ii)
Certificate of Incorporation	1.4
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	Recitals
Commercial Software and Services	8.12(e)
Company	Preamble
Company Acquisition Proposal	5.2(d)
Company Alternative Acquisition Agreement	5.2(e)
Company Balance Sheet	3.6(c)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Bylaws	3.1
Company Capital Stock	3.3(a)
Company Change in Recommendation	5.2(e)
Company Charter	3.1
Company Disclosure Letter	Article III
Company Equity Awards	2.4(f)
Company Financial Advisor	3.21
Company Indemnification Agreement	5.12
Company Intellectual Property	8.12(f)
Company Intervening Event	5.2(d)
Company IT Systems	3.17(n)
Company Leases	3.19(c)
Company License Agreements	3.17(d)
Company Licensed-In Agreements	3.17(d)
Company Material Adverse Effect	8.12(g)
Company Material Contract	3.13(b)
Company Option	8.12(h)
Company Permits	3.1
Company Plan	8.12(i)
Company Preferred Stock	3.3(a)
Company Privacy Laws and Requirements	3.18(a)
Company Product	8.12(j)
Company RSU	8.12(k)
Company SEC Documents	3.6(a)
Company Share Value	8.12(l)

A-iv

Defined Term	Section
Company Stock Plans	8.12(m)
Company Stockholder Approval	3.4(b)
Company Stockholders Meeting	5.5(a)(i)
Company Subsidiaries	3.1
Company Superior Proposal	5.2(d)
Company Termination Fee	7.5(a)
Company UK Option	8.12(n)
Company UK Sub-Plans	8.12(o)
Company Voting Agreement	Recitals
Company Voting Debt	3.3(a)
Company's Counsel	5.18(d)
Computing Services	8.12(p)
Confidentiality Agreement	8.12(q)
Consent	8.12(r)
Continuation Period	5.10(a)
Continuing Employee	5.10(a)
Contract	8.12(s)
Current Purchase Period	2.4(h)
DGCL	Recitals
Effect	8.12(jj)
Effective Time	1.3
Environmental Claim	8.12(t)
Environmental Laws	8.12(u)
ERISA	8.12(v)
ERISA Affiliate	3.10(e)
ESPP	8.12(w)
Exchange Act	8.12(x)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio	2.1(a)(i)
Excluded Shares	2.1(a)(i)
FCPA	8.12(y)
Filed Company Contract	3.13(a)
Filed Company SEC Documents	Article III
Filed Parent Contracts	4.16(a)
Filed Parent SEC Documents	Article IV
Form S-4	5.4
GAAP	8.12(z)
Governmental Entity	8.12(aa)
Hazardous Materials	8.12(bb)
HSR Act	8.12(cc)
Indebtedness	8.12(dd)
Indemnified Parties	5.12
Intellectual Property Rights	8.12(ee)
Investor Antitrust Filing	5.6(a)
IRS	3.10(d)
Joint Proxy Statement/Prospectus	5.4
Judgment	8.12(ff)
Knowledge	8.12(gg)
Law	8.12(hh)

A-v

Defined Term	Section
Leased Company Property	8.12(ii)
Liens	8.12(jj)
Material Adverse Effect	8.12(kk)
Merger	Recitals
Merger Consideration	2.1(a)(i)
Merger Sub	Preamble
NQDC Plan	3.10(c)
NYSE	8.12(ll)
Open Source Software	8.12(mm)
Owned Company Properties	8.12(nn)
Parent	Preamble
Parent Acquisition Proposal	5.3(d)
Parent Alternative Acquisition Agreement	5.3(e)
Parent Balance Sheet	4.5(c)
Parent Board	Recitals
Parent Board Recommendation	Recitals
Parent Bylaws	4.1(a)
Parent Capital Stock	4.2(a)
Parent Change in Recommendation	5.3(e)
Parent Charter	4.1(a)
Parent Class A Common Stock	4.2(a)
Parent Class B Common Stock	4.2(a)
Parent Common Stock	8.12(nn)
Parent Disclosure Letter	Article IV
Parent Expenses	7.5(c)
Parent Financial Advisor	4.12
Parent IT Systems	4.17(n)
Parent Licensed-In Agreements	4.17(d)
Parent License Agreements	4.17(d)
Parent Intellectual Property	8.12(oo)
Parent Intervening Event	5.3(d)
Parent Material Adverse Effect	8.12(qq)
Parent Material Contract	4.16(b)
Parent Permits	4.1(a)
Parent Privacy Laws and Requirements	4.18(a)
Parent Preferred Stock	4.3(a)
Parent Product	8.12(pp)
Parent RSU	8.12(rr)
Parent SEC Documents	4.5(a)
Parent Share Issuance	4.3(a)
Parent Stock Option	8.12(ss)
Parent Stock Plans	8.12(tt)
Parent 401(k) Plan	8.12(uu)
Parent Stockholder Approval	4.3(b)
Parent Stockholders Meeting	4.3(a)
Parent Subsidiaries	4.1(a)
Parent Superior Proposal	5.3(d)
Parent Termination Fee	7.6(a)
Parent Voting Agreement	Recitals
Parent Voting Debt	4.2(b)

A-vi

Defined Term	Section
Parent's Counsel	5.18(d)
Parties	Preamble
Payment	7.7(a)
Payor	7.7(a)
Permits	8.12(vv)
Permitted Liens	8.12(ww)
Person	8.12(xx)
Personal Information	8.12(yy)
Potential Backside Filer	5.6(a)
Principal Antitrust Consent	5.6(a)
Proceeding	5.12
Recipient	7.7(a)
Release	8.12(zz)
Representatives	5.2(a)
SEC	8.12(aaa)
Second Investor Antitrust Notice	5.6(a)
Securities Act	8.12(bbb)
Shares	Recitals
Software	8.12(ccc)
SOX	8.12(ddd)
Subsidiary	8.12(eee)
Surviving Company	1.1
Tax Authority	8.12(fff)
Tax Return	8.12(ggg)
Taxes	8.12(hhh)
Termination Date	7.2(a)
Uncertificated Shares	2.1(a)(ii)
WARN Act	3.11(e)
Willful Breach	7.7
Withholding Agent	2.2(h)

A-vii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (hereinafter referred to as this "Agreement"), dated as of October 15, 2018, among SendGrid, Inc., a Delaware corporation (the "Company"), Twilio Inc., a Delaware corporation ("Parent"), and Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("Merger Sub"). Parent, Merger Sub and the Company are each sometimes referred to herein as a "Party" and collectively as the "Parties."

RECITALS

        WHEREAS, the Parties wish to effect a business combination through the merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the "Merger");

        WHEREAS, in connection with the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company ("Shares") issued and outstanding immediately prior to the Effective Time shall be cancelled and each holder of Shares shall have the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") (other than Shares to be cancelled in accordance with Section 2.1(a)(iii));

        WHEREAS, the board of directors of the Company (the "Company Board") has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the Company and its stockholders;

        WHEREAS, the Company Board has adopted resolutions approving this Agreement and the Merger, the execution of this Agreement and the consummation of the transactions contemplated hereby and declaring advisable and recommending that the Company's stockholders approve and adopt this Agreement (the "Company Board Recommendation") pursuant to the DGCL;

        WHEREAS, the board of directors of Parent (the "Parent Board") has adopted resolutions approving this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Parent Share Issuance, and recommending that Parent's stockholders vote to approve the Parent Share Issuance (the "Parent Board Recommendation");

        WHEREAS, the board of directors of Merger Sub, by resolutions duly adopted, has unanimously approved the Merger upon the terms and subject to the conditions set forth in this Agreement, has approved and declared advisable this Agreement, and has resolved to recommend to its sole stockholder the adoption of this Agreement;

        WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) this Agreement be, and it is hereby, adopted as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g);

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company have entered into an agreement with Parent (the "Company Voting Agreement") pursuant to which such stockholders have agreed, among other things, to vote the Shares it holds in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, certain stockholders of Parent have entered into an agreement with the Company (the "Parent Voting Agreement") pursuant to which such stockholders have agreed, among other things, to vote to approve the Parent Share Issuance;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement and as a condition and inducement to the Parent Board that has determined that the Transactions are in the best interests of the Parent stockholders, certain stockholders of Parent have delivered the Parent Proxies, pursuant to which each such stockholder has appointed certain independent directors and executive officers of Parent as attorney and proxy to, among other things, vote the shares of Parent Class B Common Stock at the Parent Stockholders Meeting to approve the Parent Share Issuance; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I
THE MERGER; CLOSING; SURVIVING COMPANY

        1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving company in the Merger (sometimes hereinafter referred to as the "Surviving Company"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the DGCL.

        1.2    Closing.    The closing of the Merger (the "Closing") shall take place (a) at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, as soon as reasonably practicable, and in no event later than two (2) Business Days following the day on which the last to be satisfied or waived of each of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and Parent may otherwise agree in writing (the date on which the Closing occurs, the "Closing Date").

        1.3    Effective Time.     Upon the Closing, the Company and Parent will cause a Certificate of Merger with respect to the Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed upon by the Parties in writing and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

        1.4    The Certificate of Incorporation.     Subject to Section 5.12(a), at the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety as set forth in Exhibit A hereto and as so amended and restated shall be the Certificate of Incorporation of the Surviving Company (the "Certificate of Incorporation"), until thereafter amended as provided therein or by applicable Law.

        1.5    The Bylaws.     Subject to Section 5.12(a), at the Effective Time, the bylaws of the Company shall be amended and restated to conform to the bylaws of Merger Sub (except that references to the name of Merger Sub shall be replaced with the name of the Company) (the "Bylaws"), and as so amended and restated shall be the Bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law.

        1.6    Directors of the Surviving Company.     The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws; provided, for the avoidance of doubt, that any such actions shall not affect the terms of any individual's employment with the Company existing as of immediately prior to the Effective Time.

        1.7    Officers of the Surviving Company.     The Parties shall take all actions necessary so that the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

ARTICLE II
EFFECT OF THE MERGER ON SECURITIES; EXCHANGE

        2.1    Effect on Capital Stock.

          (a)   At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company, Parent or Merger Sub:

            (i)    Merger Consideration.    Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or Merger Sub or Shares held in treasury, if any (each such Share, an "Excluded Share" and, collectively, "Excluded Shares")) shall be automatically converted into the right to receive 0.485 (the "Exchange Ratio") validly issued, fully paid and non-assessable shares of Parent Class A Common Stock, as adjusted pursuant to Section 2.3 (the "Merger Consideration").

             (ii)  At the Effective Time, all of the Shares (other than Excluded Shares) shall cease to be outstanding, shall be cancelled and shall cease to exist, and (A) each certificate (a "Certificate") formerly representing any of the Shares (other than Excluded Shares) and (B) each book-entry account formerly representing any uncertificated Shares ("Uncertificated Shares") (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration, any distributions or dividends payable pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Class A Common Stock payable pursuant to Section 2.2(e), without interest, in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2, in the case of certificated Shares, and upon receipt by the Exchange Agent of an "agent's message" in customary form in accordance with Section 2.2(i) in the case of Uncertificated Shares.

            (iii)    Cancellation of Excluded Shares.    Each Excluded Share shall, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

          (b)    Merger Sub.    Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Company, and such converted shares shall constitute the only outstanding shares of capital stock of the Surviving Company.

        2.2    Exchange of Certificates.

          (a)    Exchange Agent and Exchange Fund.    Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the "Exchange Agent"). The Exchange Agent shall also act as the agent for the Company's stockholders for the purpose of receiving and holding their Certificates and Uncertificated Shares and shall obtain no rights or interests in the shares represented thereby. At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of shares of Parent Class A Common Stock issuable pursuant to Section 2.1(a) in book-entry form equal to the aggregate Merger Consideration (excluding any cash in lieu of fractional shares payable pursuant to Section 2.2(e)), and (ii) cash in immediately available funds in an amount sufficient to pay any dividends under Section 2.2(c) and an amount of cash in lieu of fractional shares payable pursuant to Section 2.2(e) (such evidence of book-entry shares of Parent Class A Common Stock and cash amounts, together with any dividends or other distributions with respect thereto, the "Exchange Fund"), in each case, for the sole benefit of the holders of Shares. In the event the Exchange Fund shall be insufficient to pay any dividends under Section 2.2(c), Parent shall, or shall cause Merger Sub to, promptly deposit additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration, any amounts payable in respect of dividends or other distributions on shares of Parent Class A Common Stock in accordance with Section 2.2(c) out of the Exchange Fund and any amount of cash in lieu of fractional shares payable pursuant to Section 2.2(e) in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Uncertificated Shares entitled to receive such amounts pursuant to this Article II. Any interest and other income resulting from such investments shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article II shall be paid to the Surviving Company no later than one (1) year after the Effective Time.

          (b)    Exchange Procedures.    Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), the Exchange Agent shall mail to each holder of record of Shares represented by a Certificate (other than holders of Excluded Shares) or Uncertificated Shares (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(g)) or Uncertificated Shares to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(g)) or Uncertificated Shares (including instructions for sending an "agent's message" in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request)) to the Exchange Agent. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(g)) to the Exchange Agent in accordance with the terms of such letter of transmittal or with respect to Uncertificated Shares, receipt of an "agent's message" in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request) by the Exchange Agent, the holder of such Certificate or Uncertificated Share shall be entitled to receive in exchange therefor cash amounts and one or more shares of Parent Class A Common Stock which shall represent, in the aggregate, the whole number of shares of Parent Class A Common Stock that such holder has the right to receive pursuant to Section 2.1(a), less any required Tax withholdings as provided in Section 2.2(h). The Certificate or Uncertificated Share so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Uncertificated Share. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, cash amounts and the shares of Parent Class A Common Stock to be paid and exchanged upon due surrender of the Certificate or Uncertificated Share pursuant to Section 2.1(a) may be paid and issued to such transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

          (c)    Distributions with Respect to Unexchanged Shares.    All shares of Parent Class A Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Class A Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Class A Common Stock issuable in the Merger. No dividends or other distributions in respect of the Parent Class A Common Stock issued pursuant to the Merger shall be paid to any holder of any unsurrendered Certificate or Uncertificated Share until such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(g)) or Uncertificated Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(g)) or Uncertificated Share, there shall be issued and/or paid to the holder of the whole shares of Parent Class A Common Stock issued in exchange therefor, without interest thereon, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Class A Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Class A Common Stock with a record date after the Effective Time, but with a payment date subsequent to surrender.

          (d)    Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

          (e)    Fractional Shares.    No certificate or scrip representing fractional shares of Parent Class A Common Stock shall be issued upon the surrender for exchange of Certificates or Uncertificated Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. The Exchange Agent, acting as agent for the holders of Shares otherwise entitled to receive fractional shares of Parent Class A Common Stock, will aggregate all fractional shares of Parent Class A Common Stock that would otherwise have been required to be distributed and cause them to be sold in the open market for the accounts of such holders. Notwithstanding any other provision of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Parent Class A Common Stock shall receive, in lieu thereof, cash, rounded to the nearest whole cent and without interest, in an amount equal to the product of such fraction multiplied by the closing price of a share of Parent Class A Common Stock on the trading day immediately preceding the Closing Date, less any applicable transfer Taxes.

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for one hundred eighty (180) days after the Effective Time shall be delivered, at Parent's option, to Parent. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to Parent for delivery of any shares of Parent Class A Common Stock and payment of cash in lieu of fractional shares and any dividends and other distributions in respect of the Parent Class A Common Stock to be issued or paid pursuant to the provisions of this Article II (after giving effect to any required Tax withholdings as provided in Section 2.2(h)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(g)) or Uncertificated Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Parent, Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration shall become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

          (g)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Exchange Agent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the cash in lieu of fractional shares, shares of Parent Class A Common Stock and any dividends and other distributions in respect of the Parent Class A Common Stock that would have been issuable or payable pursuant to the provisions of this Article II (after giving effect to any required Tax withholdings as provided in Section 2.2(h)) had such lost, stolen or destroyed Certificate been surrendered.

          (h)    Withholding Rights.    Each of Parent, the Surviving Company and the Exchange Agent (each, a "Withholding Agent") shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by the applicable Withholding Agent, such deducted or withheld amounts (i) shall be timely remitted by such Withholding Agent, to the applicable Governmental Entity in accordance with applicable Law and (ii) to the extent so remitted, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by such Withholding Agent.

          (i)    Uncertificated Shares.    Any holder of Uncertificated Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration, any dividends or other distributions payable pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Class A Common Stock payable pursuant to Section 2.2(e) that such holder is entitled to receive pursuant to this Article II in respect of such Uncertificated Shares. In lieu thereof, each registered holder of one or more Uncertificated Shares whose Shares were converted into the right to receive the Merger Consideration, any distributions or dividends payable pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Class A Common Stock payable pursuant to Section 2.2(e), shall, upon receipt by the Exchange Agent of an "agent's message" in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request), be entitled to receive, and the Surviving Company shall cause the Exchange Agent to pay and deliver as soon as reasonably practicable after the Effective Time, the Merger Consideration, any dividends or other distributions payable pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Class A Common Stock payable pursuant to Section 2.2(e) for each Uncertificated Share, and the Uncertificated Shares of such holder shall forthwith be cancelled. No interest will be paid or accrued on any amount payable to a holder of Uncertificated Shares.

        2.3    Adjustments to Prevent Dilution.     In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for any such Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for any such Parent Class A Common Stock, in each case issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event on the Merger Consideration.

        2.4    Treatment of Equity Awards and ESPP.

          (a)   At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (other than a Company Option covered by Section 2.4(b) and Section 2.4(c)) shall, without any action on the part of Parent, the Company or the holder thereof, cease to represent a right to acquire Shares and shall be assumed and converted automatically into an option to purchase the number of shares of Parent Class A Common Stock (each, an "Adjusted Option") equal to the product obtained by multiplying (i) the number of Shares subject to the Company Option immediately prior to the Effective Time, by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share. Each Adjusted Option shall have an exercise price per share of Parent Class A Common Stock equal to (x) the per share exercise price for Shares subject to the corresponding Company Option immediately prior to the Effective Time, divided by (y) the Exchange Ratio, rounded up to the nearest whole cent. Each Adjusted Option shall otherwise be subject to the same terms and conditions applicable to the corresponding Company Option under the applicable Company Stock Plans and the agreements evidencing grants thereunder, including vesting terms.

          (b)   On the Business Day immediately following Closing, each Company UK Option that is outstanding and unexercised immediately prior to the Effective Time (other than a Company UK Option covered by Section 2.4(c)) shall, provided the holder thereof has so agreed on or prior to the Business Day prior to the Closing Date (absent which agreement, such Company UK Option shall lapse as of immediately prior to the Effective Time), cease to represent a right to acquire the Shares and shall be assumed and converted automatically into an Adjusted Option on the terms set forth in Section 2.4(a) above. The Company and Parent shall take commercially reasonable efforts to ensure that any replacement of a Company UK Option hereunder shall satisfy paragraph 27 of Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003.

          (c)   At the Effective Time, each unvested Company Option held by any former employee or former service provider of the Company or a Company Subsidiary that is outstanding and unexercised as of immediately prior to the Effective Time shall be cancelled without the payment of any consideration and each vested Company Option held by any former employee or former service provider of the Company or a Company Subsidiary that is outstanding and unexercised as of immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and converted into a right to receive the number of shares of Parent Class A Common Stock equal to (i) the number of Shares subject to the Company Option immediately prior to the Effective Time multiplied by the excess, if any, of (x) the Company Share Value over (y) the per share exercise for Shares subject to the corresponding Company Option immediately prior to the Effective Time, divided by (ii) the

  Company Share Value multiplied by (iii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

          (d)   At the Effective Time, each Company RSU (other than a Company RSU covered by Section 2.4(e)) that is outstanding immediately prior to the Effective Time, whether or not vested or issuable, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed and converted automatically into a restricted stock unit with respect to a number of shares of Parent Class A Common Stock (each, an "Assumed RSU") equal to the product obtained by multiplying (i) the total number of Shares subject to the Company RSU immediately prior to the Effective Time by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share. Each Assumed RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding Company RSU under the applicable Company Stock Plans and the agreements evidencing grants thereunder, including vesting terms.

          (e)   At the Effective Time, each Company RSU held by a current or former non-employee director of the Company shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and converted into a right to receive the number of shares of Parent Class A Common Stock equal to (i) the number of Shares subject to the Company RSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

          (f)    Further Action.    At or prior to the Effective Time, the Company and the Company Board shall adopt any resolutions and take any actions which are necessary to effectuate the treatment of the Company RSUs and Company Options (collectively, the "Company Equity Awards") set forth in this Section 2.4. At the Effective Time, Parent (A) shall assume the Company Equity Awards in accordance with the terms of this Section 2.4 and (B) may, in its sole discretion, assume sponsorship of the Company Stock Plans, provided that references to the Company in the Company Stock Plans and award agreements for the Company Equity Awards shall thereupon be deemed references to Parent and references to Shares therein shall be deemed references to Parent Class A Common Stock with appropriate equitable adjustments to reflect the transactions contemplated by this Agreement.

          (g)   As soon as practicable following the Effective Time (but no later than five (5) Business Days following the Effective Time), Parent shall prepare and file with the SEC a Form S-8 (or file such other appropriate form) registering a number of shares of Parent Class A Common Stock necessary to fulfill Parent's obligations under this Section 2.4 and use its commercially reasonable efforts to maintain the effectiveness thereof and maintain the current status of the prospectuses contained therein). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Class A Common Stock for delivery with respect to the Company Equity Awards assumed by it in accordance with this Section 2.4.

          (h)   As soon as practicable following the date hereof, the Company shall take all actions with respect to the ESPP to provide that with respect to any offering periods in effect as of the date hereof (the "Current Purchase Period"), (i) no employee who is not a participant in the ESPP as of the date hereof may become a participant in the ESPP and (ii) each individual participating in the Current Purchase Period in progress on the date of this Agreement shall not be permitted to increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of this Agreement, except as may be required by applicable Law. In addition, (A) the Current Purchase Period will end on March 4, 2019; provided that if the Effective Time is prior to March 4, 2019, the Company will end the Current Purchase Period on a specified trading day occurring at least ten (10) days prior to the date on which the Effective Date is expected to occur; (B) there will be no offering periods following the Current Purchase Period and (C) in all events, the Company shall terminate the ESPP prior to the Effective Time. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 2.4(h).

        2.5    No Dissenters' Rights.     In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of the Shares in connection with the Merger or any other transaction contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent as set forth in the statements contained in this Article III except as set forth in the Company SEC Documents filed and publicly available after November 14, 2017 but prior to the date of this Agreement (the "Filed Company SEC Documents") (excluding any disclosures in the Filed Company SEC Documents in any risk factors section, any forward-looking disclosure in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature, other than historical facts included therein) or in the disclosure letter delivered by the Company to Parent at or before the execution and delivery of this Agreement (the "Company Disclosure Letter"). The Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section of the Company Disclosure Letter shall be deemed to qualify other sections in this Article III to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections.

        3.1    Organization, Good Standing and Qualification.     Each of the Company and each of the Company's Subsidiaries (such Subsidiaries of the Company, the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the "Company Permits"), except where the failure to have such power or authority or to possess the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the amended and restated certificate of incorporation of the Company, dated as of November 17, 2017 (the "Company Charter") and the amended and restated bylaws of the Company in effect as of the date of this Agreement, dated as of November 17, 2017 (the "Company Bylaws"), in each case as in effect on the date of this Agreement.

        3.2    Company Subsidiaries.

          (a)   All the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company Subsidiaries and (ii) any shares of capital stock, voting securities or equity interests in any other entity which interests are owned by the Company or any Company Subsidiary have been validly issued and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all material Liens (other than Permitted Liens) and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests, except for restrictions imposed by applicable securities laws. Section 3.2(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Company Subsidiaries.

          (b)   Except as set forth on Section 3.2(b) of the Company Disclosure Letter, and except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.

        3.3    Capital Structure.

          (a)   The authorized capital stock of the Company consists of 250,000,000 Shares and 10,000,000 shares of preferred stock, par value $0.001 (the "Company Preferred Stock" and, together with the Shares, the "Company Capital Stock"). At the close of business on October 10, 2018, (i) 47,088,791 Shares were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no Shares were held by the Company in its treasury, (iv) 14,178,734 Shares were reserved and available for issuance pursuant to the Company Stock Plans, including (A) 931,635 Shares issuable upon vesting or settlement of outstanding Company RSUs (whether or not vested and whether or not granted under the Company Stock Plans) and (B) 7,629,528 Shares issuable upon exercise of outstanding Company Options (whether or not vested and whether or not granted under the Company Stock Plans), (v) 1,213,589 Shares were reserved for issuance pursuant to the ESPP, and (vi) approximately 102,658 Shares are estimated to be subject to outstanding purchase rights under the ESPP (assuming the closing price per Share as reported on the purchase date for the Current Purchase Period is equal to the closing price per Share on October 10, 2018 and employee contributions continue until such purchase date at the levels in place as of the date immediately preceding the date of this Agreement). Except as set forth in this Section 3.3(a), at the close of business on October 10, 2018, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. From the close of business on October 10, 2018 to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity interests in, the Company, other than the issuance of Shares upon the vesting or settlement of Company RSUs and the issuance of Shares upon the exercise of Company Options, in each case, outstanding at the close of business on October 10, 2018 and in accordance with their terms in effect at such time.

          (b)   The Company has delivered or made available to Parent copies of all Company Stock Plans covering the Company Options and Company RSUs outstanding as of the date of this Agreement, the forms of all stock option agreements evidencing such Company Options, and the restricted stock unit agreements evidencing such Company RSUs. The Company has delivered or made available to Parent copies of the ESPP and applicable offering documents. All outstanding shares of Company Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise, settlement or vesting of the Company Options or Company RSUs will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws, any Contract to which the Company is a party or otherwise bound, or by applicable Law. Except as set forth above in this Section 3.3 there are no issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (y) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (z) any rights issued by or other obligations of the Company or any Company Subsidiary that are linked in any way to the price of any class of the capital stock of the Company or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary. Other than (1) the withholding of Shares to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans and (2) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote (collectively, "Company Voting Debt"). Other than as contemplated by this Agreement, neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any of the Company's stockholders is a party to (i) any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company or (ii) any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries.

          (c)   No Subsidiary of the Company owns any Shares.

          (d)   Neither the Company nor any Company Subsidiary or associates (as defined in Section 203 of the DGCL) owns, or has owned at any time within the past three (3) years, any shares of Parent Common Stock.

        3.4    Corporate Authority and Approval.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date of this Agreement, the Company Board adopted resolutions, by vote at a meeting duly called, and in support of the Company Board Recommendation and directing that this Agreement be submitted to the Company's stockholders for adoption. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (b)   Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares with respect to the Merger (the "Company Stockholder Approval") and the satisfaction of the requirement under the Exchange Act for the Company stockholders to approve or disapprove, on an advisory basis, the Merger-related compensation of the Company's named executive officers, no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the transactions contemplated hereby (except for the filing of the appropriate merger documents as required by the DGCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity (the "Bankruptcy and Equity Exception").

          (c)   Assuming the accuracy of the representations set forth in Section 4.2(d), prior to the date of this Agreement, the Company and the Company Board have taken all action necessary to exempt each of the execution and delivery of this Agreement, the Company Voting Agreement and the transactions contemplated hereby under or thereunder, or make not subject, to (i) the provisions of Section 203 of the DGCL, (ii) any other applicable "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or similar statute or regulation or (iii) any provision of the organizational documents of the Company and the Company Subsidiaries that would require any corporate approval other than that otherwise required by the DGCL or other applicable state Law. There is no stockholder rights plan, "poison pill" antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

        3.5    No Conflicts; Consents.

          (a)   Except as set forth on Section 3.5(a) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of any provision of, the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Stockholder Approval is obtained), (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or give rise to any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of any Company Material Contract or any material Company Permit or (iii) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 3.5(b), any Judgment or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

          (b)   Except as set forth on Section 3.5(b) of the Company Disclosure Letter, to the Knowledge of the Company, no Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by, or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) (A) the filing with the SEC of the Joint Proxy Statement/Prospectus in definitive form, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act of the Form S-4, and (C) the filing with the SEC of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, and the transactions contemplated hereby, (ii) compliance with and filings under the HSR Act and any other applicable Antitrust Laws, (iii) receipt of the Company Stockholder Approval, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company are qualified to do business, (v) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the shares of Parent Class A Common Stock to be issued as the Merger Consideration, (vi) such filings with and approvals of the NYSE as are required to permit the consummation of the Merger and the listing of the shares of Parent Class A Common Stock to be issued as the Merger Consideration and (vii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

        3.6    Company SEC Documents; Financial Statements; No Undisclosed Liabilities.

          (a)   The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since November 14, 2017 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K, being collectively referred to as the "Company SEC Documents").

          (b)   Each Company SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c)   Except (i) as reflected or reserved against in the Company's consolidated unaudited balance sheet as of June 30, 2018 (or the notes thereto) (the "Company Balance Sheet") as included in the Company SEC Documents, (ii) for liabilities and obligations incurred since June 30, 2018 in the ordinary course of business and (iii) for liabilities and obligations incurred not in violation of this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. For purposes of this Section 3.6, the term "liabilities" shall not include liabilities or obligations of the Company or any Company Subsidiary to perform under or comply with any applicable Law, action, Judgment or Contract, but would include such liabilities and obligations if there has been a default or failure to perform or comply by the Company or any Company Subsidiary with any such liability or obligation if such default or failure would, with the giving of notice or passage of time or both, reasonably be expected to result in a monetary obligation or the imposition of injunctive or other equitable remedies.

        3.7    Internal Controls and Procedures.

          (a)   Each of the chief executive officer of the Company and the chief financial officer of the Company (or each former chief executive officer of the Company and each former chief financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, "chief executive officer" and "chief financial officer" shall have the meanings given to such terms in SOX. None of the Company or any of the Company Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          (b)   The Company maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's properties or assets.

          (c)   The Company is, and since November 14, 2017 has been, in compliance in all material respects with the applicable listing and corporate governance rules and requirements of the NYSE.

          (d)   The "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

          (e)   Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company's or such Company Subsidiary's published financial statements.

        3.8    Absence of Certain Changes.     From January 1, 2018 to the date of this Agreement, there has not occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, and except for actions taken in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement, the Company and the Company Subsidiaries have conducted the business of the Company and the Company Subsidiaries in the ordinary course of business in all material respects. From June 30, 2018 to the date of this Agreement, except for actions taken in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement, there have not been any actions taken that are restricted pursuant to Section 5.1(a)(i) through (xviii) (if taken after the date of this Agreement without the prior written consent of Parent) and would constitute a violation of Section 5.1(a).

        3.9    Litigation and Liabilities.     As of the date of this Agreement, there is no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets that (a) involves an amount in controversy in excess of $250,000 or (b) seeks specific performance or injunctive relief that would be material to the Company or any of its Subsidiaries. As of the date of this Agreement, there is no Judgment outstanding against or, to the Knowledge of the Company, investigation by any Governmental Entity involving the Company or any Company Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        3.10    Benefits Matters; ERISA Compliance.

          (a)   Section 3.10(a) of the Company Disclosure Letter sets forth a true, complete and correct list of each material Company Plan.

          (b)   True and complete copies of the following documents, with respect to each material Company Plan, where applicable, have been provided or made available to Parent on or prior to the date of this Agreement (other than option notices and grant agreements made on forms provided or made available to Parent and other than at-will employment offer letters entered into on forms provided or made available to Parent): (i) all documents governing such Company Plan (or, if unwritten, a written summary thereof), and all amendments thereto, and to the extent applicable, any related trust or other funding vehicle, (ii) the most recent determination letter or opinion letter received from or issued by the IRS with respect to each Company Plan intended to qualify under Section 401 of the Code, (iii) the most recently filed IRS Form 5500, (iv) the most recent actuarial valuation report, (v) the most recent summary plan description (or other descriptions provided to employees) and all modifications thereto, and (vi) all non-routine correspondence to and from any Governmental Entity.

          (c)   All Company Plans are, and have been operated and administered, in compliance with their terms and applicable Laws (including, if applicable, ERISA and the Code), except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Each Company Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code (each, a "NQDC Plan") has been operated and maintained in all material respects in compliance with Section 409A of the Code and applicable guidance thereunder and no payment to be made under any Company Plan is, or to the Knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

          (d)   Each Company Plan that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter or opinion letter from the Internal Revenue Service (the "IRS") and, to the Knowledge of the Company, circumstances do not exist that are likely to result in the loss of the qualification of such plan under Section 401(a) of the Code. Each non-U.S. Company Plan, to the extent required to be registered or approved by any Governmental Entity, has been registered with, or approved by, such Governmental Entity and, to the Knowledge of the Company, nothing has occurred that would adversely affect such registration or approval.

          (e)   Neither the Company nor any Company Subsidiary nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (each, an "ERISA Affiliate") has, within the past six (6) years, maintained or contributed to, or has, within the past six (6) years, been obligated to maintain or contribute to (i) an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any "multiemployer plan" within the meaning of Section (3)(37) of ERISA), (ii) a "multiple employer plan" as defined in Section 413(c) of the Code or (iii) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

          (f)    There are no pending or, to the Knowledge of the Company, threatened proceedings relating to the Company Plans or to any fiduciary or service provider thereof in connection with such fiduciary's or service provider's provision of services to the Company Plans.

          (g)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby could reasonably be expected to, either alone or in combination with any other event, (i) result in any material payment becoming due to any employee, officer, director or other service provider of the Company or any Company Subsidiary, (ii) materially increase the amount or value of any compensation or benefits under any Company Plan or otherwise payable to any employee, officer, director or other service provider of the Company or any Company Subsidiary, (iii) result in the acceleration of the time of payment, vesting or funding of any compensation or benefits, (iv) result in any "excess parachute payment" (within the meaning of Section 280G of the Code and whether or not such payment is considered to be reasonable compensation for service rendered) becoming due to any current or former employee, officer, director or other service provider of the Company or any Company Subsidiary or (v) limit the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Company Plan or related trust. Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, officer, director or other service provider of the Company or any Company Subsidiary for any excise or additional tax, interest or penalties incurred by such individual under Section 4999 or Section 409A of the Code.

          (h)   Neither the Company nor any ERISA Affiliate provides, is required to provide, or has promised to provide, any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their dependents, except as required by Section 4980B of the Code or analogous Laws.

        3.11    Labor Matters.

          (a)   Except as set forth on Section 3.11(a) of the Company Disclosure Letter, as of the date of this Agreement, all employees of the Company and the Company Subsidiaries are employed on an at will basis, which means that their employment can be terminated at any time, with or without notice, for any reason or no reason at all.

          (b)   The Company and the Company Subsidiaries are, and since January 1, 2015 have been, in compliance in all material respects with all applicable Laws related to labor, employment and/or employees, including but not limited to wages and other compensation, overtime, meal and rest break requirements, classification of employees and independent contractors under federal, state and foreign Laws, hours of work, leaves of absence, equal opportunity, discrimination, harassment, immigration, occupational health and safety, workers' compensation, background checks, hiring, pre-employment tests, affirmative action, equal pay and restrictive covenants. There are no, and since January 1, 2015 there have not been any, litigations charges, investigations, administrative proceedings, governmental audits, governmental investigations, arbitrations, mediation, or formal complaints related to labor or employment matters (including the matters listed in the foregoing sentence), including any such proceedings threatened (to the extent of the Knowledge of the Company) or pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Entity, against or involving the Company or any Company Subsidiary brought by or otherwise pertaining to any Company (or Company Subsidiary) employee or independent contractor.

          (c)   The Company and the Company Subsidiaries have, since January 1, 2015, (i) properly classified their U.S.-based employees as exempt or nonexempt under federal, state and foreign

  Laws in all material respects and (ii) properly classified their U.S.-based independent contractors as independent contractors under all applicable Laws in all material respects.

          (d)   As of the date of this Agreement, Section 3.11(d) of the Company Disclosure Letter sets forth a true and complete list of all collective bargaining or other labor union contracts applicable to any employees or independent contractors of the Company or any of the Company Subsidiaries. To the Knowledge of the Company, no labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. As of the date of this Agreement, there are no material organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary. None of the Company or any of the Company Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union Contract applicable to any employees of the Company or any of the Company Subsidiaries, except for any breaches or failures to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no written grievances or written complaints by represented employees of the Company or its Subsidiaries and, to the Knowledge of the Company, no such grievances or complaints are threatened, in each case, that individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (e)   The Company is in full compliance with the Worker Readjustment and Notification Act (the "WARN Act") (29 USC §2101) and any applicable state Laws or other legal requirements regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Entity, except as, in each instance, would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No reduction in the notification period under the WARN Act is being relied upon by the Company. No more than five Company employees have experienced an "employment loss," as defined in the WARN Act, in the past 90 days.

          (f)    To the Knowledge of the Company, in the last three (3) years, no allegations or reports of sexual harassment have been made to the Company against an employee or independent contractor of the Company.

          (g)   Except as set forth on Section 3.11(g) of the Company Disclosure Letter, in the past 12 months prior to the date of this Agreement (i) no officer or key employee's employment with the Company (or Company Subsidiary) has been terminated for any reason and (ii) to the Knowledge of the Company, no officer or key employee, or group of employees, has expressed any plans to terminate his, her or its employment or service arrangement with the Company.

        3.12    Compliance with Laws.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and since January 1, 2016 have been, in compliance with all applicable Laws and material Company Permits. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no, and since January 1, 2016, there has been no, action, demand or investigation by or before any Governmental Entity pending or, to the Knowledge of the Company, threatened alleging that the Company or a Company Subsidiary is not in compliance with any applicable Law or the Company Permit or which challenges or questions the validity of any rights of the holder of any Company Permit.

        3.13    Contracts.

          (a)   Except for this Agreement and the Company Voting Agreement, neither the Company nor any Company Subsidiary is a party to any Contract required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a "Filed Company Contract"), as determined as of the date of this Agreement, that has not been so filed.

          (b)   Section 3.13(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and the Company has made available to Parent true and complete copies, of (i) each Contract to which the Company or any of the Company Subsidiaries is a party that (A) restricts the ability of the Company or the Company Subsidiaries to compete in any business or with any Person in any geographical area in a manner that is material to the Company and the Company Subsidiaries, taken as a whole, (B) requires the Company or any Company Subsidiary to conduct any business on a "most favored nations" basis with any third party in a manner that is material to the Company and the Company Subsidiaries, taken as a whole, (C) provides for "exclusivity" or any similar requirement in favor of any third party in a manner that is material to the Company and the Company Subsidiaries, taken as a whole, or (D) would require disclosure under Item 404 of SEC Regulation S-K, (ii) each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any material Indebtedness of the Company or any of the Company Subsidiaries is outstanding or may be incurred, other than any such agreement for capital expenditures in the ordinary course of business or between or among the Company and the wholly owned Company Subsidiaries, (iii) each Company Lease, (iv) each partnership, joint venture or similar agreement, Contract, understanding or undertaking to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, material to the Company and the Company Subsidiaries, taken as a whole, (v) each Company License Agreement, (vi) each Contract under which the Company or any Company Subsidiary provides an express covenant not to sue for infringement of Intellectual Property Rights, and (vii) each agreement, Contract, understanding or undertaking relating to the disposition or acquisition by the Company or any of the Company Subsidiaries of any material business or any material amount of assets (excluding dispositions or acquisitions which were consummated prior to the date of this Agreement and with respect to which there is no ongoing material liability or material obligation of the Company or any Company Subsidiaries) or calls for aggregate payments or receipts by the Company and its Subsidiaries of more than $500,000 over the remaining term of such Contract. Each agreement, Contract, understanding or undertaking of the type described in this Section 3.13(b) and each Filed Company Contract is referred to herein as a "Company Material Contract".

          (c)   Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Material Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception, (ii) each such Company Material Contract is in full force and effect and (iii) none of Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Company Material Contract and, to the Knowledge of the Company, no other party to any such Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, other than, in the case of clauses (i) and (ii), any Contract that is terminable by any party thereto without penalty (other than payments for services rendered or goods delivered as of the date of such termination and payments for reasonable wind-down costs) on 90 days' or less notice.

        3.14    Environmental Matters.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

          (a)   the Company and the Company Subsidiaries are, and since January 1, 2016, have been, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required pursuant to any Environmental Law;

          (b)   there are no Environmental Claims pending against or, to the Knowledge of the Company, threatened against or affecting, the Company or any of the Company Subsidiaries;

          (c)   except as set forth on Section 3.14(c) of the Company Disclosure Letter, to the Knowledge of the Company, there has been no Release of, or exposure to, any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against the Company; and

          (d)   the Company and the Company Subsidiaries have made available to Parent true and complete copies of all Phase I Environmental Site Assessments with respect to the Company and Company Subsidiaries, the Company Properties or real property formerly owned, leased or operated by the Company or any of the Company Subsidiaries, to the extent such documentation is in the Company's or any of the Company Subsidiaries' possession, custody or control.

        3.15    Taxes.

          (a)   The Company and the Company Subsidiaries have filed all income and other material Tax Returns that are or have been required to be filed by them (taking into account any extensions of time granted or obtained), and all such Tax Returns were true, correct and complete in all material respects. There are no federal, state, county, local or foreign Taxes due and payable by the Company or any Company Subsidiary that have not been paid. None of the Company or the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return other than customary extensions of time granted or obtained in the ordinary course of business. There are no Liens against any of the assets of the Company or any Company Subsidiary other than liens for Taxes not yet due and delinquent. No written claim has ever been received by the Company or any Company Subsidiary in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or the Company Subsidiary is or may be subject to taxation by that jurisdiction which claim has not been resolved.

          (b)   The Company Balance Sheet reflects all Liability for material unpaid Taxes of the Company and/or any Company Subsidiary for periods (or portions of periods) through the date of the Company Balance Sheet.

          (c)   The Company and the Company Subsidiaries have duly withheld and paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (d)   There is no dispute, audit, investigation, proceeding or claim concerning any material Tax liability of the Company or any Company Subsidiary raised by any Governmental Entity in writing that remains unpaid, and none of the Company or Company Subsidiaries has received written notice of any threatened disputes, audits, inquiries, investigations, proceedings or claims relating to any material Taxes that has not been resolved in full.

          (e)   None of the Company or any Company Subsidiary has agreed to any extension of any statute of limitations with respect to a Tax assessment or deficiency, in each case that is currently in effect (other than as a result of filing a Tax Return pursuant to an extension of time granted or obtained in the ordinary course of business).

          (f)    There are no agreements relating to the indemnification, reimbursement, allocating or sharing of Taxes to which the Company or any Company Subsidiary is a party other than such agreements (i) exclusively between or among the Company and/or the Company Subsidiaries, or (ii) customary agreements entered into in the ordinary course of business, the principal purpose of which is not related to Taxes.

          (g)   None of the Company or the Company Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or a member of or participant in any group or fiscal unity within the meaning of any similar provision of Law other than the affiliated group of which the Company is the common parent or (ii) has any material liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor of such Person, or otherwise pursuant to applicable Law

          (h)   None of the Company or any Company Subsidiary has entered into any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

          (i)    None of the Company or any Company Subsidiary has, or has had, any permanent establishment or other Taxable presence in any jurisdiction other than its jurisdiction of incorporation.

          (j)    None of the Company Subsidiaries that is a foreign corporation for U.S. federal income Tax purposes that (i) will recognize a material amount of "subpart F income" within the meaning of Section 952 of the Code during a taxable year that includes but does not end on the Closing Date, (ii) has any "investments in United States property" as defined in Section 956 of the Code or (iii) is or was required to include any material amount as "subpart F income" pursuant to Section 965(a) of the Code.

        3.16    Intended Tax Treatment.     Neither the Company nor any Company Subsidiary has taken or agreed to take any action or has Knowledge of the existence of any fact that could reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        3.17    Intellectual Property.     Section 3.17 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all registrations and pending applications for Intellectual Property Rights and all material unregistered trademarks or service marks owned by, or exclusively licensed to, the Company and the Company Subsidiaries. All of the registered Intellectual Property Rights listed on or required to be listed on Section 3.17 of the Company Disclosure Letter are subsisting and, to the Knowledge of the Company, valid and enforceable (other than applications related thereto). Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect (other than with respect to Section 3.17(a)):

          (a)   All registrations and pending applications for Intellectual Property Rights owned by the Company and the Company Subsidiaries have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned except in the ordinary course or based on the reasonable business judgment of the Company or the Company Subsidiaries;

          (b)   The Company and the Company Subsidiaries exclusively own all Company Intellectual Property Rights that they purport to own, free and clear of all Liens except for Permitted Liens, and own, or are validly licensed or otherwise have the right to use, all other Company Intellectual Property, and the Company and Company Subsidiaries have taken commercially reasonable actions to protect and preserve the Owned Intellectual Property; provided, however, the foregoing shall not be construed as a representation of non-infringement;

          (c)   As of the date of this Agreement, no actions, suits or other proceedings are pending or, to the Knowledge of the Company, threatened (i) that allege that the Company or any of the Company Subsidiaries is infringing, misappropriating or otherwise violating any Person's Intellectual Property Rights or (ii) challenging the use, ownership, validity, or enforceability of any Intellectual Property Rights owned (or purported to be owned) by the Company or any of the Company Subsidiaries;

          (d)   Section 3.17(d) of the Company Disclosure Letter sets forth a list of all agreements: (i) under which the Company or any Company Subsidiary licenses or otherwise obtains from a third party Intellectual Property Rights that are used by the Company or such Company Subsidiary in the conduct of its business as currently conducted or receives any Computing Services (in each case, other than Commercial Software and Services) (such agreements being referred to as "Company Licensed-In Agreements") (other than (a) agreements with employees and contractors of the Company entered into on the Company's standard form of employee proprietary information and invention assignment agreement or consulting agreement, (b) Commercial Software and Services and (c) such licenses set forth on Section 3.17(k) of the Company Disclosure Letter) and (ii) under which the Company or any Company Subsidiary grants rights to access or otherwise exploit any Company Intellectual Property or provides any Computing Services (other than non-exclusive licenses of Company's products or services pursuant to the Company's standard forms of agreement without any material deviation therefrom and in the ordinary course of business) (together with the Company Licensed-In Agreements, the "Company License Agreements"). Each Company License Agreement is in full force and effect and will continue to be in full force and effect immediately following the execution and delivery of this Agreement. Neither the Company nor any Company Subsidiary is in breach of any material provision of any Company License Agreement and, to the Knowledge of the Company, no counterparty is in breach of any Company License Agreement, except as would not reasonably be expected to have a Company Material Adverse Effect;

          (e)   Except as set forth on Section 3.17(e) of the Company Disclosure Letter, neither the operation by the Company or any Company Subsidiary of its business as currently conducted, nor any activity of the Company or any Company Subsidiary has, during the four (4) years prior to the date of this Agreement, infringed or misappropriated, or currently infringes or misappropriates any Intellectual Property Right of any Person. Except as set forth on Section 3.17(e) of the Company Disclosure Letter, during the four (4) years prior to the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice or claim asserting that any such infringement or misappropriation has or may have occurred, including any communication suggesting or offering that the Company or any Company Subsidiary obtain a license to any Intellectual Property Rights of another Person, wherein such communication implies or suggests that the Company or any Company Subsidiary, or any of their respective customers, has been or is infringing, misappropriating, violating or making unlawful use of any such Intellectual Property Rights;

          (f)    To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating (or has, during the four (4) years prior to the date of this Agreement, infringed, misappropriated or otherwise violated) any Company Intellectual Property that is owned or purported to be owned by the Company or any Company Subsidiary ("Owned Intellectual Property") and neither the Company nor any Company Subsidiary has made any such claims against any Person;

          (g)   Each of the Company and the Company Subsidiaries has taken reasonable security measures to protect the confidentiality of all trade secrets and material confidential information owned or held by the Company or any Company Subsidiary and no such trade secrets or material confidential information have been disclosed by the Company or any Company Subsidiary to any

  Person, or have been authorized by the Company or any Company Subsidiary to be disclosed to or accessed by, or, to the Knowledge of the Company, actually disclosed to or accessed by, any Person, in each case, other than pursuant to valid and enforceable written non-disclosure agreements restricting the disclosure and use thereof and, to the Knowledge of the Company, no Person is in breach of any such agreement;

          (h)   No prior or current employee or officer or any prior or current consultant or contractor of the Company or any of the Company Subsidiaries has asserted in writing or, to the Knowledge of the Company, has any ownership in any Owned Intellectual Property;

          (i)    The Company and the Company Subsidiaries have entered into written agreements with all past and current employees, independent contractors and consultants who have developed any Company Product, Intellectual Property Rights, or material marketing or advertising materials for the Company and the Company Subsidiaries, pursuant to which each such Person has presently assigned to Company or a Company Subsidiary all such Person's right, title, and interest in and to all Company Products, Intellectual Property Rights, or material marketing or advertising materials created or developed for the Company or the Company Subsidiary in the course of such Person's employment or engagement thereby;

          (j)    Except as set forth in Section 3.17(j) of the Company Disclosure Letter, no funding, facilities, personnel, consultants or contractors of any Governmental Entity or any university, college, other educational institution or research center were used in the development of any Owned Intellectual Property where, as a result thereof, the Governmental Entity, university, college, other educational institution or research center has any rights in such Intellectual Property Rights.

          (k)   Except as set forth in Section 3.17(k) of the Company Disclosure Letter, no Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the development, maintenance, operation, delivery or provision of any Company Product. In the case of all Open Source Software listed on or required to be listed on Section 3.17(k) of the Company Disclosure Letter, such Open Source Software has not been used in a manner that subjects any Software or documentation owned or purported to be owned by the Company or any Company Subsidiary to any obligation to be made available, disclosed or contributed to the public (including the open source community) without charge (except for fees for transferring a copy of Software, fees for related services, or similar fees permitted by Open Source Software licenses). Neither the Company nor any Company Subsidiary is in breach of any of the material terms or conditions of any license to any Open Source Software;

          (l)    Neither the Company nor any Company Subsidiary has (i) granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any of the Company Products, or (ii) provided or disclosed any source code of any Company Product to any person or entity, other than employees and contractors who need access to such source code in order to perform their obligations for the Company and/or any Company Subsidiary. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any material Software owned by Company or any Company Subsidiary to any third party;

          (m)  Except to the extent covered by reserves for product or service warranty claims reflected or reserved against in the Company Balance Sheet, each Company Product performs substantially in accordance with its documented specifications and as the Company and each Company Subsidiary has warranted to its customers;

          (n)   The computer Software, systems, servers, network equipment and other information technology systems (including Computing Services) owned, leased, licensed or subscribed to by the Company or any Company Subsidiaries ("Company IT Systems") are reasonably sufficient for the conduct and operation of their businesses as presently conducted and each of the Company and the Company Subsidiaries has taken reasonable measures to maintain the performance, security and integrity of the Company IT Systems;

          (o)   To the Knowledge of Company, the Company IT Systems do not contain any malicious code: (i) that is intended to materially disrupt, disable, harm or adversely affect the functionality of the Company IT Systems; (ii) that is intended to damage or destroy any data or file or send information to Company, the Company Subsidiaries, or any third party without the user's, Company's or one of Company's Subsidiaries' consent or (iii) that is intended to enable or assist any Person to access without authorization any Company IT Systems. The Company and all Company Subsidiaries use industry standard methods to prevent and detect and subsequently correct or remove such malicious code;

          (p)   To the Knowledge of the Company, since January 1, 2018, there has been no failure or unauthorized access to or use of any Company IT Systems;

          (q)   Each of the Company and the Company Subsidiaries has reasonable back-up and disaster recovery arrangements in the event of a failure of the Company IT Systems that are, at a minimum, in accordance with standard industry practice and, to the Knowledge of the Company, there has not been any material malfunction, failure or security breach with respect to any of the Company IT Systems or any material Software owned by Company or any Company Subsidiary within the twelve (12) months prior to the date of this Agreement; and

          (r)   The consummation of the Merger will not directly result in (i) a Lien (other than Permitted Liens) on, or the loss or impairment of the Company's or any Company Subsidiary's right to own or use, any Intellectual Property Rights or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Intellectual Property.

        3.18    Privacy and Data Security.

          (a)   The Company and the Company Subsidiaries comply, and have since January 1, 2015, complied, in all material respects, with all (A) applicable laws, statutes, directives, rules and regulations, (B) contractual obligations (including, but not limited to, those with identified customers), (C) internal and public-facing privacy, data handling and/or security policies of the Company and the Company Subsidiaries, (D) public statements that the Company and the Company Subsidiaries have made regarding their respective privacy, data handling and/or data security policies or practices, (E) the Payment Card Industry—Data Security Standards and (F) rules of applicable self-regulatory organizations to which the Company and the Company Subsidiaries purport to be bound, relating to (x) the privacy of users of any web properties, products and/or services of the Company and the Company Subsidiaries; (y) the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing of any Personal Information collected or used by the Company and the Company Subsidiaries and/or by third parties having access to such information; and (z) the transmission of marketing and/or commercial messages through email ((A) through (E) collectively, "Company Privacy Laws and Requirements"). The execution, delivery and performance of this Agreement by the Company and the Company Subsidiaries complies in all material respects with all Company Privacy Laws and Requirements.

          (b)   The Company maintains privacy policies that describe the Company's and the Company Subsidiaries' policies with respect to the collection, use, storage, retention, disclosure, transfer,

  disposal or other processing of Personal Information. True and correct copies of such privacy policies have been made available to Parent or its Representatives. To the Knowledge of the Company, each such privacy policy has, since January 1, 2015, included all information and made all disclosures to users or customers required by all Company Privacy Laws and Requirements, and none of such disclosures made or contained in any such privacy policy or in any such materials has been inaccurate in any material respect, misleading or deceptive or in violation of any Company Privacy Laws and Requirements.

          (c)   To the Knowledge of the Company, there is no written complaint to, or any audit, formal proceeding, or suit currently pending against, the Company and the Company Subsidiaries by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other Governmental Entity, foreign or domestic, with respect to the collection, use, retention, disclosure, transfer, storage or disposal of Personal Information, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries have, since January 1, 2015, taken commercially reasonable steps (including implementing and monitoring compliance with reasonable measures with respect to technical and physical security) designed to protect Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse.

          (d)   To the extent that Company or any Company Subsidiary transfers Personal Information collected from natural persons outside of the United States, Company has implemented mechanisms to comply in all material respects with applicable Company Privacy Laws and Requirements.

          (e)   The Company and the Company Subsidiaries have established and are in material compliance with a written information security program that: (i) includes administrative, technical and physical safeguards designed to safeguard the security, confidentiality, and integrity of Personal Information; and (ii) is designed to protect against unauthorized access to the Company IT Systems or Personal Information and the systems of any third party service providers that have access to Company IT Systems and/or Personal Information. Except as set forth in Section 3.18(e) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries have, since January 1, 2015, suffered any material loss, damage, or unauthorized access, disclosure, use or breach of security with respect to any Personal Information in the control or possession of the Company or any Company Subsidiary.

        3.19    Insurance; Properties.

          (a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each insurance policy of the Company or any Company Subsidiary is in full force and effect (except for any expiration thereof in accordance with its terms), (ii) neither the Company nor any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy, (iii) there is no claim by the Company or any of the Company Subsidiaries pending under any such policies that to the Knowledge of the Company, has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice.

          (b)   Neither the Company nor any of the Company Subsidiaries owns any real property or any interest in real property.

          (c)   Section 3.19(c)(i) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of all written Company Leases (or a written description of any oral Company Leases) for all of the parcels of Leased Company Property. The Company and each of the Company

  Subsidiaries holds valid and existing leaseholder interest in the Leased Company Property and has complied in all material respects with the terms of all leases, subleases and licenses entitling it to the use or occupancy of real property owned by third parties where the Company or any of its Subsidiaries holds an interest as tenant, subtenant, licensee or other similar party and such real property is material to the business of the Company and its Subsidiaries, taken as a whole (the "Company Leases"), and all the Company Leases are valid and in full force and effect, except, in each case, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is in exclusive possession of the properties or assets purported to be leased under all the Company Leases, except for (i) such failures to have such possession of material properties or assets as, individually or in the aggregate, do not materially impair and would not reasonably be expected to materially impair, the continued use and operation of such material assets to which they relate in the conduct of the Company's and the Company Subsidiaries' business as presently conducted and (ii) failures to have such possession of properties or assets as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 3.19(c)(ii) of the Company Disclosure Letter, to the Company's Knowledge, there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties (other than the Company or a Company Subsidiary) the right of use or occupancy of any material portion of any premises subject to a Company Lease.

        3.20    Joint Proxy Statement/Prospectus.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to each of the Company's stockholders and Parent's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference therein.

        3.21    Brokers and Finders.     No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC (the "Company Financial Advisor"), the fees and expenses of which will be paid by the Company or the Company Subsidiaries, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. Prior to the execution of this Agreement, the Company has furnished to Parent true and complete copies of all agreements between the Company or its Subsidiaries and the Company Financial Advisor relating to the transactions contemplated hereby.

        3.22    Opinion of Financial Advisor.     As of the date of this Agreement, the Company Board has received the opinion of the Company Financial Advisor, as of the date of such opinion and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, that the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to holders of Shares. The Company shall, promptly following the execution of this Agreement by all Parties, furnish a copy of such written opinion to Parent solely for informational purposes (it being agreed that none of Parent or Merger Sub, nor any of their respective affiliates or Representatives, shall have the right to rely on such opinion).

        3.23    Certain Business Practices.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any of the Company Subsidiaries or, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on their behalf, has, directly or indirectly (a) taken any action that would cause them to be in violation of any provision of the FCPA or other Anti-Corruption and Anti-Bribery Laws in other countries in which the Company and its Subsidiaries conduct business, (b) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (c) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees or (d) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or similar unlawful payment in violation of the FCPA or other Anti-Corruption and Anti-Bribery Laws.

        3.24    No Other Representations and Warranties.

          (a)   Except for the representations and warranties of Parent and Merger Sub contained in Article IV, the Company acknowledges that neither Parent nor Merger Sub is making or has made, and no other Person is making or has made on behalf of Parent or Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby. The Company is not relying and it has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article IV, including the Parent Disclosure Letter. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the transactions contemplated hereby and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent represents and warrants to the Company as set forth in the statements contained in this Article IV except as set forth in the Parent SEC Documents filed and publicly available after January 1, 2017 but prior to the date of this Agreement (the "Filed Parent SEC Documents") (excluding any disclosures in the Filed Parent SEC Documents in any risk factors section, any forward-looking disclosure in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature, other than historical facts included therein) or in the disclosure letter delivered by Parent to the Company at or before the execution and delivery by Parent of this Agreement (the "Parent Disclosure Letter"). The Parent Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section of the Parent Disclosure Letter shall be deemed to qualify other sections in this Article IV to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections.

        4.1    Organization, Good Standing and Qualification; Parent Subsidiaries.

          (a)   Each of Parent, Merger Sub and each of Parent's other Subsidiaries (such Subsidiaries of Parent, the "Parent Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Parent Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Merger Sub and the Parent Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the "Parent Permits"), except where the failure to have such power or authority or to possess Parent Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Merger Sub and the Parent Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company prior to execution of this Agreement, true and complete copies of the (a) certificate of incorporation of Parent (the "Parent Charter"), (b) the bylaws of Parent (the "Parent Bylaws"), (c) the certificate of incorporation of Merger Sub and (d) the bylaws of Merger Sub, in each case, as in effect as of the date of this Agreement.

          (b)   Except as set forth on Section 4.1(b) of the Parent Disclosure Letter, (i) all the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Parent Subsidiaries and (ii) any shares of capital stock, voting securities or equity interests in any other entity which interests are owned by Parent or any Parent Subsidiary have been validly issued and are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all material Liens (other than Permitted Liens) and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests, except for restrictions imposed by applicable securities laws. Section 4.1(b) of Parent Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Parent Subsidiaries.

          (c)   Except as set forth on Section 4.1(c) of the Parent Disclosure Letter, and except for the capital stock and voting securities of, and other equity interests in, the Parent Subsidiaries, neither Parent nor any Parent Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.

        4.2    Capital Structure.

          (a)   The authorized capital stock of Parent consists of 1,000,000,000 shares of Class A common stock, par value $0.001 per share ("Parent Class A Common Stock"), 100,000,000 shares of Class B common stock, par value $0.001 per share ("Parent Class B Common Stock"), and 100,000,000 shares of preferred stock, par value $0.001 per share, (the "Parent Preferred Stock" and, together with the Parent Class A Common Stock and Parent Class B Common Stock, the "Parent Capital Stock"). At the close of business on October 10, 2018, (i) 79,036,023 shares of Parent Class A Common Stock were issued and outstanding, (ii) 19,752,568 shares of Parent Class B Common Stock were issued and outstanding, (iii) no shares of Parent Preferred Stock were issued and outstanding, (iv) no shares of Parent Class A Common Stock and 127,054 shares of Parent Class B Common Stock were held by Parent in its treasury, (v) 10,472,165 shares are issuable upon conversion of the Company's 0.25% Convertible Senior Notes due 2023 issued pursuant to the Indenture in an initial aggregate principal amount of $550 million, (vi) 15,861,928 shares of Parent Common Stock were reserved and available for issuance pursuant to the Parent Stock Plans, including (A) 8,520,036 shares of Parent Common Stock issuable upon the exercise of outstanding Parent Stock Options (whether or not presently exercisable) and (B) 7,341,892 shares of Parent Common Stock issuable upon vesting or settlement of outstanding Parent RSUs (whether or not vested), (vii) 3,216,460 shares Parent Common Stock were reserved for issuance pursuant to Parent's 2016 Employee Stock Purchase Plan and (viii) approximately 124,698 shares of Parent Common Stock are estimated to be subject to outstanding purchase rights under Parent's 2016 Employee Stock Purchase Plan (assuming the closing price per share as reported on the purchase date for the current purchase period is equal to or greater than the closing price per share on May 16, 2018 and employee contributions continue until such purchase date at the levels in place as of the date immediately preceding the date of this Agreement). Except as set forth in this Section 4.2(a), at the close of business on October 10, 2018, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding. From the close of business on October 10, 2018 to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent other than the issuance of Parent Class A Common Stock upon the exercise of Parent Stock Options or upon the vesting or settlement of Parent RSUs, in each case, outstanding at the close of business on October 10, 2018 and in accordance with their terms in effect at such time.

          (b)   All outstanding shares of Parent Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise or vesting of Parent Stock Options or Parent RSUs will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent Bylaws, any Contract to which Parent is a party or otherwise bound, or any applicable Law. The shares of Parent Class A Common Stock constituting the Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent Bylaws or any Contract to which Parent is a party or otherwise bound. Except as set forth above in this Section 4.2(b) or pursuant to the terms of this Agreement, there are no issued, reserved for issuance or outstanding, and there are no outstanding obligations of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock of Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (y) any warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary, or any other obligation of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, or (z) any rights issued by or other obligations of Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Parent or any Parent Subsidiary. Other than (1) the acquisition by Parent of shares of Parent Class A Common Stock in connection with the surrender of shares of Parent Class A Common Stock by holders of Parent Stock Options in order to pay the exercise price thereof, (2) the withholding of shares of Parent Class A Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Parent Stock Plans and (3) the acquisition by Parent of awards granted pursuant to the Parent Stock Plans in connection with the forfeiture of such awards, there are not any outstanding obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of Parent or any Parent Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. There are no bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote (collectively, "Parent Voting Debt"). Other than as contemplated by this Agreement, neither Parent nor any of the Parent Subsidiaries nor, to the Knowledge of Parent, any of Parent's stockholders, is a party to any (i) voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Parent or (ii) agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Parent or any of the Parent Subsidiaries.

          (c)   No Parent Subsidiary owns any shares of Parent Common Stock.

          (d)   Neither Parent nor any Parent Subsidiary or associates (as defined in Section 203 of the DGCL) owns, or has owned at any time within the past three (3) years, any Share.

        4.3    Corporate Authority and Approval.

          (a)   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject, with respect to Parent, to receipt of the Parent Stockholder Approval and, with respect to Merger Sub, the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Parent Board has adopted resolutions, by vote at a meeting duly called (i) determining that the terms of this Agreement and the transactions contemplated hereby are advisable and in the best interests of Parent and its stockholders, (ii) approving the Merger and this Agreement and the transactions contemplated hereby, including, but not limited to, the issuance of shares of Parent Class A Common Stock pursuant to this Agreement (the "Parent Share Issuance") and (iii) recommending that the stockholders of Parent approve the Parent Share Issuance in connection with the Merger and directing that the Parent Share Issuance be submitted to Parent's stockholders for approval at a duly held meeting of such stockholders for such purpose (the "Parent Stockholders Meeting"). As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (b)   Except for the approval of the Parent Share Issuance by the affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or by proxy and entitled to vote thereon, at the Parent Stockholders Meeting (such approval, the "Parent Stockholder Approval"), no other corporate proceedings on the part of Parent are necessary to authorize, adopt, or approve, as applicable, this Agreement or to consummate the transactions contemplated hereby (except for the filing of the appropriate merger documents as required by the DGCL). Parent and Merger Sub have duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against Parent, in accordance with its terms except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.

          (c)   There is no stockholder rights plan, "poison pill" antitakeover plan or similar device in effect to which Parent or any of Parent Subsidiaries is subject, party or otherwise bound.

        4.4    No Conflicts; Consents.

          (a)   Assuming compliance with the applicable provisions of the DGCL, the HSR Act, if applicable, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and the rules and regulations of NYSE, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of any provision of, the Parent Charter, the Parent Bylaws or the comparable charter or organizational documents of any Parent Subsidiary (assuming that the Parent Stockholder Approval is obtained and that Parent, in its capacity as sole stockholder of Merger Sub, adopts this Agreement), (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or give rise to any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of any Parent Material Contract or any material Parent Permit or (iii) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 4.5(b), any Judgment or Law, in each case, applicable to Parent or any Parent Subsidiary or their respective properties or assets (assuming that the Parent Stockholder Approval is obtained and that Parent, in its capacity as sole stockholder of Merger Sub, adopts this Agreement), other than, in the case of clauses (ii) or (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

          (b)   To the Knowledge of Parent, no Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity, is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) (A) the filing with the SEC of the Joint Proxy Statement/Prospectus in definitive form, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act of the Form S-4, and (C) the filing with the SEC of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, and the transactions contemplated hereby, (ii) compliance with and filings under the HSR Act, (iii) receipt of the Parent Stockholder Approval, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business, (v) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the shares of Parent Class A Common Stock to be issued as the Merger Consideration, (vi) such filings with and approvals of the NYSE as are required to permit the consummation of the Merger and the listing of the shares of Parent Class A Common Stock to be issued as the Merger Consideration and (vii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

        4.5    Parent SEC Documents; Financial Statements; No Undisclosed Liabilities.

          (a)   Parent has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Parent with the SEC since January 1, 2017 (such documents, together with any documents filed with the SEC during such period by Parent on a voluntary basis on a Current Report on Form 8-K, being collectively referred to as the "Parent SEC Documents").

          (b)   Each Parent SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Parent included in the Parent SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c)   Except (i) as reflected or reserved against in Parent's consolidated unaudited balance sheet as of June 30, 2018 (or the notes thereto) (the "Parent Balance Sheet") as included in the Parent SEC Documents, (ii) for liabilities and obligations incurred since June 30, 2018 in the ordinary course of business and (iii) for liabilities and obligations incurred not in violation of this Agreement, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Section 4.5, the term "liabilities" shall not include liabilities or obligations of Parent or any Parent Subsidiary to perform under or comply with any applicable Law, action, Judgment or Contract, but would include such liabilities and obligations if there has been a default or failure to perform or comply by Parent or any Parent Subsidiary with any such liability or obligation if such default or failure would, with the giving of notice or passage of time or both, reasonably be expected to result in a monetary obligation or the imposition of injunctive or other equitable remedies.

        4.6    Internal Controls and Procedures.

          (a)   Each of the chief executive officer of Parent and the chief financial officer of Parent (or each former chief executive officer of Parent and each former chief financial officer of Parent, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Parent SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, "chief executive officer" and "chief financial officer" shall have the meanings given to such terms in SOX. None of Parent or any of the Parent Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          (b)   Parent maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent's properties or assets.

          (c)   Parent is, and since January 1, 2017 has been, in compliance in all material respects with the applicable listing and corporate governance rules and requirements of the NYSE.

          (d)   The "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.

          (e)   Neither Parent nor any Parent Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of the Parent Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of the Parent Subsidiaries in Parent's or such Parent Subsidiary's published financial statements.

        4.7    Absence of Certain Changes.     From January 1, 2018 to the date of this Agreement, there has not occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and except for actions taken in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement, Parent and the Parent Subsidiaries have conducted the business of Parent and the Parent Subsidiaries in the ordinary course of business in all material respects. From June 30, 2018 to the date of this Agreement, except for actions taken in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement, there have not been any actions taken that are restricted pursuant to Section 5.1(b)(i) through (vii) (if taken after the date of this Agreement without the prior written consent of the Company) and would constitute a violation of Section 5.1(b).

        4.8    Litigation and Liabilities.    As of the date of this Agreement, there is no suit, action or other proceeding pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary or any of their respective properties or assets that (a) involves an amount in controversy in excess of $5,000,000 or (b) seeks specific performance or injunctive relief that would be material to Parent or any of its Subsidiaries. As of the date of this Agreement, there is no Judgment outstanding against or, to the Knowledge of Parent, investigation by any Governmental Entity involving Parent or any Parent Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

        4.9    Compliance with Laws.    Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries are, and since January 1, 2016 have been, in compliance with all applicable Laws and material Parent Permits. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, there is no, and since January 1, 2016, there has been no, action, demand or investigation by or before any Governmental Entity pending or, to the Knowledge of Parent, threatened alleging that Parent or a Parent Subsidiary is not in compliance with any applicable Law or Parent Permit or which challenges or questions the validity of any rights of the holder of any Parent Permit. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, none of Parent, any of Parent Subsidiaries or, to the Knowledge of Parent, any officer, director, agent, employee or other Person acting on their behalf, has, directly or indirectly (a) taken any action that would cause them to be in violation of any provision of the FCPA or other Anti-Corruption and Anti-Bribery Laws in other countries in which Parent and Parent Subsidiaries conduct business, (b) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (c) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees, or (d) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or similar unlawful payment in violation of the FCPA or other Anti-Corruption and Anti-Bribery Laws.

        4.10    Tax; Intended Tax Treatment.     There are no federal, state, county, local or foreign income or other material Taxes due and payable by Parent or any Parent Subsidiary that have not been timely paid. There have been no examinations or audits of any material Tax Returns or reports of Parent or any Parent Subsidiary by any applicable federal, state, local or foreign Governmental Entity that has not been resolved in full. Parent and each Parent Subsidiary have duly and timely filed all income and other material federal, state, county, local and foreign Tax Returns required to have been filed by them and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year (other than as a result of filing a Tax Return pursuant to an extension of time granted or obtained in the ordinary course of business). Neither Parent nor any Parent Subsidiary has taken or agreed to take any action or has Knowledge of the existence of any fact that could reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.11    Form S-4 and Joint Proxy Statement/Prospectus.     None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to each of Parent's stockholders and the Company's stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

        4.12    Brokers and Finders.     No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co. LLC (the "Parent Financial Advisor"), the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

        4.13    Opinion of Financial Advisor.     The Parent Board has received an opinion from the Parent Financial Advisor to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and conditions set forth therein, that the Exchange Ratio pursuant to the Merger is fair, from a financial point of view, to Parent. Parent shall, promptly following the execution of this Agreement by all Parties, furnish a copy of such opinion to the Company solely for informational purposes (it being agreed that the neither the Company nor any of its affiliates or Representatives shall have the right to rely on such opinion).

        4.14    Sufficiency of Funds.     Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

        4.15    Ownership and Operations of Merger Sub.     Parent, directly or indirectly, owns beneficially all of the outstanding shares of common stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger, has engaged in no other business activities, and has incurred no liabilities or obligations other than as contemplated hereby or as otherwise required or incidental to negotiate, execute, deliver and effect the transactions contemplated by this Agreement. The authorized shares of common stock of Merger Sub consist of 100 shares, all of which are validly issued and outstanding. All of the issued and outstanding shares of Merger Sub are directly owned by Parent, free and clear of any Liens other than Liens imposed under any federal or state securities Laws.

        4.16    Contracts.

          (a)   Except for this Agreement and the Parent Voting Agreement, neither Parent nor any Parent Subsidiary is a party to any Contract required to be filed by Parent as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, as determined as of the date of this Agreement (a "Filed Parent Contract"), that has not been so filed.

          (b)   Section 4.16 (b) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and Parent has made available to the Company true and complete copies, of (i) each Contract to which Parent or any of Parent Subsidiaries is a party that (A) restricts the ability of Parent or Parent Subsidiaries to compete in any business or with any Person in any geographical area in a manner that is material to Parent and the Parent Subsidiaries, taken as a whole, (B) requires Parent or any Parent Subsidiary to conduct any business on a "most favored nations" basis with any third party in a manner that is material to Parent and the Parent Subsidiaries, taken as a whole, (C) provides for "exclusivity" or any similar requirement in favor of any third party in a manner that is material to Parent and the Parent Subsidiaries, taken as a whole, or (D) would require disclosure under Item 404 of SEC Regulation S-K, (ii) each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any material Indebtedness of Parent or any of Parent Subsidiaries is outstanding or may be incurred, other than any such agreement in the ordinary course of business or between or among Parent and the wholly owned Parent Subsidiaries, (iii) each partnership, joint venture or similar agreement, Contract, understanding or undertaking to which Parent or any of the Parent Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, material to Parent and the Parent Subsidiaries, taken as a whole, (iv) each material Parent License Agreement, (v) each Contract under which Parent or any Parent Subsidiary provides an express covenant not to sue for infringement of Intellectual Property Rights, and (vi) each agreement, Contract, understanding or undertaking relating to the disposition or acquisition by Parent or any of the Parent Subsidiaries of any material business or any material amount of assets (excluding dispositions or acquisitions which were consummated prior to the date of this Agreement and with respect to which there is no ongoing material liability or material obligation of Parent or any Parent Subsidiaries) or calls for aggregate payments or receipts by Parent and its Subsidiaries of more than $10,000,000 over the remaining term of such Contract. Each agreement, Contract, understanding or undertaking of the type described in this Section 4.16(b) and each Filed Parent Contract is referred to herein as a "Parent Material Contract".

          (c)   Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) each Parent Material Contract is a valid, binding and legally enforceable obligation of Parent or one of the Parent Subsidiaries, as the case may be, and, to the Knowledge of Parent, of the other parties thereto, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception, (ii) each such Parent Material Contract is in full force and effect and (iii) none of Parent or any of the Parent Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Parent Material Contract and, to the Knowledge of Parent, no other party to any such Parent Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, other than, in the case of (i) and (ii), any Contract that is terminable by any party thereto without penalty (other than payments for services rendered or goods delivered as of the date of such termination and payments for reasonable wind-down costs) on 90 days' or less notice.

        4.17    Intellectual Property.     Section 4.17 of the Parent Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all registrations of Intellectual Property Rights owned by, or exclusively licensed to, Parent. All of the registered Intellectual Property Rights listed on or required to be listed on Section 4.17 of the Parent Disclosure Letter are subsisting and, to the Knowledge of Parent, valid and enforceable (other than applications related thereto). Except as has not had and would not reasonably be expected to have a Material Adverse Effect, in each case individually (other than with respect to Section 4.17(a)):

          (a)   All registrations for Intellectual Property Rights owned by, Parent have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned except in the ordinary course, pursuant to a court or administrative order, or based on the reasonable business judgment of Parent;

          (b)   Parent and the Parent Subsidiaries exclusively own all Parent Intellectual Property Rights that they purport to own, free and clear of all Liens except for Permitted Liens, and own, or are validly licensed or otherwise has the right to use, all other Parent Intellectual Property, and Parent and the Parent Subsidiaries have taken commercially reasonable actions to protect and preserve the Parent Owned Intellectual Property; provided, however, the foregoing shall not be construed as a representation of non-infringement;

          (c)   As of the date of this Agreement, no actions, suits or other proceedings are pending or, to the Knowledge of Parent, threatened (i) that allege that Parent or any of the Parent Subsidiaries is infringing, misappropriating or otherwise violating any Person's Intellectual Property Rights, or (ii) challenging the use, ownership, validity, or enforceability of any Intellectual Property Rights owned (or purported to be owned) by Parent or any Parent Subsidiaries;

          (d)   Section 4.17(d) of the Parent Disclosure Letter sets forth a list of all agreements: (i) under which Parent or any Parent Subsidiary licenses or otherwise obtains from a third party Intellectual Property Rights that are used by Parent or such Parent Subsidiary in the conduct of its business as currently conducted or receives any Computing Services (in each case, other than Commercial Software and Services) (such agreements being referred to as "Parent Licensed-In Agreements") (other than (a) agreements with employees and contractors of Parent entered into on Parent's standard form of employee proprietary information and invention assignment agreement or consulting agreement, (b) Commercial Software and Services, and (c) Open Source Software licenses), and (ii) under which Parent or any Parent Subsidiary grants rights to access or otherwise exploit any Parent Intellectual Property or provides any Computing Services (other than non-exclusive licenses of Parent's products or services pursuant to Parent's standard forms of agreement without any material deviation therefrom and in the ordinary course of business) (together with the Parent Licensed-In Agreements, the "Parent License Agreements"). Each Parent License Agreement is in full force and effect and will continue to be in full force and effect immediately following the execution and delivery of this Agreement. Neither Parent nor any Parent Subsidiary is in breach of any material provision of any Parent License Agreement and, to the Knowledge of Parent, no counterparty is in breach of any Parent License Agreement, except as would not reasonably be expected to have a Parent Material Adverse Effect;

          (e)   Except as set forth on Section 4.17(e) of the Parent Disclosure Letter, neither the operation by Parent or any Parent Subsidiary of its business as currently conducted, nor any activity of Parent or any Parent Subsidiary has, during the four (4) years prior to the date of this Agreement, infringed or misappropriated, or currently infringes or misappropriates any Intellectual Property Right of any Person. Except as set forth on Section 4.17(e) of the Parent Disclosure Letter, during the four (4) years prior to the date of this Agreement, neither Parent nor any Parent Subsidiary has received any written notice or claim asserting that any such infringement or misappropriation has or may have occurred, including any communication suggesting or offering that Parent or any Parent Subsidiary obtain a license to any Intellectual Property Rights of another Person, wherein such communication implies or suggests that Parent or any Parent Subsidiary, or any of their respective customers, has been or is infringing, misappropriating, violating or making unlawful use of any such Intellectual Property Rights;

          (f)    Other than as to patents, to the Knowledge of Parent, no Person is infringing, misappropriating or otherwise violating (or has, during the four (4) years prior to the date of this Agreement, infringed, misappropriated or otherwise violated) any Parent Intellectual Property that is owned or purported to be owned by Parent or any Parent Subsidiary ("Parent Owned Intellectual Property") and neither Parent nor any Parent Subsidiary has made any such claims against any Person;

          (g)   Each of Parent and the Parent Subsidiaries has taken reasonable security measures to protect the confidentiality of all trade secrets and material confidential information owned or held by Parent or any Parent Subsidiary and no such trade secrets or material confidential information have been disclosed by Parent or any Parent Subsidiary to any Person, or have been authorized by Parent or any Parent Subsidiary to be disclosed to or accessed by, or, to the Knowledge of Parent, actually disclosed to or accessed by, any Person, in each case, other than pursuant to valid and enforceable written non-disclosure agreements restricting the disclosure and use thereof and, to the Knowledge of Parent, no Person is in breach of any such agreement;

          (h)   No prior or current employee or officer or any prior or current consultant or contractor of Parent or any of the Parent Subsidiaries has asserted in writing or, to the Knowledge of Parent, has any ownership in any Parent Owned Intellectual Property;

          (i)    Parent and the Parent Subsidiaries have entered into written agreements with all past and current employees, independent contractors and consultants who have developed any Parent Product, Intellectual Property Rights, or material marketing or advertising materials for Parent and the Parent Subsidiaries, pursuant to which each such Person has presently assigned to Parent or any Parent Subsidiary all such Person's right, title, and interest in and to all Parent Products, Intellectual Property Rights, or material marketing or advertising materials created or developed for Parent or the Parent Subsidiary in the course of such Person's employment or engagement thereby;

          (j)    Except as set forth on Section 4.17(j) of the Parent Disclosure Letter, no funding, facilities, personnel, consultants or contractors of any Governmental Entity or any university, college, other educational institution or research center were used in the development of any Parent Owned Intellectual Property where, as a result thereof, the Governmental Entity, university, college, other educational institution or research center has any rights in such Intellectual Property Rights.

          (k)   No Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the development, maintenance, operation, delivery or provision of any Parent Product in a manner that subjects any Software or documentation owned or purported to be owned by Parent or any Parent Subsidiary to any obligation to be made available, disclosed or contributed to the public (including the open source community) without charge (except for fees for transferring a copy of Software, fees for related services, or similar fees permitted by Open Source Software licenses). Neither Parent nor any Parent Subsidiary is in breach of any of the material terms or conditions of any license to any Open Source Software;

          (l)    Neither Parent nor any Parent Subsidiary has (i) granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any of the Parent Products, or (ii) provided or disclosed any source code of any Parent Product to any person or entity, other than employees and contractors who need access to such source code in order to perform their obligations for Parent and/or any Parent Subsidiary. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any material Software owned by Parent or any Parent Subsidiary to any third party;

          (m)  Except to the extent covered by reserves for product or service warranty claims reflected or reserved against in the Parent Balance Sheet, each Parent Product performs substantially in accordance with its documented specifications and as Parent and each Parent Subsidiary has warranted to its customers;

          (n)   The computer Software, systems, servers, network equipment and other information technology systems (including Computing Services) owned, leased, licensed or subscribed to by Parent or any Parent Subsidiaries ("Parent IT Systems") are reasonably sufficient for the conduct and operation of their businesses as presently conducted and each of Parent and the Parent Subsidiaries has taken reasonable measures to maintain the performance, security and integrity of the Parent IT Systems;

          (o)   To the Knowledge of Parent, the Parent IT Systems do not contain any malicious code: (i) that is intended to materially disrupt, disable, harm or adversely affect the functionality of the Parent IT Systems; (ii) that is intended to damage or destroy any data or file or send information to Parent, the Parent Subsidiaries, or any third party without the user's, Parent's or one of Parent's Subsidiaries' consent; or (iii) that is intended to enable or assist any Person to access without authorization any Parent IT Systems. Parent and all Parent Subsidiaries use industry standard methods to prevent and detect and subsequently correct or remove such malicious code;

          (p)   To the Knowledge of Parent, since January 1, 2018, there has been no failure or unauthorized access to or use of any Parent IT Systems;

          (q)   Each of Parent and the Parent Subsidiaries has reasonable back-up and disaster recovery arrangements in the event of a failure of the Parent IT Systems that are, at a minimum, in accordance with standard industry practice and, to the Knowledge of Parent, there has not been any material malfunction, failure or security breach with respect to any of the Parent IT Systems or any material Software owned by Parent or any Parent Subsidiary within the twelve (12) months prior to the date of this Agreement; and

          (r)   The consummation of the Merger will not directly result in (i) a Lien (other than Permitted Liens) on, or the loss or impairment of Parent's or any Parent Subsidiary's right to own or use, any Intellectual Property Rights; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Parent Intellectual Property.

        4.18    Privacy and Data Security.

          (a)   Except as would not reasonably be expected to have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries comply, and have since January 1, 2015 complied, in all material respects, with all (A) applicable laws, statutes, directives, rules and regulations , (B) contractual obligations (including, but not limited to, those with identified customers), (C) internal and public-facing privacy, data handling and/or security policies of Parent and the Parent Subsidiaries, (D) public statements that Parent and the Parent Subsidiaries have made regarding their respective privacy, data handling and/or data security policies or practices and (E) rules of applicable self-regulatory organizations to which Parent and the Parent Subsidiaries purport to be bound, relating to (x) the privacy of users of any web properties, products and/or services of Parent and the Parent Subsidiaries; (y) the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing of any Personal Information collected or used by Parent and the Parent Subsidiaries and/or by third parties having access to such information; and (z) the transmission of marketing and/or commercial messages through any means, including, without limitation, via email, text message and/or any other means ((A) through (E) collectively, "Parent

  Privacy Laws and Requirements"). Except as would not reasonably be expected to have a Parent Material Adverse Effect, the execution, delivery and performance of this Agreement by Parent and the Parent Subsidiaries complies in all material respects with all Parent Privacy Laws and Requirements.

          (b)   Parent maintains privacy policies that describe Parent's and the Parent Subsidiaries' policies with respect to the collection, use, storage, retention, disclosure, transfer, disposal or other processing of Personal Information. True and correct copies of all such privacy policies have been made available to Company or its Representatives. To the Knowledge of Parent, each such privacy policy has, since January 1, 2015, included all information and made all disclosures to users or customers required by all Parent Privacy Laws and Requirements, and none of such disclosures made or contained in any such privacy policy or in any such materials has been inaccurate in any material respect, misleading or deceptive or in violation of any Parent Privacy Laws and Requirements, except as would not reasonably be expected to have a Parent Material Adverse Effect,.

          (c)   To the Knowledge of Parent, there is no written complaint to, or any audit, formal proceeding, or suit currently pending against, Parent or any Parent Subsidiary by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other Governmental Entity, foreign or domestic, with respect to the collection, use, retention, disclosure, transfer, storage or disposal of Personal Information, except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole. Parent and the Parent Subsidiaries have, since January 1, 2015, taken reasonable steps (including implementing and monitoring compliance with reasonable measures with respect to technical and physical security) designed to protect Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse.

          (d)   To the extent that Parent or any Parent Subsidiary transfers Personal Information collected from natural persons outside of the United States, Parent has implemented mechanisms to comply in all material respects with applicable Parent Privacy Laws and Requirements.

          (e)   Parent and the Parent Subsidiaries have established and are in material compliance with a written information security program that: (i) includes administrative, technical and physical safeguards designed to safeguard the security, confidentiality, and integrity of Personal Information; and (ii) is designed to protect against unauthorized access to the Parent IT Systems or Personal Information and the systems of any third party service providers that have access to Parent IT Systems and/or Personal Information. Except as set forth in Section 4.18(e) of the Parent Disclosure Letter, neither Parent nor any of the Parent Subsidiaries has, since January 1, 2015, suffered any loss, damage, or unauthorized access, disclosure, use or breach of security with respect to any Personal Information in the control or possession of Parent or any Parent Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        4.19    No Other Representations and Warranties.

          (a)   Except for the representations and warranties of the Company contained in Article III, Parent and Merger Sub acknowledge that neither the Company nor any Company Subsidiary is making and has not made, and no other Person is making or has made on behalf of the Company or Company Subsidiaries, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby. Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article III, including the Company Disclosure Letter. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the

  Company and the Company Subsidiaries in connection with the transactions contemplated hereby and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company and the Company Subsidiaries.

ARTICLE V
COVENANTS

        5.1    Interim Operations.

          (a)    Conduct of Business by the Company.    Except for matters set forth in Section 5.1(a) of the Company Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement (including to effect any of the transactions contemplated hereby) or required by applicable Law or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each Company Subsidiary to, (1) conduct its business in the ordinary course consistent with past practice in all material respects and (2) use reasonable best efforts to preserve intact its business organization and use commercially reasonable efforts to preserve advantageous business relationships and keep available the services of its current officers and employees. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement or required by applicable Law or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following (provided that no such consent of Parent may be required to the extent the Company reasonably believes, based on its outside counsel's advice, that obtaining such consent may violate any Laws, including Antitrust Laws):

              (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) the withholding of Shares to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans, (2) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards and (3) the acquisition by the Company of Shares outstanding as of the date hereof pursuant to the Company's right (under written commitments in effect as of the date hereof) to acquire Shares held by any officer or other employee, or individual who is an independent contractor, consultant or director, of or to any of the Company or any Company Subsidiary upon termination of such Person's employment or engagement by the Company or any Company Subsidiary;

             (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, other than Permitted Liens, (except for transactions among the Company and wholly owned Company Subsidiaries) (A) any shares of capital stock of the Company or any Company Subsidiary, (B) any other equity interests or voting securities of the Company or any Company Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (E) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of the capital stock of the Company or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary, or (F) any Company Voting Debt except, in each case of (A)-(F), for issuing Shares in respect of Company Options, Company RSUs or other equity awards outstanding under the Company Stock Plans as of the date hereof;

            (iii)  (A) amend the Company Charter or the Company Bylaws (including by merger, consolidation or otherwise) or (B) amend in any material respect the charter or organizational documents of any Company Subsidiary (including by merger, consolidation or otherwise) except, in the case of each of the foregoing clauses (A) and (B) as may be required by applicable Law;

            (iv)  except as required by applicable Law, pursuant to the terms of any Company Plan set forth in Section 3.10 of the Company Disclosure Letter (or a comparable plan for the succeeding fiscal year) or any Company Material Contract as in effect on the date hereof: (A) increase the salaries, bonus opportunities, incentive compensation or other compensation or benefits payable to any employee of the Company or a Company Subsidiary at a level of Vice President or higher, (B) increase the salaries, bonus opportunities, incentive compensation or other compensation or benefits payable to any employee with a title below director or other service provider of the Company or a Company Subsidiary; (C) grant, announce or pay any new, retention, severance, change in control or other similar bonus or similar compensation to any employee of the Company or a Company Subsidiary, (D) establish, amend, terminate or increase the benefits or costs provided under any Company Plan, (E) accelerate the vesting or payment of, or take any action to fund, any benefit or payment provided to employees or service providers of the Company or the Company Subsidiaries, (F) hire, promote or terminate (without cause) any employee or service provider of the Company or the Company Subsidiaries, in each case of this clause (F), other than in the ordinary course of business consistent with past practices for individuals at the level of senior director or lower, or (G) allow for the commencement of any new offering periods under the ESPP; provided that the Company and Company Subsidiaries (1) may change the title of its employees, provided such changes in title do not involve increases in the applicable employee's compensation or benefits, acceleration of vesting or acceleration of payment of the applicable employee's benefits or compensation; and (2) may make annual or quarterly cash bonus or commission payments, including cash bonus or commission payments pursuant to existing plans made available to Parent as of the date of this Agreement and cash payments to employees and set targets therefor in the ordinary course of business consistent with past practice;

             (v)  make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

            (vi)  directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any Person (other than any transaction solely between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries);

           (vii)  sell, lease (as lessor), license, covenant not to assert, mortgage, abandon, allow to lapse (other than any patent expiring at the end of its statutory term), and leaseback or otherwise encumber or subject to any Lien (other than any Permitted Lien), or otherwise dispose of any properties, rights or assets (including any Company Intellectual Property) that are material to the Company and its Subsidiaries, taken as a whole (other than sales and non-exclusive licenses of products or services in the ordinary course of business consistent with past practice), except (A) pursuant to Contracts or commitments in effect on the date of this Agreement (or entered into after the date of this Agreement without violating the terms of this Agreement), (B) any of the foregoing with respect to inventory in the ordinary course of business consistent with past practice, (C) any of the foregoing with respect to obsolete or worthless equipment in the ordinary course of business consistent with past practice, (D) in relation to mortgages, liens and pledges to secure Indebtedness for borrowed money permitted to be incurred under Section 5.1(a)(viii) and guarantees thereof or (E) for any transactions among the Company and the wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice;

          (viii)  incur any Indebtedness, except for (A) Indebtedness incurred in the ordinary course of business consistent with past practice not to exceed $500,000 in the aggregate; (B) Indebtedness in replacement of existing Indebtedness, provided that the replacement Indebtedness does not increase the aggregate amount of Indebtedness permitted to be outstanding under the replaced Indebtedness; (C) guarantees by the Company of Indebtedness of any wholly owned Company Subsidiary and guarantees by any Company Subsidiary of Indebtedness of the Company or any other wholly owned Company Subsidiary, in each case, in the ordinary course of business consistent with past practice, (D) intercompany Indebtedness among the Company and the wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice, (E) making borrowings under the Company's revolving credit facility (as existing on the date hereof) not to exceed $500,000, in the ordinary course of business consistent with past practice or (F) capital leases in the ordinary course of business not to exceed $1,000,000 in the aggregate;

            (ix)  make, or agree or commit to make any capital expenditure in excess of $500,000 in the aggregate for all such capital expenditures that are not contemplated by the capital plan for 2018 and 2019 (copies of which were provided to Parent on or prior to the date of this Agreement);

             (x)  except in accordance with Section 5.17, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (i) with respect to routine matters in the ordinary course of business or (ii) that do not create material obligations of the Company or any of the Company Subsidiaries other than the payment of monetary damages (A) equal to or less than the amounts reserved with respect thereto on the Company SEC Documents or (B) not in excess of $500,000 in the aggregate;

            (xi)  except as required by applicable Laws, enter into, modify, amend, extend, renew, replace or terminate any collective bargaining or other labor union Contract applicable to the employees of the Company or any of the Company Subsidiaries, other than modifications, amendments, extensions, renewals, replacements or terminations of such Contracts in the ordinary course of business consistent with past practice;

           (xii)  abandon, allow to lapse (other than any patent expiring at the end of its statutory term), subject to a Lien (other than Permitted Liens), assign, transfer, convey title (in whole or in part), license, covenant not to assert, grant any right or other licenses to, or otherwise dispose of, material trademarks, trademark rights, trade names or service marks or other material Company Intellectual Property, or enter into licenses or agreements that impose material restrictions upon the Company or any Company Subsidiaries with respect to material trademarks, trademark rights, trade names or service marks or other material Intellectual Property Rights owned by any third party, in each case other than non-exclusive licenses in the ordinary course of business consistent with past practice;

          (xiii)  other than in the ordinary course of business, materially amend or modify any Company Material Contract or enter into, materially amend or modify any Contract that would be a Company Material Contract if it had been entered into prior to the date of this Agreement, other than non-exclusive licenses in the ordinary course of business consistent with past practice;

          (xiv)  except as required by applicable Law, make, change or revoke any material Tax election, materially change any method of Tax accounting or annual Tax accounting period, settle any claim, action or proceeding relating to any material Tax liability, agree to any waiver of any statute of limitations for any material Tax claim or assessment (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), obtain or request any material Tax ruling or closing agreement, or surrender any right to obtain a material Tax refund;

            (xv)  take any action that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

          (xvi)  enter into any new line of business outside of its and the Company Subsidiaries' existing business;

         (xvii)  dissolve or liquidate the Company or any Company Subsidiary;

        (xviii)  change in any material respect any Company data security or cybersecurity policy effective as of the date of this Agreement; or

          (xix)  authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

          (b)    Conduct of Business by Parent.    Except for matters set forth in Section 5.1(b) of the Parent Disclosure Letter or otherwise expressly permitted or expressly contemplated by this Agreement (including to effect any of the transactions contemplated hereby) or required by applicable Law or with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, Parent shall, and shall cause each Parent Subsidiary to conduct its business in the ordinary course consistent with past practice in all material respects. In addition, and without limiting the generality of the foregoing, Parent covenants and agrees, from and after the execution of this Agreement and prior to the Effective Time (unless the Company shall otherwise approve in writing, which shall not be unreasonably withheld, conditioned or delayed, and except (i) as required by applicable Law, (ii) as expressly required by this Agreement, (iii) otherwise expressly disclosed in Section 5.1(b) of the Parent Disclosure Letter, (iv) to the extent necessary to comply with obligations set forth in the Parent Material Contracts or (v) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed)): Parent shall not, and shall cause each Parent Subsidiary (and only with respect to clauses (B), (C) and (D) of subsection (iv) below, shall cause each of Parent's Affiliates) (provided that no such consent of Company may be required to the extent Parent reasonably believes, based on its outside counsel's advice, that obtaining such consent may violate any Laws, including Antitrust Laws) not to:

              (i)  amend the Parent Charter or Parent By-laws (other than any amendment to Parent By-laws that would not, and would not reasonably expected to, (x) be materially and disproportionately adverse to the holders of Shares relative to the treatment of existing holders of Parent Class A Common Stock or (y) change any material respects the economic rights of Parent Class A Common Stock);

             (ii)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to its parent, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) the withholding of shares of Parent Class A Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Parent Stock Plans, (2) the acquisition by Parent of awards granted pursuant to the Parent Stock Plans in connection with the forfeiture of such awards and (3) the acquisition by Parent of shares of Parent Class A Common Stock outstanding as of the date hereof pursuant to Parent's right (under written commitments in effect as of the date hereof) to acquire such shares held by any officer or other employee, or individual who is an independent contractor, consultant or director, of or to any of Parent or Parent Subsidiary upon termination of such Person's employment or engagement by Parent or Parent Subsidiaries;

            (iii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, other than Permitted Liens, (except for transactions among Parent and wholly owned Parent Subsidiaries or transactions pursuant to Contracts in effect as of the date of this Agreement) (A) any shares of capital stock of Parent or any Parent Subsidiary, (B) any other equity interests or voting securities of Parent or any Parent Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (E) any rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of any class of the capital stock of Parent or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Parent or any Parent Subsidiary, or (F) any Parent Voting Debt except, in each case of (A)-(F), for issuing shares of Parent Class A Common Stock in respect of equity awards outstanding under the Parent Stock Plans as of the date hereof and except that Parent may issue Parent Stock Options and Parent RSUs in the ordinary course of business consistent with past practice;

            (iv)  acquire another business or merge or consolidate with any other Person or enter into any binding share exchange, business combination or similar transaction with another Person or restructure, reorganize or completely or partially liquidate, in each case, to the extent that such action would, or would reasonably be expected to, (A) require the financial statements of such acquired Person or business to be incorporated within the Form S-4 under Regulation S-X of the Securities Act, (B) impose any delay in the expiration or termination of any applicable waiting period or impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, clearance, approval or order of a Governmental Entity necessary to consummate the Merger and the other transactions contemplated by this Agreement, including any approvals and expiration of waiting periods pursuant to applicable Antitrust Laws, (C) increase the risk of any Governmental Entity entering, or increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by this Agreement or (D) otherwise prevent, materially delay or materially impair the consummation of the Merger;

             (v)  except insofar as may have been required by a change in GAAP (after the date of this Agreement), make any material change in financial accounting methods, principles or practices if such change (A) would reasonably be expected to result in a delay in the filing of the Form S-4 with the SEC, and (B) would otherwise reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger;

            (vi)  take any action that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code; or

           (vii)  agree, resolve or commit to do any of the foregoing.

          (c)   All notices, requests, instructions, communications or other documents to be given in connection with any consultation or approval required pursuant to this Section 5.1 shall be in writing and shall be deemed given as provided for in Section 8.6, and, in each case, shall be addressed to such individuals as the Parties shall designate in writing from time to time.

        5.2    Company Acquisition Proposals.

          (a)    No Solicitation or Negotiation.    From and after the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with Article VII, except as expressly permitted by this Section 5.2, neither the Company nor any of its Subsidiaries shall, and the Company shall cause its and its Subsidiaries' directors, officers and employees not to, and shall use reasonable best efforts to cause its and their respective investment bankers, attorneys, accountants and other advisors, agents or representatives (collectively, along with such directors, officers and employees, "Representatives") not to, directly or indirectly:

              (i)  solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal;

             (ii)  participate in any discussions or negotiations or cooperate in any way not permitted by this Section 5.2 with any Person regarding any proposal the consummation of which would constitute a Company Acquisition Proposal;

            (iii)  provide any information or data concerning the Company or any of its Subsidiaries to any Person in connection with any proposal the consummation of which would constitute a Company Acquisition Proposal; or

            (iv)  approve or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal.

        The Company shall, and the Company shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal, or proposal that would reasonably be expected to lead to a Company Acquisition Proposal, and shall promptly terminate access by any such Person to any physical or electronic data rooms relating to any such Company Acquisition Proposal. The Company shall not grant any waiver of, or agree to any amendment or modification to, any "standstill" agreement, to permit such Person to submit a Company Acquisition Proposal; provided that the foregoing shall not restrict the Company from permitting a Person to orally and non-publicly request the waiver of a "standstill" or similar obligation or from granting such a waiver, in each case, to the extent the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable Law.

          (b)    Fiduciary Exception to No Solicitation Provision.    Notwithstanding anything to the contrary in Section 5.2(a), prior to the time, but not after, the Company Stockholder Approval is obtained, the Company may, in response to an unsolicited, written Company Acquisition Proposal (which Company Acquisition Proposal was made after the date of this Agreement) which did not result from a breach, in any material respect, of this Section 5.2, (i) contact the Person or group of Persons making such Company Acquisition Proposal to clarify the terms and conditions thereof and inform such Person or group of Persons of the terms of this Section 5.2, (ii) provide access to non-public information regarding the Company or any of its Subsidiaries to the Person who made such Company Acquisition Proposal; provided that such information has previously been made available to Parent or is provided to Parent substantially concurrently with the making of such information available to such Person and that, prior to furnishing any such material non-public information, the Company receives from the Person making such Company Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement's terms are on Parent (it being understood that such confidentiality agreement need not prohibit the making or amending of a Company Acquisition Proposal) and (iii) engage or participate in any discussions or negotiations with any such Person regarding such Company Acquisition Proposal if, and only if, prior to taking any action described in clause (ii) or (iii) above, the Company has provided prior written notice to Parent and the Company Board determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with a financial advisor of nationally recognized reputation that such Company Acquisition Proposal either constitutes a Company Superior Proposal or could reasonably be expected to result in a Company Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable Law.

          (c)    Notice.    The Company shall promptly (and, in any event, within one (1) Business Day) notify Parent if (i) any written or other inquiries, proposals or offers with respect to a Company Acquisition Proposal or any inquiries, proposals, offers or requests for information relating to or that could reasonably be expected to lead to a Company Acquisition Proposal are received by the Company, (ii) any non-public information is requested in connection with any Company Acquisition Proposal from the Company or (iii) any discussions or negotiation with respect to or that could reasonably be expected to lead to a Company Acquisition Proposal are sought to be initiated or continued with the Company, indicating, in connection with such notice, the name of such person and a summary of the material terms and conditions of any proposals or offers (including of any written requests, proposals or offers, including proposed agreements and other material written communications), and thereafter shall keep Parent reasonably informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including by promptly providing copies of any additional requests, proposals or offers, including any drafts of proposed agreements and amendments thereto.

          (d)    Definitions.    For purposes of this Agreement:

        "Company Acquisition Proposal" means any proposal (other than a proposal or offer by Parent or any of its subsidiaries) for (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (x) a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding shares of any class of voting securities of the Company; or (y) the Company issues securities representing more than twenty percent (20%) of the outstanding shares of any class of voting securities of the Company; (ii) any direct or indirect sale, lease, exchange, transfer, acquisition or disposition of any assets of the Company and of the subsidiaries of the Company that constitute or account for (x) more than twenty percent (20%) of the consolidated net revenues of the Company, consolidated net income of the Company or consolidated book value of the Company; or (y) more than twenty percent (20%) of the fair market value of the assets of the Company; or (iii) any liquidation or dissolution of the Company.

        "Company Intervening Event" means any event, occurrence, fact, condition, change, development or effect that (i) was not known to, or reasonably foreseeable by, the Company Board prior to the execution of this Agreement, which event, occurrence, fact, condition, change, development or effect becomes known to, or reasonably foreseeable by, the Company Board prior to the receipt of the Company Stockholder Approval and (ii) does not relate to (A) a Company Acquisition Proposal or (B) (1) any changes in the market price or trading volume of the Company or Parent or (2) the Company or Parent meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case in and of itself (it being understood that with respect to each of clause (1) and clause (2) the facts or occurrences giving rise or contributing to such change or event may be taken into account when determining a Company Intervening Event to the extent otherwise satisfying this definition).

        "Company Superior Proposal" means any bona fide, binding, written Company Acquisition Proposal (with all percentages in the definition of Company Acquisition Proposal increased to eighty percent (80%)) on terms which the Company Board determines in its good faith judgment, after consultation with outside counsel and a financial advisor of nationally recognized reputation, would reasonably be expected to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person or group of Persons making the proposal, and, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (after taking into account any revisions to the terms of the transactions contemplated by this Agreement pursuant to Section 5.2(f) of this Agreement and the time likely to be required to consummate such Company Acquisition Proposal).

          (e)    No Company Change in Recommendation or Company Alternative Acquisition Agreement.    Except as provided in Section 5.2(f) and Section 5.2(g), the Company Board and each committee of the Company Board shall not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Board Recommendation or approve, recommend or otherwise declare advisable (or publicly propose or resolve to approve, recommend or otherwise declare advisable) any Company Acquisition Proposal or make or authorize the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification (each, a "Company Change in Recommendation") or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, lease agreement or other agreement (other than a confidentiality agreement referred to in Section 5.2(b) entered into in compliance with Section 5.2(a)) relating to any Company Acquisition Proposal or requiring the Company (or that would require the Company) to abandon, terminate, or fail to consummate the Merger or any other transaction contemplated by this Agreement (a "Company Alternative Acquisition Agreement").

          (f)    Fiduciary Exception to No Company Change in Recommendation Provision.    Notwithstanding anything to the contrary set forth in Section 5.2(e), following receipt of an unsolicited, written Company Acquisition Proposal by the Company after the date of this Agreement that did not result from a material breach of this Section 5.2 and with respect to which the Company has received a written, definitive form of Company Alternative Acquisition Agreement, and the Company Board determining in good faith, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal, the Company Board may, at any time prior to the time the Company Stockholder Approval is obtained, make a Company Change in Recommendation with respect to such Company Superior Proposal, if all of the following conditions are met:

              (i)  the Company shall have complied in all material respects with the provisions of this Section 5.2 and shall have (A) provided to Parent four (4) Business Days' prior written notice, which shall state expressly (1) that it has received a written Company Acquisition Proposal that constitutes a Company Superior Proposal, (2) the material terms and conditions of the Company Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Company Acquisition Proposal), and shall have contemporaneously provided an unredacted copy of the Company Alternative Acquisition Agreement and all other documents related to the Company Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Company Superior Proposal shall require a new notice and an additional two (2) Business Day period) and (3) that, subject to clause (ii) below, the Company Board has determined to hold a meeting at which it intends to effect a Company Change in Recommendation, and (B) prior to making such a Company Change in Recommendation, (x) engaged in good faith negotiations with Parent (to the extent Parent wishes to engage) during such notice period to consider adjustments to the terms and conditions of this Agreement which may be proposed in writing by Parent such that the Company Alternative Acquisition Agreement ceases to constitute a Company Superior Proposal, and (y) in determining whether to make a Company Change in Recommendation, the Company Board shall take into account any changes to the terms of this Agreement proposed in writing by Parent; and

             (ii)  the Company Board shall have determined, in good faith, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, that, in light of such Company Superior Proposal and taking into account any revised terms proposed in writing by Parent, such Company Superior Proposal continues to constitute a Company Superior Proposal and, after consultation with outside legal counsel, that the failure to make such Company Change in Recommendation would be inconsistent with the directors' fiduciary duties under applicable Law.

          (g)    Company Change in Recommendation Due to Company Intervening Event.    Notwithstanding anything to the contrary set forth in Section 5.2(e), upon the occurrence of any Company Intervening Event, the Company Board may, at any time prior to the time the Company

  Stockholder Approval is obtained, make a Company Change in Recommendation, if all of the following conditions are met:

              (i)  the Company shall have (A) provided to Parent four (4) Business Days' prior written notice, which shall (1) set forth in reasonable detail information describing the Company Intervening Event and the rationale for the Company Change in Recommendation, and (2) state expressly that, subject to clause (ii) below, the Company Board has determined to hold a meeting at which it intends to effect a Company Change in Recommendation and (B) prior to making such a Company Change in Recommendation, engaged in good faith negotiations with Parent (to the extent Parent wishes to engage) during such four (4) Business Day period to consider adjustments to the terms and conditions of this Agreement which may be proposed in writing by Parent in such a manner that the failure of the Company Board to make a Company Change in Recommendation in response to the Company Intervening Event in accordance with clause (ii) below would no longer be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable Law; and

             (ii)  the Company Board shall have determined in good faith, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, that in light of such Company Intervening Event and taking into account any revised terms proposed in writing by Parent, the failure to make a Company Change in Recommendation, would be inconsistent with the directors' fiduciary duties under applicable Law.

          (h)    Certain Permitted Disclosure.    Nothing contained in this Section 5.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under applicable U.S. federal or state Law with regard to a Company Acquisition Proposal; provided that any "stop look and listen" communication to its stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act shall include an affirmative statement to the effect that the recommendation of the Company Board is affirmed or remains unchanged; provided, further, that this Section 5.2(h) shall not be deemed to permit the Company or the Company Board to effect a Company Change in Recommendation except in accordance with Sections 5.2(f) or 5.2(g).

        5.3    Parent Acquisition Proposals.

          (a)    No Solicitation or Negotiation.    From and after the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with Article VII, except as expressly permitted by this Section 5.3, neither Parent nor any of its Subsidiaries shall, and Parent shall cause its and its Subsidiaries' directors, officers and employees not to, and shall use reasonable best efforts to cause its and their Representatives not to, directly or indirectly:

              (i)  solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal;

             (ii)  participate in any discussions or negotiations or cooperate in any way not permitted by this Section 5.3 with any Person regarding any proposal the consummation of which would constitute a Parent Acquisition Proposal;

            (iii)  provide any information or data concerning Parent or any of its Subsidiaries to any Person in connection with any proposal the consummation of which would constitute a Parent Acquisition Proposal; or

            (iv)  approve or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal.

        Parent shall, and Parent shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal, or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal, and shall promptly terminate access by any such Person to any physical or electronic data rooms relating to any such Parent Acquisition Proposal. Parent shall not grant any waiver of, or agree to any amendment or modification to, any "standstill" agreement, to permit such Person to submit a Parent Acquisition Proposal; provided that the foregoing shall not restrict Parent from permitting a Person to orally and non-publicly request the waiver of a "standstill" or similar obligation or from granting such a waiver, in each case, to the extent the Parent Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable Law.

          (b)    Fiduciary Exception to No Solicitation Provision.    Notwithstanding anything to the contrary in Section 5.3(a), prior to the time, but not after, the Parent Stockholder Approval is obtained, Parent may, in response to an unsolicited, written Parent Acquisition Proposal (which Parent Acquisition Proposal was made after the date of this Agreement) which did not result from a breach, in any material respect, of this Section 5.3, (i) contact the Person or group of Persons making such Parent Acquisition Proposal to clarify the terms and conditions thereof and inform such Person or group of Persons of the terms of this Section 5.3, (ii) provide access to non-public information regarding Parent or any of its Subsidiaries to the Person who made such Parent Acquisition Proposal; provided that such information has previously been made available to the Company or is provided to the Company substantially concurrently with the making of such information available to such Person and that, prior to furnishing any such material non-public information, Parent receives from the Person making such Parent Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement's terms are on the Company (it being understood that such confidentiality agreement need not prohibit the making or amending of a Parent Acquisition Proposal) and (iii) engage or participate in any discussions or negotiations with any such Person regarding such Parent Acquisition Proposal if, and only if, prior to taking any action described in clause (ii) or (iii) above, Parent has provided prior written notice to the Company and the Parent Board determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with a financial advisor of nationally recognized reputation that such Parent Acquisition Proposal either constitutes a Parent Superior Proposal or could reasonably be expected to result in a Parent Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable Law.

          (c)    Notice.    Parent shall promptly (and, in any event, within one (1) Business Day) notify the Company if (i) any written or other inquiries, proposals or offers with respect to a Parent Acquisition Proposal or any inquiries, proposals, offers or requests for information relating to or that could reasonably be expected to lead to a Parent Acquisition Proposal are received by Parent, (ii) any non-public information is requested in connection with any Parent Acquisition Proposal from Parent or (iii) any discussions or negotiation with respect to or that could reasonably be expected to lead to a Parent Acquisition Proposal are sought to be initiated or continued with Parent, indicating, in connection with such notice, the name of such person and a summary of the material terms and conditions of any proposals or offers (including of any written requests, proposals or offers, including proposed agreements and other material written communications), and thereafter shall keep the Company reasonably informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including by promptly providing copies of any additional requests, proposals or offers, including any drafts of proposed agreements and amendments thereto.

          (d)    Definitions.    For purposes of this Agreement:

        "Parent Acquisition Proposal" means any proposal (other than a proposal or offer by the Company or any of its subsidiaries) for (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (x) a person or "group"(as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding shares of any class of voting securities of Parent; or (y) Parent issues securities representing more than twenty percent (20%) of the outstanding shares of any class of voting securities of Parent; (ii) any direct or indirect sale, lease, exchange, transfer, acquisition or disposition of any assets of Parent and of the subsidiaries of Parent that constitute or account for (x) more than twenty percent (20%) of the consolidated net revenues of Parent, consolidated net income of Parent or consolidated book value of Parent; or (y) more than twenty percent (20%) of the fair market value of the assets of Parent; or (iii) any liquidation or dissolution of Parent.

        "Parent Intervening Event" means any event, occurrence, fact, condition, change, development or effect that (i) was not known to, or reasonably foreseeable by, the Parent Board prior to the execution of this Agreement, which event, occurrence, fact, condition, change, development or effect becomes known to, or reasonably foreseeable by, the Parent Board prior to the receipt of the Parent Stockholder Approval and (ii) does not relate to (A) any changes in the market price or trading volume of Parent or the Company, (B) the Company or Parent meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case in and of itself (it being understood that with respect to each of clause (A) and clause (B) the facts or occurrences giving rise or contributing to such change or event may be taken into account when determining a Parent Intervening Event to the extent otherwise satisfying this definition), or (C) a Parent Acquisition Proposal.

        "Parent Superior Proposal" means any bona fide, binding, written Parent Acquisition Proposal (with all percentages in the definition of Parent Acquisition Proposal increased to eighty percent (80%)) on terms which the Parent Board determines in its good faith judgment, after consultation with outside counsel and a financial advisor of nationally recognized reputation, would reasonably be expected to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person or group of Persons making the proposal, and, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (after taking into account any revisions to the terms of the transactions contemplated by this Agreement pursuant to Section 5.3(f) of this Agreement and the time likely to be required to consummate such Parent Acquisition Proposal).

          (e)    No Parent Change in Recommendation or Parent Alternative Acquisition Agreement.    Except as provided in Section 5.3(f) and Section 5.3(g), the Parent Board and each committee of the Parent Board shall not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to the Company, the Parent Board Recommendation or approve, recommend or otherwise declare advisable (or publicly propose or resolve to approve, recommend or otherwise declare advisable) any Parent Acquisition Proposal or make or authorize the making of any public statement (oral or written) that has the substantive effect of such a withdrawal, qualification or modification (each, a "Parent Change in Recommendation") or (ii) cause or permit Parent or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, lease agreement or other agreement (other than a confidentiality agreement referred to in Section 5.3(b) entered into in compliance with Section 5.3(a)) relating to any Parent Acquisition Proposal or requiring Parent (or that would require Parent) to abandon, terminate, delay, modify, renegotiate or fail to consummate the Merger or any other transaction contemplated by this Agreement (a "Parent Alternative Acquisition Agreement").

          (f)    Fiduciary Exception to No Parent Change in Recommendation Provision.    Notwithstanding anything to the contrary set forth in Section 5.3(e), following receipt of an unsolicited, written Parent Acquisition Proposal by Parent after the date of this Agreement that did not result from a material breach of this Section 5.3 and with respect to which Parent has received a written, definitive form of Parent Alternative Acquisition Agreement, and the Parent Board determining in good faith, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, that such Parent Acquisition Proposal constitutes a Parent Superior Proposal, the Parent Board may, at any time prior to the time the Parent Stockholder Approval is obtained, make a Parent Change in Recommendation with respect to such Parent Superior Proposal, if all of the following conditions are met:

              (i)  Parent shall have complied in all material respects with the provisions of this Section 5.3 and shall have (A) provided to the Company four (4) Business Days' prior written notice, which shall state expressly (1) that it has received a written Parent Acquisition Proposal that constitutes a Parent Superior Proposal, (2) the material terms and conditions of the Parent Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Parent Acquisition Proposal), and shall have contemporaneously provided an unredacted copy of the Parent Alternative Acquisition Agreement and all other documents related to the Parent Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Parent Superior Proposal shall require a new notice and an additional two (2) Business Day period) and (3) that, subject to clause (ii) below, the Parent Board has determined hold a meeting at which it intends to effect a Parent Change in Recommendation, and (B) prior to making such a Parent Change in Recommendation, (x) engaged in good faith negotiations with the Company (to the extent the Company wishes to engage) during such notice period to consider adjustments to the terms and conditions of this Agreement which may be proposed in writing by the Company such that the Parent Alternative Acquisition Agreement ceases to constitute a Parent Superior Proposal, and (y) in determining whether to make a Parent Change in Recommendation, the Parent Board shall take into account any changes to the terms of this Agreement proposed in writing by the Company; and

             (ii)  the Parent Board shall have determined, in good faith, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, that, in light of such Parent Superior Proposal and taking into account any revised terms proposed in writing by the Company, such Parent Superior Proposal continues to constitute a Parent Superior Proposal and, after consultation with outside legal counsel, that the failure to make such Parent Change in Recommendation would be inconsistent with the directors' fiduciary duties under applicable Law.

          (g)    Parent Change in Recommendation Due to Parent Intervening Event.    Notwithstanding anything to the contrary set forth in Section 5.3(e), upon the occurrence of any Parent Intervening Event, the Parent Board may, at any time prior to the time the Parent Stockholder Approval is obtained, make a Parent Change in Recommendation, if all of the following conditions are met:

              (i)  Parent shall have (A) provided to the Company four (4) Business Days' prior written notice, which shall (1) set forth in reasonable detail information describing the Parent

    Intervening Event and the rationale for the Parent Change in Recommendation, and (2) state expressly that, subject to clause (ii) below, the Parent Board has determined hold a meeting at which it intends to effect a Parent Change in Recommendation and (B) prior to making such a Parent Change in Recommendation, engaged in good faith negotiations with the Company (to the extent the Company wishes to engage) during such four (4) Business Day period to consider adjustments to the terms and conditions of this Agreement which may be proposed in writing by the Company in such a manner that the failure of the Parent Board to make a Parent Change in Recommendation in response to the Parent Intervening Event in accordance with clause (ii) below would no longer be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable Law; and

             (ii)  the Parent Board shall have determined in good faith, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, that in light of such Parent Intervening Event and taking into account any revised terms proposed in writing by the Company, the failure to make a Parent Change in Recommendation, would be inconsistent with the directors' fiduciary duties under applicable Law.

          (h)    Certain Permitted Disclosure.    Nothing contained in this Section 5.3 shall be deemed to prohibit Parent from complying with its disclosure obligations under applicable U.S. federal or state Law with regard to a Parent Acquisition Proposal; provided that any "stop look and listen" communication to its stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act shall include an affirmative statement to the effect that the recommendation of the Parent Board is affirmed or remains unchanged; provided, further, that this Section 5.3(h) shall not be deemed to permit Parent or the Parent Board to effect a Parent Change in Recommendation, except in accordance with Sections 5.3(f) or 5.3(g).

        5.4    Information Supplied.     The Company and Parent shall jointly prepare and cause to be filed with the SEC a joint proxy statement (as amended or supplemented from time to time, the "Joint Proxy Statement/Prospectus") with respect to the Company Stockholders Meeting and the Parent Stockholders Meeting. As promptly as practicable (but in any event no more than forty-five (45) days) following the date of this Agreement, Parent shall prepare (with the Company's reasonable cooperation) and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the "Form S-4"), in which the Joint Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Class A Common Stock to be issued in the Merger. Prior to the Form S-4 being declared effective, (1) the Company shall use its reasonable best efforts to execute and deliver to Company's Counsel and to Parent's Counsel the applicable "Tax Representation Letter" referenced in Section 5.18(d); and (2) Parent shall use its reasonable best efforts to execute and deliver to Parent's Counsel and to Company's Counsel the applicable "Tax Representation Letter" referenced in Section 5.18(d). Following the delivery of the Tax Representation Letters pursuant to the preceding sentence, (x) the Company shall use its commercially reasonable efforts to cause Company's Counsel to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act; and (y) Parent shall use its commercially reasonable efforts to cause Parent's Counsel to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act. In rendering such opinions, Company's Counsel and Parent's Counsel shall each be entitled to rely on the Tax Representation Letters referred to in this Section 5.4 and Section 5.18(d). Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the other transactions contemplated hereby. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of Parent Class A Common Stock in the Merger. Each of the Company and Parent shall furnish all information concerning the Company and the holders of Shares and Parent and the holders of the capital stock of Parent, as applicable, as may be reasonably requested in connection with any such action. Each of the Company and Parent shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders and Parent's stockholders, as applicable, as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

          (a)   No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Joint Proxy Statement/Prospectus will be made by the Company or Parent, in each case without providing the other Party a reasonable opportunity to review and comment thereon (other than, in each case, any filing, amendment or supplement in connection with a Company Change in Recommendation or a Parent Change in Recommendation, as applicable), and each Party shall consider in good faith all comments reasonably proposed by the other Party. Each of the Company and Parent shall promptly provide the other with copies of all such filings, amendments or supplements to the extent not publicly available. Each of the Company and Parent shall furnish all information concerning such Person and its Affiliates to the other and provide such other assistance as may be reasonably requested by such other Party to be included therein and shall otherwise reasonably assist and cooperate with the other in the preparation of the Form S-4 or Joint Proxy Statement/Prospectus, as applicable, and the resolution of any comments to either received from the SEC. If at any time prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company or the stockholders of Parent, as applicable. The Parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Form S-4 or the Joint Proxy Statement/Prospectus, or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Form S-4, Joint Proxy Statement/Prospectus or the Merger and (ii) all orders of the SEC relating to the Form S-4. No response to any comments from the SEC or the staff of the SEC relating to the Joint Proxy Statement/Prospectus will be made by either Party without providing the other a reasonable opportunity to review and comment thereon unless pursuant to a telephone call initiated by the SEC, and each Party shall consider in good faith all comments reasonably proposed by the other Party. The Parties will cause the Form S-4 and Joint Proxy Statement/Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

        5.5    Company and Parent Stockholder Meetings.

          (a)    Company Stockholders Meeting.

              (i)  The Company will, as promptly as practicable in accordance with applicable Law and the Company Charter and Company Bylaws, establish a record date for, duly call and give notice of, and use its reasonable best efforts to convene, a meeting of holders of Shares to consider and vote upon the adoption of this Agreement and the Requisite Parachute Vote, which meeting shall in any event take place within forty-five (45) days after the declaration of the effectiveness of the Form S-4 (the "Company Stockholders Meeting"). The Company shall use its reasonable best efforts to hold the Company Stockholders Meeting on the same day as the Parent Stockholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to the provisions of Section 5.2, the Company Board shall include the Company Board Recommendation in the Joint Proxy Statement/Prospectus and recommend at the Company Stockholders Meeting that the holders of Shares adopt this Agreement and shall use its reasonable best efforts to obtain and solicit such adoption. Notwithstanding the foregoing, (x) if on or before the date on which the Company Stockholders Meeting is scheduled, the Company reasonably believes that (A) it will not receive proxies representing the Company Stockholder Approval, whether or not a quorum is present or (B) it will not have enough Shares represented to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, the Company may (and, if requested by Parent, the Company shall) postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholders Meeting and (y) the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of the Company prior to the Company Stockholders Meeting, as long as the date of the Company Stockholders Meeting is not postponed or adjourned more than an aggregate of fifteen (15) calendar days in connection with any such postponements or adjournments pursuant to either or both of the preceding clauses (x) and (y).

             (ii)  Notwithstanding any Company Change in Recommendation, the Company shall submit this Agreement to the holders of Shares for adoption at the Company Stockholders Meeting unless this Agreement is terminated in accordance with Article VII prior to the Company Stockholders Meeting. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by Law to be voted on by the Company's stockholders in connection with the adoption of this Agreement and the transactions contemplated hereby) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting.

          (b)    Parent Stockholders Meeting.

              (i)  Parent will, in accordance with applicable Law and the Parent Charter and Parent Bylaws, establish a record date for, duly call and give notice of, and use its reasonable best efforts to convene and hold a meeting of holders of capital stock of Parent to consider and vote upon the Parent Share Issuance as promptly as practicable, which meeting shall in any event take place within forty-five (45) days after the declaration of the effectiveness of the Form S-4. Parent shall use its reasonable best efforts to hold the Parent Stockholders Meeting on the same day as the Company Stockholders Meeting and as soon as practicable after the date on which the Registration Statement becomes effective. Subject to the provisions of Section 5.3, the Parent Board shall include the Parent Board Recommendation in the Joint Proxy Statement/Prospectus and recommend at the Parent Stockholders Meeting that the holders of capital stock of Parent approve the Parent Share Issuance and shall use its reasonable best efforts to obtain and solicit such approval. Notwithstanding the foregoing, (x) if on or before the date on which the Parent Stockholders Meeting is scheduled, Parent reasonably believes that (A) it will not receive proxies representing the Parent Stockholder Approval, whether or not a quorum is present, or (B) it will not have enough shares of Parent Class A Common Stock represented to constitute a quorum necessary to conduct the business of the Parent Stockholders Meeting, Parent may (and, if requested by the Company, Parent shall) postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholders Meeting and (y) Parent may postpone or adjourn the Parent Stockholders Meeting to (A) allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Parent prior to the Parent Stockholders Meeting or (B) ensure that the shares of Parent Class B Common Stock represented by the Parent Proxies (as defined in Section 5.5(b)(ii) below) are voted at such Parent Stockholders Meeting in the manner set forth in the Parent Proxies, as long as the date of the Parent Stockholders Meeting is not postponed or adjourned more than an aggregate of fifteen (15) calendar days in connection with any such postponements or adjournments pursuant to either or both of the preceding clauses (x) and (y).

             (ii)  Notwithstanding anything to the contrary set forth herein, Parent shall (i) cause the independent directors and executive officers of Parent appointed as attorney and proxy in each proxy delivered concurrently with the execution and delivery of this Agreement (the "Parent Proxies") to vote the shares of Parent Class B Common Stock at the Parent Stockholders Meeting to approve the Parent Share Issuance and to otherwise vote the shares of such Parent Class B Common Stock in accordance with the Parent Proxies at the Parent Stockholders Meeting, (ii) take all other actions necessary or advisable to effectuate the intent of the Parent Proxies, including designating any additional officers or directors of Parent to act as substitute attorneys and proxies under the Parent Proxies in the event that any of the directors or officers listed therein are unwilling or unable to vote the shares of Parent Class B Common Stock in accordance with the Parent Proxies at the Parent Stockholders Meeting and (iii) shall take all actions necessary or advisable to prevent such Parent Proxies from being revoked (to the maximum extent permitted under applicable Laws).

            (iii)  Notwithstanding any Parent Change in Recommendation, Parent shall seek the Parent Stockholder Approval at the Parent Stockholders Meeting unless this Agreement is terminated in accordance with Article VII prior to the Parent Stockholders Meeting. Without the prior written consent of the Company, the Parent Share Issuance shall be the only matter (other than matters of procedure and matters required by Law to be voted on by Parent's stockholders in connection with the transactions contemplated hereby) that Parent shall propose to be acted on by the stockholders of Parent at the Parent Stockholders Meeting.

        5.6    Filings; Other Actions; Notification.

          (a)   The Company and Parent shall, subject to Sections 5.2 and 5.3, cooperate with each other and use, and shall cause their respective Subsidiaries to use, their respective reasonable best efforts (other than clause (iv) below) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws and Orders to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as possible, including (i) preparing and filing all documentation to effect all necessary notices, reports and other filings (and in any event, by filing within ten (10) Business Days after the date of this Agreement the notifications, filings and other information required to be filed under the HSR Act and to obtain as expeditiously as possible all Consents, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity pursuant to the HSR Act in order to consummate the Merger or any of the other transactions contemplated by this Agreement (such Consents, the "Principal Antitrust Consent"), (ii) satisfying the conditions to consummating the Merger, (iii) subject to Section 5.17, defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, (iv) using commercially reasonable efforts to obtain (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Merger (provided that for the purposes of this Agreement, any failure to obtain such approval shall not be a breach of this Agreement) and (v) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. For the avoidance of doubt, Parent shall pay the HSR filing fee owed by Parent. Each of Parent and Company shall coordinate and cooperate with one another and shall use all reasonable best efforts, in each case to (1) identify which of its respective stockholders are likely to hold shares or acquire valued in excess of the $84,400,000 (as adjusted) threshold established pursuant to Section 7A(a)(2)(B) of the Clayton Act, 15. U.S.C. § 18a, as amended by the HSR Act (each such stockholder, a "Potential Backside Filer"), (2) notify in writing each Potential Backside Filer of its potential requirements under the HSR Act to file with the U.S. Federal Trade Commission (the "FTC") and the U.S. Department of Justice (the "DOJ") a Notification and Report Form relating to its acquisition of shares of Parent Class A Common Stock as a result of the transactions contemplated by this Agreement (an "Investor Antitrust Filing") as soon as reasonably practicable following the execution of this Agreement, and in no event later than thirty (30) Business Days thereafter, (3) notify each Potential Backside Filer as soon as reasonably practicable upon learning from the FTC or DOJ that a Principal Antitrust Consent is forthcoming, and in no event later than one (1) Business Day after receipt of such Principal Antitrust Consent (the "Second Investor Antitrust Notice"), and (4) if required under the HSR Act, file with the FTC and the DOJ Notification and Report Forms related to the Investor Antitrust Filings, no later than the same date as the respective Investor Antitrust Filing.

          (b)   Subject to Section 5.6(c), in the event that the Parties receive a request for information or documentary material pursuant to the HSR Act or any other Antitrust Laws, unless otherwise agreed to by the Parties, the Parties will use their reasonable best efforts to submit an appropriate response to such request as promptly as practicable, and counsel for both Parties will closely cooperate during the entirety of any such review process. Neither Party shall agree to extend any waiting period or pull and refile under the HSR Act or any other Antitrust Laws or enter into any agreement with any Governmental Entity to delay the transactions contemplated hereby except with prior written consent of the other Party. None of the Parties shall knowingly take, cause or permit to be taken or omit to take any action which such Party reasonably expects is likely to materially delay or prevent consummation of the contemplated transactions, unless otherwise agreed to by the Parties.

          (c)   Parent and the Company shall use reasonable best efforts to cooperate with respect to any filings made under the Antitrust Laws. No Party or its counsel shall independently participate in any substantive call or meeting relating to the Antitrust Laws with any Governmental Entity in respect of such filings, investigation, or other inquiry without giving the other Party or its counsel prior notice of such call or meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. In furtherance of the foregoing and to the extent permitted by applicable Law, (i) each Party shall notify the other, of any filing or material or substantive communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Entity relating to the matters that are the subject of this Section 5.6, (ii) prior to submitting any such filing or making any such communication or inquiry, such Party shall provide the other Party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other Party in connection with, any such filing, communication or inquiry, (iii) promptly following the submission of such filing or making such communication or inquiry, provide the other Party with a copy of any such filing or, if in written form, communication or inquiry and (iv) consult with the other Party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. In exercising the foregoing cooperation rights, the Company and Parent each shall act reasonably and as promptly as reasonably practicable. Notwithstanding the foregoing, materials provided pursuant to this Section 5.6 may be (x) reasonably redacted (A) to remove references concerning the valuation of the Company and the Merger, (B) as necessary to comply with contractual arrangements, (C) as necessary to address reasonable privilege concerns, (D) as necessary to remove competitively sensitive material and other confidential content in the Party's HSR filing, or (E) as otherwise required by applicable Law or (y) provided to the other Party as "Outside Counsel Only Material" or with similar restrictions pursuant to Section 5.7(a).

          (d)   Notwithstanding anything contained in this Section 5.6, nothing in this Agreement shall require Parent to (and Company shall not, without Parent prior written consent) take, agree to, or agree to take any of the following actions or undertakings in order to obtain the Consents or waiting period expirations of any Governmental Entity required to consummate the Merger, including (i) proposing, negotiating, committing to, effecting or agreeing to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, hold separate, or other disposition of the businesses, assets, products or equity interests of the Company or its Subsidiaries or any of Parent's or its Subsidiaries' other businesses, assets, products or equity interests now owned or hereafter acquired by Parent, (ii) creating, terminating, or amending any existing relationships, ventures, contractual rights or obligations of Parent, the Company or their respective Subsidiaries, (iii) otherwise taking or committing to any action that would limit Parent's freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, products or equity interests of Parent or the Company (including any of their respective Subsidiaries) or (iv) making, or causing any Subsidiaries to make, any commitment, or committing to (or causing any Subsidiaries to commit to) make any commitment (to any Governmental Entity or otherwise) regarding the future operations of Parent or the Company (including any of their respective Subsidiaries).

          (e)   Subject to the covenants of the Parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

          (f)    Information.    The Company and Parent each shall, upon request by the other, promptly furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Form S-4, Joint Proxy Statement/Prospectus and any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (g)    Status.    The Company and Parent each shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, other than immaterial communications.

        5.7    Access; Consultation.

          (a)   Upon reasonable notice, and except as may otherwise be required by applicable Law, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, afford the other Party's Representatives reasonable access (at the requesting Party's cost) under the supervision of appropriate personnel of the other Party, during normal business hours during the period prior to the Effective Time, to the other Party's, and each of its Subsidiaries' employees, properties, assets, books, records and contracts and, during such period, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the other all information concerning its or any of its Subsidiaries' capital stock, business and personnel as may reasonably be requested by the other; provided that no investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by the Company or Parent; and provided, further that the foregoing shall require neither the Company nor Parent to permit any invasive sampling or testing or to disclose any information pursuant to this Section 5.7 to the extent that (i) in the reasonable good faith judgment of such Party, any applicable Law requires such Party or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) in the reasonable good faith judgment of such Party, the information is subject to confidentiality obligations to a third party or (iii) disclosure of any such information or document would result in the loss of attorney-client privilege; provided, further that with respect to clauses (i) through (iii) of this Section 5.7(a), Parent or the Company, as applicable, shall use its commercially reasonable efforts to (1) obtain the required consent of any such third party to provide such inspection or disclosure, (2) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company and (3) in the case of clauses (i) and (iii), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. Any investigation pursuant to this Section 5.7 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the other Party or create material risk of damage or destruction to any material assets or property. Any investigation shall be subject to the reasonable security measures and insurance requirements of the Party allowing such investigation. All requests for information made pursuant to this Section 5.7 shall be directed in writing to an executive officer of the Company or Parent, as applicable, or such Person as may be designated by any such executive officer.

          (b)   Each of Parent and the Company, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as "Outside Counsel Only Material" or with similar restrictions. Such material and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All information exchanged pursuant to this Section 5.7 shall be subject to the Confidentiality Agreement. To the extent that any of the information or material furnished pursuant to this Section 5.7 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and, to the fullest extent permitted by Law, shall not waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall, to the fullest extent permitted by Law, remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. Prior to the Effective Time, the Company and Parent shall reasonably cooperate in identifying any actions or practices of the Company or any of its Subsidiaries that could require remediation under applicable Law and, to the extent identified, shall cooperate in taking commercially reasonable actions or practices and other customary actions to reduce the risks related to such actions where the failure to remediate would reasonably be likely to result in substantial fines or penalties.

          (c)   Each of the Company and Parent shall give prompt notice to one another upon obtaining Knowledge of any Effect that would reasonably be likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect (as applicable), or of any reasonably likely failure of any condition to Parent's or the Company's obligations to effect the Merger (as applicable); provided that no failure to provide such notice shall constitute a breach of this Agreement for the purposes of Section 6.2(b) or Section 6.3(b) (as applicable).

        5.8    Stock Exchange Listing, De-listing and De-registration.     Parent shall use its reasonable best efforts to cause the shares of Parent Class A Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. The Company shall take all actions necessary to permit the Shares and any other security issued by the Company or one of its Subsidiaries and listed on the NYSE to be de-listed from the NYSE and de-registered under the Exchange Act as soon as possible following the Effective Time.

        5.9    Publicity.    The initial press release with respect to the Merger and the other transactions contemplated hereby shall be a joint press release and thereafter the Company and Parent shall consult with each other prior to issuing or making, and provide each other the reasonable opportunity to review and comment on, any press releases or other public announcements with respect to the Merger and the other transactions contemplated by this Agreement and any filings with any Governmental Entity (including any national securities exchange) with respect thereto, except (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, (b) any consultation that would not be reasonably practicable as a result of requirements of applicable Law, (c) any press release or public statement that in the good faith judgment of the applicable Party is consistent with prior press releases issued or public statements made in compliance with this Section 5.9, (d) any internal announcements to employees regarding the Merger so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other Party) or (e) with respect to any Company Change in Recommendation or Parent Change in Recommendation made in accordance with this Agreement, or the other Party's response thereto, statements made pursuant to Section 5.2(h) in the case of the Company or Section 5.3(h) in the case of Parent, or in connection with any Company Acquisition Proposal or Parent Acquisition Proposal received by the Company or Parent, as applicable.

        5.10    Employee Benefits.

          (a)   Parent agrees that each employee of the Company or a Company Subsidiary who continues to remain employed with the Company or a Company Subsidiary following the Effective Time (each, a "Continuing Employee") shall, during the period commencing at the Effective Time and ending on the first anniversary of the Closing Date (the "Continuation Period"), be provided with (i) an annual rate of base salary or base wage that is no less favorable than the annual rate of base salary or base wage provided to such Continuing Employee by the Company or a Company Subsidiary immediately prior to the Effective Time and (ii) other benefits (excluding any equity-based compensation, cash incentive arrangements and any pension, post-retirement or deferred compensation benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee by the Company or a Company Subsidiary immediately prior to the

  Effective Time. Parent further agrees, and shall cause the Surviving Corporation, to honor and abide by the terms of any written severance and change in control plans, agreements and arrangements for the benefit of the Continuing Employees that are in effect as of the date of this Agreement, as scheduled in Section 5.10(a) of the Company Disclosure Letter.

          (b)   Parent shall, or shall cause the Surviving Company to, use commercially reasonable efforts to waive, or cause its insurance carriers to waive, all pre-existing conditions, exclusions or waiting periods that could otherwise apply to any Continuing Employee under the benefit plans provided for such Continuing Employee following the Closing, to the extent permitted by such plans and to the extent such conditions, exclusions or waiting periods were applicable to the Continuing Employee prior to the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent shall, or shall cause the Surviving Company to, use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any benefit plans provided for such Continuing Employee following the Closing, to the extent permitted by such plans.

          (c)   From and after the Closing Date, Parent shall, or shall cause the Surviving Company to, provide credit to Continuing Employees for their service recognized by the Company or a Company Subsidiary as of the Effective Time for purposes of eligibility, vesting (excluding for any equity-based compensation), vacation, paid time off, and severance entitlements to the same extent and for the same purposes as such service was credited under the Company Plans, provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

          (d)   If Parent so requests (which request shall be made not less than ten (10) Business Days prior to the Effective Time), the Company shall take any and all actions required (including, without limitation, the adoption of resolutions by the Company Board of Directors, which shall be subject to approval by Parent) to amend, suspend or terminate the Company's 401(k) plan immediately prior to the Effective Time to the extent such actions are permitted by Law (including any required prior notice obligations), the terms of this Section 5.10 and the terms of such plan; provided that any amendment, suspension or termination of the Company's 401(k) plan shall not impact the benefits required to be provided pursuant to Section 5.10(a). Parent shall (1) allow eligible rollover contributions to the Parent 401(k) Plan of their account balances (in cash) and (2) use reasonable best efforts to accommodate eligible rollover contributions to the Parent 401(k) Plan of their account balances in loan notes evidencing loans to Continuing Employees as of the date of distribution, in each case from the Company 401(k) Plan as soon as practicable following the Closing Date.

          (e)   The provisions of this Section 5.10 are solely for the benefit of the Parties to this Agreement, and no other Person, including any current or former employee, participant in any Company Plan or other dependent, beneficiary or other individual associated therewith, is or shall be regarded for any purpose as a third party beneficiary to this Agreement. Notwithstanding anything to the contrary in this Agreement (except to the extent provided in Section 8.8), no provision of this Agreement is intended to, or does, (i) constitute the establishment of, or an amendment to, any Company Plan or any employee benefit plan of Parent, the Surviving Company or any of their Affiliates, (ii) alter or limit the ability of Parent or any of its Affiliates to amend, modify or terminate any Company Plan, any other benefit plan, program, agreement or arrangement, (iii) give any third party any right to enforce the provisions of this Section 5.10, (iv) prevent Parent, the Surviving Company or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee or (v) be deemed to confer upon any such individual or legal representative any right to continued employment or any rights under or with respect to any plan, program or arrangement described in or contemplated by this

  Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.

        5.11    Expenses.    Except as otherwise provided in Sections 7.5 and 7.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the Party incurring such expense.

        5.12    Indemnification; Directors' and Officers' Insurance.     From and after the Effective Time, Parent shall cause the Surviving Company to, indemnify and hold harmless each present and former director and officer of the Company determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable and documented attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (a "Proceeding") (including this Agreement and the transactions and actions contemplated hereby)), arising out of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)) in connection with such Indemnified Party serving as a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the specific request of the Company as a director, officer, employee or agent of another Person, in each case, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been required to under Delaware Law, any applicable written indemnification agreement to which such Person is a party in effect as of the date of this Agreement (a "Company Indemnification Agreement") (any such Company Indemnification Agreement having been provided to Parent), or the Company Charter or Company Bylaws in effect on the date of this Agreement to indemnify such Person. The Surviving Company shall also advance reasonable and documented legal expenses as incurred by Indemnified Parties in defending any proceeding to the same extent as such Indemnified Parties are entitled to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company Charter, Company Bylaws in effect on the date of this Agreement or any Company Indemnification Agreement to which such Person is a party; provided that the Person to whom expenses are advanced shall provide a written undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). Parent shall ensure that the organizational documents of the Surviving Company shall, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Company Charter and Company Bylaws. Any right of indemnification of an Indemnified Party pursuant to this Section 5.12 shall not be amended, repealed or otherwise modified at any time in a manner for a period of six (6) years from and after the Effective Time that would adversely affect the rights of such Indemnified Party as provided herein.

          (a)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay for "tail" insurance policies with a claim reporting period of at least six (6) years from and after the Effective Time the Company's current insurance carrier or carriers (or carriers with the same or better credit rating as the Company's current insurance carrier or carriers) with respect to directors' and officers' liability insurance, employment practices liability insurance and fiduciary liability insurance with terms and conditions and limits of liability at least as favorable as the Company's existing policies with respect to claims made after the Effective Time arising from acts, errors or omissions existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however that in no event shall the Company expend for such policies a one-time premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by the Company for such insurance provided, further that if the premium for such insurance coverage exceeds such amount, the Surviving Company shall obtain policies with the greatest coverage available for a cost not exceeding such amount.

          (b)   If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations of Parent set forth in this Section 5.12.

          (c)   The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The rights of each Indemnified Party under this Section 5.12 shall be in addition to any rights such individual may have under Delaware Law, any Company Indemnification Agreement to which such Person is a party, the Company Charter or the Company Bylaws.

          (d)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.12 is not prior to or in substitution for any such claims under such policies.

        5.13    Takeover Statute.     The Company and the Company Board and Parent and the Parent Board shall use their respective reasonable best efforts to (x) take all action reasonably appropriate to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the transactions contemplated hereby and (y) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the transactions contemplated hereby, take all action reasonably appropriate to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement.

        5.14    Control of the Company's or Parent's Operations.     Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

        5.15    Section 16(b).     The board of directors of each of the Company and Parent (or, in each case, a duly authorized committee thereof) shall, prior to the Effective Time, take all such actions within its control as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company and acquisitions of equity securities of Parent (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company or is or may become a director or executive officer of Parent in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.16    Approval by Sole Stockholder of Merger Sub.     Immediately following the execution and delivery of this Agreement by the Parties, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with Delaware Law, by written consent.

        5.17    Stockholder Litigation.     Each Party shall notify the other Party, in writing and promptly after acquiring knowledge thereof, of any litigation related to this Agreement, the Merger or the other transactions contemplated hereby that is brought against or, to the Knowledge of such Party, threatened against, such Party, its Subsidiaries and/or any of their respective directors or officers and shall keep the other Party informed on a reasonably current basis with respect to the status thereof. The Parties agree to cooperate in the defense and settlement of any such litigation, and neither Party shall settle any such litigation without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed). Without limiting in any way the Parties' obligations under Section 5.6, each of the Company and Parent shall, and shall cause their respective Subsidiaries to, cooperate in the defense or settlement of any litigation contemplated by this Section 5.17.

        5.18    Tax Treatment.

          (a)   Each of Parent and Merger Sub shall use its respective reasonable best efforts to, and cause each of their respective Subsidiaries to, (i) cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) obtain the opinion of counsel referred to in Section 6.2(d). Neither Parent nor Merger Sub shall take any action (or fail to take any action, including failing to use its reasonable best efforts to proscribe any of its respective Subsidiaries from taking any action) that could reasonably be expected to prevent or impede such qualification.

          (b)   The Company shall use its reasonable best efforts to, and cause the Company Subsidiaries to, (i) cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) obtain the opinion of counsel referred to in Section 6.3(d). The Company shall not take any action (or fail to take any action, including failing to use its reasonable best efforts to proscribe any of its Subsidiaries from taking any action) that could reasonably be expected to prevent or impede such qualification.

          (c)   Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, (i) each of the Parties shall report the Merger for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code in all Tax Returns, and (ii) none of the Parties shall take any Tax reporting position inconsistent with the characterization of the transactions contemplated by this Agreement as a "reorganization" under Section 368(a) of the Code. The Parties to this Agreement adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g).

          (d)   Each of the Company and Parent shall deliver to Cooley LLP ("Company's Counsel") and Goodwin Procter LLP ("Parent's Counsel") (or to Company's Replacement Counsel or Parent's Replacement Counsel, in each case, if applicable) at such time or times as requested by the Company's Counsel or Parent's Counsel (or Company's Replacement Counsel or Parent's Replacement Counsel, in each case if applicable) letters signed by an officer thereof and containing representations substantially in the form of Exhibits B and C hereto, respectively, for the purposes of obtaining (i) the tax opinion from the Parent's Counsel (or Parent's Replacement Counsel, if applicable) described in Section 6.2(d) and (ii) the tax opinion from the Company's Counsel (or Company's Replacement Counsel, if applicable) described in Section 6.3(d) (such letters, the "Tax Representation Letters").

ARTICLE VI
CONDITIONS

        6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

          (a)    Stockholder Approvals.    (i) The Company Stockholder Approval shall have been obtained in accordance with applicable Law, the Company Charter and the Company Bylaws and (ii) the Parent Stockholder Approval shall have been obtained in accordance with applicable Law, the Parent Charter and the Parent Bylaws.

          (b)    Governmental Consents.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or has been earlier terminated.

          (c)    Law; Judgment.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Judgment (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger.

          (d)    NYSE Listing.    The shares of Parent Class A Common Stock issuable in connection with the Merger shall have been approved for listing on NYSE, subject to official notice of issuance.

          (e)    Form S-4.    The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened.

        6.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Sections 3.1 (Organization, Good Standing and Qualification), 3.3(a) (Capital Structure), 3.4 (Corporate Authority and Approval), and 3.21 (Brokers and Finders)) shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; the representations and warranties of the Company contained in Sections 3.1 (Organization, Good Standing and Qualification), 3.4 (Corporate Authority and Approval), and 3.21 (Brokers and Finders) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and the representations and warranties of the Company contained in Section 3.3(a) (Capital Structure) shall be true and correct in all respects, at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except to the extent the failures of such representations and warranties to be true and correct individually and in the aggregate would not result in an increase in the aggregate value of the consideration payable by Parent in connection with the Merger of more than $7,500,000, in the aggregate (valuing any shares, options or other awards that Parent is required to issue or make in connection therewith pursuant to the terms of this Agreement at a price equal to the closing price of a share of Parent Class A Common Stock as reported on the NYSE on the Business Day immediately prior to Closing), as compared to what such aggregate amount would have been if such representations and warranties had been true and correct in all respects.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (c)    No Company Material Adverse Effect.    After the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Company Material Adverse Effect.

          (d)    Tax Opinion.    Parent shall have received the written opinion of Parent's Counsel (or if Parent's Counsel is unable to issue such an opinion, of another nationally recognized law firm proposed by the Company that is reasonably acceptable to Parent ("Parent's Replacement Counsel")), dated as of the Closing Date, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Parent's Counsel (or Parent's Replacement Counsel, if applicable) shall be entitled to rely upon the representations contained in the Tax Representation Letters of Parent and the Company referred to in Section 5.18(d) hereto and upon such other representations as the counsel rendering such tax opinion reasonably deems relevant.

          (e)    Company Certificate.    Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Sections 6.2(a), (b), (c) and (d) have been satisfied.

        6.3    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent contained in this Agreement (except for the representations and warranties contained in Sections 4.1(a) (Organization, Good Standing and Qualification), 4.3(a) (Capital Structure), 4.4 (Corporate Authority and Approval) and 4.22 (Brokers and Finders)) shall be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; the representations and warranties of Parent contained in Sections 4.1(a) (Organization, Good Standing and Qualification), 4.4 (Corporate Authority and Approval) and 4.22 (Brokers and Finders) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and the representations and warranties of Parent contained in Section 4.3(a) (Capital Structure) shall be true and correct in all respects, at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except to the extent the failures of such representations and warranties to be true and correct individually and in the aggregate would not result in an increase in the fully diluted capitalization of Parent as of the date specified in Section 4.2 (calculated using the treasury stock method for equity awards) by more than $35,000,000, in the aggregate (valuing any shares, options or other awards of Parent that are outstanding at a price equal to the closing price of a share of Parent Class A Common Stock as reported on the NYSE on the Business Day immediately prior to the Closing) as compared to what such fully diluted capitalization would have been if such representations and warranties had been true and correct in all respects.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (c)    No Parent Material Adverse Effect.    After the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Parent Material Adverse Effect.

          (d)    Tax Opinion.    The Company shall have received the written opinion of Company's Counsel (or if Company's Counsel is unable to issue such an opinion, of another nationally recognized law firm proposed by Parent that is reasonably acceptable to the Company ("Company's Replacement Counsel")), dated as of the Closing Date, to the effect that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Company's Counsel (or Company's Replacement Counsel, if applicable) shall be entitled to rely upon the representations contained in the Tax Representation Letters of Parent and the Company referred to in Section 5.18(d) hereto and upon such other representations as the counsel rendering such tax opinion reasonably deems relevant.

          (e)    Parent Certificate.    The Company shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that the conditions set forth in Sections 6.3(a), (b), (c) and (d) have been satisfied.

        6.4    Frustration of Conditions.     None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such Party's material breach of any provision of this Agreement.

ARTICLE VII
TERMINATION

        7.1    Termination by Mutual Consent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the date of the Company Stockholder Approval and the Parent Stockholder Approval referred to in Section 6.1(a), by mutual written consent of the Company and Parent.

        7.2    Termination by Either Parent or the Company.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

          (a)   the Merger shall not have been consummated by 11:59 p.m. (New York City time) on July 15, 2019 (the "Termination Date"), provided, however, that the right to terminate this Agreement under this Section 7.2(a) shall not be available to any party whose material breach of any provision of this Agreement has been the primary cause of, or resulted in, the failure of the Merger to be consummated by the Termination Date;

          (b)   the Company Stockholder Approval shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon the adoption of this Agreement was taken; provided, however, that the right to terminate this Agreement under this Section 7.2(b) shall not be available to the Company if its material breach of any provision of this Agreement has been the primary cause of, or resulted in, the failure the obtain the Company Stockholder Approval;

          (c)   the Parent Stockholder Approval shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon the issuance of the Parent Class A Common Stock was taken; provided, however, that the right to terminate this Agreement under this Section 7.2(c) shall not be available to Parent if its material breach of any provision of this Agreement (including Section 5.5(b)(ii)) has been the primary cause of, or resulted in, the failure to obtain the Parent Stockholder Approval; or

          (d)   any Law or Judgment permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, whether before or after the date of the Company Stockholder Approval and Parent Stockholder Approval referred to in Section 6.1(a); provided that the right to terminate this Agreement pursuant to Section 7.2(a) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure of the Merger to be consummated.

        7.3    Termination by the Company.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company if:

          (a)   at any time prior to the Parent Stockholder Approval having been obtained, (i) the Parent Board shall have made a Parent Change in Recommendation, (ii) Parent shall have failed to include the Parent Board Recommendation in the Joint Proxy Statement/Prospectus or (iii) Parent shall have materially breached or shall have failed to perform in any material respect its obligations set forth in Section 5.3;

          (b)   at any time prior to the Effective Time, whether before or after the Company Stockholder Approval referred to in Section 6.1(a) is obtained, by action of the Company Board if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any condition set forth in Sections 6.3(a) or 6.3(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following notice to Parent from the Company of such breach or failure and (ii) the date that is three (3) Business Days prior to the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.3(b) if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or

          (c)   at any time prior to the Company Stockholder Approval being obtained, (i) if the Board of Directors of the Company authorizes the Company, to the extent permitted by and subject to complying with the terms of Section 5.2, to enter into an Alternative Company Acquisition Agreement with respect to a Company Superior Proposal that did not result from a material breach of this Agreement, (ii) concurrently with the termination of this Agreement, the Company, subject to complying with the terms of Section 5.2, enters into an Alternative Company Acquisition Agreement providing for a Company Superior Proposal that did not result from a material breach of this Agreement and (iii) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.5(a).

        7.4    Termination by Parent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:

          (a)   at any time prior to the Company Stockholder Approval having been obtained, (i) the Company Board shall have made a Company Change in Recommendation, (ii) the Company shall have failed to include the Company Board Recommendation in the Joint Proxy Statement/Prospectus or (iii) the Company shall have materially breached or shall have failed to perform in any material respect its obligations set forth in Section 5.2;

          (b)   at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval referred to in Section 6.1(a) is obtained, by action of the Parent Board, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any condition set forth in Sections 6.2(a) or 6.2(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following notice to the Company from Parent of such breach or failure and (ii) the date that is three (3) Business Days prior to the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.4(b) if Parent is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement;

          (c)   at any time prior to the Parent Stockholder Approval being obtained, (i) if the Board of Directors of Parent authorizes Parent, to the extent permitted by and subject to complying with the terms of Section 5.3, to enter into an Alternative Parent Acquisition Agreement with respect to a Parent Superior Proposal that did not result from a material breach of this Agreement, (ii) concurrently with the termination of this Agreement, Parent, subject to complying with the terms of Section 5.3, enters into an Alternative Parent Acquisition Agreement providing for a Parent Superior Proposal that did not result from a material breach of this Agreement and (iii) prior to or concurrently with such termination, Parent pays to the Company in immediately available funds any fees required to be paid pursuant to Section 7.6(a).

        7.5    Company Termination Fee.

          (a)   If this Agreement is terminated (x) by Parent pursuant to Section 7.4(a) (Company Change in Recommendation) or (y) by the Company pursuant to Section 7.3(c) (Company Superior Proposal), then the Company shall, within two (2) Business Days after such termination in the case of clause (x) or concurrently with such termination in the case of clause (y), pay Parent a fee equal to $69,000,000 (the "Company Termination Fee"). In no event shall the Company be required to pay the Company Termination Fee or the Parent Expenses on more than one occasion.

          (b)   If (i) this Agreement is terminated by Parent or the Company pursuant to Section 7.2(a) (Termination Date) or Section 7.2(b) (Company Stockholder Approval), (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of this Agreement, a bona fide Company Acquisition Proposal shall have been publicly made to the Company or its stockholders and not publicly withdrawn, and (iii) within nine (9) months after the date of a termination in either of the cases referred to in clause (i) of this Section 7.5(b), the Company consummates a Company Acquisition Proposal or enters into an agreement contemplating a Company Acquisition Proposal which is subsequently consummated, then the Company shall pay the Company Termination Fee, less any amount of Parent Expenses previously paid by the Company, concurrently with such consummation; provided that solely for purposes of this Section 7.5(b), the term "Company Acquisition Proposal" shall have the meaning assigned to such term in Section 5.2(d), except that the references to "twenty (20%) or more" shall be deemed to be references to "eighty percent (80%) or more". In no event shall the Company be required to pay the Company Termination Fee or the Parent Expenses on more than one occasion.

          (c)   If this Agreement is terminated by Parent or the Company pursuant to Section 7.2(b) (Company Stockholder Approval), then the Company shall pay all of the reasonable and documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $5,000,000 (the "Parent Expenses") as promptly as practicable (and, in any event, within two (2) Business Days following such termination).

        7.6    Parent Termination Fee.

          (a)   If this Agreement is terminated (x) by the Company pursuant to Section 7.3(a) (Parent Change in Recommendation) or (y) by Parent pursuant to Section 7.4(c) (Parent Superior Proposal), then Parent shall, within two (2) Business Days after such termination in the case of clause (x) or concurrently with such termination in the case of clause (y), pay the Company a fee equal to

  $120,000,000 (the "Parent Termination Fee"). In no event shall Parent be required to pay the Parent Termination Fee or the Company Expenses on more than one occasion.

          (b)   If (i) this Agreement is terminated by Parent or the Company pursuant to Section 7.2(a) (Termination Date) or Section 7.2(c) (Parent Stockholder Approval), (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of this Agreement, a bona fide Parent Acquisition Proposal shall have been publicly made to Parent or its stockholders and not publicly withdrawn, and (iii) within nine (9) months after the date of a termination in either of the cases referred to in clause (i) of this Section 7.6(b), Parent consummates a Parent Acquisition Proposal or enters into an agreement contemplating a Parent Acquisition Proposal which is subsequently consummated, then Parent shall pay the Parent Termination Fee, less any amount of Company Expenses previously paid by Parent, concurrently with such consummation; provided that solely for purposes of this Section 7.6(b), the term "Parent Acquisition Proposal" shall have the meaning assigned to such term in Section 5.2(d), except that the references to "twenty (20%) or more" shall be deemed to be references to "eighty percent (80%) or more". In no event shall Parent be required to pay the Parent Termination Fee or the Company Expenses on more than one occasion.

          (c)   If (i) this Agreement is terminated by Parent or the Company pursuant to Section 7.2(c) (Parent Stockholder Approval) and (ii) any of the shares of Parent Class B Common Stock subject to the Parent Proxies upon execution of this Agreement ("Subject Parent Shares") are not voted at the Parent Stockholders Meeting to approve the Parent Share Issuance or otherwise not voted in accordance with the Parent Proxies, then Parent shall pay to the Company, by wire transfer of immediately available funds, the Parent Termination Fee as promptly as practicable (and, in any event, within two (2) Business Days following such termination). In no event shall Parent be required to pay the Parent Termination Fee or the Company Expenses on more than one occasion.

          (d)   If this Agreement is terminated by Parent or the Company pursuant to Section 7.2(c) (Parent Stockholder Approval) and the Subject Parent Shares were voted in favor of the Parent Share Issuance at the Parent Stockholders Meeting, then Parent shall pay all of the reasonable and documented out-of-pocket expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $5,000,000 (the "Company Expenses") as promptly as practicable (and, in any event, within two (2) Business Days following such termination). In no event shall Parent be required to pay the Parent Termination Fee or the Company Expenses on more than one occasion.

        7.7    Effect of Termination and Abandonment.     In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement (other than as set forth in this Section 7.7 and in Section 8.1) shall become void and of no effect with no liability on the part of any Party (or of any of its respective Representatives); provided that no such termination shall relieve any Party (1) from any liability for common law fraud or Willful Breach of this Agreement prior to such termination; provided that any breach of Section 5.5(b)(i)(y)(B) or Section 5.5(b)(ii) by Parent shall be deemed to be a willful and intentional breach of its covenants and agreements set forth therein and the Company shall be entitled to seek all available remedies (both in equity and in law) with respect to such breach or (2) from any obligation to pay, if applicable, the Company Termination Fee or the Parent Expenses pursuant to Section 7.5 or Parent Termination Fee pursuant to Section 7.6. For purposes of this Agreement, the term "Willful Breach" means a deliberate act or a deliberate failure to act, taken or not taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.

          (a)   Each Party acknowledges that the agreements contained in this Section 7.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no Party would have entered into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to Section 7.5 or Parent fails to pay promptly the amount due pursuant to Section 7.6 (any such amount due, a "Payment"), and, in order to obtain such Payment, the Party entitled to receive such Payment (the "Recipient") commences a suit which results in a judgment against the Party obligated to make such Payment (the "Payor") for the applicable Payment, or any portion thereof, the Payor shall pay to the Recipient its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Payment at the prime rate in effect on the date such Payment was required to be paid from such date through the date of full payment thereof.

          (b)   The Parties agree that the monetary remedies set forth in this Article VII and the specific performance remedies set forth in Section 8.14 shall be the sole and exclusive remedies of (i) the Company and the Company Subsidiaries against Parent, Merger Sub and any of their respective former, current or future general or limited partners, shareholders, managers, members, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated except in the case of common law fraud or a Willful Breach of any covenant, agreement or obligation (in which case only Parent shall be liable for damages for such common law fraud or Willful Breach), and upon payment of such amount, none of Parent, Merger Sub or any of their respective former, current or future general or limited partners, shareholders, managers, members, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except for the liability of Parent in the case of common law fraud or a Willful Breach of any covenant, agreement or obligation; and (ii) Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, shareholders, managers, members, Representatives or Affiliates for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated except in the case of common law fraud or a Willful Breach of any covenant, agreement or obligation (in which case only the Company shall be liable for damages for such common law fraud or Willful Breach), and upon payment of such amount, none of the Company and the Company Subsidiaries or any of their respective former, current or future general or limited partners, shareholders, managers, members, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except for the liability of the Company in the case of common law fraud or a Willful Breach of any covenant, agreement or obligation.

ARTICLE VIII
MISCELLANEOUS AND GENERAL

        8.1    Survival.    This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Section 5.11 (Expenses), Section 5.12 (Indemnification; Directors' and Officers' Insurance) and Section 5.18 (Tax Treatment) shall survive the consummation of the Merger. This Article VIII (other than Section 8.2 (Modification or Amendment), Section 8.3 (Waiver) and Section 8.13 (Assignment)) and the agreements of the Company, Parent and Merger Sub contained in Section 5.7(b) (Access, Consultation), Section 5.11 (Expenses), Section 7.7 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

        8.2    Modification or Amendment.     Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement (including any Schedule hereto) may be amended, modified or supplemented in writing by the Parties, by action of the boards of directors of the respective Parties.

        8.3    Waiver.

          (a)   Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

          (b)   No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        8.4    Counterparts; Effectiveness; .pdf Signature.    This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

        8.5    Governing Law and Venue; Waiver of Jury Trial.

          (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Each of the Parties hereby irrevocably submits exclusively to the jurisdiction of the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each of the Parties hereto irrevocably agrees that all claims relating to such action, suit or proceeding shall be heard and determined in such a state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the Person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.6 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO

  ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

        8.6    Notices.    Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) on the date sent by facsimile (with confirmation of transmission) or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the following address for such Party:

if to Parent or Merger Sub
Twilio Inc. 375 Beale Street, Suite 300 San Francisco, CA 94105 Attention: Karyn Smith, General Counsel Phone: (415) 390-2337

with copies to (which shall not constitute notice):
Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: Stuart M. Cable; Blake Liggio; Michael R. Patrone Phone: (617) 570-1000
E-mail:	scable@goodwinlaw.com bliggio@goodwinlaw.com mpatrone@goodwinlaw.com if to the Company
SendGrid, Inc. 1801 California Street, Suite 500 Denver, CO 80202 Attention: Michael Tognetti, General Counsel Phone: (888) 985-7363

with copies to (which shall not constitute notice):
Cooley LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021-8023 Attention: Barbara Borden; Matthew P. Dubofsky Phone: (720) 566-4000

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

        8.7    Entire Agreement.     This Agreement (including any exhibits hereto, the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement, the Company Voting Agreement, the Parent Voting Agreement and the other documents and instruments executed pursuant hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

        8.8    No Third Party Beneficiaries.     This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, other than (a) as provided in Section 5.12 (Indemnification; Directors' and Officers' Insurance), (b) the right of the Company's stockholders to receive the Merger Consideration after the Closing, (c) the right of the holders of awards under the Company Stock Plans to receive such consideration as provided for in Section 2.4 after the Closing, and (d) as provided in Sections 7.5 and 7.6.

        8.9    Obligations of Parent and of the Company.     Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action.

        8.10    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the Parties shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        8.11    Interpretation.    The table of contents and the Article, Section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" when used in this Agreement is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". When calculating the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in beginning the calculation of such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

        The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

        8.12    Certain Definitions:     For the purposes of this Agreement:

          (a)   An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          (b)   "Anti-Corruption and Anti-Bribery Laws" means mean the FCPA, as amended, any rules or regulations thereunder, or any other applicable United States or foreign anti-corruption or anti-bribery laws or regulations.

          (c)   "Antitrust Laws" means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees and other Laws and Judgments that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.

          (d)   "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

          (e)   "Commercial Software and Services" means nonexclusive, commercially-available, "off-the-shelf" Software licenses and Computing Services subscriptions (including but not limited to information technology Software services and productivity tools) or "click-wrap" software-as-a-service agreements with one-time fees of less than $250,000 and annual fees of less than $250,000, entered into in the ordinary course of business.

          (f)    "Company Intellectual Property" means all Intellectual Property Rights used in the business of the Company and the Company Subsidiaries as presently conducted.

          (g)   "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company.

          (h)   "Company Option" means any option to purchase Shares (whether granted under any Company Stock Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

          (i)    "Company Plan" shall mean (other than workers' compensation, unemployment compensation and other government programs) each (i) employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA; (ii) stock option plan, stock purchase plan, equity-related arrangement, retention plan or arrangement, bonus or incentive award plan, severance pay plan, program or arrangement, deferred compensation arrangement or agreement, employment agreement, retention arrangement, executive compensation plan, program, agreement or arrangement, change in control plan, program or arrangement, supplemental income arrangement, retirement arrangement, profit sharing arrangement, vacation plan, paid leave or other paid time off plan, employee loan and each other employee benefit plan, policy, program, agreement and arrangement (U.S. or non-U.S.) not described in (i) above; and (iii) U.S. and non-U.S. plan or arrangement providing compensation to current and former employees, directors and/or other service providers of the Company or any Company Subsidiary, in each case, that is maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by the Company or any Company Subsidiary under which benefits are provided to current or former employees, director and/or other service providers of the Company or any Company Subsidiary (or their spouses, dependents or beneficiaries) or with respect to which the Company or any Company Subsidiary has or may have any liability, whether subject to U.S. or foreign Law. In the case of a Company Plan funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Company Plan shall include a reference to such trust, organization or other vehicle.

          (j)    "Company Product" means any material Computing Services or other material products or services produced, marketed, licensed, made available, sold, distributed or performed by or on behalf of the Company or any Company Subsidiary.

          (k)   "Company RSU" means any restricted stock unit that is subject to vesting restrictions based on continuing service (whether granted under any Company Stock Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

          (l)    "Company Share Value" means the volume weighted average closing sale price of one (1) Share as reported on the NYSE for the five (5) consecutive trading days ending on the trading day immediately preceding the Effective Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

          (m)  "Company Stock Plans" means the Company's Amended and Restated 2009 Equity Incentive Plan (as amended from time to time), the Company's 2012 Equity Incentive Plan (as amended from time to time) and the Company's 2017 Equity Incentive Plan (as amended from time to time).

          (n)   "Company UK Option" means a Company Option granted under a Company UK Sub-Plan.

          (o)   "Company UK Sub-Plans" means the UK Schedule to the Company's 2012 Equity Incentive Plan (as amended from time to time) and the UK CSOP Sub-Plan to the Company's 2017 Equity Incentive Plan (as amended from time to time).

          (p)   "Computing Services" means all information technology and computer systems (including Software, application service provider services, hosted computing services, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format.

          (q)   "Confidentiality Agreement" means the confidentiality agreement entered into between Company and Parent on July 18, 2018.

          (r)   "Consent" means consent, approval, clearance, waiver, Permit or order.

          (s)   "Contract" means any written or oral contract, lease, license, indenture, note, bond, mortgage, agreement, concession, franchise or other instrument (each, excluding any Company Plan).

          (t)    "Environmental Claim" means any suit, order, demand, directive, claim, lien, investigation, proceeding or administrative, regulatory or judicial action alleging liability or noncompliance with or violation of any Environmental Laws.

          (u)   "Environmental Laws" means any Law concerning or relating to pollution or protection of the environment or natural resources, or protection of human health and safety as related to exposure to any harmful or deleterious substances.

          (v)   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (w)  "ESPP" means the Company's 2017 Employee Stock Purchase Plan (as amended from time to time).

          (x)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (y)   "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

          (z)   "GAAP" means United States generally accepted accounting principles.

          (aa) "Governmental Entity" means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether domestic, foreign or supranational.

          (bb) "Hazardous Materials" means any substance, material or waste that is listed, defined or otherwise characterized as "hazardous", "toxic", "radioactive" or a "pollutant", or "contaminant" or terms of similar meaning or effect under any Environmental Law, including petroleum or its by-products, asbestos and polychlorinated biphenyls.

          (cc) "HSR Act" means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          (dd) "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person under GAAP or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment (other than trade accounts payable in the ordinary course of business), (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person (other than any guarantee by Parent or any wholly owned Parent Subsidiary with respect to Indebtedness of Parent or any wholly owned Parent Subsidiary, or any guarantee by the Company or any wholly owned Company Subsidiary with respect to Indebtedness of the Company or any wholly owned Company Subsidiary), (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (vii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person (other than letters of credit used as security for leases).

          (ee) "Intellectual Property Rights" means all (i) patents, patent applications (including divisions, continuations, continuation-in-part, renewal applications, provisionals, extensions, reexaminations and supplementary protection certifications), and invention disclosures; (ii) trademarks, trade names, service marks, brand names, trade dress, domain names, Internet addresses, and universal resource locator (URL) names and other indicia of origin, including the goodwill associated therewith, (iii) copyrights, works of authorship, design rights, mask works, (iv) trade secrets, confidential or proprietary information, (v) information, compositions, methods, techniques, tools, specifications, designs, data, databases, metadata, compilations, processes, methods, inventions, algorithms, schematics, technology, Software, interfaces, development tools, know-how, documentation, and other intellectual property rights and other similar proprietary rights, (vi) all rights under any registrations or applications for registration of any of the foregoing; and (vii) all rights to seek remedies against infringement of any of the foregoing and rights of protection of interest therein under the laws of all jurisdictions (including, but not limited to, rights to recover for past, present and future violations thereof).

          (ff)  "Judgment" means any judgment, order, injunction, ruling, writ award or decree of any Governmental Entity.

          (gg) The "Knowledge" of any Person means, in the case of Parent, the actual knowledge after reasonable inquiry of any of the Persons set forth on Section 8.12(ee) of the Parent Disclosure Letter and, in the case of the Company, the actual knowledge after reasonable inquiry of any of the Persons set forth on Section 8.12(ee) of the Company Disclosure Letter.

          (hh) "Law" means any federal, state, local, foreign or transnational law, statute, ordinance, common law, ruling, writ, award or decree of any Governmental Entity.

           (ii)  "Leased Company Property" means the real property leased, subleased, or licensed by the Company or any of its Subsidiaries, in each case, as tenant or subtenant, as applicable, together with, to the extent leased or subleased by the Company or any of its Subsidiaries, all buildings and other structures, facilities, fixtures or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any of its Subsidiaries relating to the foregoing.

          (jj)   "Liens" means pledges, liens, claims, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, any conditional sale or title retention agreements or other third party rights or title defect of any kind or nature whatsoever).

          (kk) "Material Adverse Effect" with respect to any Person means any fact, circumstance, effect, change, event or development (an "Effect") that, individually or in the aggregate with all other Effects, (1) materially adversely affects or would reasonably be expected to materially adversely affect the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole or (2) would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, excluding for the purpose of (1), any Effect to the extent that, either alone or in combination, it results from or arises out of (i) changes or conditions generally affecting the industries in which such Person and any of its Subsidiaries operate, except to the extent such Effect has a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to others in such industries in respect of the business conducted in such industries, (ii) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, except to the extent such Effect has a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate in respect of the business conducted in such industries, (iii) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect, to the extent permitted by this definition), (iv) the public announcement or pendency of the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of such Person or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners (other than for purposes of any representation or warranty contained in Section 3.5 in the case of the Company (but subject to Section 3.5 of the Company Disclosure Letter), or Section 4.4 in the case of Parent (but subject to Section 4.4 of the Parent Disclosure Letter), (v) any change, in and of itself, in the market price or trading volume of such Person's securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect, to the extent permitted by this definition), (vi) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof), except to the extent such Effect has a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate in respect of the business conducted in such industries, (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, except to the extent such Effect has a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate in respect of the business conducted in such industries (viii) any hurricane, tornado, flood, earthquake or other natural disaster, except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate in respect of the business conducted in such industries, (ix) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated hereby or (x) any taking of any action not required by this Agreement at the written request of the other Parties hereto or any action expressly required to be taken under this Agreement.

          (ll)   "NYSE" means the New York Stock Exchange.

          (mm)  "Open Source Software" means Software that is distributed or made available under open source, public source or freeware license terms, including any software licensed pursuant to any GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), the Mozilla Public License (MPL), the Berkeley Software Distribution (BSD) licenses, the Massachusetts Institute of Technology License (MIT) and the Apache License or Software distributed or made available under any other license listed at www.opensource.org.

          (nn) "Parent Common Stock" means Parent Class A Common Stock and Parent Class B Common Stock.

          (oo) "Parent Intellectual Property" means all Intellectual Property Rights used in the business of Parent as presently conducted.

          (pp) "Parent Product" means any material Computing Services or other material products or services produced, marketed, licensed, made available, sold, distributed or performed by or on behalf of Parent.

          (qq) "Parent Material Adverse Effect" means a Material Adverse Effect with respect to Parent.

          (rr)  "Parent RSU" means any restricted stock unit that is subject to vesting restrictions based on continuing service (whether granted under any Parent Stock Plan, assumed by Parent in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

          (ss)  "Parent Stock Option" means any option to purchase Parent Class A Common Stock (whether granted under any Parent Stock Plan, assumed by Parent in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

          (tt)  "Parent Stock Plans" means Parent's 2008 Stock Option Plan (as amended from time to time) and Parent's 2016 Stock Option and Incentive Plan (as amended from time to time).

          (uu) "Parent 401(k) Plan" shall mean a defined contribution plan that is sponsored by Parent or one of its Affiliates that is qualified under Section 401(a) of the Code and that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.

         (vv)  "Permits" means governmental franchises, licenses, permits, authorizations, variances, exemptions, orders, registrations, clearances and approvals.

          (ww)  "Permitted Liens" means any (1) Lien (i) for Taxes or governmental assessments, charges or claims of payment (A) not yet delinquent or (B) being contested in good faith in appropriate proceedings, (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar lien arising in the ordinary course of business, (iii) with respect to zoning, planning, and other limitations and restrictions, including all rights of any Governmental Entity (but not violations thereof), (iv) in the case of any Contract, Liens that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract or any license of Intellectual Property Rights, (v) with respect to this Agreement and Liens created by the execution and delivery of this Agreement, (vi) which is disclosed on the most recent consolidated balance sheet of the Company or Parent, as applicable, or notes thereto which has been previously provided to Parent or the Company, as applicable or (vii) for which adequate reserves have been established and (2) non-exclusive licenses of Intellectual Property Rights in the ordinary course of business consistent with past practice.

         (xx)  "Person" means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          (yy) "Personal Information" means information and data that is linked or linkable to a natural person, including, without limitation, any information specifically defined or identified in any Company and the Company Subsidiaries privacy policy as "personal information," "personal data," "personally identifiable information," or "PII". Personal Information may relate to any identifiable natural person, including a current, prospective or former customer, employee or vendor of any Person. Personal Information includes information in any form, including paper, electronic and other forms.

          (zz) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or from any building, structure, facility or fixture.

          (aaa)  "SEC" means the Securities and Exchange Commission.

          (bbb)  "Securities Act" means the Securities Act of 1933, as amended.

          (ccc)  "Software" means computer software code, applications, configuration files and data, software implementations of algorithms, recipes, models and methodologies, utilities, development tools, diagnostics, databases, control and quality systems, firmware and embedded systems, whether in source code, interpreted code, firmware or object code form, together with all boot, compilation, configuration, debugging, performance analysis and runtime files, libraries, data, documentation and other information accompanying such software.

          (ddd)  "SOX" means the Sarbanes-Oxley Act of 2002.

          (eee)  "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing Person or body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

          (fff) "Tax Authority" means any Governmental Entity responsible for the assessment, determination, collection or administration of any Tax (domestic or foreign).

          (ggg)  "Tax Return" means all Tax returns, declarations, statements, reports, claims for refund, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed with a Tax Authority relating to Taxes.

          (hhh)  "Taxes" means any and all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, escheat, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, real property, personal property, withholding, excise, production, value added, occupancy and other taxes, duties, tariffs, levies, or assessments in the nature of a tax, in each case that is imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

        8.13    Assignment.    This Agreement shall not be assignable by operation of Law or otherwise; provided that Parent may designate, prior to the Effective Time, by written notice to the Company, another Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Sub as of the date of this Agreement) and all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall also be made with respect to such other Subsidiary as of the date of such designation; provided that such assignment shall not relieve Parent of its obligations hereunder or otherwise enlarge, alter or change any obligation of any other Party hereto or due to Parent or such other Subsidiary. Any assignment in contravention of the preceding sentence shall be null and void.

        8.14    Specific Performance.     The Parties acknowledge and agree that irreparable damage would occur and that the Parties would not have any adequate remedy at Law if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in accordance with Section 8.5, without proof of actual damages (and each Party hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach or that the Company or Parent otherwise have an adequate remedy at law.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

TWILIO INC.
By:	/s/ JEFF LAWSON
	Name:	Jeff Lawson
	Title:	Chief Executive Officer
TOPAZ MERGER SUBSIDIARY, INC.
By:	/s/ JEFF LAWSON
	Name:	Jeff Lawson
	Title:	Chief Executive Officer
SENDGRID, INC.
By:	/s/ SAMEER DHOLAKIA
	Name:	Sameer Dholakia
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SENDGRID, INC.

FIRST:	The name of this corporation is: SendGrid, Inc.
SECOND:	Its registered office in the State of Delaware is to be located at:
c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD:	The purpose of the corporation shall be:
To carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
FOURTH:	The total number of shares of stock which this corporation is authorized to issue is:
One thousand (1,000) shares of Common Stock, par value $0.001 per share.
FIFTH:	The Corporation shall have perpetual existence.
SIXTH:

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

SEVENTH:	Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
EIGHTH:

The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the corporation (and any other persons to which applicable law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after the effective date of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Article Eighth shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article Eighth in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

NINTH:

The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Ninth.

        [The remainder of this page is intentionally left blank]

        IN WITNESS WHEREOF, the undersigned, being an authorized signatory of the Company, hereby acknowledges that the foregoing Certificate of Incorporation is his or her act and deed and that the facts stated herein are true.

/s/ Name: Authorized Signatory

Exhibit B

TAX REPRESENTATION LETTER

TO BE EXECUTED BY SENDGRID, INC.

[            ], 2018

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304	Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018
Re:
Reorganization pursuant to the Agreement and Plan of Merger and Reorganization including the exhibits thereto (the "Reorganization Agreement"), made and entered into as of October 15, 2018, by and among Twilio Inc., a Delaware corporation ("Twilio"), Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Twilio ("Merger Sub"), and SendGrid, Inc., a Delaware corporation ("SendGrid")

Ladies and Gentlemen:

        This letter is supplied to you in connection with your rendering of opinions regarding certain U.S. federal income tax consequences of the merger described in the Reorganization Agreement (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. For purposes of this letter, any reference to Twilio, Merger Sub or SendGrid includes a reference to any successor or predecessor of such corporation, except that SendGrid shall not be treated as a successor of Merger Sub and Merger Sub shall not be treated as a predecessor of SendGrid.

        After consulting with its counsel and auditors regarding the meaning of (including with respect to any reference to the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, or Revenue Rulings issued by the Internal Revenue Service, the meaning of such references) and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

        1.     The facts, representations and warranties contained in the Reorganization Agreement to the extent such facts, representations and warranties pertain to SendGrid are true, correct and complete and will be true, correct, and complete at the Effective Time, and, to the knowledge of SendGrid, all other facts, representations and warranties contained in the Reorganization Agreement are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time. The facts and other information regarding the Merger contained in the Registration Statement on Form S-4 filed by Twilio with the Securities and Exchange Commission registering the shares of Parent Class A Common Stock to be issued in the Merger, as amended through the date hereof (the "Registration Statement"), to the extent such facts and other information pertain to SendGrid are true, correct and complete and will be true, correct, and complete at the Effective Time, and, to the knowledge of SendGrid, all other facts and information relating to the Merger contained in the Registration Statement are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time.

        2.     The Reorganization Agreement and the other agreements referenced therein represent the entire understanding of SendGrid with respect to the Merger, and SendGrid is not aware of any agreements between or among any shareholders of Twilio or SendGrid with respect to the shares of Parent Class A Common Stock to be issued in the Merger.

        3.     SendGrid's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes.

        4.     The terms of the Reorganization Agreement and the other agreements related thereto are the product of arm's length negotiations.

        5.     The Merger will be consummated in accordance with the Reorganization Agreement, and SendGrid has no plan or intention to waive or modify any part of any material provision thereof.

        6.     The Merger will be effected pursuant to the laws of the State of Delaware and will qualify as a statutory merger under applicable Delaware law.

        7.     Pursuant to the Reorganization Agreement, (i) Merger Sub will merge with and into SendGrid, and SendGrid will acquire all of the assets and liabilities, if any, of Merger Sub (other than the Parent Class A Common Stock and any cash payable in lieu of fractional shares of Parent Class A Common Stock under Section 2.1(a) of the Reorganization Agreement (collectively the "Total Consideration") used to consummate the Merger and the obligation to exchange such Total Consideration for stock of SendGrid), and (ii) Merger Sub's separate legal existence will cease.

        8.     Immediately following the Merger, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by SendGrid immediately prior to the Merger will continue to be held by SendGrid. For the purpose of this representation, the following assets will be treated as property held by SendGrid immediately prior to the Merger but not subsequent to the Merger: (i) assets disposed of by SendGrid prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by SendGrid, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Twilio regarding the Merger (the "Pre-Merger Period")); (ii) assets used by SendGrid to pay SendGrid stockholders for expenses or liabilities incurred in connection with the Merger; (iii) cash of SendGrid used to pay SendGrid stockholders in lieu of fractional shares; and (iv) assets used by SendGrid to make distribution, redemption or other payments in respect of stock of SendGrid or options to acquire SendGrid stock or other rights to acquire SendGrid stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

        9.     Pursuant to Section 2.5 of the Reorganization Agreement, no dissenter's or appraisal rights shall be available to SendGrid stockholders in connection with the Merger or any other transaction contemplated by the Reorganization Agreement.

        10.   Other than in the ordinary course of business or pursuant to its obligations under the Reorganization Agreement, SendGrid has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period.

        11.   At the Effective Time of the Merger, SendGrid will have no outstanding equity interests, other than those disclosed in Section 3.3 of the Reorganization Agreement. At the Effective Time of the Merger, except as specified in the Reorganization Agreement, SendGrid will have no outstanding warrants, options, convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of capital stock of SendGrid or any other equity interest in SendGrid, other than those disclosed in Section 3.3 of the Reorganization Agreement.

        12.   In the Merger, shares of stock of SendGrid representing Control of SendGrid will be exchanged for voting stock of Twilio. At the Effective Time of the Merger, there will exist no rights to acquire stock of SendGrid or to vote (or restrict or otherwise control the vote of) shares of stock of SendGrid which, if exercised, would affect Twilio's acquisition and retention of Control of SendGrid.

SendGrid has no plan or intention to issue additional shares of stock of SendGrid after the Merger, or take any other action, that would result in Twilio losing Control of SendGrid. For purposes of this paragraph, shares of stock of SendGrid exchanged in the Merger for cash and other property (including, without limitation, cash paid in lieu of fractional shares of Parent Class A Common Stock, if any) will be treated as shares of stock of SendGrid outstanding on the date of the Merger but not exchanged for shares of voting stock of Twilio. As used in this letter, "Control" means the direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of a corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

        13.   The total fair market value of all consideration other than Parent Class A Common Stock received by stockholders of SendGrid in the Merger (including, without limitation, cash paid in lieu of fractional shares of Parent Class A Common Stock, if any) will be less than twenty percent (20%) of the aggregate fair market value of all shares of stock of SendGrid outstanding immediately prior to the Merger.

        14.   SendGrid's trade or business was not entered into by SendGrid as part of a plan of reorganization.

        15.   The business currently carried on by SendGrid is the business it has conducted most recently and is its "historic business" within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of SendGrid have been sold, transferred or otherwise disposed of that would prevent Twilio or a member of its Qualified Group from continuing the "historic business" of SendGrid or from using a "significant portion" of SendGrid's historic business assets in a business following the transaction. For purposes of this representation, Twilio's "Qualified Group" means one or more chains of corporations connected through stock ownership with Twilio, but only if Twilio owns directly stock representing Control in at least one of such other corporations, and stock representing Control in each of the corporations (except Twilio) is owned directly by one such other corporations.

        16.   The liabilities of SendGrid have been incurred by SendGrid in the ordinary course of its business.

        17.   The fair market value of the assets of SendGrid exceeds the sum of (i) the amount of the liabilities of SendGrid immediately prior to the Effective Time and (ii) the amount of any money and the fair market value of any other property (other than stock permitted to be received under Section 354 of the Code without the recognition of gain). received by the stockholders of SendGrid in connection with the exchange of shares of stock of SendGrid for the Total Consideration used to consummate the Merger. For this purpose, assets of SendGrid that are not held immediately after the exchange and liabilities of SendGrid that are extinguished for federal income tax purposes in the exchange (other than ones, if any, to Merger Sub) are disregarded.

        18.   To the knowledge of SendGrid, neither Twilio nor any affiliate of Twilio owns, or has owned during the past five (5) years, directly or indirectly, any shares of stock of SendGrid or rights to acquire such stock.

        19.   SendGrid is not, and will not prior to the Effective Time elect to be, a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the fair market value of the assets of which is stock and securities and eighty percent (80%) or more of the fair market value of the total assets of which is held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation will be considered a subsidiary if the parent corporation owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining the fair market value of the total assets, there will be excluded cash and cash items (including without limitation receivables) government securities, and assets acquired (through indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

        20.   SendGrid is not, and will not be at the Effective Time, under the jurisdiction of a court in a Title 11 or similar case. For purposes of the foregoing, a "Title 11 or similar case" means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

        21.   SendGrid has not redeemed and no SendGrid Related Person has purchased any SendGrid stock prior to and in connection with the Merger. For purposes of this letter, a "SendGrid Related Person" shall mean:

  (a)
  a corporation that has been a member of an Affiliated Group (as defined herein) of which SendGrid is a member, or

  (b)
  a corporation in which SendGrid owns or has owned, or that owns or has owned with respect to SendGrid, directly or indirectly, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause, (i) any stock owned by 5% or greater stockholders of SendGrid; (ii) a proportionate share of the stock owned by entities in which SendGrid owns an interest; and (iii) any SendGrid stock that may be acquired pursuant to the exercise of options.

        For purposes of this letter, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if

  (a)
  the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

  (b)
  stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

  For purposes of the preceding sentence, "stock" does not include any stock that (a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

        22.   Except with respect to payments of cash in lieu of fractional shares of Parent Class A Common Stock, if any, one hundred percent (100%) of the stock of SendGrid outstanding immediately prior to the Merger will be exchanged solely for Parent Class A Common Stock in the Merger. For purposes of this representation, SendGrid stock redeemed for cash or other property furnished by Twilio or any Twilio Related Person will be considered as acquired by Twilio. For purposes of this letter, a "Twilio Related Person" shall have the same meaning as a SendGrid Related Person replacing references to "SendGrid" with references to "Twilio.

        23.   The fair market value of Parent Class A Common Stock and cash in lieu of fractional shares of Parent Class A Common Stock received by each stockholder of SendGrid will be approximately equal to the fair market value of the shares of stock of SendGrid surrendered in exchange therefor, and the aggregate consideration received by stockholders of SendGrid pursuant to the Reorganization

Agreement in exchange for their stock of SendGrid will be approximately equal to the fair market value of all of the outstanding shares of stock of SendGrid immediately prior to the Merger.

        24.   Each of Twilio, Merger Sub and SendGrid and each stockholder of SendGrid will pay separately his, her or its own expenses relating to the Merger.

        25.   There is no intercorporate indebtedness existing between Twilio and SendGrid, or between Merger Sub and SendGrid, that was issued or acquired at and will be settled at a discount. No liabilities or expenses of any person, whether fixed or contingent, will be assumed directly or indirectly by Twilio or SendGrid in connection with the Merger nor will any person transfer any assets subject to liabilities to Twilio or SendGrid as part of the Merger.

        26.   None of the compensation received by any stockholder of SendGrid that provides or has provided services to SendGrid (a "Service Provider") will be separate consideration for, or allocable to, any of their shares of stock of SendGrid. None of the Parent Class A Common Stock received by any Service Provider in the Merger will be separate consideration for, or allocable to any employment agreement, consulting agreement, covenant not to compete or release, or any other similar agreement or arrangement. The compensation paid to any Service Provider will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        27.   To the knowledge of SendGrid, there are no agreements or arrangements with respect to the voting rights associated with the Parent Class A Common Stock to be issued in the Merger.

        28.   The payment of cash in lieu of fractional shares of Parent Class A Common Stock is solely for the purpose of avoiding the expense and inconvenience to Twilio of issuing fractional shares and does not represent separately bargained-for consideration. The fractional shares of Parent Class A Common Stock to which a SendGrid stockholder would be entitled will be aggregated on a class-by-class basis, and no SendGrid stockholder will receive cash with respect to fractional shares of Parent Class A Common Stock in an amount equal to or greater than the value of one full share of such Parent Class A Common Stock (as determined pursuant to the Reorganization Agreement).

        29.   With respect to each instance, if any, in which shares of stock of SendGrid have been purchased by a stockholder of Twilio (a "Twilio Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the knowledge of SendGrid, (a) the Stock Purchase was not made by such Twilio Stockholder as a representative, or for the benefit, of Twilio, and (b) the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

        30.   There are no written agreements regarding the Merger other than the Reorganization Agreement, and any other agreement to which the Reorganization Agreement expressly refers. There are no other agreements involving SendGrid (including without limitation an agreement or arrangement that could reasonably be viewed as furnishing consideration other than Parent Class A Common Stock upon the surrender of SendGrid stock in connection with the Merger) that could render any representations in this letter untrue or incomplete.

        31.   SendGrid is authorized to make all of the representations set forth herein.

        The undersigned recognizes that (i) your opinions will be based on, among other things, the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Reorganization Agreement and the various other documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects; and (iii) your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

        The undersigned undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Date.

        Notwithstanding anything herein to the contrary, except as provided in the third sentence of paragraph 12 above, the undersigned makes no representations regarding any actions or conduct of SendGrid pursuant to Twilio's exercise of Control over SendGrid after the Merger.

Very truly yours,
SENDGRID, INC., a Delaware corporation
By:
Terry Lang
Senior Director of Tax

[Signature page to SendGrid Tax Representation Letter]

Exhibit C

TAX REPRESENTATION LETTER

TO BE EXECUTED BY TWILIO, INC.
AND TOPAZ MERGER SUBSIDIARY, INC.

[            ], 2018

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304	Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018
Re:
Reorganization pursuant to the Agreement and Plan of Merger and Reorganization including the exhibits thereto (the "Reorganization Agreement"), made and entered into as of October 15, 2018, by and among Twilio Inc., a Delaware corporation ("Twilio"), Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Twilio ("Merger Sub"), and SendGrid, Inc., a Delaware corporation ("SendGrid")

Ladies and Gentlemen:

        This letter is supplied to you in connection with your rendering of opinions regarding certain U.S. federal income tax consequences of the merger described in the Reorganization Agreement (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. For purposes of this letter, any reference to Twilio, Merger Sub or SendGrid includes a reference to any successor or predecessor of such corporation, except that SendGrid shall not be treated as a successor of Merger Sub and Merger Sub shall not be treated as a predecessor of SendGrid.

        After consulting with their counsel and auditors regarding the meaning of (including with respect to any reference to the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, or Revenue Rulings issued by the Internal Revenue Service, the meaning of such references) and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant.

        1.     The facts, representations and warranties contained in the Reorganization Agreement to the extent such facts, representations and warranties pertain to Twilio and/or Merger Sub are true, correct and complete and will be true, correct, and complete at the Effective Time,, and, to the knowledge of Twilio, all other facts, representations and warranties contained in the Reorganization Agreement are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time. The facts and other information regarding the Merger contained in the Registration Statement on Form S-4 filed by Twilio with the Securities and Exchange Commission registering the shares of Parent Class A Common Stock to be issued in the Merger, as amended through the date hereof (the "Registration Statement"), to the extent such facts and other information pertain to Twilio and/or Merger Sub are true, correct and complete and will be true, correct, and complete at the Effective Time, and, to the knowledge of Twilio, all other facts and information relating to the Merger contained in the Registration Statement are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time.

        2.     The Reorganization Agreement and the other agreements referenced therein represent the entire understanding of Twilio with respect to the Merger, and Twilio is not aware of any agreements between or among any shareholders of Twilio or SendGrid or persons related to Twilio or SendGrid with respect to the Parent Class A Common Stock to be issued in the Merger.

        3.     Twilio's principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

        4.     The terms of the Reorganization Agreement and the other agreements related thereto are the product of arm's length negotiations.

        5.     The Merger will be consummated in accordance with the Reorganization Agreement, and Twilio has no plan or intention to waive or modify any part of any material provision thereof.

        6.     The Merger will be effected pursuant to the laws of the State of Delaware and will qualify as a statutory merger under applicable Delaware law.

        7.     At all times prior to the Effective Time, Twilio will own all of the stock and other equity interests in Merger Sub.

        8.     Merger Sub is a newly formed corporation formed solely for the purpose of effecting the Merger and has conducted no business or other activities except in connection with the Merger. Merger Sub has no assets and no liabilities other than the Parent Class A Common Stock and any cash payable in lieu of fractional shares of Parent Class A Common Stock under Section 2.1(a) of the Reorganization Agreement (collectively the "Total Consideration"), used to consummate the Merger and the obligation to exchange such Total Consideration for stock of SendGrid.

        9.     Pursuant to the Reorganization Agreement, (i) Merger Sub will merge with and into SendGrid, and SendGrid will acquire all of the assets and liabilities, if any, of Merger Sub (other than the Total Consideration and exchange obligation described in paragraph 8 above) and (ii) Merger Sub's separate legal existence will cease.

        10.   Immediately following the Merger, to the Knowledge of Twilio at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by SendGrid immediately prior to the Merger will continue to be held by SendGrid. For purposes of this representation, the following assets will be treated as assets held by SendGrid immediately prior to the Merger but not by SendGrid subsequent to the Merger: (i) assets disposed of by SendGrid prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by SendGrid other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between Twilio and SendGrid regarding the Merger (the "Pre-Merger Period")); (ii) assets used by SendGrid to pay SendGrid stockholders for expenses or liabilities incurred in connection with the Merger; (iii) cash used by SendGrid to make payments in lieu of fractional shares; and (iv) assets used by SendGrid to make distribution, redemption or other payments in respect of stock or options to acquire SendGrid stock or other rights to acquire SendGrid stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto. For the avoidance of doubt, over time and in the ordinary course of business, Twilio intends, within the Twilio Qualified Group (as defined below), to migrate certain data centers and to move certain employees, contracts and intellectual property of SendGrid that will be acquired in the Merger.

        11.   Pursuant to Section 2.5 of the Reorganization Agreement, no dissenter's or appraisal rights shall be available to SendGrid stockholders in connection with the Merger or any other transaction contemplated by the Reorganization Agreement.

        12.   Except with respect to payments of cash in lieu of fractional shares of Parent Class A Common Stock, if any, one hundred percent (100%) of the stock of SendGrid outstanding immediately prior to the Merger will be exchanged solely for Parent Class A Common Stock in the Merger. For purposes of this representation, SendGrid stock redeemed for cash or other property furnished by Twilio or any Twilio Related Person (as defined below) will be considered as acquired by Twilio.

        13.   The total fair market value of all consideration other than Parent Class A Common Stock received by stockholders of SendGrid in the Merger (including, without limitation, cash paid in lieu of fractional shares of Parent Class A Common Stock) will be less than twenty percent (20%) of the aggregate fair market value of shares of stock of SendGrid outstanding immediately before the Merger.

        14.   The fair market value of Parent Class A Common Stock and cash in lieu of fractional shares of Parent Class A Common Stock received by each stockholder of SendGrid will be approximately equal to the fair market value of the shares of stock of SendGrid surrendered in exchange therefor, and the aggregate consideration received by stockholders of SendGrid pursuant to the Reorganization Agreement in exchange for their stock of SendGrid will be approximately equal to the fair market value of all of the outstanding shares of stock of SendGrid immediately prior to the Merger.

        15.   Parent Class A Common Stock is voting stock and is entitled to vote in the election of directors of Twilio and on all other matters put forth to stockholders of Twilio. To the knowledge of Twilio and Merger Sub, there are no agreements or arrangements with respect to the voting rights associated with the Parent Class A Common Stock to be issued in the Merger.

        16.   In the Merger, shares of stock of SendGrid representing Control of SendGrid will be exchanged for shares of voting stock of Twilio. As used in this letter, "Control" means the direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of a corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person. At the Effective Time, to the Knowledge of Twilio, there will exist no rights to acquire shares of stock of SendGrid or to vote (or restrict or otherwise control the vote of) shares of stock of SendGrid that, if exercised, would affect Twilio's acquisition and retention of Control of SendGrid. For purposes of this paragraph, shares of stock of SendGrid exchanged in the Merger for cash and other property (including, without limitation, cash paid in lieu of fractional shares) will be treated as shares of stock of SendGrid outstanding on the date of the Merger but not exchanged for shares of voting stock of Twilio.

        17.   Twilio has no plan or intention to cause SendGrid to issue additional shares of stock of SendGrid after the Merger, or take any other action, that would result in Twilio losing Control of SendGrid.

        18.   Neither Twilio nor Merger Sub is, nor will be at the Effective Time, under the jurisdiction of a court in a Title 11 or similar case. For purposes of the foregoing, a "Title 11 or similar case" means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

        19.   Immediately after the Effective Time, the fair market value of Twilio's assets will exceed the amount of its liabilities.

        20.   Neither Twilio nor any "Twilio Related Persons", will, in connection with the Merger, redeem, purchase or otherwise acquire shares of Parent Class A Common Stock to be issued in the Merger. Except as otherwise provided in the next succeeding sentence, for purposes of this representation, shares of stock of SendGrid that Twilio or a Twilio Related Person acquires prior or subsequent to or in connection with the Merger, for consideration other than Parent Class A Common Stock, shall be treated as shares of stock of SendGrid exchanged for Parent Class A Common Stock issued in the Merger, which Parent Class A Common Stock subsequently was acquired by Twilio or a Twilio Related Person in connection with the Merger. For purposes of this representation, repurchases in the open market pursuant to an ongoing stock repurchase program that was not created or modified in connection with the Merger, operating within the guidelines set forth in Revenue Ruling 99-58, 1999-2 C.B. 701, will be disregarded. For purposes of this letter, a "Twilio Related Person" shall mean:

  (a)
  a corporation that has been a member of an Affiliated Group of which Twilio is a member, or

  (b)
  a corporation in which Twilio owns or has owned, or that owns or has owned with respect to Twilio, directly or indirectly, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause, (i) any stock owned by 5% or greater stockholders of Twilio; (ii) a proportionate share of the stock owned by entities in which Twilio owns an interest; and (iii) any Twilio stock that may be acquired pursuant to the exercise of options.

        For purposes of this letter, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if

  (a)
  the common parent directly owns stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

  (b)
  stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is directly owned by one or more of the other corporations.

  For purposes of the preceding sentence, "stock" does not include any stock that (a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

        21.   During the past five (5) years, none of the outstanding shares of capital stock of SendGrid, including the right to acquire or vote any such shares, have, directly or indirectly, been owned by Twilio or, to Twilio's knowledge, affiliates of Twilio.

        22.   No stockholder of SendGrid purchased or holds its shares of stock of SendGrid as agent for Twilio or is otherwise acting as agent for Twilio in connection with the Merger or the approval thereof. Twilio has not reimbursed and has no plan or intention to reimburse any stockholder of SendGrid for any stock of SendGrid such stockholder may have purchased or for other obligations such stockholder may have incurred, or advance to any stockholder of SendGrid the purchase price of any of such shares of stock of SendGrid. At no time was any stockholder of SendGrid obligated or required to surrender any of its shares of stock of SendGrid to Twilio.

        23.   Twilio has no plan or intention to: (i) liquidate SendGrid; (ii) merge (except for the Merger) SendGrid with or into another corporation including an affiliate of Twilio; (iii) sell, distribute or otherwise dispose of the stock of SendGrid; or (iv) cause SendGrid to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business, for the payment of expenses incurred by SendGrid pursuant to the Merger, or transfers or successive transfers permitted by section 368(a)(2)(C) of the Code and by Treasury Regulations ("Treas. Reg.") Section 1.368-2(k). For purposes of this representation, "dispose" means to sell, exchange, contribute or other transactions that result in a direct or indirect transfer of the risk of ownership. For the avoidance of doubt, over time and in the ordinary course of business, Twilio intends, within the Twilio Qualified Group (as defined below), to migrate certain data centers and to move certain employees, contracts and intellectual property of SendGrid that will be acquired in the Merger.

        24.   Assuming the correctness of the representation in paragraph 14 of the representation letter executed by SendGrid, which states that SendGrid's trade or business was not entered into by SendGrid as part of a plan of reorganization, Twilio or a member of its Qualified Group will continue SendGrid's historic business or use a significant portion of SendGrid's historic business assets in a business. Twilio will be treated as owning its proportionate share of SendGrid's historic business assets used in a business of any partnership in which members of Twilio's Qualified Group either own a significant interest or have active and substantial management functions as a partner with respect to that partnership business. For purposes of this representation, as contemplated by Treas. Reg. Section 1.368-1(d)(4)(ii), members of Twilio's "Qualified Group" include corporations in any one or more chains of corporations connected through stock ownership with Twilio, but only if Twilio owns directly stock representing Control in at least one of such other corporations, and stock representing Control in each of the other corporations (other than Twilio) is owned directly (or indirectly as provided in Treas. Reg. Section 1.368-1(d)(4)(iii)(D)) by one of such other corporations.

        25.   The payment of cash in lieu of fractional shares of Parent Class A Common Stock is solely for the purpose of avoiding the expense and inconvenience to Twilio of issuing fractional shares and does not represent separately bargained-for consideration. The fractional shares of Parent Class A Common Stock to which a SendGrid stockholder would be entitled will be aggregated on a class-by-class basis, and no SendGrid stockholder will receive cash with respect to fractional shares of Parent Class A Common Stock in an amount equal to or greater than the value of one full share of such Parent Class A Common Stock (as determined pursuant to the Reorganization Agreement).

        26.   Neither Twilio nor Merger Sub is, and will not prior to the Effective Time elect to be, a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the fair market value of the assets of which is stock and securities and eighty percent (80%) or more of the fair market value of the total assets of which is held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation will be considered a subsidiary if the parent corporation owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining the fair market value of the total assets, there will be excluded cash and cash items (including without limitation receivables) government securities, and assets acquired (through indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

        27.   Each of Twilio, Merger Sub, and SendGrid and each stockholder of SendGrid will pay separately his, her or its own expenses relating to the Merger.

        28.   There is no intercorporate indebtedness existing between Twilio and SendGrid, or between Merger Sub and SendGrid, that was issued or acquired at and will be settled at a discount. No liabilities or expenses of any person, whether fixed or contingent, will be assumed directly or indirectly by Twilio or SendGrid in connection with the Merger nor will any person transfer any assets subject to liabilities to Twilio or SendGrid as part of the Merger.

        29.   None of the compensation received by any stockholder of SendGrid that provides or has provided services to SendGrid (a "Service Provider") will be separate consideration for, or allocable to, any of their shares of stock of SendGrid. None of the shares of Parent Class A Common Stock received by any Service Provider in the Merger will be separate consideration for, or allocable to any employment agreement, consulting agreement, covenant not to compete or release, or any other similar agreement or arrangement. The compensation paid to any Service Provider will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        30.   With respect to each instance, if any, in which shares of stock of SendGrid have been purchased by a stockholder of Twilio (a "Twilio Stockholder") during the Pre-Merger Period (a "Stock

Purchase"): (i) (a) the Stock Purchase was not made by such Twilio Stockholder as a representative, or for the benefit, of Twilio, and to the Knowledge of Twilio (b) the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

        31.   There are no written agreements regarding the Merger other than the Reorganization Agreement, and any other agreement to which the Reorganization Agreement expressly refers. There are no other agreements involving Twilio (including, without limitation, an agreement or arrangement that could reasonably be viewed as furnishing consideration other than Parent Class A Common Stock upon the surrender of SendGrid stock in connection with the Merger) that could render any representations in this letter untrue or incomplete.

        32.   None of Twilio, Merger Sub or, after the Effective Time, SendGrid will take any position on any United States federal, state or local income or franchise tax return, or take any other United States tax reporting position, that is inconsistent with (i) any of the representations in this letter, or (ii) the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code (or applicable provisions of state or local income tax or franchise tax law), in each case unless otherwise required by a determination within the meaning of Section 1313(a)(1) of the Code (or by comparable provisions of state or local income tax or franchise tax law).

        33.   Following the Merger, Twilio, Merger Sub, and SendGrid will comply with the record-keeping and information filing requirements of Treas. Reg. Section 1.368-3.

        34.   Twilio and Merger Sub are authorized to make all of the representations set forth herein.

        The undersigned recognize that: (i) your opinions will be based on, among other things, the accuracy of the representations set forth herein and the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Reorganization Agreement and the various other documents related thereto; (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects; and (iii) your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

        The undersigned undertake to inform you immediately should any of the foregoing statements or representations become untrue, incorrect, or incomplete in any respect on or prior to the Effective Time.

Very truly yours,
TWILIO INC., a Delaware corporation
By:
Title:

TOPAZ MERGER SUBSIDIARY, INC. a Delaware corporation
By:
Title:

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment"), dated as of December 13, 2018 is entered into by and among Twilio Inc., a Delaware corporation ("Twilio"); Topaz Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Twilio ("Merger Sub"); and SendGrid, Inc., a Delaware corporation ("SendGrid" and collectively with Twilio and Merger Sub, the "Parties," and each a "Party"). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, by and among the Parties (the "Merger Agreement").

        WHEREAS, the Parties desire to amend the definition of Company UK Option and Section 2.4(b) of the Merger Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        1.    Amendment to Section 8.12(n).    The definition of Company UK Option in Section 8.12(n) of the Merger Agreement shall be amended and restated in its entirety and shall read as follows:

        "Company UK Option" means a Company Option granted under a Company UK Sub-Plan or otherwise held by a UK resident as agreed to by Parent and the Company."

        2.    Amendment to Section 2.4(b).    Section 2.4(b) of the Merger Agreement shall be amended and restated in its entirety and shall read as follows:

    "(b) At the Effective Time, each Company UK Option that is outstanding and unexercised immediately prior to the Effective Time (whether or not vested) (other than a Company UK Option covered by Section 2.4(c)) shall, provided the holder thereof has so agreed on or prior to the Business Day prior to the Closing Date (absent which agreement, such Company UK Option shall lapse as of immediately prior to the Effective Time), be cancelled and converted into a right to receive the number of shares of Parent Class A Common Stock equal to (A) the result of (i) the number of Shares subject to the Company UK Option immediately prior to the Effective Time multiplied by the excess, if any, of (x) the Company Share Value over (y) the per share exercise price for Shares subject to the corresponding Company UK Option immediately prior to the Effective Time, divided by (ii) the Company Share Value multiplied by (B) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share."

        3.    Full Force and Effect.    Except as expressly amended hereby, each term, provision, Exhibit and Schedule of the Merger Agreement shall and does remain in full force and effect.

        4.    References.    Each reference in the Merger Agreement to "this Agreement," "hereof," "herein" and "hereunder" and words of similar import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Notwithstanding anything to the contrary herein, all references in the Merger Agreement, the Company Disclosure Letter and the Parent Disclosure Letter to "the date hereof" or "the date of this Agreement" shall refer to October 15, 2018.

        5.    Headings.    The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

        6.    Miscellaneous.    The provisions of Sections 8.2 (Modification or Amendment), 8.4 (Counterparts; Effectiveness; .pdf Signature), 8.5 (Governing Law and Venue; Waiver of Jury Trial), 8.6

(Notices), 8.7 (Entire Agreement), 8.8 (No Third Party Beneficiaries), 8.10 (Severability), 8.11 (Interpretation) and 8.13 (Assignment) of the Merger Agreement shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

TWILIO INC., a Delaware corporation
By:	/s/ JEFF LAWSON
	Name:	Jeff Lawson
	Title:	Chief Executive Officer
TOPAZ MERGER SUBSIDIARY, INC., a Delaware corporation
By:	/s/ JEFF LAWSON
	Name:	Jeff Lawson
	Title:	Chief Executive Officer
SENDGRID, INC., a Delaware corporation
By:	/s/ SAMEER DHOLAKIA
	Name:	Sameer Dholakia
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger and Reorganization]

ANNEX B

PERSONAL AND CONFIDENTIAL

October 15, 2018

Board of Directors
Twilio Inc.
375 Beale Street, Suite 300
San Francisco, CA 94105

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to Twilio Inc. (the "Company") of the exchange ratio (the "Exchange Ratio") of 0.485 shares of Class A Common Stock, par value $0.001 per share (the "Company Common Stock"), of the Company to be issued in exchange for each share of Common Stock, par value $0.001 per share (the "SendGrid Common Stock"), of SendGrid, Inc. ("SendGrid") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018 (the "Agreement"), by and among the Company, Topaz Merger Subsidiary, Inc. and SendGrid.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, SendGrid and any of their respective affiliates and third parties, including, Bessemer Venture Partners, an affiliate of the Company and of SendGrid ("Bessemer"), and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as bookrunning manager with respect to a public offering of 7,000,000 shares of Company Common Stock in October 2016; and as bookrunning manager with respect to a private offering of the Company's Convertible Senior Notes due 2023 (aggregate principal amount $475,000,000) in May 2018. We also have provided certain financial advisory and/or underwriting services to Bessemer and/or its affiliates and portfolio companies from time to time. We may also in the future provide financial advisory and/or underwriting services to the Company, SendGrid, Bessemer and their respective affiliates and, as applicable, portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Bessemer and its affiliates from time to time and may have invested in limited partnership units of affiliates of Bessemer from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 2017; annual report to stockholders and Annual Report on Form 10-K of SendGrid for the year ended December 31, 2017; the Company's Registration Statement on Form S-1, including the prospectus contained therein dated October 20, 2016 relating to a public offering of 7,000,000 shares of

Company Common Stock; SendGrid's Registration Statement on Form S-1, including the prospectus contained therein dated April 5, 2018 relating to a public offering of 6,534,234 shares of SendGrid Common Stock; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and SendGrid; certain other communications from the Company and SendGrid to their respective stockholders; certain publicly available research analyst reports for the Company and SendGrid; certain internal financial analyses and forecasts for SendGrid prepared by its management; and certain internal financial analyses and forecasts for the Company stand-alone and pro forma for the Transaction and certain financial analyses and forecasts for SendGrid, in each case, as prepared by the management of the Company and approved for our use by the Company (the "Forecasts"), and certain operating synergies projected by the managements of the Company and SendGrid to result from the Transaction, as approved for our use by the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and SendGrid regarding their assessment of the past and current business operations, financial condition and future prospects of SendGrid and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Company Common Stock and the shares of SendGrid Common Stock; compared certain financial and stock market information for the Company and SendGrid with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the enterprise software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or SendGrid or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or SendGrid or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or SendGrid , or any class of such persons in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or SendGrid or the ability of the Company or SendGrid to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,
/s/ Goldman Sachs & Co. LLC (GOLDMAN SACHS & CO. LLC)

ANNEX C

October 15, 2018

Board of Directors
SendGrid, Inc.
1801 California Street, Suite 500
Denver, CO 80202

Members of the Board:

        We understand that SendGrid, Inc. (the "Company"), Twilio Inc. (the "Parent") and Topaz Merger Subsidiary, Inc., a direct wholly owned subsidiary of the Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization, substantially in the form of the draft dated October 15, 2018 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock"), other than shares owned by Parent or Merger Sub or held in treasury (collectively, the "Excluded Shares"), will be converted into the right to receive 0.485 shares (the "Exchange Ratio") of Class A common stock, par value $0.001 per share, of the Parent (the "Parent Class A Common Stock") and any cash payable in lieu of fractional shares of Parent Class A Common Stock. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than the Excluded Shares).

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company and the Parent, respectively;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Parent, respectively;

  3)
  Reviewed certain financial projections prepared by the managements of the Company and the Parent, respectively;

  4)
  Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Parent, respectively;

  5)
  Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

  6)
  Discussed the past and current operations and financial condition and the prospects of the Parent, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Parent;

  7)
  Reviewed the pro forma impact of the Merger on the Parent's earnings per share, cash flow, consolidated capitalization and certain financial ratios;

  8)
  Reviewed the reported prices and trading activity for the Company Common Stock and the Parent Class A Common Stock;

  9)
  Compared the financial performance of the Company and the Parent and the prices and trading activity of the Company Common Stock and the Parent Class A Common Stock with that of certain other publicly-traded companies comparable with the Company and the Parent, respectively, and their securities;

  10)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  11)
  Participated in certain discussions and negotiations among representatives of the Company and the Parent and certain parties and their financial and legal advisors;

  12)
  Reviewed the Merger Agreement and certain related documents; and

  13)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Parent, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Parent of the future financial performance of the Company and the Parent. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Parent and the Company and their legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Parent, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company, nor did we negotiate with any of the parties, other than the Parent, which expressed interest to Morgan Stanley in the possible acquisition of the Company or certain of its constituent businesses.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent, the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to be received by the holders of shares of the Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement and does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Parent Class A Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Parent and the Company should vote at the shareholders' meetings to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than the Excluded Shares).

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ OWEN O'KEEFFE
Owen O'Keeffe Managing Director

ANNEX D

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement"), dated as of October 15, 2018, is made by and between SendGrid, Inc., a Delaware corporation (the "Company"), and the undersigned holder (the "Stockholder") of shares of Class A common stock, par value $0.001 per share, of Twilio Inc., a Delaware corporation ("Parent"). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, among Parent, Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MergerCo") and the Company (as such agreement may be subsequently amended or modified, the "Merger Agreement"). For the avoidance of doubt, in no event shall any shares of Class B common stock, par value $0.001 per share, of Parent be subject to this Agreement.

        WHEREAS, Parent, MergerCo and the Company have entered into the Merger Agreement, providing for the merger of MergerCo with and into the Company (the "Merger");

        WHEREAS, the Stockholder beneficially owns and has sole or shared voting power with respect to the number of shares of Parent's Class A common stock and holds stock options or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of Parent's Class A common stock indicated opposite the Stockholder's name on Schedule 1 attached hereto (together with any New Shares (defined in Section 3 below), the "Shares");

        WHEREAS, as an inducement and a condition to the willingness of the Company and MergerCo to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into and perform this Agreement; and

        NOW, THEREFORE, in consideration of, and as a condition to, the Company entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Company in connection therewith, the Stockholder and the Company agree as follows:

        1.    Agreement to Vote Shares.    The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, with respect to the Parent Share Issuance or any Parent Acquisition Proposal, the Stockholder shall:

          (a)   appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   from and after the date hereof until the Expiration Date, vote the Shares (or cause to be voted): (i) in favor of the Parent Share Issuance; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Parent or any Parent Subsidiaries or Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Parent's or any Parent Subsidiaries' or Affiliates' obligations under the Merger Agreement not being fulfilled; and (iii) against any Parent Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

        2.    Expiration Date.    As used in this Agreement, the term "Expiration Date" shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, (c) a Parent Change in Recommendation due to Parent's receipt of a Parent Superior Proposal, to the extent such Parent Change in Recommendation is permitted by, and subject to the applicable terms and conditions of Section 5.3(f) of the Merger Agreement, and (d) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any common law fraud or willful, knowing and material breach of this Agreement prior to termination hereof.

        3.    Additional Purchases.    The Stockholder agrees that any Shares that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, including, without limitation, by the exercise of a Parent Stock Option or the settlement of a Parent RSU ("New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Stockholder agrees to promptly notify the Company in writing of the nature and amount of any New Shares.

        4.    Agreement to Retain Shares and Other Covenants.

          (a)   From and after the date hereof until the Expiration Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) by using already-owned Shares (or effecting a "net exercise" of a Parent Stock Option or a "net settlement" of a Parent RSU) either to pay the exercise price upon the exercise of a Parent Stock Option or to satisfy the Stockholder's tax withholding obligation upon the exercise of a Parent Stock Option or settlement of a Parent RSU, in each case as permitted pursuant to the terms of any of the Parent Stock Plans, (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family or charitable organizations, including a donor-advised fund, or upon the death of the Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement (including expressly agreeing to the irrevocable proxy set forth in Section 6 hereof), (iii) transferring Shares in accordance with the terms of a trading plan established by the Stockholder pursuant to Rule 10b5-1 under the Exchange Act (a "10b5-1 Plan") prior to the date hereof, or (iv) with the Company's prior written consent and in the Company's sole discretion (such exceptions set forth in sections (i) through (iv), referred to as "Permitted Transfers"). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

          For the purposes of this Agreement, a Person shall be deemed to have effected a "Transfer" of a Share if such Person, directly or indirectly (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or disposes (by merger, by testamentary disposition, by the creation of a Lien (as defined in Section 5(c) below), by operation of law or otherwise) of such Share or any interest in such Share, (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

          (b)   The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder's obligations under this Agreement, including, without limitation, attending, if applicable, the Parent Stockholders Meeting or any adjournment or postponement thereof (or executing valid and effective proxies to any other attending participant of a Parent Stockholders Meeting in lieu of attending such Parent Stockholders Meeting or any adjournment or postponement thereof).

        5.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to the Company as follows:

          (a)   the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder;

          (b)   this Agreement (assuming this Agreement constitutes a valid and binding agreement of the Company) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally;

          (c)   the Stockholder beneficially owns and will own of record, the number of Shares indicated opposite such Stockholder's name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

          (d)   the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject;

          (e)   the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his or her obligations under this Agreement in any material respect;

          (f)    No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such;

          (g)   the Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement; and

          (h)   Stockholder agrees that Stockholder will not in Stockholder's capacity as a Stockholder of Parent bring, commence, institute, maintain, prosecute or voluntarily aid any action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of Parent, breaches any fiduciary duty of the Board of Directors of Parent or any member thereof.

        6.    Irrevocable Proxy Coupled with an Interest.    Subject to the last sentence of this Section 6, by execution of this Agreement, the Stockholder does hereby appoint the Company with full power of substitution and resubstitution, as the Stockholder's true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder's rights with respect to the Shares, to vote, each of such Shares solely with respect to the matters set forth in Section 1 hereof at any meeting of the stockholders of the Company or any adjournment or postponement thereof. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST HEREUNDER UNTIL THE EXPIRATION DATE AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE SHARES AND REPRESENTS THAT NONE OF SUCH PREVIOUSLY-GRANTED PROXIES ARE IRREVOCABLE. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

        7.    No Solicitation.    From and after the date hereof until the Expiration Date, Stockholder shall not, and shall not permit his or her Representatives to, directly or indirectly, (a) solicit, initiate or knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (b) participate in any discussions or negotiations or cooperate in any way not permitted by this Section 7 regarding any proposal the consummation of which would constitute a Parent Acquisition Proposal, (c) provide any information or data concerning Parent or any of its subsidiaries to any person in connection with any proposal the consummation of which would constitute a Parent Acquisition Proposal, or (d) approve or recommend, make any public statement approving or recommending, or enter into any agreement related to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, in each case except as expressly permitted by Section 5.3 of the Merger Agreement and subject to the covenants, restrictions and obligations set forth therein.

        8.    No Limitation on Discretion as Director or Fiduciary.    Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, (a) if the Stockholder is serving on the Board of Directors of Parent, from exercising his or her duties and obligations as a director of Parent or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of Parent, or (b) if the Stockholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in his or her capacity as a stockholder.

        9.    Specific Enforcement.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

        10.    Further Assurances.    The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        11.    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company in accordance with Section 8.6 of the Merger Agreement and to each Stockholder at his or her address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

        12.    Certain Restrictions.    The Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect.

        13.    Disclosure.    The Stockholder shall permit Parent and the Company to disclose in all documents and schedules filed with the SEC that the Company determines to be necessary in connection with the Merger and any transactions related to the Merger, the Stockholder's identity and ownership of Shares and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed. None of the information relating to the Stockholder provided by or on behalf of the Stockholder in writing for inclusion in such documents and schedules filed with the SEC will, at the respective times that such documents and schedules are filed with the SEC or are first mailed, contain any untrue statement of material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        14.    Stop Transfer Instructions.    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Stockholder hereby authorizes Parent or its counsel to notify Parent's transfer agent that there is a stop transfer order with respect to all of the Shares of the Stockholder (and that this Agreement places limitations on the voting and transfer of such Shares).

        15.    Severability.    If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        16.    Binding Effect and Assignment.    All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement shall not be assignable by operation of Law or otherwise.

        17.    No Waivers.    No waivers of any breach of this Agreement extended by the Company to the Stockholder shall be construed as a waiver of any rights or remedies of the Company with respect to any other stockholder of Parent who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of Parent. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        18.    Governing Law; Jurisdiction and Venue.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

        19.    Waiver of Jury Trial.    The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

        20.    No Agreement Until Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Parent has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Parent's Amended and Restated Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

        21.    Entire Agreement; Amendment.    This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

        22.    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

        23.    Counterparts; Effectiveness; .pdf Signature.    This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature Page Follows Next]

        EXECUTED as of the date first above written.

STOCKHOLDER

Name:
SENDGRID, INC.
By:
Name:
Title:

 SCHEDULE 1

Stockholder Name & Address	Class A Shares	Options	RSUs

ANNEX E

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement"), dated as of October 15, 2018, is made by and between SendGrid, Inc., a Delaware corporation (the "Company"), and the undersigned holder (the "Stockholder") of shares of Class A common stock, par value $0.001 per share, of Twilio Inc., a Delaware corporation ("Parent"). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, among Parent, Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MergerCo") and the Company (as such agreement may be subsequently amended or modified, the "Merger Agreement"). For the avoidance of doubt, in no event shall any shares of Class B common stock, par value $0.001 per share, of Parent be subject to this Agreement.

        WHEREAS, Parent, MergerCo and the Company have entered into the Merger Agreement, providing for the merger of MergerCo with and into the Company (the "Merger");

        WHEREAS, the Stockholder beneficially owns and has sole or shared voting power with respect to the number of shares of Parent's Class A common stock and holds stock options or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of Parent's Class A common stock indicated opposite the Stockholder's name on Schedule 1 attached hereto (together with any New Shares (defined in Section 3 below), the "Shares");

        WHEREAS, as an inducement and a condition to the willingness of the Company and MergerCo to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into and perform this Agreement; and

        NOW, THEREFORE, in consideration of, and as a condition to, the Company entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Company in connection therewith, the Stockholder and the Company agree as follows:

        1.    Agreement to Vote Shares.    The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, with respect to the Parent Share Issuance or any Parent Acquisition Proposal, the Stockholder shall:

          (a)   appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   from and after the date hereof until the Expiration Date, vote the Shares (or cause to be voted): (i) in favor of the Parent Share Issuance; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Parent or any Parent Subsidiaries or Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Parent's or any Parent Subsidiaries' or Affiliates' obligations under the Merger Agreement not being fulfilled; and (iii) against any Parent Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

        2.    Expiration Date.    As used in this Agreement, the term "Expiration Date" shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, (c) a Parent Change in Recommendation due to Parent's receipt of a Parent Superior Proposal, to the extent such Parent Change in Recommendation is permitted by, and subject to the applicable terms and conditions of Section 5.3(f) of the Merger Agreement, and (d) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any common law fraud or willful, knowing and material breach of this Agreement prior to termination hereof.

        3.    Additional Purchases.    The Stockholder agrees that any Shares that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, including, without limitation, by the exercise of a Parent Stock Option or the settlement of a Parent RSU ("New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Stockholder agrees to promptly notify the Company in writing of the nature and amount of any New Shares.

        4.     Agreement to Retain Shares and Other Covenants.

          (a)   From and after the date hereof until the Expiration Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) by using already-owned Shares (or effecting a "net exercise" of a Parent Stock Option or a "net settlement" of a Parent RSU) either to pay the exercise price upon the exercise of a Parent Stock Option or to satisfy the Stockholder's tax withholding obligation upon the exercise of a Parent Stock Option or settlement of a Parent RSU, in each case as permitted pursuant to the terms of any of the Parent Stock Plans, (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family or charitable organizations, including a donor-advised fund, or upon the death of the Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement (including expressly agreeing to the irrevocable proxy set forth in Section 6 hereof), (iii) transferring Shares in accordance with the terms of a trading plan established by the Stockholder pursuant to Rule 10b5-1 under the Exchange Act (a "10b5-1 Plan") prior to the date hereof, or (iv) with the Company's prior written consent and in the Company's sole discretion (such exceptions set forth in sections (i) through (iv), referred to as "Permitted Transfers"). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

          For the purposes of this Agreement, a Person shall be deemed to have effected a "Transfer" of a Share if such Person, directly or indirectly (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or disposes (by merger, by testamentary disposition, by the creation of a Lien (as defined in Section 5(c) below), by operation of law or otherwise) of such Share or any interest in such Share, (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

          (b)   The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder's obligations under this Agreement, including, without limitation, attending, if applicable, the Parent Stockholders Meeting or any adjournment or postponement thereof (or executing valid and effective proxies to any other attending participant of a Parent Stockholders Meeting in lieu of attending such Parent Stockholders Meeting or any adjournment or postponement thereof).

        5.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to the Company as follows:

          (a)   the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder;

          (b)   this Agreement (assuming this Agreement constitutes a valid and binding agreement of the Company) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally;

          (c)   the Stockholder beneficially owns and will own of record, the number of Shares indicated opposite such Stockholder's name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement, and the Stockholder does not own, directly or indirectly, through one or more Affiliates, any shares of Class B common stock of Parent;

          (d)   the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject;

          (e)   the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his or her obligations under this Agreement in any material respect;

          (f)    No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such;

          (g)   the Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement; and

          (h)   Stockholder agrees that Stockholder will not in Stockholder's capacity as a Stockholder of Parent bring, commence, institute, maintain, prosecute or voluntarily aid any action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of Parent, breaches any fiduciary duty of the Board of Directors of Parent or any member thereof.

        6.    Irrevocable Proxy Coupled with an Interest.    Subject to the last sentence of this Section 6, by execution of this Agreement, the Stockholder does hereby appoint the Company with full power of substitution and resubstitution, as the Stockholder's true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder's rights with respect to the Shares, to vote, each of such Shares solely with respect to the matters set forth in Section 1 hereof at any meeting of the stockholders of the Company or any adjournment or postponement thereof. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST HEREUNDER UNTIL THE EXPIRATION DATE AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE SHARES AND REPRESENTS THAT NONE OF SUCH PREVIOUSLY-GRANTED PROXIES ARE IRREVOCABLE. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

        7.    No Solicitation.    From and after the date hereof until the Expiration Date, Stockholder shall not, and shall not permit his or her Representatives to, directly or indirectly, (a) solicit, initiate or knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (b) participate in any discussions or negotiations or cooperate in any way not permitted by this Section 7 regarding any proposal the consummation of which would constitute a Parent Acquisition Proposal, (c) provide any information or data concerning Parent or any of its subsidiaries to any person in connection with any proposal the consummation of which would constitute a Parent Acquisition Proposal, or (d) approve or recommend, make any public statement approving or recommending, or enter into any agreement related to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, in each case except as expressly permitted by Section 5.3 of the Merger Agreement and subject to the covenants, restrictions and obligations set forth therein.

        8.    No Limitation on Discretion as Director or Fiduciary.    Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, (a) if the Stockholder is serving on the Board of Directors of Parent, from exercising his or her duties and obligations as a director of Parent or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of Parent, or (b) if the Stockholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in his or her capacity as a stockholder.

        9.    Specific Enforcement.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

        10.    Further Assurances.    The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        11.    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company in accordance with Section 8.6 of the Merger Agreement and to each Stockholder at his or her address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

        12.    Certain Restrictions.    The Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect.

        13.    Disclosure.    The Stockholder shall permit Parent and the Company to disclose in all documents and schedules filed with the SEC that the Company determines to be necessary in connection with the Merger and any transactions related to the Merger, the Stockholder's identity and ownership of Shares and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed. None of the information relating to the Stockholder provided by or on behalf of the Stockholder in writing for inclusion in such documents and schedules filed with the SEC will, at the respective times that such documents and schedules are filed with the SEC or are first mailed, contain any untrue statement of material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        14.    Stop Transfer Instructions.    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Stockholder hereby authorizes Parent or its counsel to notify Parent's transfer agent that there is a stop transfer order with respect to all of the Shares of the Stockholder (and that this Agreement places limitations on the voting and transfer of such Shares).

        15.    Severability.    If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        16.    Binding Effect and Assignment.    All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement shall not be assignable by operation of Law or otherwise.

        17.    No Waivers.    No waivers of any breach of this Agreement extended by the Company to the Stockholder shall be construed as a waiver of any rights or remedies of the Company with respect to any other stockholder of Parent who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of Parent. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        18.    Governing Law; Jurisdiction and Venue.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

        19.    Waiver of Jury Trial.    The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

        20.    No Agreement Until Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Parent has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Parent's Amended and Restated Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

        21.    Entire Agreement; Amendment.    This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

        22.    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

        23.    Counterparts; Effectiveness; .pdf Signature.    This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature Page Follows Next]

        EXECUTED as of the date first above written.

STOCKHOLDER

Name:
SENDGRID, INC.
By:
Name:
Title:

 SCHEDULE 1

Stockholder Name & Address	Class A Shares	Options	RSUs

ANNEX F

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement"), dated as of October 15, 2018, is made by and between Twilio Inc., a Delaware corporation ("Parent"), and the undersigned holder (the "Stockholder") of shares of common stock, par value $0.001 per share, of SendGrid, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, among Parent, Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MergerCo") and the Company (as such agreement may be subsequently amended or modified, the "Merger Agreement").

        WHEREAS, Parent, MergerCo and the Company have entered into the Merger Agreement, providing for the merger of MergerCo with and into the Company (the "Merger");

        WHEREAS, the Stockholder beneficially owns and has sole or shared voting power with respect to the number of shares of the Company's common stock, and holds stock options or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of the Company's common stock indicated opposite the Stockholder's name on Schedule 1 attached hereto (together with any New Shares (defined in Section 2 below), the "Shares");

        WHEREAS, subject to (a) approval by the Board of Directors of the Company of the transactions contemplated by the Merger Agreement and (b) the execution of the Merger Agreement by all parties thereto, the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company's Amended and Restated Certificate of Incorporation, the transactions contemplated by this Agreement;

        WHEREAS, as an inducement and a condition to the willingness of Parent and MergerCo to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into and perform this Agreement; and

        NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Stockholder and Parent agree as follows:

        1.    Agreement to Vote Shares.    The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, with respect to the Merger, the Merger Agreement or any Company Acquisition Proposal, the Stockholder shall:

          (a)   appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   from and after the date hereof until the Expiration Date, vote (or cause to be voted): (i) in favor of adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement thereby as to which stockholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its subsidiaries or Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company's or any of its subsidiaries or Affiliates' obligations under the Merger Agreement not being fulfilled; and (iii) against any Company Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

        2.    Expiration Date.    As used in this Agreement, the term "Expiration Date" shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, (c) a Company Change in Recommendation due to the Company's receipt of a Company Superior Proposal, to the extent such Company Change in Recommendation is permitted by, and subject to the applicable terms and conditions of Section 5.2(f) of the Merger Agreement, and (d) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any common law fraud or willful, knowing and material breach of this Agreement prior to termination hereof.

        3.    Additional Purchases.    The Stockholder agrees that any shares of capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, including, without limitation, by the exercise of a Company Option or the settlement of a Company RSU ("New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Stockholder agrees to promptly notify Parent in writing of the nature and amount of any New Shares.

        4.    Agreement to Retain Shares and Other Covenants.

          (a)   From and after the date hereof until the Expiration Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) by using already-owned Shares (or effecting a "net exercise" of a Company Option or a "net settlement" of a Company RSU) either to pay the exercise price upon the exercise of a Company Option or to satisfy the Stockholder's tax withholding obligation upon the exercise of a Company Option or settlement of a Company RSU, in each case as permitted pursuant to the terms of any of the Company Stock Plans, (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family or charitable organizations, including a donor-advised fund, or upon the death of the Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement (including expressly agreeing to the irrevocable proxy set forth in Section 6 hereof), (iii) transferring Shares in accordance with the terms of a trading plan established by the Stockholder pursuant to Rule 10b5-1 under the Exchange Act (a "10b5-1 Plan") prior to the date hereof, or (iv) with Parent's prior written consent and in Parent's sole discretion (such exceptions set forth in sections (i) through (iv), referred to as "Permitted Transfers"). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

          For the purposes of this Agreement, a Person shall be deemed to have effected a "Transfer" of a Share if such Person, directly or indirectly, (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or disposes (by merger, by testamentary disposition, by the creation of a Lien (as defined in Section 5(c) below), by operation of law or otherwise) of such Share or any interest in such Share, (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

          (b)   The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder's obligations under this Agreement, including, without limitation, attending, if applicable, the Company Stockholders Meeting or any adjournment or postponement thereof (or executing valid and effective proxies to any other attending participant of a Company Stockholders Meeting in lieu of attending such Company Stockholders Meeting or any adjournment or postponement thereof).

        5.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent as follows:

          (a)   the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder;

          (b)   this Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally;

          (c)   the Stockholder beneficially owns and will own of record the number of Shares indicated opposite such Stockholder's name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement (including any Permitted Transfer);

          (d)   the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject;

          (e)   the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his or her obligations under this Agreement in any material respect;

          (f)    No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such;

          (g)   the Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement; and

          (h)   Stockholder agrees that Stockholder will not in Stockholder's capacity as a Stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of the Company, breaches any fiduciary duty of the Board of Directors of the Company or any member thereof.

        6.    Irrevocable Proxy Coupled with an Interest.    Subject to the last sentence of this Section 6, by execution of this Agreement, the Stockholder does hereby appoint Parent with full power of substitution and resubstitution, as the Stockholder's true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder's rights with respect to the Shares, to vote, each of such Shares solely with respect to the matters set forth in Section 1 hereof at any meeting of the stockholders of the Company or any adjournment or postponement thereof. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST HEREUNDER UNTIL THE EXPIRATION DATE AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE SHARES. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Stockholder hereby revokes any proxies previously granted, and represents that none of such previously-granted proxies are irrevocable.

        7.    No Solicitation.    From and after the date hereof until the Expiration Date, Stockholder shall not, and shall not permit his or her Representatives to, directly or indirectly, (a) solicit, initiate or knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (b) participate in any discussions or negotiations or cooperate in any way not permitted by this Section 7 regarding any proposal the consummation of which would constitute a Company Acquisition Proposal, (c) provide any information or data concerning the Company or any of its subsidiaries to any person in connection with any proposal the consummation of which would constitute a Company Acquisition Proposal, or (d) approve or recommend, make any public statement approving or recommending, or enter into any agreement related to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, in each case except as expressly permitted by Section 5.2 of the Merger Agreement and subject to the covenants, restrictions and obligations set forth therein.

        8.    No Limitation on Discretion as Director or Fiduciary.    Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, (a) if the Stockholder is serving on the Board of Directors of the Company, from exercising his or her duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Stockholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in his or her capacity as a stockholder.

        9.    Specific Enforcement.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

        10.    Further Assurances.    The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        11.    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.6 of the Merger Agreement and to each Stockholder at his or her address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

        12.    Certain Restrictions.    The Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect.

        13.    Disclosure.    The Stockholder shall permit the Company and Parent to disclose in all documents and schedules filed with the SEC that Parent determines to be necessary in connection with the Merger and any transactions related to the Merger, the Stockholder's identity and ownership of Shares and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed. None of the information relating to the Stockholder provided by or on behalf of the Stockholder in writing for inclusion in such documents and schedules filed with the SEC will, at the respective times that such documents and schedules are filed with the SEC or are first mailed, contain any untrue statement of material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        14.    Stop Transfer Instructions.    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares of the Stockholder (and that this Agreement places limitations on the voting and transfer of such Shares).

        15.    Severability.    If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        16.    Binding Effect and Assignment.    All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement shall not be assignable by operation of Law or otherwise; provided that

Parent may designate, prior to the Effective Time, by written notice to the Stockholder, another subsidiary to be a party to this Agreement; provided that such assignment shall not relieve Parent of its obligations hereunder or otherwise enlarge, alter or change any obligation of the Stockholder or due to Parent or such other subsidiary. Any assignment in contravention of the preceding sentence shall be null and void.

        17.    No Waivers.    No waivers of any breach of this Agreement extended by Parent to the Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        18.    Governing Law; Jurisdiction and Venue.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

        19.    Waiver of Jury Trial.    The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

        20.    No Agreement Until Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company's Amended and Restated Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

        21.    Entire Agreement; Amendment.    This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

        22.    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

        23.    Counterparts; Effectiveness; .pdf Signature.     This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature Page Follows Next]

        EXECUTED as of the date first above written.

STOCKHOLDER

Name:
TWILIO INC.
By:
Name:
Title:

 SCHEDULE 1

Stockholder Name & Address	Shares	Options	RSUs

ANNEX G

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement"), dated as of October 15, 2018, is made by and between Twilio Inc., a Delaware corporation ("Parent"), and the undersigned holder (the "Stockholder") of shares of common stock, par value $0.001 per share, of SendGrid, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, among Parent, Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MergerCo") and the Company (as such agreement may be subsequently amended or modified, the "Merger Agreement").

        WHEREAS, Parent, MergerCo and the Company have entered into the Merger Agreement, providing for the merger of MergerCo with and into the Company (the "Merger");

        WHEREAS, the Stockholder beneficially owns and has sole or shared voting power with respect to the number of shares of the Company's common stock, and holds stock options or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of the Company's common stock indicated opposite the Stockholder's name on Schedule 1 attached hereto (together with any New Shares (defined in Section 2 below), the "Shares");

        WHEREAS, subject to (a) approval by the Board of Directors of the Company of the transactions contemplated by the Merger Agreement and (b) the execution of the Merger Agreement by all parties thereto, the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company's Amended and Restated Certificate of Incorporation, the transactions contemplated by this Agreement;

        WHEREAS, as an inducement and a condition to the willingness of Parent and MergerCo to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into and perform this Agreement; and

        NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Stockholder and Parent agree as follows:

        1.    Agreement to Vote Shares.    The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, with respect to the Merger, the Merger Agreement or any Company Acquisition Proposal, the Stockholder shall:

          (a)   appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   from and after the date hereof until the Expiration Date, vote (or cause to be voted): (i) in favor of adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement thereby as to which stockholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to result in any of the conditions to the Company's or any Company Subsidiary's or Affiliates' obligations under the Merger Agreement not being fulfilled; and (iii) against any Company Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

        2.    Expiration Date.    As used in this Agreement, the term "Expiration Date" shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, (c) a Company Change in Recommendation due to the Company's receipt of a Company Superior Proposal, to the extent such Company Change in Recommendation is permitted by, and subject to the applicable terms and conditions of Section 5.2(f) of the Merger Agreement, (d) an amendment of the Merger Agreement, without the prior written consent of Stockholder, that affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or its stockholders (including with respect to the reduction of or the imposition of any restriction on Stockholder's right to receive the Merger Consideration, or any reduction in the amount or change in the form of the Merger Consideration) and (e) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any common law fraud or willful, knowing and material breach of this Agreement prior to termination hereof.

        3.    Additional Purchases.    The Stockholder agrees that any shares of capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, including, without limitation, by the exercise of a Company Option or the settlement of a Company RSU ("New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Stockholder agrees to promptly notify Parent in writing of the nature and amount of any New Shares.

        4.    Agreement to Retain Shares and Other Covenants.

          (a)   From and after the date hereof until the Expiration Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) by using already-owned Shares (or effecting a "net exercise" of a Company Option or a "net settlement" of a Company RSU) either to pay the exercise price upon the exercise of a Company Option or to satisfy the Stockholder's tax withholding obligation upon the exercise of a Company Option or settlement of a Company RSU, in each case as permitted pursuant to the terms of any of the Company Stock Plans, (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family or charitable organizations, including a donor-advised fund, or upon the death of the Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement (including expressly agreeing to the irrevocable proxy set forth in Section 6 hereof), (iii) transferring Shares in accordance with the terms of a trading plan established by the Stockholder pursuant to Rule 10b5-1 under the Exchange Act (a "10b5-1 Plan") prior to the date hereof, or (iv) with Parent's prior written consent and in Parent's sole discretion (such exceptions set forth in sections (i) through (iv), referred to as "Permitted Transfers"). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

          For the purposes of this Agreement, a Person shall be deemed to have effected a "Transfer" of a Share if such Person, directly or indirectly, (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or disposes (by merger, by testamentary disposition, by the creation of a Lien (as defined in Section 5(c) below), by operation of law or otherwise) of such Share or any interest in such Share, (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

          (b)   The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder's obligations under this Agreement, including, without limitation, attending, if applicable, the Company Stockholders Meeting or any adjournment or postponement thereof (or executing valid and effective proxies to any other attending participant of a Company Stockholders Meeting in lieu of attending such Company Stockholders Meeting or any adjournment or postponement thereof).

        5.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent as follows:

          (a)   the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder;

          (b)   this Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c)   the Stockholder does not beneficially own any share of common stock of the Company that it does not hold of record or own any share of common stock of the Company through its Affiliates, and the Stockholder is the record and beneficial owner of the number of Shares indicated opposite such Stockholder's name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

          (d)   the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her or its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Stockholder.

          (e)   the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder except for applicable requirements, if any, of the Exchange

  Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his obligations under this Agreement in any material respect.

          (f)    No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

          (g)   the Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

          (h)   Stockholder agrees that Stockholder will not in Stockholder's capacity as a Stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of the Company, breaches any fiduciary duty of the Board of Directors of the Company or any member thereof.

        6.    Irrevocable Proxy Coupled with an Interest.    Subject to the second to last sentence of this Section 6, by execution of this Agreement, the Stockholder does hereby appoint Parent with full power of substitution and resubstitution, as the Stockholder's true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder's rights with respect to the Shares, to vote, each of such Shares solely with respect to the matters set forth in Section 1 hereof at any meeting of the stockholders of the Company occurring during the term of this Agreement or any adjournment or postponement thereof. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST HEREUNDER UNTIL THE EXPIRATION DATE AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE SHARES. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Stockholder hereby revokes any proxies previously granted, and represents that none of such previously-granted proxies are irrevocable.

        7.    No Solicitation.    From and after the date hereof until the Expiration Date, Stockholder and its Subsidiaries shall not, and shall cause their respective officers, directors and employees not to and shall not permit their respective Representatives to, directly or indirectly, (a) solicit, initiate or knowingly induce, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (b) participate in any discussions or negotiations or cooperate in any way not permitted by this Section 7 regarding any proposal the consummation of which would constitute a Company Acquisition Proposal, (c) provide any information or data concerning the Company or any of its subsidiaries to any person in connection with any proposal the consummation of which would constitute a Company Acquisition Proposal, or (d) approve or recommend, make any public statement approving or recommending, or enter into any agreement related to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, in each case except as expressly permitted by Section 5.2 of the Merger Agreement and subject to the covenants, restrictions and obligations set forth therein.

        8.    No Limitation on Discretion as Director or Fiduciary.    Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, (a) if the Stockholder is serving on the Board of Directors of the Company, from exercising his duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Stockholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in his, her or its capacity as a stockholder.

        9.    Specific Enforcement.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

        10.    Further Assurances.    The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        11.    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.6 of the Merger Agreement and to each Stockholder at his or her address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

        12.    Certain Restrictions.    During the term of this Agreement, the Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect.

        13.    Disclosure.    The Stockholder shall permit the Company and Parent to disclose in all documents and schedules filed with the SEC that Parent determines to be necessary in connection with the Merger and any transactions related to the Merger, the Stockholder's identity and ownership of Shares and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed. None of the information relating to the Stockholder provided by or on behalf of the Stockholder in writing for inclusion in such documents and schedules filed with the SEC will, at the respective times that such documents and schedules are filed with the SEC or are first mailed, contain any untrue statement of material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        14.    Stop Transfer Instructions.    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares of the Stockholder (and that this Agreement places limitations on the voting and transfer of such Shares).

        15.    Severability.    If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        16.    Binding Effect and Assignment.    All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement shall not be assignable by operation of Law or otherwise; provided that Parent may designate, prior to the Effective Time, by written notice to the Stockholder, another subsidiary to be a party to this Agreement; provided that such assignment shall not relieve Parent of its obligations hereunder or otherwise enlarge, alter or change any obligation of the Stockholder or due to Parent or such other subsidiary. Any assignment in contravention of the preceding sentence shall be null and void.

        17.    No Waivers.    No waivers of any breach of this Agreement extended by Parent to the Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        18.    Governing Law; Jurisdiction and Venue.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

        19.    Waiver of Jury Trial.    The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

        20.    No Agreement Until Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company's Amended and Restated Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

        21.    Entire Agreement; Amendment.    This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

        22.    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

        23.    Counterparts; Effectiveness; .pdf Signature.    This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format

(PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature Page Follows Next]

        EXECUTED as of the date first above written.

STOCKHOLDER

Name:
TWILIO INC.
By:
Name:
Title:

 SCHEDULE 1

Stockholder Name & Address	Shares	Options	RSUs

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SENDGRID, INC. 1801 CALIFORNIA ST SUITE 500 DENVER, CO 80202 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 29, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E54403-S78662 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SENDGRID, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger and Reorganization, dated October 15, 2018, among Twilio Inc., Topaz Merger Subsidiary, Inc., and SendGrid, Inc., as amended on December 13, 2018 and as such agreement may be further amended from time to time (the "merger agreement"). ! ! ! 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SendGrid's named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement. ! ! ! 3. To approve adjournments of the SendGrid special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the SendGrid merger proposal. NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E54404-S78662 SENDGRID, INC. Special Meeting of Stockholders Wednesday, January 30, 2019 9:00 A.M. local time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sameer Dholakia, Yancey Spruill and Michael Tognetti, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SENDGRID, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M. local time, on Wednesday, January 30, 2019, at SendGrid’s principal executive office located at 1801 California Street, Suite 500, Denver, Colorado 80202 and any adjournment or postponement thereof. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED THEREON. IF NO SUCH INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND, IF NECESSARY, "FOR" PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. Continued and to be signed on reverse side